UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

MIX TELEMATICS LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

The definitions and interpretations commencing on page 15 of this circular apply throughout this circular, including this cover page (unless the context indicates otherwise).

This circular is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This circular should be read in conjunction with the prospectus in connection with the secondary inward listing of PowerFleet shares on the JSE, together with the definitive joint proxy statement/U.S. prospectus filed with the SEC.

Action required

•	This circular, the prospectus and the definitive joint proxy statement/U.S. prospectus are important and should be read together in their entirety for a full appreciation of the nature of the proposed transaction.

•	MiX Telematics shareholders are referred to the section titled: “Action required by MiX Telematics shareholders” commencing on page 7 of this circular, which sets out the detailed actions required of them in respect of the matters dealt with in this circular.

•	If you are in any doubt as to the action you should take, please consult your broker, CSDP, banker, accountant, legal advisor or other professional advisor immediately.

•	If you have disposed of all or some of your MiX Telematics shares, please forward this circular and the prospectus to the purchaser of such MiX Telematics shares or to the broker, CSDP, banker, accountant, legal advisor, or other agent through whom the disposal was effected.

The release, publication or distribution of this circular in jurisdictions other than South Africa may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than South Africa should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. None of MiX Telematics, the independent board, Merger Sub and PowerFleet accepts responsibility, and will not be held liable, for any act of, or omission by, any broker or CSDP, including, without limitation, any failure on the part of the broker or CSDP or any registered holder of MiX Telematics shares to notify the holder of any beneficial interest in MiX Telematics shares of the proposed transaction and ancillary matters set out in this circular.

MIX TELEMATICS LIMITED	POWERFLEET, INC.
(Incorporated in the Republic of South Africa)	(Incorporated in the State of Delaware, USA)
(Registration number 1995/013858/06)	(File number 7272486)
JSE share code: MIX ISIN: ZAE000125316	Nasdaq share code: PWFL
NYSE share code: MIXT	ISIN: US73931J1097
(“MiX Telematics” or the “Company”)	(“PowerFleet”)

CIRCULAR TO MIX TELEMATICS SHAREHOLDERS

regarding:

•	a scheme of arrangement in terms of section 114(1) read with section 115 of the Companies Act proposed by the independent board between MiX Telematics and MiX Telematics shareholders, in terms of which Merger Sub, a wholly-owned subsidiary of PowerFleet, will acquire all of the scheme shares held by scheme participants in exchange for the scheme consideration at a swap ratio of 0.12762 PowerFleet shares per scheme share; and

•	the simultaneous termination of the listing of all MiX Telematics shares from the Main Board of the JSE and the secondary inward listing of all PowerFleet shares on the Main Board of the JSE, pursuant to the scheme becoming operative; and

incorporating:

•	the independent expert report;

•	a notice convening the scheme meeting;

•	a form of proxy (blue) in respect of the scheme meeting for use by certificated shareholders and dematerialised shareholders with “own-name” registration only; and

•	a form of surrender and transfer (green) for use by certificated shareholders only,

accompanied by:

•	the prospectus, prepared in terms of section 100 of the Companies Act and Regulations 51 to 80 of the Companies Regulations and sections 6 and 7 of the JSE Listings Requirements.

Copies of the definitive joint proxy statement/U.S. prospectus and other materials filed with the SEC by MiX Telematics or PowerFleet, as applicable, may also be obtained free of charge on the SEC’s website at https://www.sec.gov/edgar/ browse/?CIK=1576914 and https://www.sec.gov/edgar/browse/?CIK=1774170, respectively.

Corporate advisor and sponsor to MiX Telematics	Independent reporting accountants to MiX Telematics

U.S. legal advisors to MiX Telematics	U.S. financial advisor to MiX Telematics

Independent expert to MiX Telematics	U.S. legal advisors to PowerFleet

SA legal advisors to PowerFleet

Date of issue: Tuesday, 30 January 2024

This circular, the prospectus and the definitive joint proxy statement/U.S. prospectus are available in English only. Copies of this circular, the prospectus and the definitive joint proxy statement/U.S. prospectus are available from the registered office of each of MiX Telematics and Java Capital, whose addresses are set out in the “MiX Telematics Corporate Information and Advisors” section of this circular, during business hours from Tuesday, 30 January 2024 until 10 business days after the scheme record date. This circular, the prospectus and the definitive joint proxy statement/U.S. prospectus are also available on MiX Telematics’ website (https://investor.mixtelematics.com/overview/default.aspx) from the date of posting this circular.

MIX TELEMATICS CORPORATE INFORMATION AND ADVISORS

Registered office	Company secretary
MiX Telematics Limited	Statucor Proprietary Limited
(Registration number 1995/013858/06)	(Registration number 1989/005394/07)
Matrix Corner, Howick Close	Summit Place Office Park
Waterfall Park	221 Garsfontein Road, Menlyn
Midrand, 1685	Pretoria, 0181
South Africa	South Africa
(PO Box 12326, Vorna Valley, 1686)	(PO Box 95436, Waterkloof, 0145)

Sponsor	Corporate advisor
Java Capital Trustees and Sponsors Proprietary Limited	Java Capital Proprietary Limited
(Registration number 2006/005780/07)	(Registration number 2012/089864/07)
6th Floor, 1 Park Lane	6th Floor, 1 Park Lane
Wierda Valley	Wierda Valley
Sandton, 2196	Sandton, 2196
South Africa	South Africa
(PO Box 522606, Saxonwold, 2132)	(PO Box 522606, Saxonwold, 2132)

Transfer secretaries	Independent reporting accountants
Computershare Investor Services Proprietary Limited	Deloitte & Touche
(Registration number 2004/003647/07)	(Practice number 902276)
Rosebank Towers	5 Magwa Crescent
15 Biermann Avenue	Waterfall City, Waterfall, 2090
Rosebank, 2196	South Africa
South Africa	(Private Bag X6, Gallo Manor, 2052)
(Private Bag X9000, Saxonwold, 2132)

Independent expert	U.S. legal advisor
BDO Corporate Finance Proprietary Limited	DLA Piper LLP (US)
(Registration number 1983/002903/07)	1251 Avenue of the Americas
52 Corlett Drive	New York, NY 10020
Wanderers Office Park, 2196	United States of America
South Africa	(Postal address as above)
(Private Bag X60500, Houghton, 2041, South Africa)

U.S. financial advisor
Raymond James & Associates, Inc.
(Registration No. 341815 (Florida Department of State)
880 Carillon Parkway
St. Petersburg, FL 33716
United States of America
(Postal address as above)

Date and place of incorporation of MiX Telematics
Incorporated in the Republic of South Africa on 21 December 1995

1

POWERFLEET CORPORATE INFORMATION AND ADVISORS

Registered office of PowerFleet	Registered office of Merger Sub
PowerFleet, Inc	Main Street 2000 Proprietary Limited
(File number 7272486)	(Registration number 2023/973516/07)
160 Greentree Drive	Block C, Belvedere Office Park
Suite 101	Pasita Street
Dover Delaware 19904	Bellville
County of Kent	Cape Town, 7530
State of Delaware	South Africa
United States of America	(Postal address as above)
(Postal address as above)

Headquarters of PowerFleet
123 Tice Boulevard
Woodcliff Lake, New Jersey 07677
United States of America

U.S. legal advisor	South African legal advisor
Olshan Frome Wolosky LLP	Webber Wentzel
1325 Avenue of the Americas	90 Rivonia Road
New York, NY 10019	Sandton, 2196
United States of America	South Africa
(Postal address as above)	(PO Box 61771, Marshalltown, Johannesburg, 2107)

Independent registered public accounting firm
Ernst & Young LLP
99 Wood Avenue South
Iselin, NJ 08830
United States of America
(Postal address as above)

Date and place of incorporation of PowerFleet

I.D. Systems, the predecessor of PowerFleet, was incorporated in the State of Delaware, United States of America on 24 August 1993 and PowerFleet was incorporated in the State of Delaware, United States of America on 21 February 2019

2

3

4

IMPORTANT INFORMATION

FOREIGN SHAREHOLDERS

Non-U.S. Investors

This circular and the prospectus have been prepared for purposes of complying with the Companies Act, the Companies Regulations and the JSE Listings Requirements (where applicable) in South Africa. The information disclosed may not be the same as that which would have been disclosed had this circular and the prospectus been prepared in accordance with the laws and regulations of any jurisdiction outside of South Africa.

This circular and the prospectus shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the securities described herein, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction or without an exemption from the registration or qualification requirements under the securities laws of such jurisdiction.

This circular and the prospectus and any other material in relation to the securities described herein or therein is only directed at, and any investment or investment activity to which this circular and the prospectus relate is available only to, and will be engaged in only with, persons (A) outside of the European Economic Area (the “EEA”) and the United Kingdom; or (B) in member states of the EEA, who are “qualified investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129 (“Qualified Investors”); or (C) in the United Kingdom, who are Qualified Investors who are also: (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, and (iii) persons to whom they may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). The circular and the prospectus must not be acted on or relied on, and no action should be taken on the basis of these (i) in the United Kingdom, by persons who are not Relevant Persons, and (ii) in any member state of the EEA, by persons who are not Qualified Investors.

This circular and the prospectus do not constitute an offer of securities to any person with a registered address in, or who is resident in, Australia, Canada or Japan. No securities have been or will be registered under the relevant laws of any state, province or territory of Australia, Canada or Japan.

The distribution of this circular and the prospectus in certain jurisdictions may be restricted by applicable law and therefore persons in such jurisdictions into which this circular and the prospectus are released, published or distributed should inform themselves about and observe such restrictions.

The contents of this circular should not be construed as legal, financial or tax advice. Each shareholder should consult his, her or its own legal, financial or tax advisor for legal, financial or tax advice.

U.S. Investors

This circular is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Investors and shareholders are urged to read the definitive joint proxy statement/ U.S. prospectus, as well as other documents filed with the SEC, because they will contain important information. Copies of all documents filed with the SEC by MiX Telematics or PowerFleet, as applicable, regarding the proposed transaction may be obtained on the SEC’s website at https://www.sec.gov/edgar/browse/?CIK=1576914 and https://www.sec.gov/edgar/browse/?CIK=1774170.

ADS holders

ADS holders will not be entitled to vote in person at the scheme meeting. If you held ADSs at the voting record date for ADS holders, you should have been sent a copy of voting materials and a notice with instructions on how you may give voting instructions to the depositary or your broker, bank or other securities intermediary, as applicable, with respect to the ordinary shares underlying your ADSs. If you held ADSs at the voting record date for ADS holders, you have the right to instruct the depositary, if you held your ADSs directly, or the right to instruct your broker, bank or other securities intermediary, if you held your ADSs through such intermediary, how to vote. If you held ADSs through a brokerage firm, bank or securities intermediary on the voting record date for ADS holders, the voting instructions for ADS holders will be sent to that organisation and such intermediary will provide you with instructions on how you may give voting instructions with respect to the ordinary shares underlying your ADSs. If you have queries about how you can deliver voting instructions, please contact the depositary, your broker, bank or other securities intermediary, and carefully follow the voting procedures provided to you.

5

To the extent you provide the depositary or your broker, bank or other securities intermediary, as applicable, with voting instructions, the depositary will try to vote the ordinary shares underlying your ADSs in accordance with your instructions. The depositary will collate all votes properly submitted by ADS holders and submit a vote on behalf of all such ADS holders.

You also may exercise the right to vote the ordinary shares underlying your ADSs by surrendering your ADSs and withdrawing the ordinary shares represented by your ADSs pursuant to the terms described in the deposit agreement under which the ADSs have been issued. However, it is possible that you may not have sufficient time to withdraw your ordinary shares and vote them at the upcoming scheme meeting as a shareholder. ADS holders may incur additional costs associated with the surrender process.

ADS holders are advised that the notification of the upcoming vote will be made through customary U.S. market practices and pursuant to the terms of the deposit agreement under which the ADSs have been issued.

ADS holders are referred to paragraph 27.2 for details of surrender and settlement of the scheme consideration.

U.S. holders of shares

If you were a shareholder with a registered address in the United States as of the voting record date for shareholders, your CSDP or broker should have contacted you to ascertain how you wish to cast your vote at the scheme meeting. If you have not been contacted by your CSDP or broker, it is advisable for you to contact your CSDP or broker and furnish them with your voting instructions.

FORWARD-LOOKING STATEMENTS

This circular contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to: (i) the implementation of the scheme in the anticipated timeframe or at all; (ii) the satisfaction of the scheme conditions including, but not limited to, the approval of the scheme resolutions and the PowerFleet proposals; (iii) the failure to obtain necessary regulatory and shareholder approvals; (iv) the ability to realise the anticipated benefits of the transaction; (v) the ability to successfully integrate the businesses; (vi) disruption from the transaction making it more difficult to maintain business and operational relationships; (vii) the negative effects of this circular or the consummation of the proposed transaction on the market price of the Company’s or PowerFleet’s securities; (viii) significant transaction costs and unknown liabilities; (ix) litigation or regulatory actions related to the proposed transaction; and (x) such other factors as are set forth in the periodic reports filed by the Company and PowerFleet with the SEC, including but not limited to those described under the heading “Risk Factors” in their annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Copies of all documents filed with the SEC by MiX Telematics or PowerFleet, as applicable, may be obtained on the SEC’s website at https://www.sec.gov/edgar/browse/?CIK=1576914 and https://www. sec.gov/edgar/browse/?CIK=1774170, respectively. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this circular are made only as of the date of this circular, and except as otherwise required by applicable securities law, neither the Company nor PowerFleet assume any obligation, nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Any forward-looking statements have not been reported on nor reviewed by the Company’s nor PowerFleet’s external auditors.

6

ACTION REQUIRED BY MIX TELEMATICS SHAREHOLDERS

If you are in any doubt as to what action you should take, please consult your broker, CSDP, banker, accountant, legal advisor or other professional advisor immediately.

If you have disposed of all or some your MiX Telematics shares, please forward this circular and the prospectus to the purchaser of such MiX Telematics shares or to the broker, CSDP, banker, accountant, legal advisor, or other agent through whom the disposal was effected.

The scheme meeting convened in terms of the notice of scheme meeting will be held entirely by way of electronic communication on Wednesday, 28 February 2024 at 2:30 p.m. SAST, or such other postponed date and time or location as determined in accordance with the provisions of the MOI, the Companies Act and the JSE Listings Requirements, at which shareholders will be requested to consider and, if deemed fit, to pass, with or without modification, the resolutions set out in the notice of scheme meeting. The notice of scheme meeting is attached to, and forms part of, this circular.

Check-in will begin at 2:00 p.m SAST, and you should allow ample time for the check-in procedures. Shareholders may contact the transfer secretaries directly on the following helpline: +27 11 370 5000.

In order for the scheme and the proposed transaction to become operative, among other things, the scheme resolutions must be adopted at the scheme meeting by MiX Telematics shareholders. The independent board has recommended that shareholders vote in favour of all of the resolutions proposed at the scheme meeting.

1.	PARTICIPATION AND VOTING AT THE SCHEME MEETING

1.1	Shareholders

1.1.1	A shareholder who is entitled to participate and vote at the scheme meeting is entitled to appoint one or more proxies to participate in and vote at the scheme meeting in the place of the shareholder, by completing the form of proxy in accordance with the instructions set out therein and a proxy need not be a shareholder. Scheme meeting participants (including proxies) are required to provide reasonably satisfactory identification before being entitled to participate in a meeting. In this regard, all shareholders recorded in the share register will be required to provide identification satisfactory to the chairperson of the scheme meeting. Forms of identification include valid identity documents, driver’s licenses and passports.

1.1.2	A form of proxy is attached for the convenience of any shareholder who cannot participate in the scheme meeting. Forms of proxy may also be obtained on request from the Company’s registered office.

1.1.3	In order for shareholders or their duly appointed proxies to participate in the scheme meeting, they must either:

1.1.3.1	register online using the online registration portal at www.meetnow.global/za; or

1.1.3.2	apply to Computershare, by delivering the duly completed electronic participation form, their identification document or passport document, letter of representation and form of proxy (as applicable) to: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, or mailing the same to Private Bag X9000, Saxonwold, 2132, South Africa (at the risk of the shareholder), or by email to proxy@computershare.co.za, in each case so as to be received by Computershare by no later than 2:30 p.m., SAST, on Monday, 26 February 2024 to assist in the efficient administration of the scheme meeting. Notwithstanding the foregoing deadline, Computershare shall reasonably endeavour to validate any electronic participation forms submitted thereafter prior to the commencement of the scheme meeting.

1.1.4	The electronic participation form can be found as an insert in the scheme circular. Computershare will first validate such requests and confirm the identity of the shareholder in terms of section 63(1) of the Companies Act, and, if the request is validated, further details on using the electronic communication facility will be provided.

1.1.5	Should any electronic participation forms be submitted after 2:30 p.m. SAST, on Monday, 26 February 2024, Computershare shall reasonably endeavour to validate such requests prior to the commencement of the scheme meeting. The Company will inform shareholders or their proxies who notified Computershare of their intended participation, by no later than 5:00 p.m. SAST, on Tuesday, 27 February 2024, by email of the relevant details through which shareholders or their proxies can participate electronically.

7

1.1.6	Any shareholder who completes and lodges a form of proxy will nevertheless be entitled to participate in and vote at the scheme meeting should the shareholder subsequently decide to do so.

1.1.7	Shareholders who have already dematerialised their shares through a CSDP or broker rather than through “own-name” registration and who wish to participate in the scheme meeting must instruct their CSDP or broker to issue them with the necessary authority to participate.

1.1.8	Dematerialised shareholders, who have elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting, should complete and lodge the attached form of proxy (blue) with the transfer secretaries of the Company.

1.1.9	Dematerialised shareholders who have not elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting should timeously provide their broker or CSDP with their voting instructions in terms of the custody agreement entered into between the shareholder and his CSDP or broker.

1.1.10	If you have voted by Internet or email, if you are a shareholder, you may change your vote and revoke your proxy by: (i) sending a written statement to that effect to the attention of the company secretary at the Company’s corporate offices, provided such statement is received no later than 2:30 p.m. SAST, on Wednesday, 28 February 2024; (ii) voting again by Internet at a later time before the closing of those voting facilities at 2:30 p.m. SAST, on Wednesday, 28 February 2024; (iii) submitting a properly signed proxy card with a later date that is received no later than 2:30 p.m. SAST, on Wednesday, 28 February 2024; or (iv) participating in person at the scheme meeting, revoking your proxy and voting in person.

1.1.11	If you hold shares in street name (rather than through own-name registration), you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the scheme meeting if you obtain a signed letter of representation from the record holder (broker, bank or other nominee) giving you the right to vote the shares. Your most recent proxy card or Internet proxy is the one that is counted. Your participation in the scheme meeting by itself will not revoke your proxy unless you give written notice of revocation to us before your proxy is voted or you vote in person at the scheme meeting.

1.2	ADS holders

1.2.1	ADS holders do not have the same rights as shareholders. South African law governs the rights of shareholders. The deposit agreement among the Company, the depositary and the holders from time to time of ADSs issued thereunder, including the form of American Depositary Receipt that may evidence ADSs, sets out the rights of ADS holders as well as the rights and obligations of the depositary. Each ADS represents twenty-five ordinary shares. Each ADS also represents any other securities, cash or other property which may be held by the depositary in respect of the depositary facility. The depositary is the holder of the ordinary shares underlying the ADSs. If you have queries about how you can deliver voting instructions to the depositary, please contact the depositary, your broker, bank or other securities intermediary.

1.2.1.1	You may vote as a holder of an interest in the capital of the Company represented by ADSs if you are registered as a holder of ADSs in the register maintained by the depositary or have ADSs credited to your securities account with a brokerage firm, bank or other securities intermediary as of the close of business, USA Eastern Time, on Friday, 26 January 2024 (the voting record date for ADS holders). So long as the depositary receives your voting instructions by 12:00 p.m., USA Eastern Time, on Wednesday, 21 February 2024, it will, to the extent practicable and subject to South African law and the terms of the deposit agreement, vote the underlying ordinary shares as you instruct.

1.2.1.2	If you hold ADSs through a brokerage firm, bank or other securities intermediary as of the close of business, USA Eastern Time, on Friday, 26 January 2024 (the voting record date for ADS holders), only that intermediary may give voting instructions to the depositary with respect to your ADSs. Please reach out to that intermediary to provide your voting instructions.

1.2.1.3	The depositary will collate all votes properly submitted by ADS holders and submit a vote on behalf of all such ADS holders.

8

1.2.1.4	If the depositary does not receive voting instructions from an ADS holder regarding how to vote the ordinary shares underlying its ADSs, then such ADS holder will be deemed to have instructed the depositary to give a discretionary proxy to a person designated by MiX Telematics with respect to the MiX Telematics shares underlying its ADSs. The person designated by MiX Telematics is expected to vote such underlying MiX Telematics shares in favour of the resolutions.

1.2.1.5	Holders of ADSs will not be entitled to participate in and vote at the scheme meeting in person.

1.2.1.6	If you have queries about how you can deliver voting instructions, please contact the depositary, your broker, bank or other securities intermediary. If at any point you require guidance, please contact the Company at company.secretary@mixtelematics.com.

1.2.1.7	If you hold ADSs, directly or through a broker, bank or other securities intermediary, you must follow the instructions provided by the depositary or such broker, bank or other securities intermediary if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the depositary or the broker, bank or other securities intermediary, as applicable, will be used to instruct the depositary how to vote your ADSs.

2.	SURRENDER OF DOCUMENTS OF TITLE

2.1	Dematerialised shareholders

You do NOT have to surrender any documents of title and you must NOT complete the form of surrender and transfer (green). This will be done by your CSDP or broker.

2.2	Certificated shareholders

2.2.1	In the event that the scheme becomes operative, you will be required to surrender your documents of title in respect of all your scheme shares in order to receive the scheme consideration.

2.2.2	In order to surrender your documents of title and receive the scheme consideration you will be required to complete the form of surrender and transfer (green) in accordance with the instructions contained therein, and return it, together with the relevant documents of title, to the transfer secretaries, as follows:

• by hand: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, 2196, South Africa; or

• by post: Private Bag X3000, Saxonwold, 2132, South Africa,

so as to be received by not later than 12:00 p.m. SAST on the scheme record date.

2.2.3	You may surrender your documents of title any time prior to the scheme record date in anticipation of the scheme becoming operative.

2.2.4	If you surrender your documents of title prior to the scheme meeting, your right to attend, participate in and vote at the scheme meeting will remain unaffected. However, you will not be able to dematerialise and/or trade in those MiX Telematics shares from the date of surrender of such documents of title.

2.2.5	If you are a certificated shareholder and your share certificates relating to the scheme shares to be surrendered have been lost or destroyed, you should nevertheless return the form of surrender and transfer (green), duly signed and completed, to the transfer secretaries together with a duly completed indemnity form, which is obtainable from the transfer secretaries, as well as satisfactory evidence that the documents of title have been lost or destroyed.

2.2.6	Under Strate directives, dematerialised shareholders are required to provide a physical and email address for purposes of receiving direct communication from PowerFleet, which includes the receipt of shareholder communication documentation. The provision of such information will facilitate the direct communication by PowerFleet to the PowerFleet shareholders following implementation of the scheme. Scheme participants who are currently certificated shareholders and will become dematerialised shareholders following implementation of the scheme are encouraged to provide such information. Should a certificated shareholder fail to provide such information, the contact details in respect of such certificated shareholder previously provided to MiX Telematics will be deemed to have been elected by the certificated shareholder in relation to their shareholding in PowerFleet.

9

2.2.7	If the scheme fails, as a result of any of the scheme conditions not being fulfilled or waived, or is terminated then any documents of title surrendered and held by the transfer secretaries will be returned to the relevant shareholders by the transfer secretaries, at such shareholders’ own risk, by registered post within approximately 5 (five) business days from the date on which the scheme fails or is terminated.

2.2.8	Please refer to paragraph 13 of this circular for further information regarding the surrender of documents of title.

2.3	ADS holders

ADS holders are referred to paragraph 27.2 for details of surrender and settlement of the scheme consideration.

3.	SETTLEMENT OF THE SCHEME CONSIDERATION PURSUANT TO THE SCHEME BECOMING OPERATIVE AND BEING IMPLEMENTED

3.1	In the event that the scheme becomes operative and is implemented, scheme participants will be entitled to receive the scheme consideration in respect of the scheme shares held by them, subject to paragraph 2 of this “Action required by MiX Telematics shareholders”, titled “Surrender of documents of title”.

3.2	Settlement of the scheme consideration will be administered and effected by the transfer secretaries on behalf of Mix Telematics.

3.3	Please refer to paragraph 14 of this circular for further information regarding the settlement of the scheme consideration in respect of the scheme.

3.4	The scheme consideration will be settled in dematerialised form only. The scheme consideration will be settled using the settlement system of Strate for trading on the JSE. In order to receive the scheme consideration, certificated shareholders are required to provide details of their nominated broker or CSDP account in the form of surrender and transfer (green).

3.5	If you fail to provide valid account details of a CSDP or broker in the form of surrender and transfer your shares will be transferred in dematerialised form to an account in the name of Computershare Nominees, who will, hold such shares as the registered holder thereof for and on your behalf, and you will become an issuer nominee shareholder. Further details regarding the settlement of the scheme consideration in respect of your scheme shares is set out in paragraph 13.3 of this circular.

3.6	For assistance in opening an account with any CSDP or broker, shareholders should visit the website of the JSE (www.jse.co.za) or Strate (www.strate.co.za/aboutstrate/participants), which set out all the names and numbers of the CSDPs and members of the JSE who can assist with the opening of such accounts. You will need to complete a custody mandate and provide verification in terms of the Financial Intelligence Centre Act, No. 38 of 2001, as amended to your chosen CSDP or broker, a process similar to opening a bank account.

3.7	ADS holders

ADS holders are referred to paragraph 27.2 for details of surrender and settlement of the scheme consideration.

4.	APPRAISAL RIGHTS

4.1	At any time before the scheme resolutions are voted on at the scheme meeting, a shareholder may give MiX Telematics written notice in terms of section 164 of the Companies Act objecting to the scheme resolutions.

4.2	Within 10 (ten) business days after adoption of the scheme resolutions, MiX Telematics shall send a notice to each dissenting shareholder who gave MiX Telematics written notice of objection if that shareholder has neither withdrawn that notice nor voted in favour of the scheme resolutions. The notice to each dissenting shareholder will inform them that the scheme resolutions have been adopted.

4.3	A dissenting shareholder who has given MiX Telematics written notice in terms of section 164 of the Companies Act objecting to the scheme resolutions and who has complied with all of the procedural steps set out in section 164 of the Companies Act, may deliver a written notice to MiX Telematics demanding that MiX Telematics pay to that dissenting shareholder the fair value for all the MiX Telematics shares held by that dissenting shareholder. Such demand must be delivered:

4.3.1	within 20 (twenty) business days after receipt of the notice from MiX Telematics referred to above; or

4.3.2	if the dissenting shareholder does not receive the notice from MiX Telematics referred to above, within 20 (twenty) business days after learning that the scheme resolutions have been adopted.

10

4.4	Shareholders are referred to paragraph 21 of this circular for further details regarding the exercise of appraisal rights and Annexure 4 for an extract of section 164 of the Companies Act.

4.5	Holders of ADSs do not have appraisal rights, nor will the depositary exercise those rights on their behalf.

5.	GENERAL

5.1	Dematerialisation or rematerialisation of and trading in MiX Telematics shares

5.1.1	If you wish to dematerialise your MiX Telematics shares, please contact the transfer secretaries or your broker or CSDP. You are not required to dematerialise your scheme shares in order to participate in the scheme or to receive the scheme consideration.

5.1.2	You should note that once you have surrendered your documents of title in respect of your MiX Telematics shares, in anticipation of the scheme becoming operative, you may not dematerialise or trade any of the MiX Telematics shares to which those documents of title relate.

5.1.3	No dematerialisation or rematerialisation of MiX Telematics shares may take place:

5.1.3.1	from the business day following the voting LDT up to and including the voting record date for shareholders; and

5.1.3.2	if the scheme becomes operative, on or after the business day following the scheme LDT.

5.2	Posting forms of surrender and transfer and documents of title

The form of surrender and transfer (green) and documents of title that are sent through the post are sent at the risk of the scheme participant concerned. Accordingly, scheme participants should take note of postal delivery times so as to ensure that the forms and/or relevant documents of title are received timeously. It is therefore recommended that such forms and/or documents of title rather be sent by registered post or delivered by hand to the transfer secretaries.

5.3	Foreign shareholders

Participation in, and implementation of, the proposed transaction may be affected by the laws of the relevant jurisdiction applicable to a foreign shareholder. It is the responsibility of a foreign shareholder (including nominees, agents and trustees for such foreign shareholder) to ensure that the scheme consideration is not issued to such foreign shareholder without the observance of the laws and regulatory requirements of the relevant jurisdiction, in connection with the proposed transaction, including the process of obtaining any governmental, exchange control or other consents, the making of any filings which may be required, the compliance with other necessary formalities and the payment of any transfer or other taxes or other requisite payments due in such jurisdiction and, if required, to satisfy PowerFleet that all relevant formalities have been complied with or that there is an applicable exemption under the laws and regulatory requirements of the relevant jurisdiction.

5.4	Governing law and jurisdiction

The scheme shall be governed by, and construed in accordance with, the laws of South Africa. Each MiX Telematics shareholder shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of South Africa in relation to matters arising out of or in connection with the scheme.

5.5	Other

5.5.1	The contents of this circular do not purport to constitute legal or financial advice or to deal comprehensively with the legal, regulatory and tax implications of the proposed transaction for each MiX Telematics shareholder. MiX Telematics shareholders are accordingly advised to consult their professional advisors about their personal, legal, regulatory and tax positions regarding the proposed transaction and, in particular, the scheme consideration.

5.5.2	The independent board, MiX Telematics, Merger Sub and PowerFleet do not accept responsibility and will not be held liable for any act of, or omission by, any broker or CSDP, including, without limitation, any failure on the part of the broker or CSDP or any registered holder of MiX Telematics shares to notify the holder of any beneficial interest in those MiX Telematics shares of the proposed transaction set out in this circular.

11

5.5.3	MiX Telematics shareholders are advised that, in terms of section 115(3) of the Companies Act, MiX Telematics may in certain circumstances not proceed to implement the scheme, notwithstanding that the scheme may have been approved at the scheme meeting, without the approval of a court. A copy of section 115 of the Companies Act pertaining to the required approval of the scheme is set out in Annexure 3 of this circular.

5.6	TRP approval

Shareholders should take note that the TRP does not consider the commercial advantages or disadvantages of “affected transactions”, as defined in section 117(1)(c) of the Companies Act and does not express any view or opinion thereon when it approves such transactions, as envisaged by section 201(3) of the Companies Act.

12

SALIENT DATES AND TIMES

2024
Notice record date to determine which MiX Telematics shareholders and ADS holders are entitled to receive this circular and the prospectus	Friday, 19 January

Voting record date for ADS holders (close of business USA Eastern Time)	Friday, 26 January

Announcement relating to the issue of the circular (together with the notice of the scheme meeting) and the prospectus released on SENS on	Tuesday, 30 January

Announcement relating to the abridged prospectus released on SENS on	Tuesday, 30 January

Circular together with the accompanying notice convening the scheme meeting, form of proxy (blue) and form of surrender and transfer (green) distributed to MiX Telematics shareholders on	Tuesday, 30 January

Announcement relating to the issue of the circular (together with the notice of the scheme meeting) and the prospectus published in the press on	Wednesday, 31 January

Announcement relating to the abridged prospectus published in the press on	Wednesday, 31 January

Voting LDT	Tuesday, 20 February

Voting instructions cut-off date by 12:00 p.m., USA Eastern Time for ADS holders, on	Wednesday, 21 February
Voting record date for shareholders	Friday, 23 February

Last date and time to lodge forms of proxy (blue) in respect of the scheme meeting with the transfer secretaries by 2:30 p.m SAST on (alternatively, the form of proxy (blue) may be provided to the chairperson of the scheme meeting at any time prior to the commencement of the scheme meeting or prior to voting on any resolution to be proposed at the scheme meeting)	Monday, 26 February

Last date and time for MiX Telematics shareholders to give notice of their objections to the scheme resolutions in terms of section 164 of the Companies Act by no later than 2:30 p.m SAST on	Wednesday, 28 February

PowerFleet shareholder meeting to approve the PowerFleet proposals as further detailed in paragraph 8.1.1.2 of the circular	Wednesday, 28 February

Scheme meeting held at 2:30 p.m SAST on	Wednesday, 28 February

Results of the scheme meeting published on SENS on	Wednesday, 28 February

Results of the scheme meeting published in the press on	Thursday, 29 February

Assuming that the scheme is approved and no court approval or review of the scheme in terms of section 115(3) of the Companies Act is required and that the scheme meeting is the second to last of the condition precedent to be fulfilled, the salient dates are as follows:

Last day for which MiX Telematics shareholders who voted against the scheme to require MiX Telematics to seek court approval for the scheme in terms of section 115(3) (a) of the Companies Act,if at least 15% of the total votes of MiX Telematics shareholders at the scheme meeting were exercised against the scheme	Wednesday, 6 March

Last day for which MiX Telematics shareholders who voted against the scheme to apply for a court to review the scheme in terms of section 115(3)(b) of the Companies Act if less than 15% of the total votes of MiX Telematics shareholders at the scheme meeting were exercised against the scheme	Wednesday, 13 March

Last date for MiX Telematics to send notice of adoption of the scheme resolutions in terms of section 164(4) of the Companies Act to MiX Telematics shareholders who provided written notice of objection of and subsequently voted against the scheme resolutions, on	Wednesday, 13 March

Expected last date for dissenting shareholders to exercise their appraisal rights, on or about	Wednesday, 13 March

TRP compliance certificate issued in terms of section 121(b) of the Companies Act, expected on or about	Friday, 15 March

13

2024
Assuming the scheme is unconditional, the salient dates are as follows:

Finalisation date expected to be on	Friday, 15 March

Finalisation announcement expected to be published on SENS by 11:00 a.m. SAST on	Friday, 15 March

Finalisation announcement expected to be published in the press on	Monday, 18 March

Expected scheme LDT on	Monday, 25 March

Expected date of the suspension of listing of MiX Telematics shares on the JSE at the commencement of trade on	Tuesday, 26 March

Expected date of admission of listing as a secondary inward listing of PowerFleet shares on the Main Board of the JSE with ISIN US73931J1097, alpha code: PWR and short name “Power” with effect from the commencement of business at 9:00 a.m. SAST on	Tuesday, 26 March

Announcement released on SENS in respect of any cash payment applicable to any fractional entitlement to a scheme consideration share by 11:00 a.m. SAST	Wednesday, 27 March

Expected scheme record date	Thursday, 28 March

Expected scheme implementation date on	Tuesday, 2 April

Scheme participants who are dematerialised shareholders expected to have their accounts held at their broker or CSDP credited with the scheme consideration on the scheme record date, on	Tuesday, 2 April

Scheme participants who are certificated shareholders and who deliver a form of surrender and transfer (green) and documents of title so as to be received by the transfer secretaries on or before 12:00 p.m. SAST on the scheme record date, expected to have their accounts held at their broker or CSDP credited with the scheme consideration, on	Tuesday, 2 April

Scheme participants who are issuer nominee shareholders expected to have their scheme consideration credited to the account of Computershare Nominees, on	Tuesday, 2 April

Expected date of the termination of listing of MiX Telematics shares on the JSE at the commencement of trade on	Wednesday, 3 April

Notes:

1.	The dates and times set out in this circular and the prospectus are subject to change, with the approval of the JSE and the TRP, if required. Any change in the dates and times will be published on SENS and in the press.

2.	The dates and times are expected dates and times and have been determined based on certain assumptions regarding the date by which conditions precedent will be fulfilled or waived including the date by when certain regulatory approvals will be obtained.

3.	All times given in this circular are in SAST, unless otherwise stated.

4.	Shareholders should note that, since trades in MiX Telematics shares are settled by way of the electronic settlement system used by Strate, settlement will take place 3 (three) business days after the date of a trade. Therefore, persons who acquire MiX Telematics shares after the voting LDT, namely, Tuesday, 20 February 2024, will not be entitled to attend, participate in or vote at the scheme meeting, but may nevertheless if the scheme becomes operative, participate in the scheme, provided that they acquire MiX Telematics shares on or prior to the scheme LDT, namely, Monday, 25 March 2024.

5.	No dematerialisation or rematerialisation of MiX Telematics shares may take place:

a. on or after the business day following the voting LDT up to and including the voting record date for shareholders; and

b. on or after the business day following the scheme LDT.

6.	No removals between the ADS register administered by BNYM and the share register administered by the transfer secretaries, Computershare, shall be permitted after the scheme LDT.

7.	No removals between the PowerFleet share register maintained in South Africa by Computershare and the PowerFleet share registers maintained for trading on Nasdaq and TASE shall be permitted from Tuesday, 26 March 2024 until Wednesday, 3 April 2024.

8.	Dematerialised shareholders, other than those with “own-name” registration, must provide their broker or CSDP with their instructions for voting at the scheme meeting by the cut-off date and time stipulated by their broker or CSDP in terms of their respective custody agreements.

9.	Any form of proxy (blue) not delivered to the transfer secretaries by the stipulated date and time may be delivered to the chairperson of the scheme meeting before such MiX Telematics shareholder’s voting rights are exercised at the scheme meeting.

10.	If the scheme meeting is adjourned or postponed, the forms of proxy (blue) submitted for the initial scheme meeting will remain valid in respect of any adjournment or postponement of the scheme meeting.

11.	Shareholders who wish to exercise their appraisal rights are referred to Annexure 4 to this circular.

12.	The dates pertaining to the scheme have been determined on the assumption that all scheme conditions will be fulfilled or waived by Friday, 15 March 2024 and that shareholders will not exercise their rights in terms of section 115(3) of the Companies Act. The actual dates will be confirmed in the finalisation announcement if the scheme becomes unconditional.

13.	The scheme consideration will be distributed to ADS holders as soon as practicable on or after 2 April 2024 and is dependent on when the scheme consideration is available to the depository on PowerFleet’s U.S. share register. The scheme consideration will be delivered to uncertificated ADS holders on PowerFleet’s U.S. share register within three business days following the date on which the scheme consideration is available to the depositary, and thereafter the letters of transmittal will be mailed to any certificated ADS holders on the depositary’s ADS register.

14

DEFINITIONS AND INTERPRETATIONS

In this circular and the annexures hereto, unless the context indicates otherwise, references to the singular include the plural and vice versa, words denoting one gender include the other, expressions denoting natural persons include juristic persons and associations of persons and vice versa, and the words in the first column have the meanings stated opposite them in the second column, as follows:

“ADS”	an American Depositary Share, each representing ordinary shares deposited with the depositary pursuant to the deposit agreement, at a ratio of 25 ordinary shares to one American Depositary Share, which are listed and traded on the NYSE;

“ADS holder”	a registered holder of ADSs or a person holding a security entitlement in ADSs in a securities account with a broker or other securities intermediary;

“ADS register”	the register of ADS holders maintained by the depositary;

“alternative proposal”	with respect to a party, means (i) any proposal or offer (other than the proposed transaction, or any other proposal or offer by the other party or its affiliates) with respect to a merger, consolidation, business combination, scheme of arrangement or similar transaction involving such party or any one or more of its subsidiaries (except for any transaction between or among two or more of such party’s subsidiaries); (ii) any proposal or offer to acquire, by tender offer, share exchange, stock or asset purchase, license acquisition or in any other manner, which, in each case with respect to clauses (i) and (ii), if consummated, would result in any person or group of persons (other than the other party or its affiliates) becoming, in one or a series of related transactions, directly or indirectly, (A) the beneficial owner (as such term is defined in rule 13d-3 promulgated under the U.S. Exchange Act) of 15% or more of the total voting power or of any class of equity securities of such party or any one or more of its subsidiaries which comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of such party and its subsidiaries, taken as a whole, or, in the case of a transaction described in clause (i), the entity resulting from such transaction (to the extent such entity and the subsidiaries of the merged or consolidated entity would comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of such party and its subsidiaries, taken as a whole, prior to such transaction) or (B) the owner of assets (including equity securities of any of such party’s subsidiaries) comprising 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of such party and its subsidiaries, taken as a whole; or (iii) a recapitalisation, reorganisation, joint venture, partnership, restructuring, liquidation, dissolution or other winding up of such party and/or any of its subsidiaries for consideration equal to 15% or more of the fair market value of (x) all of the issued and outstanding shares of such party on the last trading day prior to the date hereof or (y) the consolidated total assets of such party and its subsidiaries, taken as a whole (in each case prior to such transaction);

“ appraisal rights”	the rights afforded to shareholders in terms of section 164 of the Companies Act, in respect of the scheme and the adoption of the scheme resolutions, which rights are more fully set out in paragraph 21 of this circular and in Annexure 4 of this circular;

“beneficial ownership”	ownership of the direct beneficial interest in a MiX Telematics share and all rights comprising that MiX Telematics share, irrespective of whether that MiX Telematics share is registered in the name of the person who owns that MiX Telematics share (“beneficial owner”) or in the name of that beneficial owner’s nominee;

“BNYM” or “depositary”	The Bank of New York Mellon which acts as the depositary in respect of the ADS program;

15

“board of MiX” or “MiX Telematics board”	the board of directors of MiX Telematics as at the last practicable date as set out on page 23 of this circular;

“broker”	any person registered as a “broking member (equities)” in terms of the rules of the JSE and in accordance with the provisions of the Financial Markets Act, No. 19 of 2012, as amended from time to time;

“business day”	any day other than a Saturday, Sunday or official public holiday in South Africa and New York, New York, U.S. and in the event that a day referred to in terms of this circular falls on a day which is not a business day, the relevant date will be extended to the next succeeding business day;

“By-Laws”	PowerFleet’s amended and restated by-laws, relevant extracts of which are set out in Annexure 7 to the prospectus;

“Certificate of Incorporation”	PowerFleet’s amended and restated certificate of incorporation, relevant extracts of which are set out in Annexure 7 to the prospectus;

“certificated shareholders”	shareholders who hold certificated shares;

“certificated shares”	shares which have not been dematerialised into the Strate system, title to which is represented by a share certificate or other physical documents of title;

“CIPC”	the Companies and Intellectual Property Commission, established by section 185 of the Companies Act;

“circular” or “this document”	this circular dated Tuesday, 30 January 2024 to be sent by MiX Telematics to MiX Telematics shareholders in which, amongst other things, MiX Telematics will propose the scheme and convene the scheme meeting to consider the scheme resolutions and which will contain all information relating to the scheme, MiX Telematics and PowerFleet that is required by the Companies Act, Regulations and/ or the JSE Listings Requirements;

“Common Monetary Area”	South Africa, the Republic of Namibia and the Kingdoms of Lesotho and eSwatini;

“Companies Act”	the Companies Act, No. 71 of 2008, as amended from time to time;

“Companies Regulations”	the Companies Regulations, 2011 made in terms of sections 120 and 223 of the Companies Act;

“Computershare Nominees”	Computershare Nominees Proprietary Limited (Registration number 1999/008543/07), a private company incorporated in accordance with the laws of South Africa, being the nominee of Computershare’s CSDP;

“condition date”	the date on which the last of the scheme conditions (excluding only (i) the requiring of the TRP to issue a compliance certificate in terms of section 121(b) of the Companies Act in respect of the scheme and (ii) those conditions that by their nature are to be satisfied on the condition date, but subject to the satisfaction or waiver of those conditions) is fulfilled or, where appropriate, waived.

“corporate advisor”	Java Capital Proprietary Limited (Registration number 2012/089864/07), a private company incorporated and registered in South Africa, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section of this circular;

“court”	any South African court with competent jurisdiction to approve the implementation of the scheme resolutions set out in the notice of scheme meeting, pursuant to section 115 of the Companies Act and/or to determine the fair value of MiX Telematics shares and make an order pursuant to section 164(14) of the Companies Act;

“CSDP”	means a central securities depositary participant, being a “participant” as defined in the South African Financial Markets Act, No. 19 of 2012;

“custody agreement”	the agreement which regulates the relationship between the CSDP or broker and each beneficial holder of dematerialised shares;

16

“ definitive joint proxy statement/ U.S. prospectus”	means (i) the definitive joint proxy statement of MiX Telematics and PowerFleet on Schedule 14A of the U.S. Exchange Act, with respect to (x) the shareholder meeting at which MiX Telematics shareholders will be asked to vote on the proposed transaction and (y) the stockholder meeting at which PowerFleet stockholders will be asked to vote on certain matters in connection with the proposed transaction and (ii) the final U.S. prospectus meeting the requirements of Section 10 of the U.S. Securities Act with respect to the scheme consideration shares to be issued by PowerFleet in connection with the proposed transaction filed with the SEC on 24 January 2024, including any amendments or supplements thereto and any documents incorporated by reference therein, a copy of which can be accessed free of charge on the SEC’s website at https://www.sec.gov/edgar/browse/?CIK=1576914 and https://www.sec.gov/edgar/ browse/?CIK=1774170, respectively;

“delisting”	the termination of the listing of all the MiX Telematics shares from the Main Board of the JSE pursuant to the scheme becoming operative, which is expected to take place on Wednesday, 3 April 2024;

“dematerialise” or “dematerialisation”	the process whereby certificated shares are replaced by electronic records of ownership under Strate and recorded in the sub-register of shareholders maintained by a CSDP or broker;

“dematerialised shareholders”	shareholders who hold dematerialised shares;

“dematerialised shares”	shares which have been incorporated into the Strate system, title to which is not represented by share certificates or other physical documents of title;

“deposit agreement”	the agreement entered into between BNYM and the Company as of 8 August 2013, which agreement regulates the relationship between MiX Telematics, BNYM, as the depositary, and the holders and beneficial owners of ADSs;

“dissenting shareholders”	means a shareholder: (i) who has validly exercised its appraisal rights (if any) in relation to the scheme by giving written notice to the Company objecting to the scheme resolutions, voting against the scheme resolutions and demanding that the Company pay to it the fair value of its Company ordinary shares; and (ii) in relation to whom none of the circumstances contemplated in section 164(9) of the Companies Act has occurred; and (iii) who has not withdrawn its demand pursuant to an order of court as contemplated in section 164(15)(c)(v)(aa) of the Companies Act;

“documents of title”	tangible documents of title including share certificates, certified transfer deeds, balance receipts or any other tangible document of title evidencing ownership of MiX Telematics shares acceptable to PowerFleet;

“emigrants”	former residents of the Common Monetary Area whose addresses are outside the Common Monetary Area;

“encumbrance”	means any mortgage, charge, pledge, cession, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same;

“Exchange Control Regulations”	the Exchange Control Regulations, 1961 promulgated in terms of the Currency and Exchanges Act No. 9 of 1933 of South Africa, as amended and all directives and rulings issued thereunder;

“finalisation date”	the date on which the “finalisation information” (as contemplated by the JSE Listings Requirements) is published in an announcement to be released on SENS, which date shall be the date on which the scheme becomes operative, or such other date as the JSE may direct, which is expected to take place on Friday, 15 March 2024;

“FinSurv”	the Financial Surveillance Department of the SARB;

17

“firm intention announcement”	the joint announcement released on SENS by MiX Telematics, Merger Sub and PowerFleet on Tuesday, 10 October 2023, setting out the salient details of the Merger of MiX Telematics and PowerFleet to be effected by way of the scheme;

“foreign shareholder”	a MiX Telematics shareholder who has a registered address outside of South Africa, or who is resident, domiciled or located in, or who is a citizen of, a country other than South Africa;

“form of proxy”	the form of proxy (blue) incorporated into this circular for use by certificated shareholders and dematerialised shareholders with “own-name” registration only, for purposes of appointing a proxy to represent such MiX Telematics shareholder at the scheme meeting;

“form of surrender and transfer”	the form of surrender and transfer (green) incorporated into this circular for use by certificated shareholders for purposes of surrendering documents of title in respect of their shares under the scheme;

“Implementation Agreement”	the written agreement titled “Implementation Agreement” entered into between MiX Telematics, Merger Sub and PowerFleet on the signature date, which agreement, inter alia, sets out the said parties’ respective rights to give effect to the Merger and obligations under, and in respect of, the scheme;

“independent board”	the MiX Telematics directors that the Company appointed for purposes of considering the scheme and expressing an opinion as envisaged in the Regulations, being, Fikile Futwa, Richard Bruyns and Charmel Flemming;

“independent expert” or “BDO”	BDO Corporate Finance Proprietary Limited (Registration number 1983/002903/07), acting as independent expert and appointed to provide external advice to the MiX Telematics independent board in relation to the proposed transaction, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“independent expert report”	the report prepared by the independent expert, providing MiX Telematics shareholders with the opinion of the independent expert, in accordance with Regulation 90, as read with sections 114(2) and 114(3) of the Companies Act, a copy of which is set out in Annexure 2;

“independent reporting accountant” or “Deloitte & Touche”	Deloitte & Touche, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“interim period”	the period between the signature date and the scheme implementation date;

“issuer nominee shareholders”	if the scheme becomes operative and is implemented, each scheme participant who, as at the scheme record date, is a certificated shareholder and fails to correctly and timeously complete and return a form of surrender and transfer (green) and surrender the documents of title in accordance with the instructions set out in paragraph 13.2, and in respect of whom the scheme consideration will be issued in accordance with paragraph 13.3;

“JSE”	the exchange operated by the JSE Limited (Registration number 2005/022939/06), a public company duly incorporated in South Africa, and licensed to operate as an exchange under the Financial Markets Act, No. 19 of 2012, as amended from time to time;

“JSE Listings Requirements”	the Listings Requirements published by the JSE from time to time;

“last practicable date”	Monday, 8 January 2024, being the last practicable date prior to the finalisation of this circular;

“MergeCo”	comprising the PowerFleet group and the MiX Telematics group post the implementation of the proposed transaction;

“Merger”	the proposed merger of MiX Telematics and PowerFleet to be effected by way of the acquisition by Merger Sub of the entire issued share capital of MiX Telematics pursuant to the scheme;

18

“Merger Sub”	Main Street 2000 Proprietary Limited (Registration number 2023/973516/07), a private company duly incorporated in South Africa, and a wholly-owned subsidiary of PowerFleet, full details of which are set out in the “PowerFleet Corporate Information and Advisors” section;

“MiX Telematics” or the “Company”	MiX Telematics Proprietary Limited (Registration number 1995/013858/06), a public company duly incorporated in South Africa, the issued ordinary shares of which are listed on the Main Board of the JSE, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“MiX Telematics group”	MiX Telematics and its subsidiaries;

“MOI”	the memorandum of incorporation of MiX Telematics, as amended;

“Nasdaq”	the NASDAQ Global Market;

“NAV”	net asset value;

“notice of scheme meeting”	the notice of the scheme meeting attached to and forming part of this circular;

“notice record date”	the date on and time by which MiX Telematics shareholders and MiX Telematics ADS holders must be recorded as such in the share register or ADS register in order to be entitled to receive the notice of scheme meeting and this circular;

“NYSE”	New York Stock Exchange;

““own-name” registration”	dematerialised shareholders who have instructed their CSDP to hold their MiX Telematics shares in their “own-name” on the dematerialised share register;

“outside date”	31 March 2024 or such other date as may be agreed upon by the Company and PowerFleet (with the consent of the TRP if required);

“party”	each of PowerFleet, Merger Sub and MiX Telematics individually, as the context requires, and “parties” means more than one of them collectively;

“PowerFleet”	PowerFleet, Inc (File number 7272486), a company incorporated in the State of Delaware, United States of America, full details of which are set out in the “PowerFleet Corporate Information and Advisors” section;

“PowerFleet board” or “board of PowerFleet”	the board of directors of PowerFleet as at the last practicable date as set out on page 23 of this circular;

“PowerFleet group”	PowerFleet and its subsidiaries, for the avoidance of doubt, excluding the Mix Telematics group;

“PowerFleet listing”	the secondary inward listing of the entire issued share capital of PowerFleet (which includes the scheme consideration shares) on the Main Board of the JSE, which date is expected to be at the commencement of trade on Tuesday, 26 March 2024;

“PowerFleet shares”	the common stock, par value $0.01 per share, of PowerFleet;

“press”	the Business Day newspaper which is published in South Africa;

“proposed transaction”	proposed Merger, the delisting and the PowerFleet listing;

“prospectus”	the prospectus in respect of PowerFleet dated Tuesday, 30 January 2024 as it will be constituted pursuant to the implementation of the proposed transaction (and post the Merger), prepared in accordance with section 100 of the Companies Act and Regulations 51 to 80 of the Takeover Regulations as well as sections 6 and 7 of the JSE Listings Requirements and which has been registered with the CIPC and approved by the JSE in terms of the JSE Listings Requirements;

“R” or “Rand”	the South African rand, the lawful currency of South Africa;

“resolutions”	the ordinary resolutions and the special resolutions to be proposed at the scheme meeting, as contained in the notice of scheme meeting;

“SARB”	the South African Reserve Bank;

19

“SAST”	South African Standard Time;

“scheme”	the scheme of arrangement in terms of section 114(1)(c) as read with section 115 of the Companies Act between MiX Telematics and MiX Telematics shareholders, and having PowerFleet and Merger Sub as parties to the Implementation Agreement, that shall be proposed by the MiX Telematics board and, subject to the fulfilment or, if applicable, waiver of the scheme conditions, implemented in accordance with the Implementation Agreement;

“scheme conditions” or “conditions precedent”	means the suspensive conditions to the scheme set out in paragraph 8 and “scheme condition” means any one of them as the context may require;

“scheme consideration”	means the consideration payable to scheme participants for their scheme shares, being the scheme consideration shares and any cash payments in respect of fractional entitlements to the scheme consideration shares, which consideration shall be settled upon implementation of the scheme;

“scheme consideration shares”	means the number of PowerFleet shares to be issued as consideration to scheme participants for every 1 scheme share held by a scheme participant as at the scheme record date; based on the swap ratio;

“scheme implementation date”	the date on which the scheme becomes operative and is implemented in accordance with its terms and on which date scheme participants will receive the scheme consideration, which is expected to be the 1st (first) business day following the scheme record date, which date is expected to be Tuesday, 2 April 2024, or such other day as may be approved by the TRP and JSE, to the extent applicable;

“scheme LDT”	the last day to trade in MiX Telematics shares on the JSE in order to be recorded on the share register to participate in the scheme, being three business days prior to the scheme record date and not less than five business days after the finalisation date (or such other date as the JSE may direct);

“scheme meeting”	a scheme meeting of the Company’s shareholders which shall be convened at 2:30 p.m. SAST on Wednesday, 28 February 2024 to consider and, if deemed fit, approve (with or without modification), amongst other things, the scheme resolutions together with any reconvened scheme meeting/s held as a result of the adjournment or postponement of that scheme meeting;

“scheme participants”	all persons who are recorded in the share register as holders of MiX Telematics ordinary shares on the scheme record date, excluding any dissenting shareholders and those MiX Telematics shares that are classified as treasury shares, and who will be entitled to receive the scheme consideration;

“scheme record date”	the date on and time by which MiX Telematics shareholders must be recorded as such in the share register in order to be eligible to receive the scheme consideration, being the close of business on the first Friday following the scheme LDT (or such other date as the JSE may direct);

“scheme resolutions”	the special resolution of the MiX Telematics shareholders that approves the scheme in terms of section 115(2)(a) of the Companies Act in substantially the form set out in the notice of scheme meeting and any other resolution reasonably required or desirable to implement the scheme;

“scheme shares”	collectively, all of the issued MiX Telematics shares held by scheme participants including the ordinary shares represented by the ADSs, as at the scheme record date;

“SEC”	the Securities and Exchange Commission of the United States;

“SENS”	the Stock Exchange News Service of the JSE;

“Series A Preferred Stock”	PowerFleet’s Series A convertible preferred stock with a par value $0.01 per preferred share;

“share” or “MiX Telematics share” or “ordinary shares”	an ordinary share of no par value in the share capital of MiX Telematics;

20

“shareholders” or “ MiX Telematics shareholders”	the registered holders of a MiX Telematics share;

“share register”	the register of the Company from time to time reflecting holdings of MiX Telematics ordinary shares (including the relevant sub-registers of MiX Telematics maintained by the CSDPs administering the sub-registers of the Company);

“signature date”	the date on which the Implementation Agreement was signed by MiX Telematics, Merger Sub and PowerFleet, being Tuesday, 10 October 2023;

“South Africa”	the Republic of South Africa;

“sponsor”	Java Capital Trustees and Sponsors Proprietary Limited (Registration number 2006/005780/07), in its capacity as sponsor to MiX Telematics, a private company incorporated and registered in accordance with the laws of South Africa, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“Strate”	Strate Proprietary Limited (Registration number 1998/022242/07), a private company registered and incorporated in South Africa, which is a registered central securities depository and which is responsible for the electronic settlement system used by the JSE;

“subsidiary/ies”	shall have the meaning ascribed thereto as set out in the Companies Act;

“superior proposal”	with respect to a party, means any bona fide and written alternative proposal that such party’s board determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated substantially in accordance with its terms and, if consummated, would be more favourable from a financial point of view to such party’s shareholders (in their capacity as such) than the proposed transaction, in each case, after taking into account all relevant factors, including all terms and conditions of such alternative proposal (including the likelihood that such alternative proposal is consummated in accordance with its terms, after taking into account all legal, financial (including the certainty of financing) and regulatory aspects of the proposal and the person making the alternative proposal), and the Implementation Agreement (including any adjustment to the terms and conditions of the Implementation Agreement agreed to by the other party in writing in response to such alternative proposal). For purposes of this definition, all references to “15% or more” in the definition of alternative proposal shall be deemed to be references to “more than 50%”;

“swap ratio”	0.12762 PowerFleet shares for every 1 scheme share;

“Takeover Regulation Panel” or “TRP”	the Takeover Regulation Panel, established in terms of section 196 of the Companies Act;

“Takeover Regulations” or “Regulations”	Chapter 5 of the Regulations to the Companies Act, 2011, published in terms of the Companies Act;

“Tel Aviv Stock Exchange”	the exchange operated by the Tel Aviv Stock Exchange, a public company duly incorporated in Israel, regulated by the Securities Law, and is under the direct supervision of the Israel Securities Authority;

“transfer secretaries” or “Computershare”	Computershare Investor Services Proprietary Limited (Registration number 2004/003647/07), a private company incorporated and registered in South Africa, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“treasury shares”	the MiX Telematics shares held by subsidiaries of MiX Telematics, from time to time, which as at the last practicable date, amount to 53,816,750 MiX Telematics shares;

“USA” or “United States” or “U.S.”	the United States of America;

“USD” or “$”	the United States Dollar, being the lawful currency of the United States;

21

“U.S. Exchange Act”	the U.S. Securities Exchange Act of 1934, as amended;

“U.S. Securities Act”	the U.S. Securities Act of 1933, as amended;

“valid demand”	means a valid demand made by a MiX Telematics shareholder in terms of sections 164(5) to (8) of the Companies Act, within the time period contemplated in section 164(7) of the Companies Act and having complied with the requirements of sections 164(5)(a) and (c) of the Companies Act, and in terms of which such MiX Telematics shareholder demands that the Company pay such MiX Telematics shareholder the fair value for all of the MiX Telematics shares that such MiX Telematics shareholder holds;

“voting LDT”	the last day to trade in MiX shares on the JSE in order to be recorded on the share register on the voting record date for shareholders to be eligible to attend, participate in and vote at the scheme meeting;

“voting record date for ADS holders”	the close of business (USA Eastern Time) on the date on which MiX Telematics ADS holders are required to be recorded in the register of the depositary or hold ADSs in a securities account with a broker or other securities intermediary in order to have the right to give voting instructions to the depositary or their broker, bank or other intermediary, as applicable, with respect to the ordinary shares underlying their ADSs;

“voting record date for shareholders”	the date on which MiX Telematics shareholders are required to be recorded in the share register in order to be eligible to attend, participate in and vote at the scheme meeting, being Friday, 23 February 2024; and

“VWAP”	volume weighted average price.

22

MIX TELEMATICS LIMITED	POWERFLEET, INC.
(Incorporated in the Republic of South Africa)	(Incorporated in the State of Delaware, USA)
(Registration number 1995/013858/06)	(File number 7272486)
JSE share code: MIX ISIN: ZAE000125316	Nasdaq share code: PWFL
NYSE share code: MIXT	ISIN: US73931J1097
(“MiX Telematics” or the “Company”)	(“PowerFleet”)

CIRCULAR TO MIX TELEMATICS SHAREHOLDERS

MiX Telematics board	PowerFleet board

Ian Jacobs (Independent non-executive chairman)	Michael Brodsky (Chairman)
Richard Bruyns (Lead independent non-executive director)*	Steve Towe (Chief executive officer)
Stefan Joselowitz (Chief executive officer)	Anders Bjork (Director)
Paul Dell (Chief financial officer)	Michael Casey (Director)
Charles Tasker (Chief operating officer)	Charles Frumberg (Director)
Fikile Futwa (Independent non-executive director)*	Medhini Srinivasan (Director)
Charmel Flemming (Independent non-executive director)*	Elchanan (Nani) Maoz (Director)

*Members of the independent board

PART I: OVERVIEW OF THE PROPOSED TRANSACTION

1.	INTRODUCTION

1.1	In the firm intention announcement published on SENS on 10 October 2023, MiX Telematics shareholders were advised that the Company, PowerFleet and Merger Sub had concluded an Implementation Agreement to give effect to a proposed Merger and which would, if approved by shareholders, be implemented by way of a scheme.

1.2	Pursuant to the scheme, if implemented, PowerFleet (via Merger Sub) will acquire all of MiX Telematics’ shares owned by MiX Telematics shareholders being 607,837,362 shares, excluding treasury shares and any shares held by dissenting shareholders, in exchange for 0.12762 newly issued shares of PowerFleet shares per scheme share and, if applicable, cash in respect of any fractional entitlement to a scheme consideration share.

1.3	The implementation of the scheme will result in the listing of the MiX Telematics’ shares on the Main Board of the JSE being terminated, the MiX ADSs being delisted from the NYSE and the termination of MiX Telematics’ American Depositary Shares program in accordance with the terms of the deposit agreement.

1.4	Conditional on the implementation of the scheme, PowerFleet shares (including the scheme consideration shares) will be listed on the Main Board of the JSE by way of a secondary inward listing.

1.5	Immediately post implementation of the Merger, erstwhile MiX Telematics shareholders will hold c.65.5% of the share capital of MergeCo.

1.6	In terms of the Companies Act the Company established the independent board. The independent board has complied with all of its obligations under the Companies Act. The independent board having regard to the independent expert report which is set out in Annexure 2 are in unanimous support of the proposed transaction and recommend that shareholders vote in favour of the resolutions to be proposed in this regard.

23

1.7	The implementation of the scheme is subject to the fulfilment or waiver, as the case may be, of the scheme conditions. If the scheme conditions are not fulfilled or waived, as the case may be, on or before the outside date, the scheme will not become operative and will not be implemented. In such event, MiX Telematics shareholders and ADS holders will not receive the scheme consideration and will continue to hold their MiX Telematics shares and ADSs respectively. Any exercise of appraisal rights by shareholders will not be effective. Consequently, MiX Telematics will in such circumstances continue to be the holding company of the MiX Telematics group and will remain a publicly traded company with MiX Telematics shares listed on the Main Board of the JSE and ADSs listed on the NYSE and the listing of PowerFleet shares on the JSE will not take place.

1.8	The issue of PowerFleet shares as settlement of the scheme consideration constitutes an “offer to the public”, in terms of section 95(1)(h) of the Companies Act. Accordingly, a prospectus is therefore issued in terms of section 99(2) of the Companies Act which accompanies this circular.

1.9	This circular is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Investors and shareholders are urged to read the definitive joint proxy statement/U.S. prospectus, as well as other documents filed with the SEC, because they will contain important information. Copies of all documents filed with the SEC by MiX Telematics or PowerFleet, as applicable, regarding the proposed transaction may be obtained on the SEC’s website at https://www.sec.gov/edgar/browse/?CIK=1576914 and https://www.sec.gov/edgar/browse/?CIK=1774170, respectively.

1.10	For a full understanding of the detailed terms and conditions of the proposed transaction, this circular, the prospectus and the definitive joint proxy statement/U.S. prospectus should be read together in their entirety.

2.	INFORMATION ON MIX TELEMATICS

2.1	MiX Telematics is a leading global provider of connected fleet and mobile asset solutions delivered as Software-as-a-Service to over 1,042,000 subscribers in over 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security.

2.2	MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania and the United Arab Emirates as well as a network of more than 130 fleet value-added resellers worldwide.

2.3	MiX Telematics shares are listed and publicly traded on the JSE and MiX Telematics ADSs are listed and publicly traded on the NYSE.

3.	INFORMATION ON POWERFLEET AND THE CONTINUATION OF BUSINESS

3.1	PowerFleet is a global leader of Internet-of-Things (“IoT”) solutions providing business intelligence for managing high-value enterprise assets that improve operational efficiencies. The PowerFleet group’s patented technologies are a proven solution for organisations that must monitor and analyse their assets to improve safety, increase efficiency, reduce costs, and drive profitability. The PowerFleet group’s offerings are sold under the global brands PowerFleet, Pointer and Cellocator.

3.2	PowerFleet markets and sells connected IoT data solutions to a wide range of customers in the commercial and government sectors. Its customers operate in diverse markets, such as manufacturing, automotive manufacturing, wholesale and retail, food and grocery distribution, pharmaceutical and medical distribution, construction, mining, utilities, aerospace, vehicle rental, as well as logistics, shipping, transportation, and field services.

3.3	PowerFleet has an established history of IoT device development and innovation creating devices that can withstand harsh and rugged environments. With 28 patents and patent applications and over 25 years’ experience, PowerFleet is well positioned to evolve its offerings for even greater value to customers through cloud-based applications for unified operations.

3.4	PowerFleet shares have been listed on Nasdaq since June 1999. Upon the implementation of the scheme, PowerFleet will, procure a secondary inward listing on the JSE, whilst remaining listed on Nasdaq (as its primary listing) and the Tel Aviv Stock Exchange (as a secondary listing).

24

3.5	Following the proposed transaction, Steve Towe (the current chief executive officer of PowerFleet), David Wilson (the current chief financial officer of PowerFleet) and Michael Brodsky (the current chairman of the board of PowerFleet) will remain in their respective roles within MergeCo. Ian Jacobs (the current chairman of the board of MiX Telematics) and Michael McConnell (not currently a MiX Telematics director) will be joining the PowerFleet board and Stefan Joselowitz (the current president and chief executive officer of MiX Telematics) will be retiring at the conclusion of the proposed transaction but intends to be a shareholder of MergeCo. Up to two further directors can be appointed as mutually agreed upon by PowerFleet and MiX Telematics. The remainder of the MiX Telematics executive management team are expected to play key roles within MergeCo.

3.6	Scheme participants should note that the receipt of the scheme consideration means that they will be holding shares in a company incorporated in the USA which is subject to the laws of the USA. The rights of shareholders under USA law may differ to those under South African law. Further information about owning PowerFleet shares is set out in the prospectus.

4.	RATIONALE FOR THE PROPOSED TRANSACTION

4.1	Both MiX Telematics and PowerFleet are currently listed on public exchanges with the primary aim of securing efficient access to capital markets to facilitate expansionary initiatives and accelerate growth, obtain scale and create value for shareholders.

4.2	MiX Telematics and PowerFleet have, however, remained sub-scale and neither has been able to consistently access reasonably-priced equity capital to pursue expansionary strategic objectives.

4.3	The proposed transaction, if implemented, is expected to combine a strong pipeline of new business opportunities and technology with an improved capital structure and increased scale and represents a potential opportunity for both MiX Telematics and PowerFleet to achieve benefits associated with increased scale and benefit from one another’s complementary business models, markets, strategies and operating platforms to deliver enhanced value to the shareholders of MergeCo.

4.4	MiX Telematics and PowerFleet anticipate several benefits for shareholders of MiX Telematics and PowerFleet should the proposed transaction be implemented, including:

4.4.1	Market Leadership – The proposed transaction will create a global SaaS IoT provider with significant scale, elevating the strategic position of MergeCo globally. The increased scale of the MergeCo business is expected to enable it to more efficiently serve its customers and more effectively compete in an industry which is characterised by a high pace of development and innovation.

4.4.2	Market Consolidation Platform – The proposed transaction will create an enlarged MergeCo platform that the parties believe will be well positioned to capitalise on consolidation opportunities in the global IoT industry. As a result, MergeCo should be able to benefit from enhanced market presence and influence.

4.4.3	Scale and Data Strategy – With a combined base of approximately 1.7 million connections, following the implementation of the proposed transaction, MergeCo is expected to simultaneously achieve significant scale and enhance its data ingestion strategy, which should enable MergeCo to harness the benefits associated with improved data-driven insights.

4.4.4	Geographic Diversification – The combination of geographies served by MiX Telematics and PowerFleet reduces MergeCo’s proportionate exposure (compared to MiX Telematics’ proportionate exposure on a stand-alone basis) to developing markets, thereby mitigating foreign currency risks and creating opportunities for accelerated market penetration through cross-selling and upselling into various geographies.

4.4.5	Research and Development Excellence – Pooling the research and development capabilities of MiX Telematics and PowerFleet is expected to enable MergeCo to deliver top class solutions and gain a competitive advantage.

4.4.6	Opportunities for Revenue and EBITDA Expansion – Complementary product sets which will co-exist, following the implementation of the proposed transaction, within MergeCo create cross-selling and upselling opportunities, while significant efficiency and cost rationalisation could be realised, bolstering MergeCo’s profitability and returns for shareholders following the implementation of the proposed transaction.

25

4.4.7	Capital Structure and Liquidity – Simplifying the capital structure (including the redemption of the Series A Preferred Stock) is expected to enhance liquidity and enable improved access to capital, underpinning the financial stability of MergeCo and creating a solid platform to facilitate future growth. The effective conversion of the ADSs into direct MergeCo shareholding and the migration of MergeCo’s primary listing to Nasdaq is expected to enhance equity capital market liquidity within MergeCo’s primary investor market, whilst maintaining the benefits of a JSE listing for the South African MergeCo register.

4.4.8	Business Model Evolution – The proposed transaction will enable MergeCo to transition to an expanded bundled subscription model, which should facilitate increased recurring subscription revenues, greater future revenue visibility and margin expansion.

5.	PURPOSE OF THIS CIRCULAR

The purpose of this circular is to:

5.1	provide shareholders with all relevant information regarding the terms and conditions of the proposed transaction in order to enable shareholders to make an informed decision as to how they wish to exercise their votes in respect of the resolutions, including information regarding the Company, PowerFleet and Merger Sub, the independent expert’s report and the opinion and recommendation of the independent board in respect of the scheme;

5.2	give the required notice to convene the scheme meeting to consider and, if deemed fit, to pass with or without modification the resolutions in accordance with the Companies Act and the Takeover Regulations. The notice convening the scheme meeting is attached to, and forms part of this circular; and

5.3	inform dissenting shareholders of their rights and the manner in which such rights may be exercised.

26

PART II: THE SCHEME

6.	TERMS OF THE SCHEME

6.1	If the scheme becomes operative, then on and with effect from the scheme implementation date:

6.1.1	the scheme participants shall be deemed to have disposed of and shall transfer their scheme shares, free of encumbrances, to Merger Sub;

6.1.2	such disposal and transfer shall be effected without any further act or instrument of the scheme participants being required;

6.1.3	Merger Sub shall acquire (and be deemed to have acquired) the legal, registered and beneficial ownership of all of the scheme shares, free of encumbrances;

6.1.4	the scheme shares shall be registered in the name of Merger Sub (or its nominee) in the share register and the Company shall then procure that the updated share register is provided to Merger Sub;

6.1.5	in consideration for each scheme share transferred by a scheme participant to Merger Sub, that scheme participant shall be entitled to receive the scheme consideration, which shall be settled in scheme consideration shares and cash in respect of any fractional entitlements, in full, without regard to any lien, right of set-off, counterclaim or other analogous right to which Merger Sub or the Company may otherwise be, or claim to be, entitled against that scheme participant;

6.1.6	subject to the receipt thereof by the transfer secretaries, the transfer secretaries shall transfer, or procure the transfer of, the scheme consideration due to each scheme participant; and

6.1.7	the scheme participants shall be entitled to receive the scheme consideration from the transfer secretaries (acting for and on behalf of the Company) only.

6.2	PowerFleet, acting as principal, shall procure that Merger Sub complies with its obligations under the scheme, and the Company alone shall have the right to enforce those obligations (if necessary) against Merger Sub and/ or PowerFleet (where applicable). The rights of the scheme participants to receive the scheme consideration shall be rights enforceable by scheme participants against the Company only. Scheme participants shall be entitled to require the Company to enforce its rights in terms of the scheme against Merger Sub and/or PowerFleet (where applicable).

6.3	Following implementation of the scheme, upon application the listing of the MiX Telematics shares on the Main Board of the JSE will be terminated by virtue of the JSE being satisfied that MiX Telematics no longer qualifies for a listing on the JSE in accordance with paragraph 1.17(b) of the JSE Listings Requirements.

7.	SCHEME CONSIDERATION

7.1	In the event that the scheme becomes operative, PowerFleet will acquire all of the scheme shares held by the scheme participants in exchange for the scheme consideration.

7.2	MiX Telematics shareholders will, upon implementation of the scheme, receive the scheme consideration shares in exchange for their shares, as well as, where applicable, cash in settlement of any fractional scheme consideration shares. Fractional entitlements will be settled in accordance with paragraph 15 below.

7.3	Given that the PowerFleet listing is a condition to the scheme, South African shareholders will be able to hold PowerFleet shares on the South African share register of PowerFleet without using their foreign investment allowance and will be able to trade their PowerFleet shares on the JSE, post implementation of the scheme.

7.4	Save for the listing and trading of PowerFleet shares on Nasdaq and the Tel Aviv Stock Exchange, as at the last practicable date, the securities of PowerFleet are not listed on any other securities exchange. As a scheme condition and upon implementation of the scheme, the PowerFleet shares will be admitted to trading and listed on the Main Board of the JSE as a secondary inward listing.

7.5	The rights of PowerFleet shares are set out in PowerFleet’s Certificate of Incorporation and By-Laws, an extract of which is contained in Annexure 7 of the prospectus. Shareholders should read the provisions of PowerFleet’s Certificate of Incorporation and By-Laws in full.

27

7.6	For details regarding the settlement of the scheme consideration, shareholders are referred to paragraph 14 of this circular for more information.

8.	SCHEME CONDITIONS

8.1	Implementation of the scheme will be subject to the fulfilment or, where applicable, waiver of the scheme conditions that:

8.1.1	on or before the condition date:

8.1.1.1	the special resolution of MiX Telematics shareholders approving the scheme in terms of section 115(2)(a) of the Companies Act and any other resolution required to implement the scheme are approved by the requisite majority of MiX Telematics shareholders;

8.1.1.2	PowerFleet shall have obtained the requisite approvals of its shareholders in order to implement the proposed transaction, including shareholder approval to increase the number of authorised PowerFleet shares to enable to settle the scheme consideration (“PowerFleet proposals”);

8.1.1.3	all approvals being obtained from the JSE for the PowerFleet listing;

8.1.1.4	the PowerFleet shares to be issued as scheme consideration shall have been approved for listing on Nasdaq and the JSE, subject to official notice of issuance;

8.1.1.5	no law or order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or made applicable to the scheme or the issue by PowerFleet of the scheme consideration by any governmental authority that prohibits, restrains, or makes illegal the implementation of the scheme or issue by PowerFleet of the scheme consideration;

8.1.1.6	the Registration Statement on Form S-4 filed by PowerFleet with the SEC shall have become effective and shall not be the subject of any stop order that is in effect, or pending proceedings seeking a stop order;

8.1.1.7	the prospectus, prepared in accordance with the Companies Act, Takeover Regulations and JSE Listings Requirements, required to facilitate the issue of the scheme consideration and the PowerFleet listing, has been registered under the Companies Act and approved by the JSE;

8.1.1.8	the required financing shall have been secured and there shall have been deposited with PowerFleet and/or Merger Sub and/or a third party appointed for such purpose (as readily available funds) an amount sufficient to provide for (and to be utilised exclusively for, by no later than the scheme implementation date, the redemption in full of all outstanding Series A Preferred Stock;

8.1.1.9	the waiting period, if any, applicable to the scheme under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, shall have expired or been terminated, and any applicable approvals, clearances, or waiting periods required under any competition laws (either in the USA and/or South Africa or otherwise) (“Competition Laws”) for the consummation of the proposed transaction shall have been obtained or terminated;

8.1.1.10	with regards to MiX Telematics shareholders exercising appraisal rights (if any): (i) MiX Telematics shareholders holding not more than 3% of all shares eligible to be voted at the scheme meeting do not give notice objecting to the scheme resolutions, as contemplated in section 164(3) of the Companies Act and/or do not vote against the scheme resolutions proposed at the scheme meeting; or (ii) if more than 3% of all shares eligible to vote at the scheme meeting give notice objecting to the scheme, as contemplated in section 164(3) of the Companies Act, and vote against the scheme resolutions proposed at the scheme meeting, the relevant MiX Telematics shareholders do not exercise their appraisal rights, by giving valid demands as contemplated in sections 164(5) to 164(8) of the Companies Act within the time periods prescribed in sections 164(3) and (7) of the Companies Act in respect of more than 3% of the shares eligible to be voted at the scheme meeting. For the avoidance of doubt, if MiX Telematics shareholders holding more than 3% of all shares eligible to be voted at the scheme meeting validly exercise appraisal rights, this condition will not be fulfilled unless it is waived by the parties;

28

8.1.1.11	if the scheme resolutions are opposed by 15% or more of the voting rights exercised on the scheme resolutions and, within five business days after the vote at the scheme meeting, any person who voted against the scheme resolutions requires the Company to seek the approval of a court in terms of section 115(3)(a) of the Companies Act, and the court has approved the implementation of the scheme resolutions;

8.1.1.12	if any person who voted against the scheme resolutions applies to court in terms of section 115(3)(b) (as read with section 115(6)) of the Companies Act, either:

8.1.1.12.1	the court has declined to grant leave to that person for a review of the scheme resolutions; or

8.1.1.12.2	if leave for a review of the scheme resolutions is granted by the court, the court has declined to set aside the scheme resolutions in accordance with section 115(7) of the Companies Act, and the court has approved the implementation of the scheme resolutions;

8.1.1.13	the parties shall have made any material filing required to obtain all material governmental authorisations applicable to the proposed transaction, including pursuant to any material competition law, and all such required governmental authorisations, including the lapse of any applicable waiting period, shall have been obtained, as applicable, either unconditionally or, to the extent that it is subject to any condition, each party shall have confirmed in writing that such condition is acceptable to such party (with such confirmation not to be unreasonably withheld or delayed), which include, without limitation:

8.1.1.13.1	a compliance certificate issued by the TRP in terms of section 121(b) of the Companies Act in respect of the scheme;

8.1.1.13.2	the competition authorities (in any geography that may have jurisdiction in respect of the proposed transaction) granting such approvals as are required in terms of the Competition Laws and other applicable laws (either in the USA and/ or South Africa or otherwise) to implement the scheme, either unconditionally, or subject to conditions acceptable to PowerFleet, acting reasonably;

8.1.1.13.3	the JSE granting such approvals as are required in terms of the JSE Listings Requirements with respect to the scheme; and

8.1.1.13.4	such approval of FinSurv as is required in terms of the Exchange Control Regulations to implement the scheme, any financing arrangements related thereto, the delisting and the PowerFleet listing.

8.2	The obligations of PowerFleet and Merger Sub to implement the scheme are also subject to the satisfaction, at or prior to 17:00 (SAST) on the business day immediately preceding the day on which the first of the scheme meetings are to be held (on the same calendar day) for purposes of MiX Telematics and PowerFleet shareholders considering and approving the scheme resolutions and the PowerFleet proposals, respectively, or any later date on which the first of such meetings are to be held that the parties mutually agreed upon, so long as the delay in the holding of such meeting was not the result of the delivery of a failure notice (as defined below) (“pre-scheme meeting date”), of the following conditions (which may be waived, in whole or in part, to the extent permitted by law, by PowerFleet) that:

8.2.1	warranties and representations given by the Company (other than those in paragraphs 8.2.2 and 8.2.3 below) remain true and correct, except where any inaccuracy in such representations and/or warranties, individually or in aggregate, has not had, or would not reasonably be expected to have or result in (i) an impairment of assets or creation or incurrence of liabilities (in aggregate, on a net basis, relative to the value recorded in its 31 March 2023 audited financial statements) amounting to greater than USD17,656,300 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its 31 March 2023 audited financial statements) in excess of USD14,499,300 (the impact detailed in (i) and (ii) above being a “MiX material adverse effect”);

8.2.2	fundamental warranties and representations given by MiX Telematics that relate to corporate existence, power and authorisation, subsidiaries, absence of certain changes, anti-takeover laws and finder’s fees remain true and correct;

8.2.3	warranties and representations given by MiX Telematics in respect of its capitalisation remain true and correct, except for inaccuracies that, in aggregate, result in an impact of less than 0.1% of MiX Telematics capitalisation;

29

8.2.4	MiX Telematics shall have complied with or performed (in each case, in all material respects) all of its obligations which it is required to comply with at or prior to the pre-scheme meeting date in accordance with the Implementation Agreement (which is available for inspection), which include:

8.2.4.1	complying with the interim period undertakings detailed in paragraph 11.2 below;

8.2.4.2	that neither MiX Telematics, nor any of its subsidiaries or representatives, shall have breached its obligations to not solicit a superior proposal or an alternative proposal;

8.2.4.3	ensuring that none of the documents required to be submitted by MiX Telematics to the SEC in connection with the proposed transaction will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, are not misleading;

8.2.4.4	that MiX Telematics shall call, give notice of, convene and hold the scheme meeting and that the MiX Telematics board recommends that MiX Telematics shareholders vote in favour of the scheme;

8.2.4.5	that MiX Telematics will cause disposition of MiX Telematics shares or acquisitions of PowerFleet shares resulting from the proposed transaction by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the U.S. Exchange Act with respect to MiX Telematics to be exempt under Rule 16b-3 promulgated under the U.S. Exchange Act;

8.2.4.6	that MiX Telematics shall use commercially reasonable efforts to obtain and deliver to PowerFleet no later than five business days prior to the condition date customary payoff letters with respect to, inter alia, (i) the satisfaction and release of all of MiX Telematics’ (and its subsidiaries) liabilities and obligations under any contract pursuant to which MiX Telematics is required to repay or redeem any indebtedness at or prior to the scheme implementation date as mutually agreed to by the parties (the “loan documents”), (ii) the termination of the loan documents, (iii) the release of all liens held pursuant to or otherwise related to the loan documents unless, in all cases, the counterparty to any such contract provides a written unconditional waiver to MiX Telematics, in a form reasonably satisfactory to PowerFleet, of any and all such liabilities and obligations that the Company might have; and

8.2.4.7	that MiX Telematics shall use its reasonable best efforts to obtain the opinion described in paragraph 8.3.7 below.

8.2.5	there shall not have been, nor shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any MiX material adverse effect; and

8.2.6	written third party consents are provided by MiX Telematics and its respective bankers to PowerFleet containing all necessary approvals, consents and waivers in connection with the proposed transaction.

8.3	The obligations of MiX Telematics to implement the scheme are also subject to the satisfaction, at or prior to the pre-scheme meeting date, of the following conditions (which may be waived, in whole or in part, to the extent permitted by law, by MiX Telematics) that:

8.3.1	warranties and representations given by PowerFleet and Merger Sub (other than those in paragraphs 8.3.2 and 8.3.3 below) remain true and correct, except where any inaccuracy in such representations and/or warranties, individually or in aggregate, has not had, or would not reasonably be expected to have or result in (i) an impairment of assets or creation or incurrence of liabilities (in aggregate, on a net basis, relative to the value recorded in its 31 December 2022 audited financial statements) amounting to greater than USD21,743,500 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its 31 December 2022 audited financial statements) in excess of USD13,515,700 (the impact detailed in (i) and (ii) above being a “PowerFleet material adverse effect”);

8.3.2	fundamental warranties and representations given by PowerFleet and Merger Sub (that relate to corporate existence, power and authorisation, subsidiaries, absence of certain changes, anti-takeover laws and finder’s fees) remain true and correct;

30

8.3.3	warranties and representations given by PowerFleet in respect of its capitalisation remain true and correct, except for inaccuracies that, in aggregate, result in an impact of less than 0.1% of PowerFleet’s capitalisation;

8.3.4	PowerFleet and Merger Sub shall have complied with or performed (in each case, in all material respects) all of its obligations which it is required to comply with at or prior to the pre-scheme meeting date in accordance with the Implementation Agreement (which is available for inspection), which include:

8.3.4.1	complying with the interim period undertakings detailed in paragraph 11.2 below;

8.3.4.2	that neither PowerFleet, nor any of its subsidiaries or representatives, shall have breached its obligations to not solicit a superior proposal or an alternative proposal;

8.3.4.3	ensuring that none of the documents required to be submitted by PowerFleet to the SEC in connection with the proposed transaction will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, are not misleading; and

8.3.4.4	that PowerFleet shall call, give notice of, convene and hold a scheme meeting of PowerFleet shareholders in order to approve the PowerFleet proposals and that the PowerFleet board recommends that PowerFleet shareholders vote in favour of the PowerFleet proposals.

8.3.5	there shall not have been, nor shall there have occurred, any effect, change, condition, fact, development, occurrence or event that, individually or in aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any PowerFleet material adverse effect;

8.3.6	PowerFleet shall obtain and provide to MiX Telematics the written consent of or affirmative vote from the majority of the holders of the Series A Preferred Stock for the amended and restated PowerFleet Certificate of Incorporation; and

8.3.7	receipt of an opinion from a nominated advisor that the proposed transaction should qualify as a “reorganisation” within the meaning of section 368(a) of the Internal Revenue Code of 1986;

8.4	The Company shall communicate to its shareholders and the TRP by no later than the business day prior to the commencement of the scheme meeting whether the conditions contemplated in paragraph 8.3 have been fulfilled. Even in the circumstance that any of the relevant conditions contemplated in paragraph 8.3 have failed, with the result that the scheme is not capable of becoming unconditional and being implemented, MiX Telematics shall proceed to convene the scheme meeting for the purpose of communicating the factual position in relation to the scheme conditions and impact of that position on the scheme to scheme participants attending the scheme meeting.

8.5	Notwithstanding anything herein contained, the Company shall only rely on the conditions contemplated in paragraph 8.3 to furnish a termination notice (as defined in paragraph 12.1 below) after the scheme meeting and then only if the scheme participants have voted in favour of the scheme (given that the scheme will in any event fail if scheme participants do not vote with the required majority in favour of the scheme). The furnishing by the Company of such termination notice shall (unless the TRP permits the termination notice to be issued by the Company without further evidence that the issue is supported by holders of a majority of MiX Telematics’ shares) be required to be supported by holders of a majority of MiX Telematics shares. If the Company intends to rely on the failure of any of the conditions contemplated in paragraph 8.3 above to furnish a termination notice after the scheme meeting, then the Company shall not be obliged to apply for a compliance certificate from the TRP (in fulfilment of the scheme condition in paragraph 8.1.1.13.1 above) pending the completion of the process pursuant to which the Company seeks authority from holders of a majority MiX Telematics shares to issue a termination notice. The scheme shall not become of force or effect if MiX Telematics (with the requisite shareholder approval or with TRP approval, as the case may be) issues such termination notice.

8.6	If the Company intends (with the requisite shareholder approval) to issue a termination notice in these circumstances, the scheme corporate action timetable (as detailed on page 13 of this circular) shall be extended to afford the Company the required reasonable time to determine whether shareholders support the issue of a termination notice and if so, reasonably time for the Company to issue a termination notice. For the avoidance of doubt, the Company shall not place reliance on the conditions listed in 8.3 as the basis for termination, unless the termination is approved by its shareholders.

31

8.7	In anticipation of the potential requirement for the Company to issue a termination notice (in circumstances where shareholder approval is required for the issue of such termination notice) shareholders would be requested to approve an ordinary resolution at the scheme meeting for this purpose.

8.8	The proposed transaction and scheme shall lapse and not be of force or effect if the scheme is terminated in accordance with its terms or if any scheme condition is not fulfilled or, if applicable, waived by the time stipulated for that purpose.

9.	FULFILMENT OF THE SCHEME CONDITIONS

9.1	The parties have undertaken (to the extent that it is within their power to do so) to use their respective reasonable endeavours to procure the fulfilment of the scheme conditions and to achieve the implementation of the scheme.

9.2	The scheme conditions in paragraphs 8.1.1.1, 8.1.1.2, 8.1.1.3, 8.1.1.4, 8.1.1.5, 8.1.1.6, 8.1.1.7, 8.1.1.9 and 8.1.1.13 are regulatory in nature and cannot be waived.

9.3	The scheme conditions in paragraphs 8.1.1.8, 8.1.1.10, 8.1.1.11, 8.1.1.12, 8.2 and 8.3 can be waived by written agreement between PowerFleet and the Company.

9.4	An announcement will be released on SENS and, if required, published in the press after:

9.4.1	the fulfilment or waiver, as the case may be, of all of the scheme conditions; or

9.4.2	the non-fulfilment of any scheme condition as a result of which the scheme will lapse.

10.	RIGHT TO REMEDY

10.1	If at any time prior to 17:00 SAST on the pre-scheme meeting date, either MiX Telematics or PowerFleet becomes aware that a scheme condition contained in paragraphs 8.2 and 8.3 (“specified conditions”) is inaccurate, false, has been breached or has failed (“failure”), the relevant party (“notifying party”) must notify the other party (“receiving party”) thereof in writing (“failure notice”), following which the receiving party has an opportunity to remedy the failure within 10 business days.

10.2	If the receiving party fails to remedy the failure within 10 business days of receipt of the failure notice, the notifying party shall be entitled to either (i) waive all or part of the relevant specified condition, or (ii) subject to paragraph 12.5 below, within a further period of five business days, send the receiving party a termination notice or notice of intent to terminate, as applicable.

10.3	If the receiving party disputes the issue of a termination notice, the notifying party may refer the dispute to a nominated expert, acting as an expert and not an arbitrator (“Expert”), who will make a final objective determination as to whether or not a specified condition was fulfilled. The Expert’s decision is, in the absence of manifest error, final and binding on the parties.

10.4	The specified conditions will be deemed to have been fulfilled where either:

10.4.1	no failure notice is issued on or before the pre-scheme meeting date; or

10.4.2	if a failure notice was issued before the pre-scheme meeting date but (i) the notifying party waives the relevant specified condition(s) or no termination notice is issued by the notifying party within the relevant time period or (ii) if a termination notice is issued within the relevant time period, the Expert determines within the ten business day period that a failure has not occurred and the failure notice should not have been issued.

11.	INTERIM PERIOD UNDERTAKINGS

11.1	MiX Telematics and PowerFleet have reciprocally undertaken in favour of one another that, during the interim period, they and each of their subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice.

11.2	MiX Telematics and PowerFleet have agreed to the following reciprocal customary interim period undertakings, including that both MiX Telematics and PowerFleet (nor any of their subsidiaries) shall not (save where permitted in the ordinary course of business):

11.2.1	amend the memorandum of incorporation or other similar organisational documents;

32

11.2.2	directly or indirectly split, combine or reclassify any shares in their respective capital structures, declare, set aside or pay any dividend or other distribution, and/or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity, other than in certain agreed limited circumstances;

11.2.3	issue, deliver or sell, or authorise the issuance, delivery or sale of, any equity securities or any securities convertible into or exchangeable or exercisable for equity securities, other than in certain agreed limited circumstances;

11.2.4	incur or commit to any capital expenditures, other than (i) budgeted capital expenditure disclosed by the parties to one another, (ii) capital expenditure below USD300 000 in aggregate per fiscal quarter and (iii) in the case of MiX Telematics only, any capital expenditure related to in-vehicle devices purchased in the ordinary course of business consistent with past practice;

11.2.5	acquire from any third party directly or indirectly, any corporation, partnership, or other business organisation or business thereof, other than in certain agreed limited circumstances;

11.2.6	sell, license, lease or otherwise transfer, exchange, swap, dispose of or abandon or create or incur any Lien on, directly or indirectly, any of the Company’s or its subsidiaries’ assets, securities, properties, interests, leases or businesses, other than in certain agreed limited circumstances;

11.2.7	make any loans, advances or capital contributions to, or investments in, any other person, or form or acquire any subsidiary that is not wholly-owned by the Company or any of its wholly-owned subsidiaries, other than in certain agreed limited circumstances;

11.2.8	other than in certain agreed limited circumstances, (i) redeem, repurchase, defease or prepay any indebtedness, (ii) incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or guarantees thereof in a manner that increases the aggregate liability (including any contingent liability) of the relevant party (or any of its subsidiaries), or (iii) issue or sell any debt securities;

11.2.9	enter into any agreement or arrangement that limits or otherwise restricts the relevant party or any of its subsidiaries from engaging or competing in any line of business, in any location or with any person, or would purport to limit, after the scheme implementation date, the other party or any of its subsidiaries;

11.2.10	enter into any new line of business outside of its existing business, other than in certain agreed limited circumstances;

11.2.11	other than in certain agreed limited circumstances, (i) amend or modify or terminate any material contract or waive, release or assign any material rights, claims or benefits under any material contract or (ii) enter into any contract that would have been a material contract had it been entered into prior to the signature date;

11.2.12	(i) unless required by applicable law, recognise any new labour organisation, union, employee association, trade union, works council or other similar employee representative or (ii) negotiate, enter into, amend, modify or terminate any collective bargaining agreement or other agreement with any employee representative;

11.2.13	grant, amend or terminate, or authorise or provide for any payment of cash (whether in connection with the proposed transaction or otherwise) in respect of, any equity or equity-based awards;

11.2.14	other than in certain agreed limited circumstances, (i) grant or provide any severance or termination payments or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant, (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant, (iv) establish, adopt, terminate or amend any material plan, whether alone or in combination with other events such as a termination of service, or any plan, program, arrangement, policy or agreement that would be a material plan if it were in existence on the signature date, (v) terminate the employment of any current employee with a title of senior vice-president or above other than for cause or for performance related reasons, or (vi) promote any employee or any of its subsidiaries to a position that reports directly to the chief executive officer;

11.2.15	waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor;

33

11.2.16	change the Company’s methods of financial accounting, other than as required by (i) concurrent changes to relevant accounting standards, (ii) changes to applicable regulations or law, (iii) or by governmental authority;

11.2.17	other than in certain agreed limited circumstances, (i) make or change any material election with respect to any taxes, (ii) adopt or change any method of tax accounting, (iii) amend any tax return, (iv) settle any claim or assessment in respect of taxes, (v) agree to an extension or waiver of the limitation period for any claim or assessment in respect of taxes, (vi) enter into any closing agreement, or (vii) surrender any right to claim a tax refund, offset or other reduction in tax liability;

11.2.18	other than in certain agreed limited circumstances, (i) compromise or settle any suit, audit, action, claim, litigation, arbitration, mediation, hearing, public inquiry, or similar proceeding commenced, brought, conducted or heard by or before, or otherwise involving any governmental authority or arbitrator (public or private) (“proceeding”), in each case made or pending by or against either party or any of its subsidiaries, or any of their employees, officers or directors in their capacities as such or (ii) commence any proceeding;

11.2.19	take any actions that would or would be reasonably likely to (i) result in any of the scheme conditions not being satisfied, (ii) result in new or additional required approvals from any governmental authority in connection with the proposed transaction that would materially delay the consummation of the proposed transaction, or (iii) materially impair the ability of either party to consummate the proposed transaction or materially delay such consummation;

11.2.20	authorise, apply for or cause to be approved the listing of (i) MiX Telematics shares or ADSs on any stock exchange other than NYSE and JSE or (ii) the PowerFleet shares on any stock exchange other than Nasdaq, Tel Aviv Stock Exchange or JSE;

11.2.21	fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, invalidation, loss, impairment or dedication to the public domain of any intellectual property rights that are material to the conduct of the relevant party’s business;

11.2.22	fail to repay or redeem any indebtedness to a third party in an amount exceeding USD250,000 that becomes due and payable as a result of the proposed transaction or otherwise;

11.2.23	other than in certain agreed limited circumstances, cancel, terminate, fail to keep in place, fail to pay any premium on or reduce the amount of any insurance coverage provided by existing insurance policies without obtaining substantially equivalent (in the aggregate) substitute insurance coverage;

11.2.24	adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorising such a liquidation or a dissolution of either party;

11.2.25	acquire any fee interest in real property;

11.2.26	enter into any material interest rate swaps, non-U.S. exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

11.2.27	agree, resolve or commit to do any of the foregoing.

12.	TERMINATION AND FEES

12.1	Subject to TRP approval, the scheme shall terminate with immediate effect and all rights and obligations of the parties to the Implementation Agreement shall cease forthwith on written notice of termination (a “termination notice”) furnished by either MiX Telematics or PowerFleet. A termination notice may however not be given by any party any time after the scheme becomes unconditional.

12.2	Grounds on which a termination notice may be issued include:

12.2.1	if the scheme and/or the issuance of the scheme consideration shares becomes illegal or otherwise prohibited in accordance with a final and non-appealable judgment or order or newly enacted law or regulation;

12.2.2	if the scheme conditions have not been fulfilled by the outside date;

12.2.3	if the PowerFleet shareholders do not approve the PowerFleet proposals;

12.2.4	if the scheme resolutions are not passed;

34

12.2.5	prior to receiving the approval of its shareholders, by either MiX Telematics or PowerFleet if the relevant company receives a superior proposal and the signature of a transaction agreement with respect to such superior proposal is authorised by the relevant company and, in the case of the Company, approved by MiX Telematics shareholders that hold at least 50.1% of the Company’s issued shares;

12.2.6	by PowerFleet, if, prior to approval of the scheme resolutions, the independent board withholds, withdraws, modifies or qualifies in an adverse manner its recommendation that its shareholders approve the scheme resolutions or fails to make such recommendation or include it in the scheme circular; and

12.2.7	by the non-breaching party, if MiX Telematics or PowerFleet breach or fail to uphold any of its representations, warranties or undertakings resulting in the failure of any of the scheme conditions contained in paragraphs 8.2.1 through 8.2.4 or paragraphs 8.3.1 through 8.3.4 above, which breach or failure, if curable, has not been cured by the earlier of the outside date and 10 business days after the giving of written notice of the breach.

12.3	If the scheme is terminated by MiX Telematics or PowerFleet, a termination fee may become payable under certain limited circumstances (“termination fee”) by one party to the other party. Any termination fee paid shall be the lesser of USD1.5 million or 1% of the value of the scheme consideration shares immediately prior to such fee becoming due.

12.4	A party may only (i) accept a superior proposal, (ii) withhold, withdraw, modify or qualify in an adverse manner its recommendation to its shareholders of the scheme, or (iii) approve, endorse, recommend or otherwise publicly support an alternative proposal if the failure to take any such action would be inconsistent with the fiduciary or statutory duties of such party’s board of directors owed to its shareholders under applicable law.

12.5	Any modifications, amendments, adjustments or additions to the ground for termination will be subject to TRP approval and, if so required by the TRP, shareholder approval of either or both MiX Telematics and PowerFleet.

13.	SURRENDER OF DOCUMENTS OF TITLE

13.1	Dematerialised shareholders

In the event that the scheme becomes operative, scheme participants holding dematerialised shares without “own-name” registration will not be required to surrender documents of title in respect of their scheme shares and must not complete the form of surrender and transfer (green).

13.2	Certificated shareholders

13.2.1	In the event that the scheme becomes operative, scheme participants holding certificated shares will be required to surrender their documents of title in respect of their scheme shares in exchange for the scheme consideration, irrespective of whether they voted in favour of the scheme resolutions or not.

13.2.2	In anticipation of the scheme becoming operative, shareholders holding certificated shares will be required to surrender their documents of title in respect of all their scheme shares in accordance with the instructions set out in paragraph 2 of “Action required by MiX Telematics shareholders”, titled “Surrender of documents of title”.

13.2.3	Scheme participants holding certificated shares who fail to correctly and timeously complete and return the form of surrender and transfer (green) and surrender their documents of title in accordance with paragraph 13.2.2, will become issuer nominee shareholders and the scheme consideration in respect of the scheme shares held by them will be issued in accordance with paragraph 13.3 of this circular.

13.2.4	PowerFleet has reserved the right, in its absolute discretion, to:

13.2.4.1	treat as valid a form of surrender and transfer (green) that has not been correctly completed; and/or

13.2.4.2	accept late submissions of a form of surrender and transfer (green); and/or

13.2.4.3	make such arrangements in respect of the shares held by certificated shareholders as it deems fit in respect of certificated shareholders that have not (i) completed a form of surrender and transfer (green) or submitted an incomplete or incorrectly completed form of surrender and transfer (green); or (ii) submitted a form of surrender and transfer (green) by the time and date stipulated for submission thereof, including having the scheme consideration issued to the nominee account established for issuer nominee shareholders as set out in paragraph 13.3.

35

13.2.5	No receipt will be issued for documents of title surrendered unless specifically requested.

13.2.6	If documents of title relating to any scheme shares are lost or destroyed, PowerFleet may dispense with the surrender of such documents of title upon production of evidence satisfactory to PowerFleet that the documents of title in respect of the scheme shares in question have been lost or destroyed and upon provision of a suitable indemnity on terms satisfactory to PowerFleet. Accordingly, if the documents of title in respect of any of your scheme shares have been lost or destroyed, certificated shareholders should nevertheless return the form of surrender and transfer (green), duly signed and completed, to the transfer secretaries, together with a duly signed and completed indemnity form which is obtainable from the transfer secretaries.

13.2.7	Documents of title surrendered by a certificated shareholder in anticipation of the scheme becoming operative will be held in trust by the transfer secretaries, at the risk of such shareholder, pending the scheme becoming operative. Should the scheme not become operative, the documents of title surrendered by certificated shareholders in anticipation of the scheme becoming operative, will be returned to the certificated shareholder to the address indicated in the form of surrender and transfer (green) or, if such address has not been provided, the last known address of the relevant certificated shareholder.

13.2.8	Should a certificated shareholder surrender documents of title in anticipation of the scheme being implemented and thereafter the scheme is not implemented, the transfer secretaries shall, by registered post within 5 (five) business days of either the date upon which it becomes known that the scheme will not be implemented or on receipt by the transfer secretaries of the required documents of title, whichever is the later, return the documents of title to certificated shareholders at their own risk.

13.2.9	If documents of title are surrendered in anticipation of the scheme becoming operative, such shareholders will be entitled to attend, participate in and vote at the scheme meeting but will not be entitled to dematerialise, trade or otherwise deal in their scheme shares after the date of surrender, or if the scheme is not implemented, between the date of surrender and the date on which their scheme shares are returned to them.

13.2.10	Under Strate directives, dematerialised shareholders are required to provide a physical and email address for purposes of receiving direct communication from PowerFleet, which includes the receipt of shareholder communication documentation. The provision of such information will facilitate the direct communication by PowerFleet to the PowerFleet shareholders following implementation of the scheme. Scheme participants who are currently certificated shareholders and will become dematerialised shareholders following implementation of the scheme are encouraged to provide such information. Should a certificated shareholder fail to provide such information, the contact details in respect of such certificated shareholder previously provided to MiX Telematics will be deemed to have been elected by the certificated shareholder in relation to their shareholding in PowerFleet.

13.3	Issuer nominee shareholders

The scheme consideration in respect of the scheme shares held by issuer nominee shareholders will be credited to an account in the name of Computershare Nominees, which will hold such PowerFleet shares as the registered holder thereof for the benefit of issuer nominee shareholders on the following basis:

13.3.1	The issuer nominee shareholders will be the beneficial owners of such PowerFleet shares, and will be recorded on a nominee sub-register maintained by Computershare Nominees and will receive a statement from Computershare Nominees, which will confirm the number of scheme consideration shares held by them and the amount of cash due to them in respect of any fractional entitlement.

13.3.2	Issuer nominee shareholders will be bound by the provisions of Strate’s rules and directives in respect of their PowerFleet shares held in the nominee sub-register, and will be deemed to have concluded a custody agreement with Computershare Nominees, which establishes a business relationship between Computershare Nominees and each issuer nominee shareholder. In terms of the said custody agreement, issuer nominee shareholders will be entitled to, inter alia, receive the distributions made in respect of their PowerFleet shares and to instruct Computershare Nominees how they wish to vote their PowerFleet shares. However, the issuer nominee shareholders will be restricted from trading their PowerFleet shares until such time as they have provided Computershare Nominees with the necessary documents as may be required by Computershare Nominees in this regard.

13.3.3	Issuer nominee shareholders will have the option to move their PowerFleet shares to the account of their own CSDP or broker, or to materialise and certificate their PowerFleet shares, at any time provided they have opened an account with CSDP or broker in accordance with paragraph 3.6 of the “Action required by MiX Telematics shareholders”, titled “Settlement of the scheme consideration pursuant to the scheme becoming operative and being implemented” and duly complete and return the form of surrender and transfer (green) and surrender their documents of title.

36

13.3.4	Should issuer nominee shareholders fail to duly complete and return the form of surrender and transfer (green) and surrender their documents of title within 3 years of the scheme implementation date, then the PowerFleet shares to which such issuer nominee shareholders are entitled may be disposed of at the ruling market price and the disposal consideration, less realisation costs and taxes, will be paid to the benefit of the Guardian’s Fund of the Master of the High Court (the “Guardian’s Fund”). The proceeds of such disposal may be claimed by the relevant issuer nominee shareholder, subject to the requirements imposed by the Master of the High Court, Johannesburg. As part of the scheme, each issuer nominee shareholder irrevocably authorises and appoints MiX Telematics or PowerFleet, in rem suam (that is, irrevocably for MiX Telematics or PowerFleet’s advantage), with full power of substitution, to act as its agent and in its name, place and stead to dispose of such issuer nominee shareholder’s PowerFleet shares and to pay the proceeds to the benefit of the Guardian’s Fund in the aforesaid manner.

14.	SETTLEMENT OF THE SCHEME CONSIDERATION

14.1	In the event that the scheme becomes operative, scheme participants will be entitled to receive the scheme consideration in respect of the scheme shares held by them.

14.2	If the scheme becomes operative, all PowerFleet shares, including the PowerFleet shares issued to settle the scheme consideration, will be listed on the Main Board of the JSE by way of secondary listing.

14.3	The scheme consideration will be settled in dematerialised form only. The scheme consideration will be settled using the settlement system of Strate for trading on the JSE. In the circumstances, certificated shareholders are required to provide details of a broker or CSDP account into which the scheme consideration is to be credited by completing the form of surrender and transfer (green) in accordance with the instructions set out in paragraph 2 of “Action required by MiX Telematics shareholders” titled “Surrender of documents of title”.

14.4	Settlement of the scheme consideration shall be subject to the Exchange Control Regulations, the salient provisions of which are set out in Annexure 9 to this circular.

14.5	Dematerialised shareholders

If the scheme becomes operative, scheme participants who hold dematerialised shares without “own-name” registration will have:

14.5.1	their accounts held at their broker or CSDP debited with the relevant number of scheme shares; and

14.5.2	their accounts held at their broker or CSDP credited with the relevant number of scheme consideration shares and the cash payment in respect of any fractional entitlement,

on the scheme implementation date.

14.6	Certificated shareholders

14.6.1	If the scheme becomes operative, scheme participants who hold certificated shares and who deliver a duly completed form of surrender and transfer (green) and surrender their documents of title to the transfer secretaries in accordance with paragraph 13.2.2 of this circular so as to be received on or before 12:00 on the scheme record date, will have:

14.6.1.1	their documents of title cancelled; and

14.6.1.2	their account held at their nominated broker or CSDP (as specified in the form of surrender and transfer (green)) credited with the relevant number of scheme consideration shares and the cash payment in respect of any fractional entitlement, on the scheme implementation date.

14.6.2	If scheme participants who hold certificated shares fail to:

14.6.2.1	deliver a duly completed form of surrender and transfer (green) together with their documents of title to the transfer secretaries in accordance with paragraph 13.2.2; or

37

14.6.2.2	provide account details, or provide incorrect account details, of their CSDP or broker, into which their scheme consideration shares are to be credited,

they will be treated as issuer nominee shareholders and their scheme consideration will be issued in dematerialised form in accordance with the provisions of paragraph 13.3 of the circular.

15.	FRACTIONS

15.1	Any entitlements to fractions of scheme consideration shares that otherwise would be issuable pursuant to the scheme shall be rounded down to the nearest whole number of scheme consideration shares, resulting in allocations of whole scheme consideration shares only and a cash payment for any fractional shares resulting from such rounding.

15.2	The applicable cash payment will be determined with reference to the VWAP of a PowerFleet share traded on the JSE on Tuesday, 26 March 2024, converted to Rands at $/R exchange rate on Tuesday, 26 March 2024, discounted by 10% (“issue price”). The basis for the applicable cash payment will be announced on SENS on Wednesday, 27 March 2024, by 11:00 a.m. SAST.

15.3	Illustrative example of the fractional entitlement principle:

15.3.1	This example assumes:

15.3.1.1	that a scheme participant holds 1 000 scheme shares at the close of business on the scheme record date;

15.3.1.2	that the issue price of a PowerFleet share is USD3.19 (as at the last practicable date); and

15.3.1.3	a R/$ exchange rate of R18.80: USD1.00.

15.3.2	Calculation of the issue price

3.19 x 18.80 x 0.9 (discounted by 10%) = R53.97.

15.3.3	Calculation of scheme consideration entitlement

1 000 scheme shares x 0.12762 = 127.62

15.3.4	Actual number of scheme consideration shares received by scheme participant

127

15.3.5	Calculation of cash payment received by scheme participant

R53.97 x 0.62 = R33.46.

16.	REQUIRED APPROVAL FOR THE SCHEME

16.1	Pursuant to section 115(2) of the Companies Act, a scheme of arrangement in terms of section 114 of the Companies Act must be approved by a special resolution adopted by shareholders entitled to exercise voting rights on such a matter, at a meeting called for that purpose. At least 25% of the voting rights that are entitled to be exercised must be present at the meeting.

16.2	In the event that (i) at least 15% of the voting rights exercised on the scheme resolutions oppose the scheme resolutions; and (ii) a shareholder who voted against the scheme resolutions requires, within 5 (five) business days after the vote, that the Company seek court approval for the scheme, the Company may not proceed to implement the scheme resolutions unless a court of competent jurisdiction approves the scheme. If the scheme requires court approval, the Company must either apply to court for approval within 10 (ten) business days after the vote and bear the costs of the application, or treat the scheme as a nullity.

16.3	In the event that (i) less than 15% of the voting rights exercised on the scheme resolutions are exercised against the scheme resolutions; (ii) any shareholder who voted against the scheme resolutions applies to court within 10 (ten) business days of the vote for leave to review the transaction; and (iii) the court grants such leave to review, the scheme resolutions may only be implemented pursuant to the court not having set aside the scheme resolutions. A court may grant leave to review only if the applicant is acting in good faith, appears to be able to sustain proceedings and alleges facts that support the order being sought. A court may only set aside a resolution that is manifestly unfair to shareholders or if the vote was materially tainted by a conflict of interest, for inadequate disclosure, failure to comply with the Companies Act or MOI or if there is a significant and material irregularity.

38

17.	SALIENT TERMS GOVERNING THE IMPLEMENTATION OF THE SCHEME

17.1	Court approval

If the scheme resolutions are approved at the scheme meeting in accordance with the Companies Act and court approval is required in terms of section 115(3)(a) or 115(3)(b) of the Companies Act, the Company shall:

17.1.1	not treat the scheme resolutions as a nullity; and

17.1.2	use its reasonable endeavours to ensure that the scheme is approved by the court, including, if the scheme resolutions require the approval of a court as contemplated in section 115(3)(a) of the Companies Act, applying to court for approval within 10 business days after the vote as provided for in section 115(5) of the Companies Act or, in the circumstances contemplated in section 115(3)(b) of the Companies Act, opposing an application by a person who voted against the scheme resolutions.

17.2	Dissenting shareholders

If a dissenting shareholder ceases to be a dissenting shareholder (other than as a result of the Company acquiring the dissenting shareholder’s ordinary shares pursuant to section 164 of the Companies Act), then it shall become a scheme participant and be entitled to receive the scheme consideration.

17.3	Delisting

As soon as possible after all of the scheme conditions have been fulfilled or, if applicable, waived, the Company shall apply to the JSE for the delisting of the Company in accordance with the JSE Listings Requirements.

17.4	No amendment

The Company shall not propose, agree to or permit any amendment, variation or modification of the scheme or scheme consideration and no amendment, variation or modification thereof shall be valid without the prior written agreement of PowerFleet and, to the extent required, the TRP.

18.	CONFIRMATION TO THE TRP

PowerFleet does not have sufficient authorised but unissued share capital available from which to issue the PowerFleet shares to settle the scheme consideration due to the scheme participants. Accordingly, implementation of the scheme is conditional upon PowerFleet obtaining the relevant shareholder approval to increase its authorised share capital from 75 000 000 to 175 000 000 shares of PowerFleet common stock in order to enable it to settle the scheme consideration, as well as the relevant shareholder approval of the issuance of the scheme consideration shares pursuant to Nasdaq rules. Further details of the share capital of PowerFleet are contained in paragraph 4 of section 1 of the prospectus.

19.	OPINIONS AND RECOMMENDATIONS

19.1	Independent expert’s opinion

19.1.1	The MiX Telematics board has, in accordance with regulation 108 of the Takeover Regulations, constituted an independent board comprising Fikile Futwa, Charmel Flemming and Richard Bruyns to consider and engage with PowerFleet in relation to the proposed transaction.

19.1.2	The independent board has appointed BDO as the independent expert to provide it with external advice in relation to the scheme, in the form of a fair and reasonable opinion as required by and in compliance with the Companies Act and the Takeover Regulations.

19.1.3	In accordance with sections 114(2) and 114(3) of the Companies Act, as read with Regulations 90 and 110, the independent board has appointed BDO as the independent expert to provide it with external advice in relation to the scheme, in the form of a fair and reasonable opinion as required by and in compliance with the Companies Act and the Takeover Regulations.

19.1.4	The independent expert has, in accordance with Regulation 90, performed a valuation of the MiX Telematics shares and the PowerFleet shares and provided its opinion to the independent board and MiX Telematics board.

19.1.5	Taking into consideration the terms and conditions of the scheme and based on the results of the procedures performed, detailed valuation work and other considerations, as set forth in the independent expert report, the independent expert is of the opinion that the scheme and the scheme consideration are fair and reasonable to shareholders.

39

19.1.6	The independent expert report is contained in Annexure 2 to this circular.

19.2	Independent board’s opinion and recommendation

19.2.1	The independent board, after due consideration of the opinion of the independent expert, has placed reliance on the independent expert report and is of the opinion that the scheme and scheme consideration are fair and reasonable.

19.2.2	The independent board unanimously recommends that MiX Telematics shareholders vote in favour of the resolutions.

19.2.3	The independent board’s recommendation contained in this paragraph 19.2 of this circular is not and should not be construed as investment advice.

19.2.4	The board has not received any offers as defined in section 117(1) of the Companies Act and contemplated in regulation 106(7)(a) of the Regulations in the 6 (six) month period preceding the issue of the firm intention announcement in relation to the proposed transaction and ending on the last practicable date.

19.3	MiX Telematics board

All of the MiX Telematics directors who hold a beneficial interest, directly or indirectly, in MiX Telematics shares, have indicated that they will vote in favour of the resolutions at the scheme meeting.

19.4	PowerFleet board

The PowerFleet board had considered the proposed transaction and believes the proposed transaction is in the best interest of the shareholders and accordingly shareholders should consider voting in favour of the resolutions at the scheme meeting.

20.	CONCERT PARTY ARRANGEMENTS AND BENEFICIAL INTERESTS

20.1	PowerFleet confirms that it is the ultimate purchaser of the scheme shares (via its wholly-owned subsidiary, Merger Sub) and is not acting in concert with any other party in relation to the scheme (as envisaged in section 117 of the Companies Act).

20.2	PowerFleet does not hold or control any beneficial interest in MiX Telematics nor does it hold any option to purchase a beneficial interest in MiX Telematics.

21.	APPRAISAL RIGHTS

21.1	This paragraph 21 only provides a summary of the provisions relating to shareholders’ appraisal rights in terms of section 164 of the Companies Act, the full provisions of which are contained in Annexure 4 of the circular.

21.2	At any time before the scheme resolutions are voted on at the scheme meeting, a MiX Telematics shareholder may give written notice to MiX Telematics objecting to the scheme resolutions in terms of section 164(3) of the Companies Act and vote against the scheme resolutions at the scheme meeting.

21.3	Within 10 (ten) business days after the scheme resolutions have been adopted, MiX Telematics will send a notice to each shareholder who gave MiX Telematics the notice referred to in paragraph 21.2 of this circular and has neither withdrawn that notice nor voted in favour of the scheme resolutions, informing them that the scheme resolutions have been adopted.

21.4	A shareholder who has given MiX Telematics the notice referred to in paragraph 21.2 of this circular and who has complied with all of the procedural steps set out in section 164 of the Companies Act may, if the scheme resolutions are adopted, deliver a written notice to MiX Telematics demanding that MiX Telematics pay to that shareholder the fair value for all the MiX Telematics shares held by that shareholder (“Demand”). The Demand must be delivered:

21.4.1	within 20 (twenty) business days after receipt of the notice from MiX Telematics referred to in paragraph 21.3 of this circular; or

21.4.2	if the shareholder does not receive the notice from MiX Telematics referred to in paragraph 21.3 of this circular, within 20 (twenty) business days after learning that the scheme resolutions have been adopted.

40

21.5	The Demand referred to above must also be delivered to the TRP and must set out:

21.5.1	the dissenting shareholder’s name and address;

21.5.2	the number of MiX Telematics shares in respect of which the dissenting shareholder seeks payment; and

21.5.3	a demand for payment of the fair value of those MiX Telematics shares. The fair value of MiX Telematics shares is determined as at the date on which, and the time immediately before, the scheme resolutions were adopted.

21.6	A dissenting shareholder may withdraw its Demand before MiX Telematics makes an offer in accordance with section 164(11) of the Companies Act or if MiX Telematics fails to make such an offer.

21.7	If MiX Telematics receives a Demand and such Demand is not withdrawn by the dissenting shareholder before the scheme implementation date, the Company will, in accordance with section 164(11) of the Companies Act, within 5 (five) business days of the scheme implementation date, make an offer to the dissenting shareholder.

21.8	The Company’s offer made in accordance with section 164(11) of the Companies Act will, in accordance with the requirements of section 164(12)(b) of the Companies Act, lapse if it is not accepted by the dissenting shareholder within 30 (thirty) business days after it was made.

21.9	A dissenting shareholder that, pursuant to the exercise of its appraisal rights, has sent a Demand to MiX Telematics has no further rights in respect of its MiX Telematics shares, other than to be paid their fair value and will be excluded from the scheme and will not receive the scheme consideration, unless:

21.9.1	the dissenting shareholder withdraws that demand before MiX Telematics makes an offer to that dissenting shareholder under section 164(11) of the Companies Act, or allows any offer made by MiX Telematics to lapse;

21.9.2	MiX Telematics fails to make an offer in accordance with section 164(11) of the Companies Act and the dissenting shareholder withdraws its Demand; or

21.9.3	MiX Telematics revokes the scheme resolutions by a subsequent special resolution, in which case that dissenting shareholder’s rights in respect of the relevant MiX Telematics shares shall, in terms of section 164(10) of the Companies Act, be reinstated without interruption. As set out in the notice of scheme meeting, a special resolution has been proposed to shareholders in terms of which, subject to the passing of the scheme resolutions, in the event that all the scheme conditions (as more fully described in paragraph 8 of the circular) are not fulfilled or waived and the scheme accordingly terminates, the scheme resolutions will be revoked with effect from the date on which the scheme terminates.

21.10	If the scheme becomes operative, any dissenting shareholder whose shareholder rights are reinstated as envisaged in paragraph 21.9 of this circular:

21.10.1	before 12:00 on the scheme record date, shall be deemed to be a scheme participant and be eligible to participate in the scheme and be subject to the ordinary terms and conditions of the scheme; or

21.10.2	after 12:00 on the scheme record date, shall be deemed to be a scheme participant with retrospective effect from the scheme record date and, as part of the scheme, authorises MiX Telematics and/or the transfer secretaries on its behalf to transfer its scheme shares to PowerFleet against settlement of the scheme consideration and to take all other actions and steps necessary to give effect to the aforegoing.

21.11	A dissenting shareholder who accepts the Company’s offer made in accordance with the requirements of section 164(11) of the Companies Act will not be a scheme participant and will not participate in the scheme. Such dissenting shareholder must thereafter, if it (i) holds certificated shares, tender the documents of title in respect of such certificated shares to the Company or the transfer secretaries; or (ii) holds dematerialised shares, instruct its broker or CSDP to transfer those MiX Telematics shares to the Company or the transfer secretaries. The Company must pay a dissenting shareholder the offered amount within 10 (ten) business days after the dissenting shareholder has accepted the offer and tendered the documents of title or directed the transfer to the Company or the transfer secretaries of the dematerialised shares, as the case may be.

41

21.12	A dissenting shareholder who considers the offer made by the Company in accordance with section 164(11) of the Companies Act to be inadequate, may, in accordance with section 164(14) of the Companies Act, apply to a court to determine a fair value in respect of the MiX Telematics shares that were subject to the Demand, and an order requiring the Company to pay to the dissenting shareholder the fair value so determined. The court will, in accordance with section 164(15)(c)(v) of the Companies Act, be obliged to make an order, inter alia, requiring:

21.12.1	the dissenting shareholders to either withdraw their Demands or to tender their MiX Telematics shares to the Company as contemplated in paragraph 21.11 of this circular; or

21.12.2	the Company to pay the fair value in respect of the MiX Telematics shares (as determined by the court) to the dissenting shareholders who tender their MiX Telematics shares as contemplated in paragraph 21.11 of this circular.

21.13	Before exercising their rights under section 164 of the Companies Act, shareholders should have regard to the following:

21.13.1	the independent expert report as set out in Annexure 2 to this circular concludes that the scheme consideration is fair and reasonable to MiX Telematics shareholders; and

21.13.2	the court is empowered to grant a costs order in favour of, or against, a dissenting shareholder, as may be applicable.

21.14	It should be noted that 1 (one) of the scheme conditions relates to the shareholders giving notice objecting to the scheme resolutions as contemplated in section 164(3) of the Companies Act and/or exercising appraisal rights. In the event that this scheme condition is not fulfilled or waived, the scheme will not become operative.

21.15	Any shareholder that is in doubt as to what action to take must consult their legal or professional advisor in this regard.

21.16	A dissenting shareholder who is deemed to become a scheme participant pursuant to the dissenting shareholder’s shareholder rights being reinstated as envisaged in paragraph 21.10.2 of this circular, will receive the scheme consideration and, after the delisting has been effected, will be required to return a duly completed form of surrender and transfer (green) and surrender their documents of title to MiX Telematics (marked for the attention of the transfer secretaries) as follows:

21.16.1	by hand: Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, or

21.16.2	by post: Private Bag X3000, Saxonwold, 2132, South Africa.

21.17	Following MiX Telematics’ receipt of the dissenting shareholder’s duly completed form of surrender and transfer (green) and the documents of title, the scheme consideration will be settled to the relevant dissenting shareholder and they will have their account held at their broker or CSDP credited with the relevant number of PowerFleet shares.

21.18	If a dissenting shareholder who is deemed to become a scheme participant (as envisaged in paragraph 21.10.2), fails to claim their scheme consideration, by delivering the duly completed form of surrender and transfer (green) and the documents of title to MiX Telematics within 3 years after the date on which the dissenting shareholder’s shareholder rights are reinstated as envisaged in paragraph 21.9, the scheme consideration due to it may be disposed of at the ruling market price on behalf and at the risk of such scheme participant, with the relevant portion of the average net proceeds of such disposal (after the deduction of all costs and taxes incurred in connection with such disposal) being paid to the benefit of the Guardian’s Fund of the Master of the High Court, from which it may be claimed by such Dissenting Shareholder, subject to the requirements imposed by the Master of the High Court.

21.19	ADS holders do not have appraisal rights, nor will the depositary exercise those rights on their behalf, even if requested to do so.

22.	MIX TELEMATICS DELISTING AND LISTING OF POWERFLEET SHARES

22.1	If the scheme is implemented, scheme participants will receive PowerFleet shares in exchange for their MiX Telematics shares and MiX Telematics will become a wholly-owned subsidiary of Merger Sub, which is in turn a wholly-owned subsidiary of PowerFleet. The implementation of the scheme and the resultant acquisition by Merger Sub of all the shares will result in the termination of the listing of the MiX Telematics shares on the JSE and the termination of the MiX Telematics ADS program and the listing of the ADSs on the NYSE.

42

22.2	As soon as reasonably possible after the date on which all of the scheme conditions have been fulfilled or, if applicable, waived:

22.2.1	the PowerFleet shares (including the scheme consideration shares) will be listed on the Main Board of the JSE (by way of secondary inward listing) at the commencement of trade on the business day following the scheme LDT;

22.2.2	trading in MiX Telematics shares will be suspended on the business day following the scheme LDT; and

22.2.3	the MiX Telematics shares will be delisted from the Main Board of the JSE on the business day following the scheme implementation date, in terms of paragraph 1.17(b) of the JSE Listings Requirements.

23.	SCHEME MEETING

23.1	The scheme meeting will be held on Wednesday, 28 February 2024, at 2:30 p.m., SAST, to consider and, if deemed fit, pass the resolutions set out in the notice of scheme meeting to this circular, with or without modification. The scheme meeting will be conducted entirely by electronic communication as permitted by the Companies Act and by the Company’s MOI.

23.2	In order for the scheme to become operative, inter alia, the scheme resolutions must be adopted at the scheme meeting.

23.3	The notice of scheme meeting and a form of proxy (blue) for use by certificated shareholders and dematerialised shareholders with “own-name” registration who are unable to attend the scheme meeting, are attached to this circular.

23.4	For administrative reasons, a duly completed form of proxy (blue) must be received by the transfer secretaries by no later than 48 (forty-eight) hours prior to the scheme meeting, being 2:30 p.m. SAST on Monday, 26 February 2024 or delivered to the chairperson of the scheme meeting before the appointed proxy exercises any of the relevant shareholder’s rights at the scheme meeting.

23.5	Shareholders are referred to paragraph 1 of the “Action required by MiX Telematics shareholders”, titled “Participation and voting at the scheme meeting”, for further information relating to the action required to be taken by them in respect of the scheme meeting.

24.	GENERAL

24.1	Upon the scheme becoming operative, the documents of title held by any scheme participants will cease to be of any value, other than for the purposes of surrender in terms of the scheme, and no certificates, deeds or documents will be issued by MiX Telematics in place thereof.

24.2	For purposes of section 115(4) of the Companies Act, save for the treasury shares, as at the last practicable date, there are no voting rights in respect of MiX Telematics shares which cannot be taken into account in calculating the percentage of voting rights required:

24.2.1	to determine whether the applicable quorum of shareholders is present at the scheme meeting; and

24.2.2	to approve the scheme resolutions.

24.3	The scheme shall be governed by the laws of South Africa only. Each shareholder shall be deemed to have irrevocably submitted to the non-exclusive jurisdiction of the courts of South Africa in relation to all matters arising out of or in connection with the scheme.

43

PART III: FINANCIAL INFORMATION

25.	PRO FORMA FINANCIAL EFFECTS

25.1	The pro forma financial information of MiX Telematics (“pro forma financial information”) has been prepared to show the financial effects, including the associated transaction costs, of the proposed transaction.

25.2	The pro forma financial information has been prepared using the accounting policies of Mix Telematics as at 31 March 2023, which are in compliance with U.S. GAAP and are consistent with those in the published audited results of Mix Telematics for the year ended 31 March 2023. The pro formas are prepared in accordance with the applicable criteria of the Companies Regulations and JSE Listings Requirements and in terms of the Guide on Pro Forma Financial Information issued by the South African Institute of Chartered Accountants.

25.3	The pro forma financial information illustrates the impact of the proposed transaction had it been effective on 31 March 2023 for purposes of the pro forma balance sheet and 1 April 2022 for purposes of the pro forma consolidated statement of income and pro forma consolidated statement of comprehensive loss.

25.4	The pro forma financial information has been prepared for illustrative purposes only and because of its nature may not fairly present MiX Telematics’ financial position, changes in equity, results of operations or cash flows. The pro forma financial information presented below does not purport to be indicative of the financial results and effects of the proposed transaction if it had been implemented on a different date.

25.5	In terms of the JSE Listings Requirements, the pro forma financial information is required to be prepared in terms of International Financial Reporting Standards (“IFRS”). Following engagements with the JSE and having regard to the reporting regime applicable to both MiX Telematics and PowerFleet, it was agreed that it would be most appropriate for the pro forma financial information to be presented in terms of U.S. GAAP. The JSE has accordingly granted a dispensation from preparing the pro forma financial information in terms of IFRS. The Companies Act provisions were applied when preparing the pro forma information.

25.6	The pro forma financial information of the proposed transaction, including the assumptions on which they are based is the responsibility of the directors of PowerFleet and MiX Telematics.

25.7	The pro forma balance sheet, the pro forma income statement and the pro forma earnings and assets per PowerFleet share in respect of the proposed transaction are set out in Annexure 5 and the reporting accountants’ report thereon is set out in Annexure 6.

25.8	The tables below sets out the pro forma financial effects of the scheme on a MiX Telematics shareholder based on the results of MiX Telematics for the year ended 31 March 2023, assuming that the proposed transaction had been implemented on 1 April 2022 for purposes of the statement of income and on 31 March 2023 for purposes of the balance sheet.

MiX Telematics shareholder pro forma
earnings/(loss) and net asset value	Before the	After the	%
(cents per share):	adjustments[1]	scheme[2]	change
NAV per share	$0.20	$0.32	60%
TNAV per share	$0.09	$(0.05)	(>100%)
Earnings/(loss) per share	$0.01	$(0.09)	(>100%)
Headline earnings/(loss) per share	$0.01	$(0.09)	(>100%)

Notes:

1.	The financial information in the “Before the adjustments” column have been extracted, without adjustment, from MiX Telematics’ audited balance sheet at 31 March 2023 and statement of income for the year ended 31 March 2023.

2.	The financial information in the “After the scheme” column has been prepared by multiplying PowerFleet’s pro forma financial effects pursuant to the scheme set out in Annexure 5 of this circular by the swap ratio of 0.12762 PowerFleet shares for each MiX Telematics share to provide the pro forma financial effects for MiX Telematics shareholders.

44

26. HISTORICAL FINANCIAL INFORMATION

26.1	Consolidated financial information of the MiX Telematics group for the periods ended 31 March 2023, 31 March 2022, 31 March 2021 and the six months ended 30 September 2023

26.1.1	An extract of the consolidated financial information of the MiX Telematics group for the periods ended 31 March 2023, 31 March 2022, 31 March 2021 and the six months ended 30 September 2023 is contained in Annexure 7 of this circular. The extracts of the consolidated financial statements of the group has not been reviewed nor reported on by Deloitte & Touche. The consolidated annual financial statements for the 3 (three) financial years up to and ended 31 March 2023 from which the related information has been extracted, were audited by Deloitte & Touche in accordance with International Standards on Auditing. Deloitte & Touche issued unmodified audit opinions on these financial statements. The consolidated financial statements for the six months ended 30 September 2023 of the group has not been reported on by Deloitte & Touche.

26.1.2	There have been no material changes in the accounting policies of the group subsequent to its latest published financial results for the 12 (twelve) months ended 31 March 2023.

26.2	Consolidated financial statements of the PowerFleet group for the periods ended 31 December 2022, 31 December 2021, 31 December 2020 and the six months ended 30 June 2023

26.2.1	An extract of the consolidated financial statements of the PowerFleet group for the periods ended 31 December 2022, 31 December 2021, 31 December 2020 and the six months ended 30 June 2023 is contained in Annexure 8 of this circular. The extracts of the consolidated financial statements of the group have not been reviewed nor reported on by Ernst & Young LLP. The consolidated financial statements for the 3 (three) financial years up to and ended 31 December 2022 from which the related information has been extracted were audited by Ernst & Young LLP. The consolidated financial statements for the six months ended 30 June 2023 of the group has not been reported on by Ernst & Young LLP.

26.2.2	There have been no material changes in the accounting policies of the PowerFleet group subsequent to its latest published financial results for the 12 (twelve) months ended 31 December 2022.

45

PART IV: GENERAL INFORMATION

27.	AMERICAN DEPOSITARY SHARES

27.1	Voting

27.1.1	An ADS holder is not a shareholder in the Company and accordingly does not qualify to vote MiX Telematics shares. The depositary is the holder of the MiX Telematics shares underlying the ADSs. The deposit agreement sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

27.1.2	Holders of ADSs will not be entitled to vote in person at the scheme meeting. However, to the extent that an ADS holder timely provides the depositary or a securities intermediary through which ADSs are held with voting instructions in accordance with the deposit agreement or the intermediary’s procedures, as applicable, the depositary will endeavour to vote the ordinary shares underlying the holder’s ADSs in accordance with said ADS holder’s voting instructions. ADS holders are referred to paragraph 1 of the “Action required by MiX Telematics shareholders”, titled “Participation and voting at the scheme meeting”, for further information relating to the action required to be taken by them in respect of the scheme meeting. Upon implementation of the scheme, the scheme shares represented by the ADSs will be acquired by PowerFleet and the scheme consideration in respect of such scheme shares will be payable to ADS holders upon surrenders of the ADSs, and the ADSs will be delisted from the NYSE and the ADS program will be terminated.

27.1.3	If the depositary does not receive voting instructions from an ADS holder regarding how to vote the ordinary shares underlying its ADSs, then such ADS holder will be deemed to have instructed the depositary to give a discretionary proxy to a person designated by MiX Telematics with respect to the MiX Telematics shares underlying its ADSs. The person designated by MiX Telematics is expected to vote such underlying MiX Telematics shares in favour of the resolutions.

27.2	Surrender and settlement

27.2.1	Upon implementation of the scheme, PowerFleet or its agents will transfer the relevant number of scheme consideration shares to the depositary, which the depositary will present to PowerFleet’s transfer agent for registration of transfer to ADS holders who held ADSs as of the scheme record date upon the surrender of the ADSs, in accordance with the exchange ratio and the terms and conditions described herein. The depositary will cause ADSs that are held in accounts with brokers, banks and other securities intermediaries that are direct or indirect participants in the Depository Trust Company (“DTC”) to be automatically surrendered to it and will deliver the scheme consideration shares to DTC for allocation by DTC to the accounts of former ADS holders.

27.2.2	The depositary will automatically cancel ADSs that are registered in the names of ADS holders on an uncertificated basis and PowerFleet’s transfer agent will register the scheme consideration shares in the names of those former ADS holders and will notify them of such registration.

27.2.3	The depositary will mail a notice and form of letter of transmittal to registered holders of certificated ADSs calling for surrender of their American Depositary Receipts evidencing the ADSs and, upon surrender of such ADRs, together with the letter of transmittal, will present the scheme consideration shares to PowerFleet’s transfer agent for registration of transfer on an uncertificated basis in the names of those former ADS holders and PowerFleet’s transfer agent will notify them of such registration.

27.2.4	The depositary will only distribute whole scheme consideration shares. It will sell the scheme consideration shares which would require it to deliver a fractional scheme consideration share and distribute the net proceeds to the ADS holders entitled to such scheme consideration shares. DTC and DTC participants will use a similar procedure so that no fraction of a consideration share will be credited to any DTC participant or customer account.

27.3	Termination

27.3.1	MiX Telematics has resolved to terminate the ADS program following completion of the proposed transaction. MiX Telematics expects to instruct the depositary to distribute a notice to the holders of all outstanding ADSs in accordance with the deposit agreement for the ADS program as soon as practicable after the effective date for the exchange of the ADSs to the effect that the deposit agreement will thereafter be terminated at the earlier of 30 days after the date of the notice and the date on which there are no remaining ADSs outstanding.

46

27.3.2	In connection with the scheme, MiX Telematics will pay any applicable fees, charges and expenses of the depositary and government charges due to or incurred by the depositary, in connection with the cancellation of the ADSs surrendered (and the underlying MiX Telematics ordinary shares), including applicable ADS cash distribution fees, ADS cancellation fees and depositary servicing fees (each up to $0.05 per ADS pursuant to the terms of the deposit agreement.

27.3.3	Upon completion of the proposed transaction and the termination of the deposit agreement, the depositary will be discharged from all obligations under the deposit agreement, except with respect to the scheme consideration shares or cash proceeds represented by ADSs that have not then been surrendered for exchange.

28.	SHARE INCENTIVE PLANS

28.1	MiX Telematics

28.1.1	Currently, there are only share appreciation rights (“SARs”) outstanding under the MiX Telematics Long Term Incentive Plan.

28.1.2	The remuneration committee of MiX Telematics have resolved that on the scheme implementation date, the MiX Telematics Long Term Incentive Plan will be assumed by PowerFleet. MiX Telematics has not taken any action to accelerate the vesting of any SARs in connection with the scheme or otherwise.

28.1.3	On the scheme implementation date, by virtue of the scheme and without any action on the part of the holder thereof, each outstanding SAR with respect to shares of MiX Telematics, whether or not vested, will be assumed by PowerFleet on the same terms and conditions as were applicable under such SAR immediately prior to the scheme implementation date, except that (i) the applicable performance conditions may be waived by MiX Telematics, with Powerfleet’s consent, in connection with the closing of the transactions and (ii) each MiX SAR will constitute a share appreciation right with respect to the number of PowerFleet shares determined by reference to the swap ratio, rounded down to the nearest whole number of PowerFleet shares. Any exercise price per PowerFleet share subject to any such SAR at and after the scheme implementation date will be an amount (rounded up to the nearest one hundredth of a cent) equal to the exercise price per share subject to such SAR divided by the swap ratio.

28.2	PowerFleet

As a result of the effective change of control of PowerFleet due to the post-closing ownership of MergeCo, the PowerFleet compensation committee approved the acceleration of vesting of unvested restricted stock and stock option awards with time-based vesting conditions that are outstanding under the PowerFleet equity plans (including any inducement awards with time-based vesting), subject to and conditioned upon the closing of the proposed transaction.

29.	BENEFICIAL INTERESTS AND DEALINGS

29.1	MiX Telematics directors’ beneficial interest in MiX Telematics shares

29.1.1	As at the last practicable date, the beneficial interests of MiX Telematics directors, directly and indirectly, in the issued share capital of MiX Telematics are as follows:

	Direct	Indirect
	beneficial	beneficial	Total
	interest	interest	(number of	Total

	Number of shares		shares)	(%)
Non-executive
Ian Jacobs	240 700	34 096 150	34 336 850	6.20%
Richard Bruyns	–	3 696 563	3 696 563	0.67%
Fikile Futwa	–	–	–	0.00%
Charmel Flemming	–	–	–	0.00%

Executive
Stefan Joselowitz	20 255 865	–	20 255 865	3.66%
Paul Dell	594 889	–	594 889	0.11%
Charles Tasker	5 938 460	2 428 150	8 366 610	1.51%
Total	27 029 914	40 220 863	67 250 777	12.15%

* Percentage shareholding is calculated as a percentage of the total issued share capital of MiX Telematics, excluding treasury shares.

47

29.1.2	Details of dealing in value in MiX Telematics shares by MiX Telematics directors for the period beginning 6 (six) months preceding the firm intention announcement and ending on the last practicable date are set out in Annexure 1 to this circular.

29.1.3	MiX Telematics directors have not had any material beneficial interest, whether direct or indirect, in transactions that were effected by MiX Telematics during the current or immediately preceding financial year or during an earlier financial year which remain in any respect outstanding or unperformed.

29.2	MiX Telematics directors’ beneficial interest in PowerFleet securities

29.2.1	As at the last practicable date, none of the MiX Telematics directors hold a beneficial interest, directly or indirectly, in the issued share capital of PowerFleet.

29.2.2	None of the MiX Telematics directors have dealt for value in any securities of PowerFleet for the 6 (six) months preceding the last practicable date.

29.3	MiX Telematics’ beneficial interest in PowerFleet securities

29.3.1	As at the last practicable date, MiX Telematics does not hold a beneficial interest, directly or indirectly, in the issued share capital of PowerFleet.

29.3.2	MiX Telematics has not dealt for value in any securities of PowerFleet for the 6 (six) months preceding the last practicable date.

29.4	PowerFleet directors’ beneficial interest in PowerFleet securities

29.4.1	As at the last practicable date, the beneficial interests of PowerFleet directors, directly and indirectly, in the issued share capital of PowerFleet are as follows:

	Direct		Indirect
	beneficial		beneficial	Total
	interest		interest	(number of	Total

	Number of shares			shares)	(%)
Non-executive
Michael Brodsky	359 457	(1)	76 000	435 457	1.17%
Anders Bjork	–		–	–	0.0%
Michael Casey	231 003	(2)	–	231 003	0.62%
Charles Frumberg	195 665	(3)	–	195 665	0.53%
Medhini Srinivasan	–		–	–	0.00%
Elchanan (Nani) Maoz	35 728	(4)	–	35 728	0.10%

Executive
Steve Towe	1 381 754	(5)	–	1 381 754	3.71%
Total	2 203 607		76 000	2 279 607	6.13%

(1)	Includes (i) 20 562 restricted PowerFleet shares, which vest on 26 July 2024, provided that Mr. Brodsky is a director of PowerFleet on such date, and (ii) 95 000 PowerFleet shares issuable upon exercise of options which are currently exercisable.

(2)	Includes (i) 20 562 restricted PowerFleet shares, which vest on 26 July 2024, provided that Mr. Casey is a director of PowerFleet on such date, and (ii) 45 000 PowerFleet shares issuable upon exercise of options which are currently exercisable.

(3)	Includes (i) 20 562 restricted PowerFleet shares, which vest on 26 July 2024, provided that Mr. Frumberg is a director of PowerFleet on such date, and (ii) 45 000 PowerFleet shares issuable upon exercise of options which are currently exercisable.

(4)	Includes 20 562 restricted PowerFleet shares, which vest on 26 July 2024, provided that Mr. Maoz is a director of PowerFleet on such date.

(5)	Includes (i) 100 000 restricted PowerFleet shares, 50% of which shares vest on each of 5 January 2025 and 5 January 2026, provided that Mr. Towe is employed by PowerFleet on each such date, (ii) 900 000 restricted PowerFleet shares, 25% of which shares vest on each of 9 September 2024, 9 September 2025, 9 September 2026 and 9 September 2027, provided that Mr. Towe is employed by PowerFleet on each such date, and (iii) 250 000 PowerFleet shares issuable upon exercise of options which are currently exercisable.

29.4.2	None of the PowerFleet directors have dealt for value in MiX Telematics shares for the period beginning 6 (six) months preceding the firm intention announcement and ending on the last practicable date.

48

29.5	PowerFleet directors’ beneficial interest in MiX Telematics shares

29.5.1	As at the last practicable date, none of the PowerFleet directors hold a beneficial interest, directly or indirectly, in the issued share capital of MiX Telematics.

29.5.2	None of the PowerFleet directors have dealt for value in MiX Telematics shares for the 6 (six) months preceding the last practicable date.

29.6	PowerFleet’s beneficial interest in MiX Telematics shares

29.6.1	As at the last practicable date, PowerFleet does not hold a beneficial interest, directly or indirectly, in the issued share capital of MiX Telematics.

29.6.2	PowerFleet has not dealt for value in any securities of MiX Telematics for the 6 (six) months preceding the last practicable date.

30.	MIX TELEMATICS DIRECTORS’ REMUNERATION AND MIX TELEMATICS DIRECTORS’ AND EMPLOYEE SERVICE CONTRACTS

30.1	Subject to the conclusion of the proposed transaction, certain MiX Telematics employees and executive directors, may be entitled to transaction bonuses. An aggregate bonus provision of USD1.0 million has been raised but is yet to be allocated. Stefan Joselowitz and Paul Dell will qualify to receive transaction bonuses. Save as aforesaid, no MiX Telematics director has been or will be granted any special benefits in connection with the proposed transaction.

30.2	It is anticipated that all MiX Telematics directors, other than Ian Jacobs, will resign following implementation of the proposed transaction. Details of the proposed remuneration payable to Ian Jacobs and Michael McConnell as a result of being members of MergeCo are set out in paragraph 2.6 of section 1 of the prospectus.

31.	AGREEMENTS AND OTHER ARRANGEMENTS

Save for the Implementation Agreement, no other arrangements or agreements exist, which could be considered material to a decision regarding the scheme, between:

31.1	MiX Telematics and PowerFleet;

31.2	MiX Telematics and the PowerFleet directors, or persons who were PowerFleet directors within the 12 (twelve) months prior to the last practicable date;

31.3	PowerFleet and the MiX Telematics directors, or persons who were MiX Telematics directors within the 12 (twelve) months prior to the last practicable date;

31.4	MiX Telematics and the holders of securities in PowerFleet, or persons who were holders of securities in PowerFleet within the 12 (twelve) months prior to the last practicable date; or

31.5	PowerFleet and MiX Telematics shareholders, or persons who were MiX Telematics shareholders within the 12 (twelve) months prior to the last practicable date.

32.	GOVERNING LAW

This circular and the scheme will be governed by, and construed in accordance with, the laws of South Africa, and will be subject to the exclusive jurisdiction of the South African courts.

33.	EXCHANGE CONTROL REGULATIONS

33.1	The settlement of the scheme consideration to scheme participants is subject to the Exchange Control Regulations.

33.2	The SARB has approved the secondary inward listing of PowerFleet on the Main Board of the JSE, and classified the secondary inward listed shares as “domestic” for exchange control purposes. Accordingly, South African resident investors may trade PowerFleet shares on the JSE without having recourse to their foreign portfolio allowances.

33.3	A summary of the Exchange Control Regulations can be found in Annexure 9 to this circular. Any shareholder who is in doubt as to action to take should consult an appropriate independent professional advisor in the relevant jurisdiction without delay.

49

34.	TAX IMPLICATIONS FOR SHAREHOLDERS

34.1	The tax treatment of shareholders is dependent on the individual circumstances and the jurisdiction applicable to such shareholders. It is recommended that, if shareholders are uncertain about the tax treatment of the receipt of the scheme, they should seek appropriate advice in this regard.

34.2	Shareholders are referred to Annexure 10 of this circular for a general summary of the South African tax implications.

35.	CONSENTS

Each of the corporate advisor, sponsor, independent reporting accountants and auditors, the independent expert, U.S. legal advisors, U.S. financial advisor, company secretary and the transfer secretaries to MiX Telematics and each of the sponsor, U.S. legal advisor, South African legal advisor, U.S. financial advisor, independent registered public accounting firm to PowerFleet have consented and have not, prior to the last practicable date, withdrawn their written consent to the inclusion of their names and, where applicable with respect to the independent expert and independent reporting accountants of MiX Telematics, reports in the form and context in which they appear in this circular.

36.	CONFLICT BETWEEN THE FIRM INTENTION ANNOUNCEMENT AND THIS CIRCULAR

In the event of any conflict between the provisions of the firm intention announcement and the provisions of this circular, the provisions of this circular will prevail to the extent of such inconsistency.

37.	RESPONSIBILITY STATEMENTS

37.1	MiX Telematics board’s responsibility statement

The directors, whose names are given in page 23 of this circular, collectively and individually, accept full responsibility for the accuracy of the information given herein and certify that, to the best of their knowledge and belief, no facts have been omitted which would make any statement false or misleading, and that all reasonable enquiries to ascertain such facts have been made and that this circular contains all information required by law and the JSE Listings Requirements.

37.2	Independent board’s responsibility statement

37.2.1	The members of the independent board, collectively and individually, insofar as any information in this circular relates to MiX Telematics and the scheme:

37.2.1.1	have considered all statements of fact and opinion in this circular;

37.2.1.2	accept full responsibility for the information contained in this circular and the accuracy thereof;

37.2.1.3	certify that, to the best of their knowledge and belief, the information contained in this circular is true and correct;

37.2.1.4	certify that this circular does not omit anything that is likely to affect the importance of any information contained in this circular;

37.2.1.5	confirm that they have made all reasonable enquiries to ascertain such facts in this regard; and

37.2.1.6	confirm that this circular contains all information (to the extent appropriate) required by the Companies Act, the Takeover Regulations and the JSE Listings Requirements (where applicable).

37.2.2	No member of the independent board is excluded from the statements above.

37.3	PowerFleet board’s responsibility statement

37.3.1	The members of the PowerFleet board collectively and individually, insofar as any information in this circular relates to PowerFleet:

37.3.1.1	have considered all statements of fact and opinion in this circular;

37.3.1.2	accept full responsibility for the accuracy of the information contained in this circular;

50

37.3.1.3	certify that, to the best of their knowledge and belief, the information contained in this circular is true and correct;

37.3.1.4	certify that this circular does not omit anything that is likely to affect the importance of any information contained in this circular;

37.3.1.5	confirm that they have made all reasonable enquiries to ascertain such facts in this regard; and

37.3.1.6	confirm that this circular contains all information (to the extent appropriate) required by the Companies Act, the Takeover Regulations and the JSE Listings Requirements (where applicable).

37.3.2	Save for Charles Frumberg, who is currently unable to review this scheme circular, no member of the PowerFleet board is excluded from the statements above.

38.	DOCUMENTS AVAILABLE FOR INSPECTION

The documents listed below or copies thereof, are available for inspection by shareholders at the registered office of each of MiX Telematics and PowerFleet, or may be requested electronically from MiX Telematics by emailing company.secretary@mixtelematics.com from Tuesday, 30 January 2024 up to and including the date of the scheme meeting during normal business hours:

38.1	the Implementation Agreement;

38.2	the memorandum of incorporation of each of MiX Telematics and its major subsidiaries;

38.3	the memorandum of incorporation of Merger Sub;

38.4	the Certificate of Incorporation and By-Laws of PowerFleet as further detailed in the prospectus;

38.5	the independent expert report, the text of which is included as Annexure 2 of this circular;

38.6	the independent reporting accountants’ report on the pro forma financial effects of the scheme, the text of which is included as Annexure 6 of this circular;

38.7	the independent reporting accountants’ report as required in terms of regulations 111(9) and 111(10) of the Companies Regulations on the forecast financial information;

38.8	the audited financial statements of MiX Telematics for the 3 (three) years ended 31 March 2023, 31 March 2022 and 31 March 2021 and the interim financial information for the six months ended 30 September 2023;

38.9	the audited consolidated financial statements of PowerFleet for the 3 (three) years ended 31 December 2022, 31 December 2021 and 31 December 2020 and the unaudited financial information for the six months ended 30 June 2023;

38.10	the letter of approval of this circular issued by the TRP;

38.11	the written consents of the professional advisors to MiX Telematics;

38.12	a signed copy of this circular;

38.13	a signed copy of the prospectus; and

38.14	the definitive joint proxy statement/U.S. prospectus.

Signed on behalf of the independent board, who is duly authorised hereto in terms of a written resolutions passed by the independent board.

Fikile Futwa

Thursday, 11 January 2024

51

Signed on behalf of the MiX Telematics board, who is duly authorised hereto in terms of a written resolutions passed by the MiX Telematics board.

Ian Jacobs

Thursday, 11 January 2024

Signed on behalf of the PowerFleet board, who is duly authorised hereto in terms of a written resolutions passed by the PowerFleet board.

Michael Brodsky

Thursday, 11 January 2024

52

Annexure 1

DEALING DISCLOSURES REQUIRED IN TERMS OF THE REGULATIONS

The definitions and interpretations commencing on page 15 of the circular to which this annexure is attached, apply to this annexure, unless a word or a term is otherwise defined herein.

1.	Details of trading in MiX Telematics shares by a MiX Telematics director for the period beginning 6 (six) months prior to the firm intention announcement and ending on the last practicable date, are set out below.

In the six months prior to the firm intention announcement and as announced on SENS on 6 June 2023, retention shares in the form of MiX Telematics ordinary shares were awarded under the MiX Telematics Limited Long-Term Incentive Plan (“LTIP”) on 1 June 2023 at a price of R5.50 to the following directors of MiX Telematics. The announcement further provided details of the aggregate number of retention shares each director intends to sell in order to settle the tax obligations arising from the settlement of the retention shares.

	Volume	Value		Number of shares
Name	(number of shares)	(Rand)		intended to be sold
Stefan Joselowitz	200 000	R	1 100 000.00	–
Charles Tasker	200 000	R	1 100 000.00	100 000
Paul Dell	100 000	R	550 000.00	50 000

The table below sets out the number of shares sold to date to cover the tax obligations referred to above. Further details are set out in the SENS announcement dated 21 June 2023.

				Volume
Name	Date of sale	Price		(number of shares)	Value (Rand)
Charles Tasker	15 June 2023	R	5.50	134	R	737.00
Paul Dell	15 June 2023	R	5.50	66	R	363.00

The table below sets out details of the award and off-market acceptance of share appreciation rights (“SARs”) under the MiX Telematics LTIP. In terms of the current provisions of the LTIP, the vesting of the SARs occurs on an annual basis in four equal tranches commencing on 26 June 2025. Further details are set out in the SENS announcement dated 3 July 2023.

				Number of shares in respect of
Name	Date of award	Price		which SARS were awarded
Charles Tasker	29 June 2023	R	5.01	500 000
Paul Dell	29 June 2023	R	5.01	500 000

2.	Save for the partial vesting of 50 000 PowerFleet shares in respect of certain of Steve Towe’s awards on Friday, 5 January 2024, there has been no trading in PowerFleet shares by the directors of PowerFleet in the period commencing six months before the date of the firm intention announcement and ending on the last practicable date.

53

Annexure 2

FAIR AND REASONABLE OPINION OF THE INDEPENDENT EXPERT

“The Independent Board

Mix Telematics Limited

Waterfall Office Park

Unit 8, Howick Cl,

Midrand

1685

12 January 2024

Dear Sirs

OPINION OF THE INDEPENDENT PROFESSIONAL EXPERT TO THE INDEPENDENT BOARD OF MIX TELEMATICS REGARDING THE OFFER BY POWERFLEET TO ACQUIRE THE ISSUED ORDINARY SHARES OF MIX TELEMATICS

Introduction

In terms of the Firm Intention Announcement (“FIA”) published by Mix Telematics Limited (“Mix”, “Mix Telematics” or the “Company”) on the Stock Exchange News Service of the exchange operated by the JSE Limited (“JSE”) (“SENS”) on Tuesday, 10 October 2023, shareholders of Mix Telematics (“Mix Shareholders”) and PowerFleet Inc (“PowerFleet”) were advised that the Company, PowerFleet and PowerFleet’s wholly owned South African subsidiary (“Merger Sub”) have concluded an implementation agreement (“Implementation Agreement”), in terms of which Mix Telematics will propose a scheme of arrangement (“Scheme”) between Mix Telematics and its shareholders, in terms of section 114(1) read with section 115 of the Companies Act, 71 of 2008 (“Companies Act”) and regulations thereto (“Takeover Regulations”). In terms of the Scheme, if implemented, PowerFleet (via Merger Sub) will acquire all of the issued ordinary shares in Mix (“Shares”) owned by Mix Shareholders, excluding treasury shares and any Shares in respect of which MiX Shareholders validly exercise their appraisal rights in terms of section 164 of the Companies Act (“Dissenting Shareholders”), in exchange for 0.12762 newly issued PowerFleet ordinary shares (“PowerFleet Shares”) for every Share acquired (“Scheme Shares”) (“Scheme Consideration Shares”) and, if applicable, cash in respect of any fractional entitlement to a Scheme Consideration Share (collectively the “Scheme Consideration”) (the “Merger Transaction”).

The participants in the Scheme shall be MiX Shareholders (other than any Dissenting Shareholders and excluding any MiX group company that holds treasury shares) who are registered as such in MiX’s register of shareholders on the record date by which MiX Shareholders must be recorded in such register in order to be eligible to receive the Scheme Consideration (“Scheme Participants”). The implementation of the Scheme will result in the listing of the Shares on the Main Board of the JSE Limited (“JSE”) being terminated (“JSE Delisting”), the MiX American Depositary Receipts (“ADR”) being delisted from the NYSE and the termination of the ADR program.

Conditional on the implementation of the Scheme, PowerFleet Shares (including the Scheme Consideration Shares) will be listed on the JSE by way of secondary inward listing (“PowerFleet Listing”).

The Merger Transaction, JSE Delisting and PowerFleet Listing are collectively referred to herein as the “Transaction”.

The authorised and issued share capital of Mix Telematics as at Thursday, 11 January 2024, being the last practicable date prior to the finalisation of the circular to Mix Shareholders regarding the Transaction (“Circular”) (“Last Practicable Date”) is set out below:

Authorised share capital

1,000,000,000 ordinary shares of no par value

100,000,000 preference shares of no par value

Issued share capital

554,020,612 Mix Telematic ordinary shares of no par value

0 preference shares of no par value

53,816,750 treasury shares held by Mix Telematics Investments Proprietary Limited

54

The material interests of the directors are set out in section 29 of the Circular and the effect of the Scheme on those interest and persons are set out in this section of the Circular.

Extracts of sections 115 and 164 of the Companies Act are set out in Annexure 3 and Annexure 4 respectively of the Circular and are incorporated herein by reference for purposes of section 114(3)(g) of the Companies Act.

Independent expert report required in terms of the Companies Act and Companies Regulations

The Scheme is an affected transaction as defined in Section 117(1)(c) of the Companies Act. In terms of Section 114(2) of the Companies Act, as read with Regulation 90 and 110 of the Companies Regulations, the Independent Board is required to retain an independent expert to provide an independent expert report (in the form of a fair and reasonable opinion) in terms of section 114(3) of the Companies Act and Regulation 90 and 110 of the Companies Regulations, with regards to the Scheme and Scheme Consideration (the “Fair and Reasonable Opinion”).

BDO Corporate Finance Proprietary Limited (“BDO Corporate Finance”) has been appointed as the independent expert by the Independent Board to assess the Scheme as well as the Scheme Consideration as required in terms of section 114 of the Companies Act and Regulation 90 and 110 of the Companies Regulations and provide the Fair and Reasonable Opinion. The Fair and Reasonable Opinion set out herein is provided to the Independent Board for the sole purpose of assisting the Independent Board in forming and expressing an opinion on the Scheme and the Scheme Consideration for the benefit of Scheme Participants. For the avoidance of doubt, it is recorded that, in providing the Fair and Reasonable Opinion, BDO Corporate Finance performed an independent valuation of Mix Telematics on a stand-alone basis as well as the combined value of Mix Telematics and PowerFleet including transaction synergies (“MergeCo”) (the “Valuation”) in terms of Regulation 110(3)(b).

Responsibility

Compliance with the Companies Act and the Companies Regulations is the responsibility of the Independent Board. Our responsibility is to report to the Independent Board on whether the terms and conditions of the Scheme and the Scheme Consideration are fair and reasonable to Shareholders.

Definition of the terms “fair” and “reasonable” applicable in the context of the Scheme

The “fairness” of a transaction is primarily based on quantitative issues. A transaction will generally be considered to be fair to a company’s shareholders if the benefits received, as a result of the transaction, are equal to or greater than the value given up.

An offer may generally be considered to be fair to shareholders if the offer consideration is equal to or greater than the fair value of an offer share, or not fair if the offer consideration is less than the fair value of an offer share. Furthermore, in terms of regulation 110(8) of the Companies Regulations, an offer with a consideration per offeree regulated company security within the fair-value range is generally considered to be fair.

The assessment of reasonableness of an offer is generally based on qualitative considerations surrounding an offer. Hence, even though the consideration to be paid in respect of an offer may be lower than the market price, an offer may be considered reasonable after considering other significant qualitative factors. In terms of regulation 110(9) of the Companies Regulations, an offer is generally said to be reasonable if the offer consideration is greater than the trading price of an offer share as at the time of announcement of the offer consideration, or at some other more appropriate identifiable time.

Details and sources of information

In arriving at our opinion we have relied upon the following principal sources of information:

•	The FIA;

•	The terms and conditions of the Scheme as outlined in the FIA;

•	Integrated annual report and audited consolidated annual financial statements of Mix Telematics Limited for the financial years ended 31 March 2023, 31 March 2022 and 31 March 2021;

•	Annual report and audited consolidated financial statements of PowerFleet Inc for the financial years ended 31 December 2022, 31 December 2021 and 31 December 2020;

•	Year-to-date consolidated financial information of Mix Telematics and PowerFleet extracted from S&P Capital IQ;

•	Budget and forecast financial information prepared by management of Mix Telematics for the financial years ending 31 March 2024 to 31 March 2028;

•	Budget and forecast financial information prepared by management of PowerFleet for the financial years ending 31 December 2023 to 31 December 2027;

•	Discussions with the executive management of the Company regarding the background to the Scheme;

•	Discussions with executive management of the Company regarding the historical financial and forecast information of the Company;

55

•	Discussions with executive management of the Company on prevailing market, economic, legal and other conditions which may affect underlying value;

•	Publicly available information relating to the telematics and software as a service (“SaaS”) sectors in general and specifically in respect of Mix Telematics and PowerFleet;

•	The rationale for the Scheme, as set out in the FIA and based on discussions with executive management of the Company;

•	Share price information and other publicly available financial information of Mix Telematics and PowerFleet and other telematic providers selected as peer companies (“Comparable Peers”);

•	Analysts reports and forecast financial information published on Thomson Reuters, CapIQ and Iress in respect of the Comparable Peers; and

•	Publicly available information relating to Mix Telematics, PowerFleet and Comparable Peers, that we deemed to be relevant, including media articles.

The information above was secured from:

•	Executive management of the Company and PowerFleet and their professional advisors; and

•	Third party sources, including information related to publicly available economic, market and other data which we considered applicable to, or potentially influencing the Company.

Procedures

In arriving at our findings, we have undertaken the following procedures and taken into account the following factors:

•	Reviewed the terms and conditions of the Scheme as detailed above;

•	Reviewed the financial and other information related to Mix Telematics and PowerFleet, as detailed above;

•	Reviewed and obtained an understanding from executive management of Mix Telematics and PowerFleet as to the historical, year-to-date and forecast financial information of Mix Telematics and PowerFleet, respectively, as detailed above;

•	Reviewed and obtained an understanding from management of Mix Telematics and PowerFleet as to the forecast financial information of Mix Telematics and PowerFleet, respectively, as prepared by management of each business. Considered the forecast cash flows and the basis of the assumptions therein including the prospects of each of the businesses. This review included an assessment of the recent historical performance to date as well as the reasonableness of the outlook assumed based on discussions with management of Mix Telematics and PowerFleet respectively, and assessed the achievability thereof by considering historical information as well as macro-economic and sector-specific data;

•	Selected Comparable Peers and analysed publicly available financial information on this peer group;

•	Determined the fair value of a Mix Telematics stand-alone share by applying an income approach and market approach;

•	Determined the fair value of a MergeCo ordinary share which includes transaction synergies by applying an income approach and market approach;

•	Performed a sensitivity analysis on key assumptions included in the valuation;

•	Performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the telematics sector generally;

•	Considered the closing price and 30, 90 and 180 day volume weighted average prices (“VWAP”) of Mix Telematics and PowerFleet shares up to and including Monday, 9 October 2023;

•	Reviewed certain publicly available information relating to Mix Telematics, PowerFleet and Comparable Peers, including company announcements and media articles; and

•	Where relevant, representations made by management and/or directors were corroborated to source documents or independent analytical procedures were performed by us, to examine and understand the industry in which Mix Telematics and PowerFleet operate in, and to analyse external factors that could influence the companies.

Assumptions

We arrived at our opinion based on the following assumptions that:

•	all agreements that are to be entered into in terms of the Scheme will be legally enforceable;

•	the Scheme will have the legal, accounting and taxation consequences described in discussions with, and materials furnished to us by representatives of Mix Telematics and PowerFleet or their professional advisors; and

•	reliance can be placed on the financial information of Mix Telematics and PowerFleet.

56

Appropriateness and reasonableness of underlying information and assumptions

We satisfied ourselves as to the appropriateness and reasonableness of the information and assumptions employed in arriving at our findings by:

•	Placing reliance on audit reports in the financial statements of Mix Telematics and PowerFleet; and

•	Determining the extent to which information in respect of Mix Telematics and PowerFleet was confirmed by documentary evidence as well as our understanding of Mix Telematics and PowerFleet and the economic environment in which it operates.

Limiting conditions

This Fair and Reasonable Opinion is provided in connection with and for the purposes of the Scheme. This Fair and Reasonable Opinion does not purport to cater for each individual Shareholder’s perspective, but rather that of the general body of Shareholders.

Individual Shareholder’s decisions regarding the Scheme may be influenced by such Shareholder’s particular circumstances and accordingly individual shareholders should consult an independent adviser if in any doubt as to the merits or otherwise of the Scheme.

We have relied upon and assumed the accuracy of the information provided to us in deriving our conclusions. Where practical, we have corroborated the reasonableness of the information provided to us for the purpose of this Fair and Reasonable Opinion, whether in writing or obtained in discussion with management of each business, by reference to publicly available or independently obtained information. While our work has involved an analysis of, inter alia, the annual financial statements, and other information provided to us, our engagement does not constitute an audit conducted in accordance with generally accepted auditing standards.

Where relevant, forward-looking information of Mix Telematics and PowerFleet relates to future events and is based on assumptions that may or may not remain valid for the whole of the forecast period. Consequently, such information cannot be relied upon to the same extent as that derived from audited financial statements for completed accounting periods. We express no opinion as to how closely the actual future results of Mix Telematics and PowerFleet will correspond to those projected. We have however compared the forecast financial information to past trends as well as discussing the assumptions inherent therein with management.

We have also assumed that the Scheme will have the legal consequences described in discussions with, and materials furnished to us by representatives and advisors of the businesses and we express no opinion on such consequences.

Our Fair and Reasonable Opinion is based on current economic, regulatory and market as well as other conditions. Subsequent developments may affect the opinion, and we are under no obligation to update, review or re-affirm our opinion based on such developments.

Independence

We confirm that neither we nor any person related to us (as contemplated in the Companies Act) have a direct or indirect interest in Shares or the Scheme, nor have had within the immediately preceding two years, any relationship as contemplated in section 114(2)(b) of the Companies Act, and specifically declare, as required by Regulation 90(6)(i) and 90(3)(a) of the Companies Regulations, that we are independent in relation to the Scheme and will reasonably be perceived to be independent. We also confirm that we have the necessary competence to provide the Independent Expert Report and meet the criteria set out in section 114(2)(a) of the Companies Act.

Furthermore, we confirm that our professional fees of R1,450,000 (excluding VAT) are not contingent upon the success of the Scheme. Our fees are not payable in Shares.

Valuation approach

The valuation has been prepared on the basis of “Market Value”. The generally accepted definition of “Market Value” is the value as applied between a hypothetical willing vendor and a hypothetical willing prudent buyer in an open market and with access to all relevant information.

In considering the terms and conditions of the Scheme, we performed a valuation of a stand-alone Mix Telematics share (excluding transaction synergies) and a valuation of a combined Mix Telematics and PowerFleet business (including transaction synergies), as at 30 September 2023, being the last practicable date for the purposes of the valuation using the income approach which was supported by a secondary market approach.

The valuation was performed taking cognisance of risk and other market and industry factors affecting Mix Telematics and PowerFleet. Additionally, sensitivity analyses were performed considering key value drivers.

57

Key internal value drivers to the discounted cash flow (“DCF”) valuation included revenue growth, gross margins and earnings before interest, tax, depreciation and amortisation (“EBITDA”) margins, the discount rate (represented by the weighted average cost of capital (“WACC”)), working capital and capital expenditure requirements. Subscriber growth and average revenue per user (“ARPU”) are the main drivers of expected revenues to be derived over the forecast period.

The valuation of Mix Telematics and MergeCo was re-performed using base case assumptions and applying a range of discount rate and growth rate assumptions, and in the case of MergeCo, a range of sensitivities were applied to the success factor of synergies.

Each sensitivity was performed by applying a range of discount rates based on different risk scenarios. The sensitivity analysis was applied in order to derive the value range as detailed below.

These sensitivity analysis did not indicate a sufficient effect to alter our opinion in respect of the Scheme.

Valuation results

In undertaking the valuation exercise above, we determined a valuation range of R8.17 to R8.85 per Mix Telematics stand-alone share, with a most likely value of R8.50, on a marketable controlling basis, compared to a fair value range attributable to a MergeCo share of R9.48 to R10.56 per share, with a most likely value of R9.98 per share. The value accretion for a Mix Shareholder, on a minority marketable basis, based on fair value ranges is between 7.1% to 29.3%.

The valuation range above is provided solely in respect of the Fair and Reasonable Opinion and should not be used for any other purposes.

Reasonableness of the Scheme

The Scheme Consideration represents an implied swop ratio of 65.5%:34.5% in favour of Mix Telematics.

Current market data implies the following swop ratios:

•	Based on the closing price as at 9 October 2023 the implied swap ratio between Mix Telematics and PowerFleet is c.64.8% to 35.2%;

•	Based on the 5-day VWAP to 9 October 2023 the implied swap ratio between Mix Telematics and PowerFleet is c.65.1% to 34.9%; and

•	Based on the 30-day VWAP to 9 October 2023 the implied swap ratio between Mix Telematics and PowerFleet is c.63.2% to 36.8%.

In opining on the reasonableness of the Scheme we have also considered the rationale for the Scheme.

Opinion

The Scheme will result in Mix Shareholders owning 65.5% of the combined Mix Telematics and PowerFleet business including transaction synergies. The Scheme Consideration represents a value accretion for Mix Shareholders of between 7.1% and 29.3%.

BDO Corporate Finance has considered the terms and conditions of the Scheme and, based on and subject to the conditions set out herein, is of the opinion that the terms and conditions of the Scheme are fair and reasonable to Scheme Participants.

Our opinion is necessarily based upon the information available to us up to the Last Practicable Date, including in respect of the financial information as well as other conditions and circumstances existing and disclosed to us. We have assumed that all conditions precedent, including any material regulatory and other approvals or consents required in connection with the Scheme have been fulfilled or obtained.

Accordingly, it should be understood that subsequent developments may affect this Fair and Reasonable Opinion.

Consent

We hereby consent to the inclusion of this Fair and Reasonable Opinion, in whole or in part, and references thereto in the Circular, in the form and context in which they appear.

Yours faithfully

N Lazanakis CA(SA)
Director

BDO Corporate Finance Proprietary Limited
52 Corlett Drive

Illovo

2196”

58

Annexure 3

EXTRACT OF SECTION 115 OF THE COMPANIES ACT

(1)	Despite section 65, and any provision of a company’s Memorandum of Incorporation, or any resolution adopted by its board or holders of its securities, to the contrary, a company may not dispose of, or give effect to an agreement or series of agreements to dispose of, all or the greater part of its assets or undertaking, implement an amalgamation or a merger, or implement a scheme of arrangement, unless –

(a)	The disposal, amalgamation or merger, or scheme of arrangement –

(i)	has been approved in terms of this section; or

(ii)	is pursuant to or contemplated in an approved business rescue plan for that company, in terms of Chapter 6; and

(b)	To the extent that Parts B and C of this Chapter, and the Takeover Regulations, apply to a company that proposes to –

(i)	dispose of all or the greater part of its assets or undertaking;

(ii)	amalgamate or merge with another company; or

(iii)	implement a scheme of arrangement,

the Panel has issued a compliance certificate in respect of the transaction, in terms of section 119(4)(b), or exempted the transaction in terms of section 119(6).

Para. (b) substituted by s. 71 of Act 3/2011

(2)	A proposed transaction contemplated in subsection (1) must be approved –

(a)	by a special resolution adopted by persons entitled to exercise voting rights on such a matter, at a meeting called for that purpose and at which sufficient persons are present to exercise, in aggregate, at least 25% of all of the voting rights that are entitled to be exercised on that matter, or any higher percentage as may be required by the company’s Memorandum of Incorporation, as contemplated in section 64(2); and

Para. (a) substituted by s. 71 of Act 3/2011

(b)	by a special resolution, also adopted in the manner required by paragraph (a), by the shareholders of the company’s holding company if any, if –

(i)	the holding company is a company or an external company;

(ii)	the proposed transaction concerns a disposal of all or the greater part of the assets or undertaking of the subsidiary; and

(iii)	having regard to the consolidated financial statements of the holding company, the disposal by the subsidiary constitutes a disposal of all or the greater part of the assets or undertaking of the holding company; and

Subpara. (iii) substituted by s. 71 of Act 3/2011

(c)	by the court, to the extent required in the circumstances and manner contemplated in subsections (3) to (6).

(3)	Despite a resolution having been adopted as contemplated in subsections (2)(a) and (b), a company may not proceed to implement that resolution without the approval of a court if –

(a)	the resolution was opposed by at least 15% of the voting rights that were exercised on that resolution and, within five business days after the vote, any person who voted against the resolution requires the company to seek court approval; or

Para. (a) substituted by s. 71 of Act 3/2011

(b)	the court, on an application within 10 business days after the vote by any person who voted against the resolution, grants that person leave, in terms of subsection (6), to apply to a court for a review of the transaction in accordance with subsection (7).

Para. (b) substituted by s. 71 of Act 3/2011

59

(4)	For the purposes of subsections (2) and (3), any voting rights controlled by an acquiring party, a person related to an acquiring party, or a person acting in concert with either of them, must not be included in calculating the percentage of voting rights –

(a)	required to be present, or actually present, in determining whether the applicable quorum requirements are satisfied; or

(b)	required to be voted in support of a resolution, or actually voted in support of the resolution.

Subs. (4) substituted by s. 71 of Act 3/2011

(4A)	In subsection (4), “act in concert” has the meaning set out in section 117(1)(b). Subs. (4A) inserted by s. 71 of Act 3/2011

(5)	If a resolution requires approval by a court as contemplated in terms of subsection (3)(a), the company must either –

(a)	within 10 business days after the vote, apply to the court for approval, and bear the costs of that application; or

Para. (a) substituted by s. 71 of Act 3/2011

(b)	treat the resolution as a nullity.

(6)	On an application contemplated in subsection (3)(b), the court may grant leave only if it is satisfied that the applicant –

(a)	is acting in good faith;

(b)	appears prepared and able to sustain the proceedings; and

(c)	has alleged facts which, if proved, would support an order in terms of subsection (7).

(7)	On reviewing a resolution that is the subject of an application in terms of subsection (5)(a), or after granting leave in terms of subsection (6), the court may set aside the resolution only if –

(a)	the resolution is manifestly unfair to any class of holders of the company’s securities; or

(b)	the vote was materially tainted by conflict of interest, inadequate disclosure, failure to comply with the Act, the Memorandum of Incorporation or any applicable rules of the company, or other significant and material procedural irregularity.

(8)	The holder of any voting rights in a company is entitled to seek relief in terms of section 164 if that person –

(a)	notified the company in advance of the intention to oppose a special resolution contemplated in this section; and

(b)	was present at the meeting and voted against that special resolution.

(9)	If a transaction contemplated in this Part has been approved, any person to whom assets are, or an undertaking is, to be transferred, may apply to a court for an order to effect –

(a)	the transfer of the whole or any part of the undertaking, assets and liabilities of a company contemplated in that transaction;

(b)	the allotment and appropriation of any shares or similar interests to be allotted or appropriated as a consequence of the transaction;

(c)	the transfer of shares from one person to another;

(d)	the dissolution, without winding-up, of a company, as contemplated in the transaction;

(e)	incidental, consequential and supplemental matters that are necessary for the effectiveness and completion of the transaction; or

(f)	any other relief that may be necessary or appropriate to give effect to, and properly implement, the amalgamation or merger.

60

Annexure 4

EXTRACT OF SECTION 164 OF THE COMPANIES ACT

(1)	This section does not apply in any circumstances relating to a transaction, agreement or offer pursuant to a business rescue plan that was approved by shareholders of a company, in terms of section 152.

(2)	If a company has given notice to shareholders of a meeting to consider adopting a resolution to –

(a)	amend its Memorandum of Incorporation by altering the preferences, rights, limitations or other terms of any class of its shares in any manner materially adverse to the rights or interests of holders of that class of shares, as contemplated in section 37(8); or

(b)	enter into a transaction contemplated in section 112, 113, or 114, that notice must include a statement informing shareholders of their rights under this section.

(3)	At any time before a resolution referred to in subsection (2) is to be voted on, a dissenting shareholder may give the company a written notice objecting to the resolution.

(4)	Within 10 business days after a company has adopted a resolution contemplated in this section, the company must send a notice that the resolution has been adopted to each shareholder who –

(a)	gave the company a written notice of objection in terms of subsection (3); and

(b)	has neither –

(i)	withdrawn that notice; or

(ii)	voted in support of the resolution.

(5)	A shareholder may demand that the company pay the shareholder the fair value for all of the shares of the company held by that person if –

(a)	the shareholder –

(i)	sent the company a notice of objection, subject to subsection (6); and

(ii)	in the case of an amendment to the company’s Memorandum of Incorporation, holds shares of a class that is materially and adversely affected by the amendment;

(b)	the company has adopted the resolution contemplated in subsection (2); and

(c)	the shareholder –

(i)	voted against that resolution; and

(ii)	has complied with all of the procedural requirements of this section.

(6)	The requirement of subsection (5)(a)(i) does not apply if the company failed to give notice of the meeting, or failed to include in that notice a statement of the shareholders rights under this section.

(7)	A shareholder who satisfies the requirements of subsection (5) may make a demand contemplated in that subsection by delivering a written notice to the company within –

(a)	20 business days after receiving a notice under subsection (4); or

(b)	if the shareholder does not receive a notice under subsection (4), within 20 business days after learning that the resolution has been adopted.

(8)	A demand delivered in terms of subsections (5) to (7) must also be delivered to the Panel, and must state – Words preceding para. (a) substituted by s. 103 of Act 3/2011

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder seeks payment; and

(c)	a demand for payment of the fair value of those shares.

(9)	A shareholder who has sent a demand in terms of subsections (5) to (8) has no further rights in respect of those shares, other than to be paid their fair value, unless –

61

(a)	the shareholder withdraws that demand before the company makes an offer under subsection (11), or allows an offer made by the company to lapse, as contemplated in subsection (12)(b);

(b)	the company fails to make an offer in accordance with subsection (11) and the shareholder withdraws the demand; or

(c)	the company, by a subsequent special resolution, revokes the adopted resolution that gave rise to the shareholder’s rights under this section.

Para. (c) substituted by s. 103 of Act 3/2011

(10)	If any of the events contemplated in subsection (9) occur, all of the shareholder’s rights in respect of the shares are reinstated without interruption.

(11)	Within five business days after the later of –

(a)	the day on which the action approved by the resolution is effective;

(b)	the last day for the receipt of demands in terms of subsection (7)(a); or

(c)	the day the company received a demand as contemplated in subsection (7)(b), if applicable, the company must send to each shareholder who has sent such a demand a written offer to pay an amount considered by the company’s directors to be the fair value of the relevant shares, subject to subsection (16), accompanied by a statement showing how that value was determined.

(12)	Every offer made under subsection (11) –

(a)	in respect of shares of the same class or series must be on the same terms; and

(b)	lapses if it has not been accepted within 30 business days after it was made.

(13)	If a shareholder accepts an offer made under subsection (12) –

(a)	the shareholder must either in the case of –

(i)	shares evidenced by certificates, tender the relevant share certificates to the company or the company’s transfer agent; or

(ii)	uncertificated shares, take the steps required in terms of section 53 to direct the transfer of those shares to the company or the company’s transfer agent; and

(b)	the company must pay that shareholder the agreed amount within 10 business days after the shareholder accepted the offer and –

(i)	tendered the share certificates; or

(ii)	directed the transfer to the company of uncertificated shares.

(14)	A shareholder who has made a demand in terms of subsections (5) to (8) may apply to a court to determine a fair value in respect of the shares that were the subject of that demand, and an order requiring the company to pay the shareholder the fair value so determined, if the company has –

(a)	failed to make an offer under subsection (11); or

(b)	made an offer that the shareholder considers to be inadequate, and that offer has not lapsed.

(15)	On an application to the court under subsection (14) –

(a)	all dissenting shareholders who have not accepted an offer from the company as at the date of the application must be joined as parties and are bound by the decision of the court;

(b)	the company must notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to participate in the court proceedings; and

(c)	the court –

(i)	may determine whether any other person is a dissenting shareholder who should be joined as a party;

(ii)	must determine a fair value in respect of the shares of all dissenting shareholders, subject to subsection (16);–

(iii)	in its discretion may –

(aa)	appoint one or more appraisers to assist it in determining the fair value in respect of the shares; or

(bb)	allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective, until the date of payment;

62

(iv)	may make an appropriate order of costs, having regard to any offer made by the company, and the final determination of the value by the court; and

(v)	must make an order requiring –

(aa)	the dissenting shareholders to either withdraw their respective demands or to comply with subsection (13 (a); and

Item (aa) substituted by s. 103 of Act 3/2011

(bb)	the company to pay the fair value in respect of their shares to each dissenting shareholder who complies with subsection (13)(a), subject to any conditions the court considers necessary to ensure that the company fulfils its obligations under this section.

(15A)	At any time before the court has made an order contemplated in subsection (15)(c)(v), a dissenting shareholder may accept the offer made by the company in terms of subsection (11), in which case –

(a)	that shareholder must comply with the requirements of subsection 13(a); and

(b)	the company must comply with the requirements of subsection 13(b).

Subs. (15A) inserted by s. 103 of Act 3/2011

(16)	The fair value in respect of any shares must be determined as at the date on which, and time immediately before, the company adopted the resolution that gave rise to a shareholder’s rights under this section.

(17)	If there are reasonable grounds to believe that compliance by a company with subsection (13)(b), or with a court order in terms of subsection (15)(c)(v)(bb), would result in the company being unable to pays its debts as they fall due and payable for the ensuing 12 months –

(a)	the company may apply to a court for an order varying the company’s obligations in terms of the relevant subsection; and

(b)	the court may make an order that –

(i)	is just and equitable, having regard to the financial circumstances of the company; and

(ii)	ensures that the person to whom the company owes money in terms of this section is paid at the earliest possible date compatible with the company satisfying its other financial obligations as they fall due and payable.

(18)	If the resolution that gave rise to a shareholder’s rights under this section authorised the company to amalgamate or merge with one or more other companies, such that the company whose shares are the subject of a demand in terms of this section has ceased to exist, the obligations of that company under this section are obligations of the successor to that company resulting from the amalgamation or merger.

(19)	For greater certainty, the making of a demand, tendering of shares and payment by a company to a shareholder in terms of this section do not constitute a distribution by the company, or an acquisition of its shares by the company within the meaning of section 48, and therefore are not subject to –

(a)	the provisions of that section; or

(b)	the application by the company of the solvency and liquidity test set out in section 4.

(20)	Except to the extent –

(a)	expressly provided in this section; or

(b)	that the Panel rules otherwise in a particular case, a payment by a company to a shareholder in terms of this section does not obligate any person to make a comparable offer under section 125 to any other person.

Subs. (20) inserted by s. 103 of Act 3/2011

63

Annexure 5

PRO FORMA FINANCIAL EFFECTS OF THE SCHEME

The pro forma financial information of MiX Telematics (“pro forma financial information”) has been prepared to show the financial effects, including the associated transaction costs, of the proposed transaction.

The pro forma financial information has been prepared using the accounting policies of Mix Telematics as at 31 March 2023, which are in compliance with U.S. GAAP and are consistent with those in the published audited results of Mix Telematics for the year ended 31 March 2023. The pro formas are prepared in accordance with the applicable criteria of the Companies Regulations and JSE Listings Requirements and in terms of the Guide on Pro Forma Financial Information issued by the South African Institute of Chartered Accountants.

The pro forma financial information illustrates the impact of the proposed transaction had it been effective on 31 March 2023 for purposes of the pro forma consolidated balance sheet and 1 April 2022 for purposes of the pro forma consolidated statement of income and pro forma consolidated statement of comprehensive loss.

The pro forma financial information has been prepared for illustrative purposes only and because of its nature may not fairly present MiX Telematics’ financial position, changes in equity, results of operations or cash flows. The pro forma financial information presented below does not purport to be indicative of the financial results and effects of the proposed transaction if it had been implemented on a different date.

In terms of the JSE Listings Requirements, the pro forma financial information is required to be prepared in terms of International Financial Reporting Standards (“IFRS”). Following engagements with the JSE and having regard to the reporting regime applicable to both MiX Telematics and PowerFleet, it was agreed that it would be most appropriate for the pro forma financial information to be presented in terms of U.S. GAAP. The JSE has accordingly granted a dispensation from preparing the pro forma financial information in terms of IFRS. The Companies Act provisions were applied when preparing the pro forma information.

The pro forma financial information of the proposed transaction, including the assumptions on which they are based is the responsibility of the directors of PowerFleet and MiX Telematics.

The pro forma financial information should be read in conjunction with the independent reporting accountant’s reasonable assurance report thereon, which is presented in Annexure 6 of this circular.

64

Pro forma Consolidated Statement of Income for the year ended 31 March 2023

			PowerFleet
			share issue
			to acquire
			100% of the
			MiX
			Telematics			Funding
	MiX		share capital,	Acceleration		raised for
	Telematics	PowerFleet	and	of		the Pref
	group before	group before	termination	PowerFleet		redemption		Replacement
	the proposed	the proposed	of MiX	stock		and		of MiX
	transaction	transaction	Telematics	options and	Amortisation	settlement of		share-based
	31 March	31 December	ADS	restricted	of intangible	MiX’s short	Transaction	payment	Pro forma
In USD thousands, except per share data	2023	2022	program	stock	assets	term debt	fees	awards	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)	(note 8)
Revenue	144,993	135,157							280,150
Cost of Revenue	54,127	70,986							125,113
Gross Profit	90,866	64,171							155,037
Operating expenses	79,301	71,965	1,304	4,293	2,134	305	17,226	(219)	176,309
Income/(loss) from operations	11,565	(7,794)	(1,304)	(4,293)	(2,134)	(305)	(17,226)	219	(21,272)
Other income	1,689	24							1,713
Net interest (expense)/income	(287)	1,065				(7,151)			(6,373)
Interest income	1,159	71							1,230
Interest expense	(1,446)	994				(7,151)			(7,603)
Income/(loss) before income tax expense	12,967	(6,705)	(1,304)	(4,293)	(2,134)	(7,456)	(17,226)	219	(25,932)
Income tax (expense)/income	(8,445)	(296)			576	(1,925)			(10,090)
Net income/(loss) before non-controlling interest	4,522	(7,001)	(1,304)	(4,293)	(1,558)	(9,381)	(17,226)	219	(36,022)
Less: Net income attributable to non-controlling interest	–	(2)							(2)
Net income/(loss)	4,522	(7,003)	(1,304)	(4,293)	(1,558)	(9,381)	(17,226)	219	(36,024)
Accretion of preferred stock	–	(671)				(36,939)			(37,610)
Preferred stock dividends	–	(4,231)				4,231			–
Net income/(loss)	4,522	(11,905)	(1,304)	(4,293)	(1,558)	(42,089)	(17,226)	219	(73,634)

65

Pro forma Consolidated Statement of Comprehensive Loss

			PowerFleet
			share issue to
			acquire 100%
			of the MiX			Funding
	MiX		Telematics	Acceleration		raised for
	Telematics	PowerFleet	share capital,	of		the Pref
	group before	group before	and	PowerFleet		redemption		Replacement
	the proposed	the proposed	termination	stock		and		of MiX
	transaction	transaction	of MiX	options and	Amortisation	settlement of		share-based
	31 March	31 December	Telematics	restricted	of intangible	MiX’s short	Transaction	payment	Pro forma
	2023	2022	ADS program	stock	assets	term debt	fees	awards	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)	(note 8)
Net income/(loss)	4,522	(11,905)	(1,304)	(4,293)	(1,558)	(42,089)	(17,226)	219	(73,634)
Other comprehensive loss:
Foreign currency translation (losses)/gains, net of tax	(17,308)	(1,601)				9,231			(9,678)
Total comprehensive loss for the period	(12,786)	(13,506)	(1,304)	(4,293)	(1,558)	(32,858)	(17,226)	219	(83,312)
Less: Net loss attributable to non-controlling interest	–	–							–
Total comprehensive loss for the period	(12,786)	(13,506)	(1,304)	(4,293)	(1,558)	(32,858)	(17,226)	219	(83,312)
Headline Earnings/(loss) reconciliation
Net income/(loss) before non-controlling interest	4,522	(11,903)	(1,304)	(4,293)	(1,558)	(42,089)	(17,226)	219	(73,632)
Profit on disposal of property, plant and equipment and intangible assets	(29)								(29)
Impairment of intangible assets	33								33
Impairment of property, plant and equipment	72								72
Income tax effect on the above adjustments	(20)								(20)
Headline Earnings/(loss)	4,578	(11,903)	(1,304)	(4,293)	(1,558)	(42,089)	(17,226)	219	(73,576)
Basic earnings/(loss) per share (dollars)	0.01	(0.34)							(0.69)
Diluted earnings/(loss) per share (dollars)	0.01	(0.34)							(0.69)
Headline earnings/(loss) per share (dollars)	0.01	(0.34)							(0.69)
Diluted Headline earnings/(loss) per share (dollars)	0.01	(0.34)							(0.69)
Weighted average common shares outstanding – basic (’000)	552,603	35,393	(481,782)	410					106,624
Weighted average common shares outstanding – diluted (’000)	556,058	35,393	(485,237)	410					106,624

66

Notes and assumptions

Note 1. Presents the consolidated statement of income extracted from the MiX Telematics audited published results for the year ended 31 March 2023, prepared under U.S. GAAP.

Note 2. Presents the consolidated statement of operations extracted from the PowerFleet audited published results for the year ended 31 December 2022.

Note 3. PowerFleet will acquire 100% of the issued share capital of MiX Telematics by issuing new PowerFleet shares to MiX Telematics shareholders in the ratio of 0.12762 PowerFleet shares for 1 MiX Telematics ordinary share, resulting in PowerFleet issuing 70,821,092 new PowerFleet shares to acquire the 554,937,250 MiX Telematics ordinary shares, net of treasury shares, in issue at 31 March 2023. The MiX Telematics ADS program will be cancelled. Each ADS represents 25 ordinary shares which are listed on the New York Stock Exchange. The termination fees of the MiX Telematics ADS program (“ADS settlement fees”) are standard fees of $0.05 per ADS surrendered. ADS settlement fees in the amount of $0.9 million and sales transfer tax (“STT”) in the amount of $0.4 million have been recognised as an expense in the statement of income. STT will be payable in South Africa at a rate of 0.25% of the value of MiX Telematics shares transferred.

Note 4. $4.3 million share-based payment cost is recognised for the acceleration of PowerFleet stock options and restricted stock under the PowerFleet equity plans expected on the scheme implementation date. The amount recognised is based on the acceleration of future share-based payment costs expected at 31 December 2022, which is the date of the PowerFleet audited published results used for these pro forma financial statements. The accelerated vesting will result in an additional 410,003 PowerFleet shares being issued to the participants of the PowerFleet equity plans. After PowerFleet’s year-end PowerFleet have granted additional stock options and restricted stock, which will also vest on the scheme implementation date. The additional share-based payment cost related to these stock options and restricted stock granted between 1 January 2023 and 30 September 2023 is $3.2 million and an additional 1,137,924 PowerFleet shares will be issued.

Note 5. In accordance with ASC 805: Business Combinations, a provisional purchase price allocation was performed as at 31 March 2023, which identified additional intangible assets of $48.1 million. This is the amortisation of the intangible assets using the straight-line method of amortisation, assuming the same fair values existed as at 1 April 2022. The useful lives used to calculate the straight-line amortisation was 13 years for trade names, 12 years for customer relationships and 6 years for developed technology respectively.

Note 6. The Series A Preferred Stock is fully redeemable at $90.3 million. The redemption amount will be funded with the new debt proceeds raised, net of debt structuring fees paid. PowerFleet will raise new debt funding of $98.9 million less debt structuring fees paid of $1.2 million. The debt funding consists of senior secured debt ($13.9 million from Israel and $85.0 million from South Africa). The senior secured debt has a 3-year and 5-year term. The remaining debt proceeds of $7.4 million and cash on hand of $4.8 million will be used to repay the existing short-term debt of MiX Telematics of $12.2 million. The impact of the statement of income is as follows:

6.1	The debt structuring fees paid were capitalised and will be amortised over the loan term of 3 years or 5 years respectively, $0.3 million was expensed in operating expenses.

6.2	Interest expense of $7.8 million is recognised on the new debt raised. The new debt raised bears interest as follows, senior secured debt from Israel at between 7.85% and 8% per annum and senior secured debt from South Africa at 3-month JIBAR plus a margin of between 3.75% and 4.05% for the Rand denominated loan and at SOFR plus a margin of between 4.5% and 5.0% for the USD denominated loan.

6.3	The repayment of the existing short-term debt of MiX Telematics results in a decrease of $0.6 million in interest expense.

6.4	The redemption of the Series A Preferred Stock is assumed to take place on 1 April 2022 therefore the accretion of preferred stock and preferred stock dividends recognised by PowerFleet for the year has been reversed. The early redemption premium being the difference of $37.6 million between the carrying value of $52.7 million and the redemption value of $90.3 million was recognised as an expense.

Note 7. Transaction costs of $17.2 million directly attributable to the acquisition of MiX Telematics by PowerFleet have been recognised as an expense in the statement of income and will be paid from cash on hand. Any fees payable based on the PowerFleet share price were calculated based on the 31 March 2023 closing share price of $3.43.

Note 8. This is the difference between the original MiX share-based payment expense and the fair value of the replacement PowerFleet share-based payment awards granted to existing holders of MiX’s share-based payment awards. This is calculated assuming the fair value of the replacement PowerFleet share-based payment awards and the MiX share-based payment awards are the same as at 1 April 2022.

Note 9. There are no material subsequent events that require adjustments to the pro forma financial information.

Note 10. All adjustments, except for transaction costs, ADS settlement fees, STT and the early redemption premium, are expected to have a continuing effect.

67

Pro forma Consolidated Balance Sheet at 31 March 2023

			PowerFleet
			share issue to
			acquire 100%
			of the MiX		Funding
	MiX		Telematics	Acceleration	raised for
	Telematics	PowerFleet	share capital,	of	the Pref
	group before	group before	and	PowerFleet	redemption
	the proposed	the proposed	termination of	stock	and
	transaction	transaction	MiX	options and	settlement of
	31 March	31 December	Telematics	restricted	MiX’s short	Transaction	Consolidation	Pro forma
(In USD thousands, except per share data)	2023	2022	ADS program	stock	term debt	fees	adjustments	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)
ASSETS
Current assets
Cash and cash equivalents	29,876	17,680	(1,304)		(4,861)	(17,208)		24,183
Restricted cash	781	309						1,090
Accounts receivable, net of allowance for doubtful accounts	24,194	32,493						56,687
Inventory, net	4,936	22,272						27,208
Deferred costs – current	–	762						762
Prepaid expenses and other current assets	9,950	7,709			305			17,964
Total current assets	69,737	81,225	(1,304)		(4,556)	(17,208)		127,894
Property, plant and equipment, net	36,779	17,069						53,848
Goodwill	39,258	83,487					101,140	223,885
Intangible assets, net	21,895	22,908					48,105	92,908
Investment in subsidiary	–		242,916				(242,916)	–
Severance payable fund	–	3,760						3,760
Deferred tax asset	2,090	3,225						5,315
Other assets	6,804	5,761			935			13,500
Total assets	176,563	217,435	241,612		(3,620)	(17,208)	(93,671)	521,110

68

			PowerFleet
			share issue to
			acquire 100%
			of the MiX		Funding
	MiX		Telematics	Acceleration	raised for
	Telematics	PowerFleet	share capital,	of	the Pref
	group before	group before	and	PowerFleet	redemption
	the proposed	the proposed	termination of	stock	and
	transaction	transaction	MiX	options and	settlement of
	31 March	31 December	Telematics	restricted	MiX’s short	Transaction	Consolidation	Pro forma
(In USD thousands, except per share data)	2023	2022	ADS program	stock	term debt	fees	adjustments	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)
LIABILITIES
Current liabilities
Short-term bank debt and current maturities of long-term debt	15,253	10,312			(10,647)			14,918
Accounts payable	6,120	14,751						20,871
Accrued expenses and other liabilities	21,486	14,288						35,774
Deferred revenue – current	5,295	6,363						11,658
Contingent consideration	3,569	–						3,569
Income taxes payable	298	–						298
Total current liabilities	52,021	45,714	–		(10,647)			87,088
Long-term debt, less current maturities	–	11,403			97,300			108,703
Deferred revenue – less current portion	–	4,390						4,390
Long-term accrued expenses and other liabilities	3,368	6,264						9,632
Accrued severance payable	–	4,365						4,365
Deferred tax liability	12,357	4,919					12,988	30,264
Total liabilities	67,746	77,055			86,653		12,988	244,442
MEZZANINE EQUITY
Convertible redeemable preferred stock: Series A – 100 shares authorised, $0.01 par value; 59 shares issued and outstanding at 31 December 2022.	–	57,565			(57,565)			–

69

			PowerFleet
			share issue to
			acquire 100%
			of the MiX		Funding
	MiX		Telematics	Acceleration	raised for
	Telematics	PowerFleet	share capital,	of	the Pref
	group before	group before	and	PowerFleet	redemption
	the proposed	the proposed	termination of	stock	and
	transaction	transaction	MiX	options and	settlement of
	31 March	31 December	Telematics	restricted	MiX’s short	Transaction	Consolidation	Pro forma
(In USD thousands, except per share data)	2023	2022	ADS program	stock	term debt	fees	adjustments	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)
Preferred stock	–	–
Ordinary shares/Common stock	64,001	376	242,916				(64,001)	243,292
Additional paid-in capital	(3,499)	233,521		4,293			5,652	239,967
Retained earnings/(accumulated deficit)	79,024	(141,440)	(1,304)	(4,293)	(32,708)	(17,208)	(79,024)	(196,953)
Accumulated other comprehensive loss	(13,399)	(1,210)					13,399	(1,210)
Treasury stock	(17,315)	(8,510)					17,315	(8,510)
Total stockholders’ equity of the company	108,812	82,737	241,612		(32,708)	(17,208)	(106,659)	276,586
Non-controlling interest	5	78						83
Total equity	108,817	82,815	241,612		(32,708)	(17,208)	(106,659)	276,669
Total liabilities and stockholders’ equity	176,563	217,435	241,612		(3,620)	(17,208)	(93,671)	521,110

Number of shares in issue – Mix (’000)	554,937		(554,937)					–
Number of shares in issue – PowerFleet (’000)		37,605	70,821	410				108,836
Net asset value	108,817	82,815						277,041
Net asset value per Mix share (dollars)	0.20
Net asset value per PowerFleet share (dollars)		2.20						2.54
Tangible net asset value per MiX share (dollars)	0.09
Tangible net asset value per PowerFleet share (dollars)		(0.63)						(0.37)

70

Notes and assumptions

Note 1. Presents the consolidated balance sheet extracted without adjustment, from the MiX Telematics audited published results as of 31 March 2023, prepared under U.S. GAAP.

Note 2. Presents the consolidated balance sheet extracted from the PowerFleet audited published results as of 31 December 2022. The following line items were represented to ensure alignment with MiX’s presentation of its balance sheet:

•	Right of use asset included in Property, plant and equipment, net.

•	Accounts payable split out from accrued expenses and disclosed separately.

•	Lease liability – current, included in Accrued expenses and other liabilities.

•	Lease liability – less current portion, included in Long-term accrued expenses and other liabilities.

Note 3. PowerFleet will acquire 100% of the issued share capital of MiX Telematics by issuing new PowerFleet shares to MiX Telematics shareholders in the ratio of 0.12762 PowerFleet shares for 1 MiX Telematics ordinary share, resulting in PowerFleet issuing 70 821 092 new PowerFleet shares to acquire the 554,937,250 MiX Telematics ordinary shares, net of treasury shares, based on the shares in issue at 31 March 2023. The transaction is accounted for as follows:

3.1	For the purpose of estimating the fair value of the consideration transferred in the pro forma financial information, the existing shares of MiX Telematics are deemed to be acquired on 31 March 2023 and based upon the 31 March 2023 acquisition date closing share price of PowerFleet’s shares at that date, being $3.43. The fair value of the scheme consideration payable in respect of the business combination will be subject to change until the completion of the proposed transaction, and therefore, could be significantly different from that determined on the valuation date of 31 March 2023.

3.2	Investment in subsidiary of $242.9 million, being the provisional fair value of the scheme consideration payable to acquire the MiX Telematics group at 31 March 2023.

3.3	The MiX Telematics ADS program will be cancelled. Each ADS represents 25 ordinary shares which are listed on the New York Stock Exchange. The termination fees of the MiX Telematics ADS program (“ADS settlement fees”) are standard fees of $0.05 per ADS surrendered. ADS settlement fees in the amount of $0.9 million and STT in the amount of $0.4 million have been recognised as an expense in the statement of income. STT will be payable in South Africa at a rate of 0.25% of the value of MiX Telematics shares transferred.

Note 4. $4.3 million share-based payment cost is recognised for the acceleration of PowerFleet stock options and restricted stock under the PowerFleet equity plans expected on the scheme implementation date. The amount recognised is based on the acceleration of future share-based payment costs expected at 31 December 2022, which is the date of the PowerFleet audited published results used for these pro forma financial statements. The accelerated vesting will result in an additional 410,003 PowerFleet shares being issued to the participants of the PowerFleet equity plans. After PowerFleet’s year-end PowerFleet have granted additional stock options and restricted stock, which will also vest on the scheme implementation date. The additional share-based payment cost related to these stock options and restricted stock granted between 1 January 2023 and 30 September 2023 is $3.2 million and an additional 1,137,924 PowerFleet shares will be issued.

Note 5. The Series A Preferred Stock is fully redeemable at $90.3 million. The redemption amount will be funded with the new debt proceeds raised, net of debt structuring fees paid. PowerFleet will raise new debt funding of $98.9 million less debt structuring fees paid of $1.2 million. The debt funding consists of senior secured debt ($13.9 million from Israel and $85.0 million from South Africa). The senior secured debt has a 3-year or 5-year. The remaining debt proceeds of $7.4 million and cash on hand of $4.8 million will be used to repay the existing short-term debt of MiX Telematics. The debt structuring fees were capitalised and will be amortised over the respective loan term of 3 years or 5 years. The early redemption premium being the difference of $32.7 million between the carrying value of $57.6 million and the redemption value of $90.3 million was recognised as an expense.

Note 6. Transaction costs of $17.2 million directly attributable to the acquisition of MiX Telematics by PowerFleet have been recognised as an expense in the statement of income and will be paid from cash on hand. Any fees payable based on the PowerFleet share price were calculated based on the 31 March 2023 closing share price of $3.43.

Note 7. In accordance with ASC 805: Business Combinations, the following consolidation adjustments are passed:

7.1	Elimination of the investment in subsidiary of $242.9 million.

7.2	Elimination of MiX Telematics ordinary shares, treasury stock, retained earnings and other equity reserves amounting to $108.8 million.

7.3	The purchase price premium (being the excess of consideration over the value of the net assets acquired) has been attributed to goodwill and no pro forma amortisation or impairment charge has been applied to the goodwill balance in the periods presented. Based on the provisional purchase price allocation, goodwill was allocated as follows:

USD’000s
Existing net asset value acquired	108,812
Fair value of replacement awards issued by the acquirer	(2,153)
Identifiable intangible assets	48,105
Deferred tax liability	(12,988)
Goodwill	101,140
Total purchase consideration	242,916

7.4	Intangible assets identified of $48.1 million, comprise of trade names of $7.0 million, customer relationships of $31.8 million and developed technology of $9.3 million, derived from on a provisional purchase price allocation performed at 31 March 2023.

7.5	The following methodology was applied in the provisional purchase price allocation to value the business and intangible assets recognised:

7.5.1	The overall business was valued using the Gordon growth model. The trade names and developed technology were valued using the royalty relief rate method. The customer relationships were valued using the multi-period excess earnings method under the income approach, which estimates associated revenue and costs to determine the projected cash flows derived from this asset.

71

The following key assumptions were used:

Revenue compound growth rate (5 years)	9.4%
Earnings before interest, tax, depreciation, and amortisation (EBITDA) compound growth rate (5 years)	21.9%
Terminal/long term growth rate	3.0%
Post tax discount rate	21.5%

7.5.2	The following were the key assumptions in the fair value of the replacement awards issued by the acquirer at 31 March 2023:

Volatility	55.58%
Dividend yield	3.49%
Risk Free rate	8.21%

Note 8. There are no material subsequent events that require adjustments to the pro forma financial information.

Note 9. All adjustments, except for transaction costs, ADS settlement fees, STT and the early redemption premium, are expected to have a continuing effect.

72

Annexure 6

INDEPENDENT REPORTING ACCOUNTANT’S ASSURANCE REPORT ON THE COMPILATION OF PRO FORMA FINANCIAL INFORMATION INCLUDED IN A CIRCULAR

To the Directors of MiX Telematics Limited
Matrix Corner, Howick Close

Waterfall Park
Midrand
1685
South Africa

Dear Sirs/Mesdames

Report on the Assurance Engagement on the Compilation of Pro Forma Financial Information Included in a Circular

We have completed our assurance engagement to report on the compilation of pro forma financial information of MiX Telematics Limited by the directors. The pro forma financial information, as set out in paragraph 25 and Annexure 5 of the Scheme Circular (“the circular”), to be dated on or about 12 January 2024, consists of the Pro forma Consolidated Statement of Income for the year ended 31 March 2023 and the Pro Forma Consolidated Balance Sheet at 31 March 2023 and related notes. The pro forma financial information has been compiled on the basis of the applicable criteria specified in the JSE Limited (JSE) Listings Requirements, and Regulation 106(6)(d)(ii) of the Companies Regulations, 2011 (“the Companies Regulations”) and described in paragraph 25 and Annexure 5.

The pro forma financial information has been compiled by the directors to illustrate the impact of the corporate action or event, described in Paragraph 1 of the circular, on the company’s financial position as at 31 March 2023, and the company’s financial performance for the period then ended, as if the corporate action or event had taken place at 31 March 2023 and for the period then ended. As part of this process, information about the company’s financial position and financial performance has been extracted by the directors from the company’s US GAAP financial statements for the period ended 31 March 2023 on which an auditor’s report was issued on 22 June 2023.

Directors’ Responsibility for the Pro Forma Financial Information

The directors are responsible for compiling the pro forma financial information on the basis of the applicable criteria specified in the JSE Listings Requirements, the Companies Regulations and described in Paragraph 25 and Annexure 5.

Our Independence and Quality Management

We have complied with the independence and other ethical requirements of the Code of Professional Conduct for Registered Auditors issued by the Independent Regulatory Board for Auditors (IRBA Code), which is founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behaviour. The IRBA Code is consistent with the corresponding sections of the International Ethics Standards Board for Accountants’ International Code of Ethics for Professional Accountants (including International Independence Standards).

The firm applies the International Standard on Quality Management 1, Quality Management for Firms that Perform Audits or Reviews of Financial Statements, or Other Assurance or Related Services Engagements, which requires the firm to design, implement and operate a system of quality management, including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Reporting Accountant’s Responsibility

Our responsibility is to express an opinion about whether the pro forma financial information has been compiled, in all material respects, by the directors on the basis specified in the JSE Listings Requirements based on our procedures performed.

We conducted our engagement in accordance with the International Standard on Assurance Engagements (ISAE) 3420, Assurance Engagements to Report on the Compilation of Pro Forma Financial Information Included in a Prospectus which is applicable to an engagement of this nature. This standard requires that we comply with ethical requirements and plan and perform our procedures to obtain reasonable assurance about whether the pro forma financial information has been compiled, in all material respects, on the basis specified in the JSE Listings Requirements.

For purposes of this engagement, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in compiling the pro forma financial information, nor have we, in the course of this engagement, performed an audit or review of the financial information used in compiling the pro forma financial information.

73

The purpose of pro forma financial information included in a prospectus is solely to illustrate the impact of a significant corporate action or event on unadjusted financial information of the entity as if the corporate action or event had occurred or had been undertaken at an earlier date selected for purposes of the illustration, we do not provide any assurance that the actual outcome of the event or transaction at 31 March 2023 would have been as presented.

A reasonable assurance engagement to report on whether the pro forma financial information has been compiled, in all material respects, on the basis of the applicable criteria involves performing procedures to assess whether the applicable criteria used in the compilation of the pro forma financial information provides a reasonable basis for presenting the significant effects directly attributable to the corporate action or event, and to obtain sufficient appropriate evidence about whether:

•	The related pro forma adjustments give appropriate effect to those criteria; and

•	The pro forma financial information reflects the proper application of those adjustments to the unadjusted financial information.

Our procedures selected depend on our judgment, having regard to our understanding of the nature of the company, the corporate action or event in respect of which the pro forma financial information has been compiled, and other relevant engagement circumstances.

Our engagement also involves evaluating the overall presentation of the pro forma financial information.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the pro forma financial information has been compiled, in all material respects, on the basis of the applicable criteria specified by the JSE Listings Requirements, the Companies Regulations and described in Paragraph 25 and Annexure 5.

Deloitte & Touche
Registered Auditor
Per: Daniel Hooijer
Partner
12 January 2024

5 Magwa Crescent
Waterfall City
Waterfall
2090
South Africa

74

Annexure 7

EXTRACTS OF THE CONSOLIDATED FINANCIAL STATEMENTS OF MIX TELEMATICS

The information contained in this annexure has been extracted from the consolidated financial statements of MiX Telematics and the MiX Telematics group for the financial years ended 31 March 2023, 31 March 2022 and 31 March 2021 as well as the interim financial statements for the six months ended 30 September 2023. The full consolidated financial statements of the MiX Telematics group including the notes thereto have been incorporated by reference and are available on MiX Telematics’ website at https://investor.mixtelematics.com/financials/annual-reports/default.aspx.

The directors of MiX Telematics are responsible for the preparation and fair presentation of the consolidated financial statements of MiX Telematics in accordance with IFRS from which the extracts of the consolidated financial statements of MiX Telematics has been prepared.

The consolidated financial statements for the 3 (three) financial years up to and ended 31 March 2023 from which the related information below has been extracted, were audited by Deloitte & Touche in accordance with International Standards on Auditing. Deloitte & Touche issued unmodified audit opinions on these consolidated financial statements. The consolidated financial statements for the six months ended 30 September 2023 of the group has not been reported on by Deloitte & Touche. The extracts of the consolidated financial statements of the group have not been reported on by Deloitte & Touche.

There have been no material changes in the consolidated financial statements of MiX Telematics referred to since publication and the last practicable date of the Circular.

The information set out in this Annexure 7 is not a full set of financial statements in accordance with IFRS. Reading the information in this Annexure 7 is therefore no substitute for reading the audited consolidated financial statements of Mix Telematics for the 3 (three) financial years 31 March 2023, 31 March 2022 and 31 March 2021 and the interim financial statements for the six months ended 30 September 2023 which can be obtained from MiX Telematics’ website (https://investor.mixtelematics.com/financials/quarterly-results/default.aspx).

The following link (https://investor.mixtelematics.com/financials/sec-filings/default.aspx) which provides the historical financial information the MiX Telematics group for the financial years ended 31 March 2023, 31 March 2022 and 31 March 2021 as well as the interim financial statements for the six months ended 30 September 2023 prepared in accordance with U.S. GAAP.

75

The extract below has not been reported on by Deloitte & Touche.

Consolidated statement of financial position at September 30, 2023, March 31, 2023, March 31, 2022, March 31, 2021

	Six months
	ended
	30 September	31 March	31 March	31 March
	2023	2023	2022	2021
	R’000	R’000	R’000	R’000
ASSETS
Non-current assets
Property, plant and equipment	724,713	652,177	458,812	341,027
Intangible assets	1,201,413	1,184,504	1,021,168	1,004,197
Capitalised commission assets	154,493	108,121	59,920	54,991
Loans to external parties	8,950	8,950	9,616	9,298
Deferred tax assets	26,228	40,565	57,259	60,607
Finance lease receivable	6,088	5,243	–	–
Total non-current assets	2,121,885	1,999,560	1,606,775	1,470,120
Current assets
Inventory	83,857	88,727	48,637	46,370
Trade and other receivables	615,737	576,696	498,553	389,260
Indemnification asset	2,317	8,525	–	–
Taxation receivable	12,897	26,899	31,807	22,548
Restricted cash	14,271	14,043	14,223	12,732
Cash and cash equivalents	556,652	537,094	488,921	678,546
Total current assets	1,285,731	1,251,984	1,082,141	1,149,456
Total assets	3,407,616	3,251,544	2,688,916	2,619,576
EQUITY
Stated capital	595,213	605,406	612,015	656,747
Other reserves	332,496	286,858	151,276	146,287
Retained earnings	1,108,813	1,121,054	1,134,986	1,089,136
Equity attributable to owners of the parent	2,036,522	2,013,318	1,898,277	1,892,170
Non-controlling interest	11	13	6	8
Total equity	2,036,533	2,013,331	1,898,283	1,892,178
LIABILITIES
Non-current liabilities
Deferred tax liabilities	261,801	242,451	140,085	152,274
Provisions	2,782	2,829	7,102	10,188
Recurring commission liability	6,530	4,391	2,850	4,182
Capitalised lease liability	53,700	53,324	52,964	72,962
Total non-current liabilities	324,813	302,995	203,001	239,606
Current liabilities
Trade payables, revenue received in advance and other payables	659,131	543,752	451,045	390,179
Contingent consideration	20,327	64,158	–	–
Capitalised lease liability	14,259	12,377	13,512	20,868
Taxation payable	11,510	5,352	8,556	20,063
Loss contingency	2,317	8,525	–	–
Provisions	18,742	26,846	33,403	31,707
Bank overdraft	319,984	274,208	81,116	24,975
Total current liabilities	1,046,270	935,218	587,632	487,792
Total liabilities	1,371,083	1,238,213	790,633	727,398
Total equity and liabilities	3,407,616	3,251,544	2,688,916	2,619,576

76

Consolidated income statement for the six months ended September 30, 2023 and the years ended March 31, 2023, March 31, 2022, March 31, 2021

	Six months
	ended
	30 September	31 March	31 March	31 March
	2023	2023	2022	2021
	R’000	R’000	R’000	R’000
Revenue	1,382,209	2,462,754	2,129,100	2,077,560
Cost of sales	(526,939)	(936,156)	(785,288)	(733,075)
Gross profit	855,270	1,526,598	1,343,812	1,344,485
Other income/(expenses)	10,306	9,904	2,683	1,008
Operating expenses	(722,561)	(1,319,366)	(1,119,304)	(1,040,504)
Sales and marketing	(130,089)	(292,041)	(229,353)	(185,721)
Administration and other charges	(549,538)	(955,946)	(851,934)	(806,300)
Expected credit losses	(42,934)	(71,379)	(38,017)	(48,483)
Operating profit	143,015	217,136	227,191	304,989
Finance income/(costs)	(29,312)	8,879	(23,676)	(24,482)
Finance income	8,704	38,531	6,240	10,830
Finance costs	(38,016)	(29,652)	(29,916)	(35,312)
Profit before taxation	113,703	226,015	203,515	280,507
Taxation	(76,006)	(151,516)	(69,293)	(41,465)
Profit for the year	37,697	74,499	134,222	239,042
Attributable to:
Owners of the parent	37,695	74,494	134,224	239,043
Non-controlling interest	2	5	(2)	(1)
	37,697	74,499	134,222	239,042
Earnings per share
Basic (R)	0.07	0.13	0.24	0.44
Diluted (R)	0.07	0.13	0.24	0.43

77

Consolidated statement of comprehensive income for the six months ended September 30, 2023 and the years ended March 31, 2023, March 31, 2022, March 31, 2021

	Six months
	ended
	30 September	31 March	31 March	31 March
	2023	2023	2022	2021
	R’000	R’000	R’000	R’000
Profit for the year	37,697	74,499	134,222	239,042
Other comprehensive income/(loss):
Items that may be subsequently reclassified to profit or loss
Exchange differences on translating foreign operations	35,394	136,682	(23,196)	(119,043)
Attributable to owners of the parent	35,398	136,680	(23,196)	(119,041)
Attributable to non-controlling interest	(4)	2	–	(2)
Taxation relating to components of other comprehensive income/(loss)	(323)	(6,340)	(745)	310
Other comprehensive income/(loss) for the year, net of tax	35,071	130,342	(23,941)	(118,733)
Total comprehensive income for the year	72,768	204,841	110,281	120,309
Attributable to:
Owners of the parent	72,770	204,834	110,283	120,312
Non-controlling interest	(2)	7	(2)	(3)
Total comprehensive income for the year	72,768	204,841	110,281	120,309

78

Consolidated statement of changes in equity for the six months ended September 30, 2023 and the years ended March 31, 2023, March 31, 2022, March 31, 2021

	Attributable to owners of the parent
					Non-
	Stated	Other	Retained		controlling	Total
	capital*	reserves**	earnings	Total	interest	equity
	R’000	R’000	R’000	R’000	R’000	R’000
Balance at 31 March 2020	642,362	237,201	937,971	1,817,534	11	1,817,545
Total comprehensive income	–	(118,731)	239,043	120,312	(3)	120,309
Profit for the year	–	–	239,043	239,043	(1)	239,042
Other comprehensive loss	–	(118,731)	–	(118,731)	(2)	(118,733)
Total transactions with owners	14,385	27,817	(87,878)	(45,676)	–	(45,676)
Share-based payment transaction	–	23,858	–	23,858	–	23,858
Share-based payment – excess tax benefit	–	3,959	–	3,959	–	3,959
Dividends declared	–	–	(87,878)	(87,878)	–	(87,878)
Share repurchase	14,385	–	–	14,385	–	14,385
Balance at 31 March 2021	656,747	146,287	1,089,136	1,892,170	8	1,892,178
Total comprehensive income	–	(23,941)	134,224	110,283	(2)	110,281
Profit for the year	–	–	134,224	134,224	(2)	134,222
Other comprehensive loss	–	(23,941)	–	(23,941)	–	(23,941)
Total transactions with owners	(44,732)	28,930	(88,374)	(104,176)	–	(104,176)
Share-based payment transaction	–	19,683	–	19,683	–	19,683
Share-based payment – excess tax benefit	–	9,247	–	9,247	–	9,247
Dividends declared	–	–	(88,374)	(88,374)	–	(88,374)
Share repurchase	(44,732)	–	–	(44,732)	–	(44,732)
Balance at 31 March 2022	612,015	151,276	1,134,986	1,898,277	6	1,898,283
Total comprehensive income	–	130,340	74,494	204,834	7	204,841
Profit for the year	–	–	74,494	74,494	5	74,499
Other comprehensive loss	–	130,340	–	130,340	2	130,342
Total transactions with owners	(6,609)	5,242	(88,426)	(89,793)	–	(89,793)
Share-based payment transaction	–	8,532	–	8,532	–	8,532
Share-based payment – excess tax benefit	–	(3,290)	–	(3,290)	–	(3,290)
Dividends declared	–	–	(88,426)	(88,426)	–	(88,426)
Share repurchase	(6,609)	–		(6,609)	–	(6,609)
Balance at 31 March 2023	605,406	286,858	1,121,054	2,013,318	13	2,013,331
Total comprehensive income	–	35,075	37,695	72,770	(2)	72,768
Profit for the year	–	–	37,695	37,695	2	37,697
Other comprehensive income	–	35,075	–	35,075	(4)	35,071
Transactions with owners	(10,193)	10,563	(49,936)	(49,566)	–	(49,566)
Share-based payment transaction	–	10,540	–	10,540	–	10,540
Share-based payment – excess tax benefit	–	23	–	23	–	23
Dividends declared	–	–	(49,936)	(49,936)	–	(49,936)
Share repurchase	(10,193)	–	–	(10,193)	–	(10,193)
Balance at 30 September 2023	595,213	332,496	1,108,813	2,036,522	11	2,036,533

*	Excludes 53,816,750 (2022: 53,816,750) treasury shares held by MiX Telematics Investments Proprietary Limited (“MiX Investments”), a wholly owned subsidiary of the Group, which were acquired under the approved general share purchase program. See note 14.

**	See note 15 for a composition of and movements in other reserves.

79

Consolidated statement of cash flows for the six months ended September 30, 2023 and the years ended March 31, 2023, March 31, 2022, March 31, 2021

	Six months
	ended
	30 September	31 March	31 March	31 March
	2023	2023	2022	2021
	R’000	R’000	R’000	R’000
Cash flows from operating activities
Cash generated from operations	300,303	455,811	437,386	763,767
Interest received	–	12,444	6,006	10,501
Interest paid	–	(20,572)	(12,626)	(14,351)
Net financing costs	(8,582)	–	–	–
Taxation paid	(21,536)	(34,738)	(106,877)	(94,320)
Net cash generated from operating activities	270,185	412,945	323,889	665,597
Cash flows from investing activities
Purchases of property, plant and equipment	(157,610)	(336,563)	(301,911)	(75,808)
Proceeds on sale of property, plant and equipment and intangible assets	489	1,200	897	61
Purchases of intangible assets	(67,153)	(112,729)	(107,707)	(84,081)
Decrease in restricted cash	1,779	2,170	1,222	5,516
Increase in restricted cash	(1,992)	(1,405)	(2,776)	(2,460)
Deferred consideration on business combination	(4,973)	–	–	–
Cash paid for business combination	–	(64,633)	–	–
Net cash utilised in investing activities	(229,460)	(511,960)	(410,275)	(156,772)
Cash flows from financing activities
Proceeds from issuance of ordinary shares	–	–	–	14,385
Share repurchase	(10,193)	(6,609)	(44,732)	–
Dividends paid to Company’s owners	(49,858)	(88,280)	(88,091)	(87,733)
Repayment of capitalised lease liability	(6,806)	(17,572)	(15,523)	(15,871)
Net cash utilised in financing activities	(66,857)	(112,461)	(148,346)	(89,219)
Net decrease in cash and cash equivalents	(26,132)	(211,476)	(234,732)	419,606
Net cash and cash equivalents at the beginning of the year/period	262,886	407,805	653,571	275,655
Exchange gain/(losses) on cash and cash equivalents	(86)	66,557	(11,034)	(41,690)
Net cash and cash equivalents at the end of the year/period	236,668	262,886	407,805	653,571

80

Annexure 8

EXTRACTS OF THE CONSOLIDATED FINANCIAL STATEMENTS OF POWERFLEET

The information contained in this annexure has been extracted from the financial statements of PowerFleet and the PowerFleet group for the financial years ended 31 December 2022, 31 December 2021 and 31 December 2020 as well as the interim financial statements for the six months ended 30 June 2023. The full consolidated financial statements of the PowerFleet group including the notes thereto have been incorporated by reference and are available on PowerFleet’s website at www.powerfleet.com.

The directors of PowerFleet are responsible for the preparation and fair presentation of the consolidated financial statements of PowerFleet in accordance with US GAAP from which the extracts of the consolidated financial statements of PowerFleet has been prepared.

The consolidated financial statements for the 3 financial years up to and ended 31 December 2022 from which the related information below has been extracted, were audited by Ernst & Young LLP in accordance with the auditing standards of the Public Company Accounting Oversight Board in the United States of America. Ernst & Young LLP issued unmodified audit opinions on these consolidated financial statements. The consolidated financial statements for the six months ended 30 June 2023 of the group has not been reported on by Ernst & Young LLP. The extracts of the consolidated financial statements of the group have not been reported on by Ernst & Young LLP.

There have been no material changes in the consolidated financial statements of PowerFleet referred to since publication and the last practicable date of the circular.

The information set out in this Annexure 8 is not a full set of financial statements in accordance with US GAAP. Reading the information in this Annexure 8 is therefore no substitute for reading the related form 10-K and form 10-Q filings containing the audited consolidated financial statements of PowerFleet for the 3 financial years 31 December 2022, 31 December 2021 and 31 December 2020 and the interim financial statements for the six months ended 30 June 2023 which can be obtained from PowerFleet’s website (www.powerfleet.com) and the SEC’s website: (www.sec.com).

81

The extract below has not been reported on by Ernst & Young LLP

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30	December 31	December 31	December 31
	2023	2022	2021	2020
ASSETS
Current assets
Cash and cash equivalents	21,729	17,680	26,452	18,127
Restricted cash	309	309	308	308
Accounts receivable, net of allowance for doubtful accounts of $2,364, $3,176, $2,567 and $2,555 in 2020, 2021, 2022 and 2023, respectively	31,318	32,493	32,094	24,147
Inventory, net	22,125	22,272	18,243	12,873
Deferred costs – current	338	762	1,762	3,128
Prepaid expenses and other current assets	7,298	7,709	9,051	6,184
Total current assets	83,117	81,225	87,910	64,767
Deferred costs – less current portion	–	–	249	2,233
Fixed assets, net	10,226	9,249	8,988	8,804
Goodwill	83,487	83,487	83,487	83,344
Intangible assets, net	21,871	22,908	26,122	31,276
Right of use asset	6,936	7,820	9,787	9,700
Severance payable fund	3,566	3,760	4,359	4,056
Deferred tax asset	1,942	3,225	4,262	12,269
Other assets	6,131	5,761	4,703	3,115
Total assets	217,276	217,435	229,867	219,564
LIABILITIES
Current liabilities
Short-term bank debt and current maturities of long-term debt	11,197	10,312	6,114	5,579
Accounts payable and accrued expenses	24,960	26,598	29,015	20,225
Deferred revenue – current	6,193	6,363	6,519	7,339
Lease liability – current	2,448	2,441	2,640	2,755
Total current liabilities	44,798	45,714	44,288	35,898
Long-term debt, less current maturities	9,940	11,403	18,110	23,179
Deferred revenue – less current portion	4,582	4,390	4,428	6,006
Lease liability – less current portion	4,715	5,628	7,368	7,050
Accrued severance payable	4,284	4,365	4,887	4,714
Deferred tax liability	4,030	4,919	5,220	10,763
Other long-term liabilities	668	636	706	674
Total liabilities	73,017	77,055	85,007	8,284

82

	June 30	December 31	December 31	December 31
	2023	2022	2021	2020
MEZZANINE EQUITY
Convertible redeemable preferred stock: Series A – 100 shares authorised, $0.01 par value; 55, 55, 59 and 60 shares issued and outstanding at 31 December 2020, 31 December 2021, 31 December 2022 and 30 June 2023, respectively	59,008	57,565	52,663	51,992
Preferred stock; authorised 50,000 shares, $0.01 par value;	–	–	–	–
Common stock; authorised 75,000 shares, $0.01 par value; 32,280, 37,263, 37,605 and 37,717 shares issued at 31 December 2020, 31 December 2021, 31 December 2022 and 30 June 2023, respectively; shares outstanding 31,101, 35,882, 36,170 and 36,265 at 31 December 2020, 31 December 2021, 31 December 2022 and 30 June 2023, respectively	377	376	373	323
Additional paid-in capital	234,015	233,521	234,083	206,499
Accumulated deficit	(139,648)	(141,440)	(134,437)	(121,150)
Accumulated other comprehensive gain/(loss)	(998)	(1,210)	391	399
Treasury stock; 1,179, 1,381, 1,435 and 1,453 common shares at cost at 31 December 2020, 31 December 2021, 31 December 2022 and 30 June 2023	(8,558)	(8,510)	(8,299)	(6,858)
Total PowerFleet, Inc. stockholders’ equity	85,188	82,737	92,111	79,213
Non-controlling interest	63	78	86	75
Total equity	85,251	82,815	92,197	79,288
Total liabilities and stockholders’ equity	217,276	217,435	229,867	219,564

83

The extract below has not been reported on by Ernst & Young LLP

Consolidated Statements of Operations

(In thousands, except per share data)

	Six months to	12 months to	12 months to	12 months to
	June 30	December 31	December 31	December 31
	2023	2022	2021	2020
Revenues
Products	23,416	56,313	52,981	45,651
Services	41,473	78,844	73,227	67,942
Total revenues	64,889	135,157	126,208	113,593
Cost of Revenues:
Cost of products	17,552	42,636	39,445	30,219
Cost of services	14,686	28,350	26,580	24,357
	32,238	70,986	66,025	54,576
Gross Profit	32,651	64,171	60,183	59,017
Operating expenses:
Selling, general and administrative expenses	33,774	63,001	57,100	51,878
Research and development expenses	3,902	8,964	11,058	10,597
	37,676	71,965	68,158	62,475
Loss from operations	(5,025)	(7,794)	(7,975)	(3,458)
Interest income	46	71	45	55
Interest expense, net	(310)	994	(2,764)	(4,467)
Bargain purchase – Movingdots	7,517	–
Other (expense), net	3	24	8	(102)
Net income/(loss) before income taxes	2,231	(6,705)	(10,686)	(7,972)
Income tax benefit/(expense)	(436)	(296)	(2,607)	(1,038)
Net income/(loss) before non-controlling interest	1,795	(7,001)	(13,293)	(9,010)
Non-controlling interest	(3)	(2)	5	3
Net income/(loss)	1,792	(7,003)	(13,288)	(9,007)
Accretion of preferred stock	(336)	(671)	(672)	(672)
Preferred stock dividends	(2,236)	(4,231)	(4,112)	(3,927)
Net loss attributable to common stockholders	(780)	(11,905)	(18,072)	(13,606)
Net income/(loss) per share basic	0.01	(0.34)	(0.52)	(0.46)
Net income/(loss) per share diluted	0.01	(0.34)	(0.52)	(0.46)
Weighted average common shares outstanding – basic	35,577	35,393	34,571	29,703
Weighted average common shares outstanding – diluted	35,670	35,393	34,571	29,703

84

The extract below has not been reported on by Ernst & Young LLP

Consolidated statements of comprehensive loss

(In thousands, except per share data)

	Six months to	12 months to	12 months to	12 months to
	June 30	December 31	December 31	December 31
	2023	2022	2021	2020
Net loss attributable to common stockholders	(780)	(11,905)	(18,072)	(13,606)
Other comprehensive/(loss) income, net:
Foreign currency translation adjustment	212	(1,601)	(8)	134
Total other comprehensive income/(loss)	212	(1,601)	(8)	134
Comprehensive loss	(568)	(13,506)	(18,080)	(13,472)

85

The extract below has not been reported on by Ernst & Young LLP

Consolidated Statements of Changes in Stockholders’ Equity

(In thousands, except per share data)

	Common Stock
					Accumulated
			Additional		Other		Non-
	Number of		Paid-in	Accumulated	Comprehensive	Treasury	controlling	Stockholders’
	Shares	Amount	Capital	Deficit	Income/(Loss)	Stock	Interest	Equity
Balance at 31 December 2019	30,804	308	201,813	(112,143)	265	(6,053)	(10)	84,180
Net loss attributable to common stockholders	–	–	(4,599)	(9,007)	–	–	–	(13,606)
Net loss attributable to non-controlling interest	–	–	–	–	–	–	(3)	(3)
Foreign currency translation adjustment	–	–	–	–	134	–	88	222
Issuance of restricted shares	461	4	(4)	–	–	–	–	–
Forfeiture of restricted shares	(143)	(1)	1	–	–	–	–	–
Vesting of restricted stock units	149	1	(1)	–	–	–	–	–
Other	–	–	62	–	–	–	–	62
Shares issued pursuant to exercise of stock options	199	3	935	–	–	–	–	938
Shares withheld pursuant to exercise of stock options	–	–	–	–	–	(382)	–	(382)
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(423)	–	(423)
Common shares issued	810	8	4,033	–	–	–	–	4,041
Stock based compensation	–	–	4,259	–	–	–	–	4,259
Balance at 31 December 2020	32,280	323	206,499	(121,150)	399	(6,858)	75	79,288
Net loss attributable to common stockholders	–	–	(4,785)	(13,287)	–	–	–	(18,072)
Net loss attributable to non-controlling interest	–	–	–	–	–	–	(5)	(5)
Foreign currency translation adjustment	–	–	–	–	(8)	–	16	8
Issuance of restricted shares	449	5	(4)	–	–	–	–	1
Forfeiture of restricted shares	(89)	(1)	–	–	–	–	–	(1)
Vesting of restricted stock units	39	–	–	–	–	–	–	–
Shares issued pursuant to exercise of stock options	156	2	875	–	–	–	–	877
Shares withheld pursuant to exercise of stock options	–	–	–	–	–	(647)	–	(647)
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(794)	–	(794)
Common shares issued, net of issuance costs	4,428	44	26,822	–	–	–	–	26,866
Stock based compensation	–	–	4,676	–	–	–	–	4,676
Balance at 31 December 2021	37,263	373	234,083	(134,437)	391	(8,299)	86	92,197

86

	Common Stock
					Accumulated
			Additional		Other		Non-
	Number of		Paid-in	Accumulated	Comprehensive	Treasury	controlling	Stockholders’
	Shares	Amount	Capital	Deficit	Income/(Loss)	Stock	Interest	Equity
Net loss attributable to common stockholders	–	–	(4,902)	(7,003)	–	–	–	(11,905)
Net loss attributable to non-controlling interest	–	–	–	–	–	–	2	2
Foreign currency translation adjustment	–	–	–	–	(1,601)	–	(10)	(1,611)
Issuance of restricted shares	492	5	(5)	–	–	–	–	–
Forfeiture of restricted shares	(186)	(2)	2	–	–	–	–	–
Vesting of restricted stock units	36	–	–	–	–	–	–	–
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(211)	–	(211)
Stock based compensation	–	–	4,343	–	–	–	–	4,343
Balance at 31 December 2022	37,605	376	233,521	(141,440)	(1,210)	(8,510)	78	82,815
Net income (loss) attributable to common stockholders	–	–	(1,275)	4,769	–	–	–	3,494
Net loss attributable to non-controlling interest	–	–	–	–	–	–	(3)	(3)
Foreign currency translation adjustment	–	–	–	–	112	–	(9)	103
Issuance of restricted shares	75	–	–	–	–	–	–	–
Forfeiture of restricted shares	(59)	–	–	–	–	–	–	–
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(44)	–	(44)
Stock based compensation	–	–	832	–	–	–	–	832
Warrant issuance in connection with acquisition	–	–	1,347	–	–	–	–	1,347
Balance at 31 March 2023	37,621	376	234,425	(136,671)	(1,098)	(8,554)	66	88,544
Net loss attributable to common stockholders	–	–	(1,297)	(2,977)	–	–	–	(4,274)
Net income attributable to non-controlling interest	–	–	–	–	–	–	6	6
Foreign currency translation adjustment	–	–	–	–	100	–	(9)	91
Issuance of restricted shares	162	1	(1)	–	–	–	–	–
Forfeiture of restricted shares	(82)	–	–	–	–	–	–	–
Exercise of stock options	16	–	36	–	–	–	–	36
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(4)	–	(4)
Stock based compensation	–	–	852	–	–	–	–	852
Balance at 30 June 2023	37,717	377	234,015	(139,648)	(998)	(8,558)	63	85,251

87

The extract below has not been reported on by Ernst & Young LLP

Consolidated Statements of Cash Flows

(In thousands, except per share data)

		12 months to	12 months to	12 months to
	Six months to	December 31	December 31	December 31
	June 30	2022	2021	2020
	2023	$’000	$’000	$’000
Cash flows from operating activities (net of net assets acquired):
Net income/(loss)	1,792	(7,003)	(13,288)	(9,007)
Adjustments to reconcile net loss to cash(used in)/provided by operating activities:
Non-controlling interest	3	2	(5)	(3)
Gain on bargain purchase	(7,517)	–	–	–
Inventory reserve	375	149	(22)	260
Stock based compensation	1,684	4,343	4,676	4,259
Depreciation and amortisation	4,498	8,262	8,553	8,425
Right-of-use assets, non-cash lease expense	1,318	2,756	2,859	2,832
Bad debt expense	826	66	1,442	1,035
Deferred income taxes	398	134	2,607	359
Other non-cash items	73	707	305	23
Changes in:
Accounts receivable	(37)	(1,638)	(9,643)	2,168
Inventory	152	(4,473)	(6,058)	3,050
Prepaid expenses and other assets	500	(374)	(2,918)	1,908
Deferred costs	424	1,249	3,349	3,169
Deferred revenue	(53)	(158)	(2,290)	(4,326)
Accounts payable and accrued expenses	(1,840)	(484)	8,300	(2,392)
Lease liabilities	(1,344)	(2,739)	(2,741)	(2,962)
Accrued severance payable, net	88	(42)	(145)	50
Net cash (used in)/provided by operating activities	1,340	757	(5,019)	8,848
Cash flows from investing activities:
Acquisitions, net of cash assumed	8,722	–	–	–
Purchase of investment	(100)	(100)	–	–
Capitalised software development costs	(1,677)	(2,219)	(627)	(189)
Capital expenditures	(2,108)	(3,519)	(2,771)	(3,184)
Proceeds from sale of property and equipment	–	–	–	75
Net cash (used in)/provided by investing activities	4,837	(5,838)	(3,398)	(3,298)
Cash flows from financing activities:
Repayment of long-term debt	(2,658)	(5,659)	(5,571)	(2,858)
Short-term bank debt, net	2,736	5,709	(270)	(262)
Purchase of treasury stock upon vesting of
restricted stock	(48)	(211)	(794)	(423)
Payment of preferred stock dividends	(1,128)	–	(4,112)	–
Proceeds from exercise of stock options	36	–	229	556
Net proceeds from stock offering	–	–	26,867	4,041
Repayment of convertible note	–	–	–	(5,000)
Repayment of financing lease	–	(121)	(138)	–
Net cash used in financing activities	(1,062)	(282)	16,211	(3,946)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,066)	(3,408)	531	128

88

		12 months to	12 months to	12 months to
	Six months to	December 31	December 31	December 31
	June 30	2022	2021	2020
	2023	$’000	$’000	$’000
Net (decrease)/increase in cash, cash equivalents and restricted cash	4,049	(8,771)	8,325	1,732
Cash, cash equivalents and restricted cash – beginning of period	17,989	26,760	18,435	16,703
Cash, cash equivalents and restricted cash – end of period	22,038	17,989	26,760	18,435
Reconciliation of cash, cash equivalents, and restricted cash, beginning of period
Cash and cash equivalents	17,680	26,452	18,127	16,395
Restricted cash	309	308	308	308
Cash, cash equivalents, and restricted cash – beginning of period	17,989	26,760	18,435	16,703
Reconciliation of cash, cash equivalents, and restricted cash, end of period
Cash and cash equivalents	21,729	17,680	26,452	18,127
Restricted cash	309	309	308	308
Cash, cash equivalents, and restricted cash – end of period	22,038	17,989	26,760	18,435
Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	106	63	58	47
Interest	621	1,308	1,474	2,297
Non-cash investing and financing activities: Value of shares withheld pursuant to exercise of stock options	1,347	–	674	382

89

Annexure 9

EXCHANGE CONTROL REGULATIONS

The following is a summary of the Exchange Control Regulations. It is intended as a guide only and is not a comprehensive statement of the Exchange Control Regulations which may apply to Qualifying Shareholders who have any queries regarding the Exchange Control Regulations should contact their own professional advisors without delay.

The Exchange Control Regulations provide for restrictions on the exportation of capital from the Common Monetary Area. The Common Monetary Area consists of South Africa, the Republic of Namibia and the Kingdoms of Lesotho and eSwatini. Transactions between residents of South Africa and residents outside of the Common Monetary Area are subject to Exchange Control Regulations, which are administered by the Financial Surveillance Department of the South African Reserve Bank (“SARB”).

Certain powers have been delegated to authorised dealers in foreign exchange appointed by the SARB (“Authorised Dealers”). The delegated powers of Authorised Dealers are contained in the Currency and Exchanges Manual for Authorised Dealers (“AD Manual”) and transactions that may be approved by Authorised Dealers without the SARB’s prior approval are contained in the AD Manual, which is updated from time to time through the release of circulars by the SARB.

The concept of “emigration” as recognised by the SARB is being phased out and commenced with effect from 1 March 2021 and is replaced by a verification process. Exchange Control Circular 6/2021 dated 26 February 2021 and Circular 8/2021 dated 21 May 2021 set out the changes in relation to emigrants and changes to the AD Manual with effect from 1 March 2021.

Until 28 February 2021, the Exchange Control Regulations read with the AD Manual distinguished between residents, nonresidents and emigrants. As of 1 March 2021, under the new framework, natural person residents and natural person emigrants are treated identically. To ensure a smooth transition from the old framework to the new framework, natural persons who applied to be emigrants under the old framework, by obtaining a MP336(b) form that was attested by an Authorised Dealer on or before 28 February 2021, are dealt with in terms of the exchange control procedures relating to emigration for exchange control purposes prior to 1 March 2021 provided their emigration applications were approved on or before 28 February 2021.

For the purposes of the Exchange Control Regulations:

•	a resident means any person, being a natural person or a legal entity, who has taken up permanent residence, is domiciled or registered in South Africa;

•	a non-resident is a person, being a natural person or a legal entity, whose normal place of residence, domicile or registration is outside the Common Monetary Area; and

•	an emigrant means a South African resident who has left South Africa to take up permanent residence or has been granted permanent residence in any country outside of the Common Monetary Area. For purposes of the Exchange Control Regulations read with the AD Manual, a South African resident will only be regarded as an emigrant if he placed his emigration on record with the SARB under the exchange control policy which applied up to 28 February 2021.

Shareholders who are uncertain as to whether they are residents or non-residents or South African non-tax residents (emigrants) for purposes of the Exchange Control Regulations read with the AD Manual, are advised to approach their relevant Authorised Dealer to request confirmation.

1.	RESIDENTS OF THE COMMON MONETARY AREA

Certificated shareholders and dematerialised shareholders whose registered address in the share register are within the Common Monetary Area and have not been restrictively designated in terms of the Exchange Control Regulations, the scheme consideration and the cash payment in respect of any fractional entitlement will be credited directly to the accounts nominated for the relevant shareholders by their duly appointed CSDP or broker in terms of the provisions of the custody agreement with their CSDP or broker.

90

2.	EMIGRANTS FROM THE COMMON MONETARY AREA (PRIOR TO 1 MARCH 2021)

In the case of shareholders who are emigrants from the Common Monetary Area and whose shares form part of their blocked assets, the scheme consideration and the cash payment in respect of any fractional entitlement will:

2.1	in respect of a shareholder who holds Certificated Shares and who is an emigrant from South Africa, whose registered address is outside the Common Monetary Area and whose Documents of Title are held in Certificated form and have been restrictively endorsed under the Exchange Control Regulations, the Scheme Consideration and the cash payment in respect of any fractional entitlement will be forwarded to the Authorised Dealer controlling such shareholders’ remaining assets in terms of the Exchange Control Regulations;

2.2	the Authorised Dealer surrendering the Documents of Title in terms of the Scheme Consideration must countersign the surrender and transfer form (green) thereby indicating that the Scheme Consideration will be placed directly in its control. The attached surrender and transfer form (green) makes provision for the details and signature of the Authorised Dealer concerned to be provided.

2.3	In respect of shareholders who hold Dematerialised Shares and who are emigrants from South Africa and whose registered address is outside the Common Monetary Area, the Scheme Consideration and the cash payment in respect of any fractional entitlement will be credited to CSDP controlling shareholder’s remaining share account.

3.	ALL OTHER NON-RESIDENTS OF THE COMMON MONETARY AREA

The scheme consideration accruing to non-resident shareholders whose registered address is outside the Common Monetary Area and who are not emigrants from the Common Monetary Area will:

3.1	in the case of certificated shareholders whose documents of title have been restrictively endorsed in terms of the Exchange Control Regulations, be paid by way of electronic funds transfer. The form of surrender and transfer (green) makes provision the completion of bank details; or

3.2	in the case of dematerialised shareholders, be paid to their duly appointed CSDP or broker and credited to such shareholders in terms of the provisions of the custody agreement with their CSDP or broker.

4.	INFORMATION NOT PROVIDED

Scheme participants who fail to provide details of the authorised dealer, will become issuer nominee shareholders and the scheme consideration and the cash payment in respect of any fractional entitlement in respect of the scheme shares held by them will be issued in accordance with paragraph 13.3 of this circular.

91

Annexure 10

SOUTH AFRICAN TAX IMPLICATIONS FOR SCHEME PARTICIPANTS

The following summary relating to the South African tax position pursuant to the implementation of the scheme is based on the laws and practice in force in South Africa as at the last practicable date. This summary is only intended to be a brief and general guide dealing with the main tax consequences of the implementation of the scheme for scheme participants. It is not intended to provide specific advice and no action should be taken or omitted to be taken in reliance upon it MiX Telematics, PowerFleet and their advisors cannot be held responsible for the tax consequences that the scheme may have on individual scheme participants and therefore scheme participants are advised to seek their own professional tax advice in respect of the scheme.

Scheme participants should also confirm how the general comments outlined below apply to their specific personal circumstances and to ascertain whether there are any additional or exception tax consequences which should apply.

SOUTH AFRICAN TAX RESIDENTS

Scheme participants are required to obtain their own tax advice in calculating the base cost (or tax cost) relating to the scheme shares as the information below is intended to serve merely as a guideline.

The base cost of any scheme share is determined under paragraph 20 of the Eighth Schedule of the Income Tax Act and is generally regarded as the expenditure actually incurred in the acquisition of the scheme shares. This base cost can be increased by the securities transfer tax on original acquisition, as well as the fees of accountants, brokers or legal advisors related to the acquisition or disposal of the scheme shares.

Scheme participants that are tax resident of South Africa will be treated as having disposed of their scheme shares for proceeds equal to the scheme consideration received. The provisions of section 42 of the Income Tax Act will not apply to the scheme, given the fact that PowerFleet is not tax resident in South Africa.

Taxable capital gains or losses should be calculated by deducting the amount of the base cost of the scheme shares disposed of to PowerFleet from the scheme consideration received.

Scheme participants holding their scheme shares as capital assets will be liable for South African capital gains tax at a marginal rate up to a maximum of 18% for individuals and special trusts, 21.6% for companies and 36% for trusts. Where a scheme participant is a natural person or special trust, the taxation of any capital gain in their hands will be subject to the annual exclusion from capital gains tax, which is currently R40,000.

Similarly, scheme participants holding scheme shares on revenue account that are liable to South African income tax will be liable to normal tax on the gain at the applicable marginal rate for individuals (on a scale from 18% to 45%), a rate of 45% for trusts and a rate of 27% for corporate entities.

NON-RESIDENT SHAREHOLDERS

Scheme participants that are not tax resident of South Africa will generally not be subject to income tax (including capital gains tax) in South Africa pursuant to the sale of the scheme shares to PowerFleet. More specifically, non-resident taxpayers holding their scheme shares on revenue account are only taxed on proceeds that are sourced in South Africa. Non-resident taxpayers holding their scheme shares on capital account are, in turn, only subject to capital gains tax when the holding of the scheme shares is effectively connected with a permanent establishment of the non-resident scheme participant that is situated in South Africa, or when the non-resident scheme participant holds at least 20% of the scheme shares and at least 80% of MiX Telematics’ market value consists of immovable property situated in South Africa held on capital account (which is not the case).

92

MIX TELEMATICS LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1995/013858/06)

JSE share code: MIX   ISIN: ZAE000125316

NYSE share code: MIXT

(“MiX Telematics” or the “Company”)

NOTICE OF SCHEME MEETING

The definitions and interpretations commencing on page 15 of the circular to which this annexure is attached apply to this annexure, unless a word or a term is otherwise defined herein.

Notice is hereby given that the scheme meeting will be held on Wednesday, 28 February 2024, at 2:30 p.m, SAST, and will be conducted entirely by electronic communication as permitted by the Companies Act and by the Company’s MOI.

Shareholders are reminded that:

•	a shareholder entitled to attend and vote at the scheme meeting is entitled to appoint one or more proxies to attend, participate in and vote in its stead at the scheme meeting in the place of that shareholder, and shareholders are referred to the attached form of proxy (blue) in this regard;

•	a proxy need not also be a shareholder; and

•	in terms of section 63(1) of the Companies Act, any person attending or participating in a meeting of shareholders must present reasonably satisfactory identification to the chairperson, and the chairperson must be reasonably satisfied that the right of any person to participate in and vote (whether as shareholder or as proxy for a shareholder) has been reasonably verified.

IMPORTANT DATES TO NOTE

2024
Notice record date to determine which MiX Telematics shareholders and ADS holders are entitled to receive this circular and the prospectus	Friday, 19 January
Voting record date for ADS holders	Friday, 19 January
Announcement relating to the issue of the circular (together with the notice of the scheme meeting) and the prospectus released on SENS on	Tuesday, 30 January
Announcement relating to the abridged prospectus released on SENS on	Tuesday, 30 January
Circular together with the accompanying notice convening the scheme meeting, form of proxy (blue) and form of surrender and transfer (green) distributed to MiX Telematics shareholders on	Tuesday, 30 January
Announcement relating to the issue of the circular (together with the notice of the scheme meeting) and the prospectus published in the press on	Wednesday, 31 January
Announcement relating to the abridged prospectus published in the press on	Wednesday, 31 January
Voting LDT	Tuesday, 20 February
Voting record date for shareholders	Friday, 23 February
Last date and time to lodge forms of proxy (blue) in respect of the scheme meeting with the transfer secretaries by 2:30 p.m. SAST on (alternatively, the form of proxy (blue) may be provided to the chairperson of the scheme meeting at any time prior to the commencement of the scheme meeting or prior to voting on any resolution to be proposed at the scheme meeting)	Monday, 26 February

93

2024
Last date and time for MiX Telematics shareholders to give notice of their objections to the scheme resolutions in terms of section 164 of the Companies Act by no later than 2:30 p.m. SAST on	Wednesday, 28 February
Scheme meeting held at 2:30 p.m. SAST on	Wednesday, 28 February
Results of the scheme meeting published on SENS on	Wednesday, 28 February
Results of the scheme meeting published in the press on	Thursday, 29 February

Notes:

1.	The dates and times set out in this circular are subject to change, with the approval of the JSE and the TRP, if required. Any change in the dates and times will be published on SENS and in the South African press.

2.	The dates and times have been determined based on certain assumptions regarding the date by which certain regulatory approvals will have been obtained and that shareholders will not exercise their rights in terms of section 115(3) of the Companies Act.

3.	All times given in this circular are local times in South Africa.

4.	Shareholders should note that, since trades in MiX Telematics shares are settled by way of the electronic settlement system used by Strate, settlement will take place 3 (three) business days after the date of a trade. Therefore, persons who acquire MiX Telematics shares after the voting LDT, namely, Tuesday, 20 February 2024, will not be entitled to attend, participate in or vote at the scheme meeting, but may nevertheless if the scheme becomes operative, participate in the scheme, provided that they acquire MiX Telematics shares on or prior to the scheme LDT, namely, Monday, 25 March 2024.

5.	No dematerialisation or rematerialisation of MiX Telematics shares may take place:

a.	on or after the business day following the voting LDT up to and including the voting record date for shareholders; and

b.	on or after the business day following the scheme LDT.

6.	Dematerialised shareholders, other than those with “own-name” registration, must provide their broker or CSDP with their instructions for voting at the scheme meeting by the cut-off date and time stipulated by their broker or CSDP in terms of their respective custody agreements.

7.	Any form of proxy (blue) not delivered to the transfer secretaries by the stipulated date and time may be delivered to the chairperson of the scheme meeting before such MiX Telematics shareholder’s voting rights are exercised at the scheme meeting.

8.	If the scheme meeting is adjourned or postponed, the forms of proxy (blue) submitted for the initial scheme meeting will remain valid in respect of any adjournment or postponement of the scheme meeting.

9.	Shareholders who wish to exercise their appraisal rights are referred to Annexure 4 to this circular.

10.	The dates pertaining to the scheme have been determined on the assumption that all scheme conditions will be fulfilled or waived by Friday, 15 March 2024 and that shareholders will not exercise their rights in terms of section 115(3) of the Companies Act. The actual dates will be confirmed in the finalisation announcement if the scheme becomes unconditional.

PURPOSE OF THE SCHEME MEETING

The purpose of which is to consider, and if deemed fit, pass the following resolutions, with or without modification.

SPECIAL RESOLUTION NUMBER 1: APPROVAL OF THE SCHEME IN TERMS OF SECTIONS 114(1) AND 115(2)(A) OF THE COMPANIES ACT

“Resolved that, in terms of sections 114(1) and 115(2)(a) of the Companies Act, the scheme (the terms and conditions of which are set out in Part II of the circular, commencing on page 28 of the circular), proposed by the MiX Telematics board, between MiX Telematics and its shareholders, in terms of which, subject to the scheme becoming operative, Merger Sub, being a wholly-owned subsidiary of PowerFleet, will acquire all of the scheme shares held by the scheme participants for the scheme consideration, be and is hereby approved.”

Voting in respect of special resolution number 1

The percentage of voting rights required for special resolution 1 to be adopted is at least 75% (seventy five percent) of all the votes exercised on special resolution 1 by persons entitled to exercise voting rights and sufficient shareholders are present in person or represented by proxy to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised on special resolution 1, excluding the voting rights controlled by an acquiring party, a person related to an acquiring party, or a person acting in concert with either of them, as envisaged in section 115(4) of the Companies Act. As at the last practicable date, there are no voting rights controlled by a person which is an “acquiring party”, nor a person related to an “acquiring party”, nor a person acting in concert with either of them.

Reason and effect of special resolution number 1

The reason for special resolution 1 is to approve the scheme in terms of sections 114(1) and 115(2)(a) of the Companies Act. The effect of special resolution 1 is that the scheme will be approved and, if the scheme becomes operative, PowerFleet, indirectly through Merger Sub, will acquire all of the scheme shares from the scheme participants and the listing of all of the MiX Telematics shares on the JSE will be terminated following the scheme implementation date.

94

SPECIAL RESOLUTION NUMBER 2: REVOCATION OF SPECIAL RESOLUTION NUMBER 1 IF THE SCHEME IS NOT IMPLEMENTED

“Resolved that, in terms of section 164(9)(c) of the Companies Act, subject to the passing of special resolution 1, in the event that all the scheme conditions (as more fully described in paragraph 8 of the circular), are not fulfilled or waived by the outside date and/or the Company issues a termination notice in accordance with the Implementation Agreement and the scheme accordingly terminates, the scheme resolutions be and are hereby revoked with effect from the date on which the scheme terminates.”

Voting in respect of special resolution number 2

The percentage of voting rights required for special resolution 2 to be adopted is at least 75% (seventy five percent) of the voting rights exercised on special resolution 2.

Reason and effect of special resolution number 2

The reason and effect for special resolution 2 is to re-instate the rights of dissenting shareholders to their MiX Telematics shares in accordance with section 164(9)(c) as read with section 164(10) of the Companies Act, in the event that the scheme conditions are not fulfilled or waived and the scheme terminates, thereby extinguishing the appraisal rights of dissenting shareholders. Special resolution 2 shall only become effective if: (i) special resolution 1 is approved at the scheme meeting in terms of the Companies Act; and (ii) the scheme terminates. The effect of special resolution 2 is to, in the event that the scheme terminates, re-instate the rights of dissenting shareholders to their MiX Telematics shares such that any dissenting shareholder that has sent a demand to MiX Telematics in terms of sections 164(5) to (8) of the Companies Act to be paid the fair value of its MiX Telematics shares, shall have no right to receive payment of the amount so demanded and such dissenting shareholder’s appraisal rights under section 164 of the Companies Act will accordingly terminate.

ORDINARY RESOLUTION 1: AUTHORITY FOR THE BOARD TO ISSUE A TERMINATION NOTICE

“Resolved that, prior to the scheme becoming unconditional, the board is hereby authorised to furnish a termination notice (in accordance with paragraph 12 of the circular and pursuant to the Implementation Agreement) to PowerFleet upon the failure of any of the scheme conditions set forth in Section 2.04(a)(v) of the Implementation Agreement (as contemplated in paragraph 8 of the circular and Section 2.05 of the Implementation Agreement), should the board of MiX determine it to be in the best interests of the Company and its shareholders to do so. Upon furnishing such termination notice to PowerFleet, the scheme shall terminate with immediate effect and all rights and obligations of the parties to the Implementation Agreement shall cease forthwith as and to the extent provided in the Implementation Agreement.”

Voting in respect of ordinary resolution

The percentage of voting rights required for ordinary resolution 1 to be adopted is more than 50% (fifty percent) of all the votes exercised on ordinary resolution 1 by persons entitled to exercise voting rights and sufficient shareholders are present in person or represented by proxy to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised on ordinary resolution 1.

Reason and effect of ordinary resolution number 1

The reason and effect for ordinary resolution 1 is to meet a TRP requirement for shareholders to authorise the board to issue a termination notice (in accordance with paragraph 12 of the circular and pursuant to the Implementation Agreement), should the board consider such a termination notice to be in the best interests of the Company and its shareholders. Upon furnishing such termination notice the scheme shall terminate with immediate effect and all rights and obligations of the parties to the Implementation Agreement shall cease forthwith as and to the extent provided in the Implementation Agreement.

ORDINARY RESOLUTION 2: AUTHORITY TO GIVE EFFECT TO RESOLUTIONS

“Resolved that, any director or the company secretary of MiX Telematics be and is hereby authorised to do all such things and sign all such documents required to give effect to the resolutions proposed above and passed at the scheme meeting.”

Voting in respect of ordinary resolution

The percentage of voting rights required for ordinary resolution 2 to be adopted is more than 50% (fifty percent) of all the votes exercised on ordinary resolution 2 by persons entitled to exercise voting rights and sufficient shareholders are present in person or represented by proxy to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised on ordinary resolution 2.

PROXIES AND AUTHORITY FOR REPRESENTATIVES TO ACT

A shareholder entitled to participate in and vote at the scheme meeting is entitled to appoint one or more proxies (who need not be a shareholder of the Company) to attend, participate in and vote in his/her stead.

95

The attached form of proxy (blue) is only to be completed by certificated shareholders or dematerialised shareholders with “own-name” registration, who cannot attend the scheme meeting but wish to be represented thereat.

Forms of proxy (blue) may also be obtained on request from the Company’s registered office. The completed forms of proxy should be deposited at or posted to the office of the transfer secretaries of the Company, Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, 2196, South Africa, (Private Bag X9000, Saxonwold, 2132, South Africa) or by email to proxy@computershare.co.za. Shareholders are requested to furnish such forms of proxy to the transfer secretaries of the Company by no later than Monday, 26 February 2024, by 2:30 p.m., SAST, prior to the date of the scheme meeting in order to allow for processing of the forms of proxy. Alternatively, the form of proxy may be submitted, per the above, at any time prior to the commencement of the scheme meeting or prior to voting on any resolution proposed at the scheme meeting.

Any shareholder who completes and lodges a form of proxy will nevertheless be entitled to participate and vote at the scheme meeting should the shareholder subsequently decide to do so.

Shareholders who have already dematerialised their shares through a CSDP or broker rather than through “own-name” registration and who wish to participate in the scheme meeting must instruct their CSDP or broker to issue them with the necessary authority to participate.

Dematerialised shareholders, who have elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting, should complete and lodge the attached form of proxy with the transfer secretaries of the Company.

Dematerialised shareholders who have not elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting should timeously provide their CSDP or broker with their voting instructions in terms of the custody agreement entered into between the shareholder and his CSDP or broker.

In compliance with the provisions of section 58(8)(b)(i) of the Companies Act, a summary of the rights of a shareholder to be represented by proxy, as set out in section 58 of the Companies Act, is set out in the form of proxy (blue) attached.

VOTING AND QUORUM REQUIREMENTS

Voting shall be by way of a poll and every shareholder of the Company present in person or represented by proxy shall have one vote for every MiX Telematics share held by such shareholder.

Pursuant to section 48(2)(b)(ii) of the Companies Act, the votes of MiX Telematics shares held by subsidiaries of MiX Telematics may not be exercised with respect to the resolutions.

Pursuant to the MOI of MiX Telematics, a shareholders’ meeting may not begin until there are at least 3 (three) shareholders entitled to attend, vote and to exercise, in aggregate, at least 25% (twenty five percent) of all of the voting rights that are entitled to be exercised in respect of at least 1 (one) matter to be decided at the meeting.

PROOF OF IDENTIFICATION REQUIRED

In terms of section 63(1) of the Companies Act, any shareholder or proxy who intends to attend or participate at the scheme meeting must be able to present reasonably satisfactory identification at the scheme meeting for such shareholder or proxy to attend and participate in the scheme meeting. A green bar-coded or smart card identification document, issued by the South African Department of Home Affairs, a driver’s license or a valid passport will be accepted as sufficient identification.

PARTICIPATION AT THE SCHEME MEETING

The scheme meeting will be held on Wednesday, 28 February 2024, at 2:30 p.m., SAST, and will be conducted entirely by electronic communication as permitted by the Companies Act and by the Company’s MOI.

Kindly note that scheme meeting participants (including proxies) are required to provide reasonably satisfactory identification before being entitled to participate in a scheme meeting. In this regard, all shareholders recorded in the share register of the Company on the voting record date for shareholders will be required to provide identification satisfactory to the chairperson of the scheme meeting. Forms of identification include valid identity documents, driver’s licenses and passports.

To participate in the scheme meeting via electronic communication, shareholders or their duly appointed proxies must either i) register online using the online registration portal at www.meetnow.global/za; or ii) apply to Computershare, by delivering the duly completed electronic participation form, with their identification document or passport document, letter of representation and form of proxy (blue) (as applicable) to: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, or posting it to Private Bag X9000, Saxonwold, 2132, South Africa (at the risk of the shareholder), or sending it by email to proxy@computershare.co.za so as to be received by Computershare by no later than 2:30 p.m., SAST, on Monday, 26 February 2024.

96

The electronic participation form is enclosed with this circular. Computershare will first validate such requests and confirm the identity of the shareholder in terms of section 63(1) of the Companies Act, and, if the request is validated, further details on using the electronic communication facility will be provided. The Company will inform shareholders or their proxies who notified Computershare of their intended participation, by no later than 5:00 p.m., SAST, on Tuesday, 27 February 2024, by email of the relevant details through which shareholders or their proxies can participate electronically.

APPRAISAL RIGHTS FOR DISSENTING SHAREHOLDERS

In terms of section 164 of the Companies Act, at any time before the scheme resolutions as set out in this notice of scheme meeting are voted on, a MiX Telematics shareholder may give MiX Telematics a written notice objecting to the scheme resolutions.

Within 10 (ten) business days after adoption of the scheme resolutions, MiX Telematics must send a notice to the dissenting shareholders who have not withdrawn their objection notice and who have voted against the scheme resolutions, informing them that the scheme resolutions have been adopted.

A dissenting shareholder may demand that MiX Telematics pay the dissenting shareholder the fair value for all of their MiX Telematics shares by following the procedural requirements of section 164 of the Companies Act.

A copy of section 164 of the Companies Act is set out in Annexure 4 of the circular to which this notice convening the scheme meeting is attached.

Each of MiX Telematics, the independent board, Merger Sub and PowerFleet do not accept responsibility and will not be held liable for any act of, or omission by, any broker or CSDP, including, without limitation, any failure on the part of the broker or CSDP or any registered holder of MiX Telematics shares to notify the holder of any beneficial interest in MiX Telematics shares (including any ADS holder) of the transaction and ancillary matters set out in this circular.

By order of the board

MiX Telematics Limited

Tuesday, 30 January 2024

Registered office

Matrix Corner

Howick Close

Waterfall Park

Midrand 1685

97

MIX TELEMATICS LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1995/013858/06)

JSE share code: MIX ISIN: ZAE000125316

NYSE share code: MIXT

(“MiX Telematics” or the “Company”)

FORM OF PROXY

The definitions and interpretations commencing on page 15 of the circular to which this form of proxy is attached apply to this form of proxy, unless a word or a term is otherwise defined herein.

THIS FORM OF PROXY IS ONLY FOR USE BY:

•	certificated shareholders;

•	dematerialised shareholders with “own-name” registration.

For completion by the aforesaid registered shareholders who are unable to attend the scheme meeting to be held on Wednesday, 28 February 2024, at 2:30 p.m., SAST, and which will be conducted entirely by electronic communication as permitted by the Companies Act and by the Company’s MOI.

Shareholders who have already dematerialised their shares through a CSDP or broker rather than through “own-name” registration and who wish to participate in the scheme meeting must instruct their CSDP or broker to issue them with the necessary authority to participate.

Dematerialised shareholders who have not elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting should timeously provide their CSDP or broker with their voting instructions in terms of the custody agreement entered into between the shareholder and his CSDP or broker.

I/We (FULL NAMES IN BLOCK LETTERS PLEASE)

Email address

Telephone number

Cellphone number

of (address)

being the holder(s) of	shares hereby appoint:

1.	or failing him/her

2.	or failing him/her

3.	the chairperson of the scheme meeting

as my/our proxy to attend and speak and to vote for me/us and on my/our behalf at the scheme meeting of shareholders and at any adjournment or postponement thereof, for the purpose of considering and, if deemed fit, passing, with or without modification, the resolutions to be proposed at the scheme meeting, and to vote on the resolutions in respect of the shares registered in my/our name(s):

Please indicate with an “X” in the appropriate spaces below how you wish your votes to be cast. Unless this is done the proxy will vote as he/she thinks fit.

Number of votes
	*In favour of	*Against	*Abstain
Special resolution number 1: Approval of the scheme in terms of sections 114(1) and 115(2)(a) of the
Companies Act
Special resolution number 2: Revocation of the scheme resolutions if the scheme is not implemented
Ordinary resolution 1: Authority for the board to issue a termination notice
Ordinary resolution 2: Authority to give effect to resolutions

*One vote per share held by shareholders, recorded in the share register on the voting record date for shareholders

Unless otherwise instructed my proxy may vote or abstain from voting as he/she thinks fit.

Signed this	day of	2024

Signature

Assisted by me (where applicable)

(State capacity and full name)

98

SUMMARY OF RIGHTS CONTAINED IN SECTION 58 OF THE COMPANIES ACT

In terms of section 58 of the Companies Act:

•	a shareholder of a company may, at any time and in accordance with the provisions of section 58 of the Companies Act, appoint any individual (including an individual who is not a shareholder) as a proxy to participate in, and speak and vote at, a shareholders’ meeting on behalf of such shareholder;

•	a proxy may delegate his/her authority to act on behalf of a shareholder to another person, subject to any restriction set out in the instrument appointing such proxy;

•	irrespective of the form of instrument used to appoint a proxy, the appointment of a proxy is suspended at any time and to the extent that the relevant shareholder chooses to act directly and in person in the exercise of any of such shareholder’s rights as a shareholder;

•	any appointment by a shareholder of a proxy is revocable, unless the form of instrument used to appoint such proxy states otherwise;

•	if an appointment of a proxy is revocable, a shareholder may revoke the proxy appointment by (i) cancelling it in writing, or making a later inconsistent appointment of a proxy and (ii) delivering a copy of the revocation instrument to the proxy and to the relevant company;

•	a proxy appointed by a shareholder is entitled to exercise, or abstain from exercising, any voting right of such shareholder without direction, except to the extent that the relevant company’s memorandum of incorporation, or the instrument appointing the proxy, provides otherwise;

•	if the instrument appointing a proxy or proxies has been delivered by a shareholder to a company, then, for so long as that appointment remains in effect, any notice that is required in terms of the Companies Act or such company’s memorandum of incorporation to be delivered to a shareholder must be delivered by such company to:

–	the relevant shareholder; or

–	the proxy or proxies, if the relevant shareholder has: (i) directed such company to do so, in writing and (ii) paid any reasonable fee charged by such company for doing so; and

•	if a company issues an invitation to its shareholders to appoint 1 (one) or more persons named by the company as a proxy, or supplies a form of proxy instrument:

–	the invitation must be sent to every shareholder entitled to notice of the meeting at which the proxy is intended to be exercised;

–	the invitation or form of proxy instrument supplied by the company must:

•	bear a reasonably prominent summary of the rights established in section 58 of the Companies Act;

•	contain adequate blank space, immediately preceding the name(s) of any person(s) named in it, to enable a shareholder to write the name and, if desired, an alternative name of a proxy chosen by the shareholder; and

•	provide adequate space for the shareholder to indicate whether the appointed proxy is to vote in favour of or against any resolution(s) to be put at the meeting, or is to abstain from voting;

–	the Company must not require that the proxy appointment be made irrevocable; and

–	the proxy appointment remains valid only until the end of the meeting, or any adjournment thereof, at which it was intended to be used.

Please read notes below.

NOTES TO THE FORM OF PROXY:

1.	A shareholder is entitled to appoint 1 (one) or more proxies (who need not be a shareholder of the Company) to attend, speak, and on a poll, vote in place of that shareholder at the scheme meeting (whether in person or electronically to the extent permitted).

2.	A shareholder may insert the name of a proxy or the names of 2 (two) alternate proxies of the shareholder’s choice in the space(s) provided, with or without deleting “the chairperson of the scheme meeting”. The person whose name stands first on the form of proxy and who is present at the scheme meeting (whether in person or electronically to the extent permitted) will be entitled to act as proxy to the exclusion of those whose names follow.

3.	A shareholder should insert an “x” in the relevant space according to how the shareholder wishes his/her/its votes to be cast. However, if a shareholder wishes to cast a vote in respect of a lesser number of shares than that which he/she/it holds, such shareholder should insert the number of shares held in respect of which he/she/it wishes to vote or abstain from voting. If a shareholder fails to comply with the above then such shareholder will be deemed to have authorised the proxy to vote (whether in person or electronically to the extent permitted) or to abstain from voting at the scheme meeting as such proxy deems fit in respect of all of the shareholder’s votes exercisable at the scheme meeting. A shareholder is not obliged to exercise the votes in respect of all of the shares held by him/her/it, but the total votes cast and abstentions recorded may not exceed the total number of the votes exercisable by the shareholder.

4.	The completion and lodging of this form of proxy will not preclude the relevant shareholder from attending the scheme meeting and speaking and voting in person or electronically to the extent permitted to the exclusion of any proxy appointed in terms hereof, should such shareholder wish to so do.

5.	The chairperson of the scheme meeting may reject or accept any form of proxy which is not completed and/or received in accordance with the circular and the instructions set out herein.

6.	Shareholders who have dematerialised their shares with a broker or CSDP, other than those with “own-name” registration, must arrange with the broker or CSDP concerned to provide them with the necessary letter of representation to attend the scheme meeting (whether in person or electronically to the extent permitted) or the shareholders concerned must instruct their broker or CSDP as to how they wish the votes in respect of their shares to be voted at the scheme meeting. This must be done in terms of the agreement entered into between the shareholder and the broker or CSDP concerned.

7.	Any alteration to this form of proxy, other than the deletion of alternatives, must be signed, not merely initialled, by the signatory/ies.

8.	If this form of proxy is signed under a power of attorney, then such power of attorney or a notarially certified copy thereof must be sent with this form of proxy, unless it has previously been recorded by MiX Telematics or the transfer secretaries.

9.	Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity (e.g. on behalf of a company, trust/ees, pension fund, deceased estate, etc.) must be attached to this form of proxy, unless previously recorded by MiX Telematics or the transfer secretaries or waived by the chairperson of the scheme meeting.

10.	A minor or any other person with legal incapacity must be assisted by his/her parent or guardian, unless the relevant documents establishing his/her capacity are produced or have been recorded by MiX Telematics or the transfer secretaries.

11.	Where there are joint holders of shares:

a.	any one holder may sign the form of proxy; and

b.	the vote of the senior joint holder, who tenders a vote, as determined by the order in which the names stand in the share register, will be accepted.

12.	Forms of proxy should be delivered to the transfer secretaries, as follows:

a.	By hand: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, 2196, South Africa; or

b.	by post: Private Bag X9000, Saxonwold, 2132, South Africa; or

c.	by e-mail: proxy@computershare.co.za; or

d.	by fax: +27 11 688 5238,

so as to be received by the transfer secretaries, for administrative reasons, by not later than 48 (forty eight) hours prior to the scheme meeting, being 2:30 p.m. on Monday, 26 February 2024. Should the form of proxy not be delivered to the transfer secretaries by this time, the form of proxy must be delivered to the chairperson of the scheme meeting before the appointed proxy exercises any of your shareholder rights at the scheme meeting.

99

MIX TELEMATICS LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1995/013858/06)

JSE share code: MIX ISIN: ZAE000125316

NYSE share code: MIXT

(“MiX Telematics” or the “Company”)

FORM OF SURRENDER AND TRANSFER (“FORM”) (FOR CERTIFICATED SHAREHOLDERS ONLY)

The definitions and interpretations commencing on page 15 of the circular to which this form is attached apply to this form, unless a word or a term is otherwise defined herein.

Important notes concerning this form:

•	This form is only for use in respect of the scheme of arrangement in terms of section 114 of the Companies Act (read with section 115 of the Companies Act) proposed by the MiX Telematics board (on recommendation of the independent board) between MiX Telematics and the MiX Telematics shareholders, in terms of which, if implemented Merger Sub will acquire the scheme shares in exchange for the issue of the scheme consideration to the scheme participants, which translates into an assumed swap ratio of 0.12762 PowerFleet shares per scheme share.

•	Full details of the scheme are contained in the circular to which this form is attached.

•	MiX Telematics shareholders who are not resident in, or who have registered addresses outside South Africa, must satisfy themselves as to the full observance of any applicable law concerning the receipt of the scheme consideration shares, including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any transfer or other taxes due in such jurisdiction. MiX Telematics shareholders who are in any doubt as to their positions should consult their professional advisors immediately. If receipt by a MiX Telematics shareholder of the scheme consideration shares, which such shareholder is entitled to, would otherwise require PowerFleet and/or MiX Telematics to comply with filing and/or other regulatory obligations in the jurisdiction in which such MiX Telematics shareholder is resident or has its registered address (including but not limited to the United States of America, Canada, Australia and Japan) the relevant scheme consideration shares shall not be issued or transferred to such cash-only shareholder personally, but shall instead be retained by Computershare who shall be obliged to dispose of such scheme consideration shares and to remit the proceeds of such disposal (net of applicable fees, expenses, taxes and charges) to such cash-only shareholders.

•	A dissenting MiX Telematics shareholder who subsequently becomes a scheme participant after the scheme record date will receive the relevant scheme consideration shares in terms of the scheme.

This form is attached for the convenience of certificated shareholders who may wish to surrender their documents of title prior to the scheme record date.

100

HOLDERS OF DEMATERIALISED SHARES MUST NOT COMPLETE THIS FORM.

INSTRUCTIONS:

1.	This form is for use only by certificated shareholders who are scheme participants.

2.	Scheme participants must complete this form in BLOCK CAPITALS.

3.	A separate form is required for each certificated shareholder who is a scheme participant.

4.	Part A and Part B must be completed by all scheme participants who return this form.

5.	Part C must be completed by all scheme participants who are emigrants from the Common Monetary Area.

6.	All other non-residents of the Common Monetary Area must complete Part D if they wish the scheme consideration to be paid to an authorised dealer in South Africa.

7.	If this form is returned with the relevant documents of title to scheme shares, it will be treated as a conditional surrender which is made subject to the terms of the circular and to the scheme becoming operative. Should the scheme not be implemented, any documents of title surrendered and held by Computershare will be returned to the relevant shareholders by Computershare, at the relevant shareholder’s own risk, by registered post within five business days from the date of receipt of the document of title or the date on which it becomes known that the scheme will not be implemented, whichever is the later.

8.	Persons who have acquired MiX Telematics shares after the date of the issue of the circular to which this form is attached, may obtain copies of the form and the circular from the transfer secretaries.

9.	The scheme consideration will not be issued and transferred to scheme participants who hold certificated shares unless and until documents of title in respect of the scheme shares have been surrendered to Computershare.

To: Computershare Investor Services Proprietary Limited

First Floor, Rosebank Towers

15 Biermann Avenue

Rosebank, 2196

South Africa

(Private Bag X3000, Saxonwold, 2132, South Africa)

Dear Sirs

PART A: To be completed by ALL scheme participants who return this form.

I/We hereby surrender and enclose the share certificates, certified transfer deeds and/or other documents of title, details in respect of which are set out in the table below, in respect of my/our holding of certificated shares:

Name of registered holder	Certificate number(s)	Number of MiX Telematics shares
(separate form for each holder)	(in numerical order)	covered by each certificate(s) enclosed

Total

Surname or name of corporate body:
First names (in full):
Title (Mr, Mrs, Miss, Ms, etc):
Telephone number:
Cellphone number:
Email address:
Address:	Postal code:

101

Signature of certificated shareholder	Stamp and address of agent lodging this
form (if any)

Assisted by me (if applicable):

(State full name and capacity):

Date:

Telephone number:

Cellphone number:

Signatories may be called upon for evidence of their authority or capacity to sign this form.

In compliance with the Financial Intelligence Centre Act, 38 of 2001, the transfer secretaries will be unable to record any change of address unless the following documentation is delivered to the transfer secretaries:

•	an original certified copy of your identity document;

•	an original certified copy of a document issued by the South African Revenue Services to verify your tax number (if you do not have a tax number, please confirm this in writing and have the letter signed before a Commissioner of Oaths); and

•	an original or an original certified copy of a service bill to verify your physical address.

Please note that copies of certified copies will not be accepted

PART B: To be completed by ALL scheme participants who return this form.

The scheme consideration will be settled in dematerialised form only. In order to receive the scheme consideration, certificated shareholders are required to open an account with a nominated broker or CSDP.

If you fail to provide valid account details of a CSDP or broker in the table below you will become issuer nominee shareholders and the scheme consideration in respect of your scheme shares will be issued in accordance with paragraph 13.3 of this circular.

Name of account holder:
Name of broker:
Name of CSDP:
Account number of broker:
Account number of CSDP:
Telephone number of broker/CSDP:
SCA number of broker/CSDP:

Please note: Should the account details provided by you above be incorrect or incomplete, it will not be possible to credit such account with the scheme consideration which you are entitled to, in which case your share will be held with Computershare Nominees Proprietary Limited until such time as the correct information is received.

PART C: To be completed by emigrants of the Common Monetary Area.

Nominated authorised dealer in the case of a scheme participant who is an emigrant from the Common Monetary Area (see note 1 below)

Name of dealer:
Account number:
Address:

102

PART D: To be completed in BLOCK CAPITALS by scheme participants who are emigrants from the Common Monetary Area (“emigrants”) and non-residents of the Common Monetary Area (see notes 1 and 2 below).

The scheme consideration will, in terms of the scheme, be forwarded to the authorised dealer in foreign exchange in South Africa controlling the emigrant’s blocked assets in terms of the Exchange Control Regulations as nominated below for its control and credited to the emigrant’s blocked assets account. Accordingly, scheme participants who are emigrants must provide the following information:

Name of authorised dealer:
Account number:
Address:
Account number:

If emigrants make no nomination above, MiX Telematics or the transfer secretaries will hold the scheme consideration in trust. Non-residents must complete Part D if they wish the scheme consideration to be paid to an authorised dealer in South Africa.

Notes and instructions:

1.	Emigrants from the Common Monetary Area must complete Part C.

2.	All other non-residents of the Common Monetary Area must complete Part D if they wish the scheme consideration to be paid to an authorised dealer in South Africa.

3.	If Part C is not properly completed by emigrants, the relevant scheme consideration will be held in trust by the transfer secretaries pending receipt of the necessary nomination or instruction.

4.	No receipts will be issued for documents lodged unless specifically requested. In compliance with the requirements of the JSE, lodging agents are requested to prepare special transaction receipts, if required. Signatories may be called upon for evidence of their authority or capacity to sign this form.

5.	Persons who are emigrants from the Common Monetary Area should nominate the authorised dealer in foreign exchange in South Africa which has control of their blocked assets listed in Part C of this form. Failing such nomination, the scheme consideration due to such scheme participants in accordance with the provisions of the scheme will be held by the transfer secretaries, pending instructions from the scheme participants concerned.

6.	Any alteration to this form must be signed in full and not initialled.

7.	If this form is signed under a power of attorney, then such power of attorney, or a notarially certified copy thereof, must be sent with this form for noting (unless it has already been noted by MiX Telematics or the transfer secretaries). This does not apply in the event of this form bearing a JSE broker’s stamp.

8.	Where the scheme participant is a company or a close corporation, unless it has already been registered with MiX Telematics or the transfer secretaries, a certified copy of the directors’ or members’ resolution authorising the signing of this form must be submitted if so requested by MiX Telematics.

9.	If this form is not signed by the scheme participant, such scheme participant will be deemed to have irrevocably appointed the transfer secretaries to implement the obligations of the scheme participant under the scheme on his or her behalf.

10.	Where there are any joint holders of any scheme shares, only that holder whose name stands first in the register in respect of such shares need sign this form.

11.	A minor must be assisted by his or her parent or guardian, unless the relevant documents establishing his or her legal capacity are produced or have been registered by the transfer secretaries.

103

MIX TELEMATICS LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1995/013858/06)

JSE share code: MIX     ISIN: ZAE000125316

NYSE share code: MIXT

(“MiX Telematics” or the “Company”)

APPLICATION FORM FOR PARTICIPATION IN THE SCHEME MEETING VIA ELECTRONIC COMMUNICATION

CAPITALISED TERMS USED IN THIS FORM SHALL BEAR THE MEANINGS ASCRIBED THERETO IN THE NOTICE AND FORM OF PROXY TO WHICH THIS PARTICIPATION FORM IS ATTACHED

1.	Shareholders or their duly appointed proxy(ies) that wish to participate in the scheme meeting via electronic communication must either i) register online using the online registration portal at www.meetnow.global/za; or ii) apply to Computershare, by delivering this duly completed electronic participation form to: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, or posting it to Private Bag X9000, Saxonwold, 2132, South Africa (at the risk of the shareholder), or sending it by email to proxy@computershare.co.za so as to be received by Computershare by no later than 2:30 p.m. SAST on Monday, 26 February 2024 to assist in the efficient administration of the scheme meeting.

2.	The shareholder or the proxy’s identification document or passport document, letter of representation and form of proxy (as applicable) must accompany this application.

3.	Computershare will first validate such requests and confirm the identity of the shareholder in terms of section 63(1) of the Companies Act, and, if the request is validated, further details on using the electronic communication facility will be provided.

4.	The Company will inform the shareholders or their proxies who notified Computershare of their intended participation by no later than 5:00 p.m., SAST, on Tuesday, 27 February 2024, by email of the relevant details through which the shareholders or their proxies can participate electronically.

Mark this field clearly with an “X” if you are an ADS holder:

Full name of participant:

ID number:

Email address:

Mobile number:	(code):	(number):

Name of CSDP or broker (if shares are
held in dematerialised format):

Contact number of CSDP/broker:

Contact person of CSDP/broker:

Number of share certificate (if applicable):

Signature:

Date:

104

Terms and conditions for participation in the scheme meeting via electronic communication:

1.	The cost of data for electronic participation in the scheme meeting is for the expense of the shareholder or the proxy and will be billed separately by the shareholder or the proxy’s own service provider.

2.	The shareholder or the proxy acknowledges that the electronic communication services are provided by third parties and indemnifies the Company against any loss, injury, damage, penalty or claim arising in any way from the use or possession of the electronic services, whether or not the problem is caused by any act or omission on the part of the shareholder or the proxy or anyone else. In particular, but not exclusively, the shareholder or the proxy acknowledges that he/she will have no claim against the Company, whether for consequential damages or otherwise, arising from the use of the electronic services or any defect in it or from total or partial failure of the electronic services and connections linking the shareholder or the proxy via the electronic services to the scheme meeting.

3.	The application to participate in the scheme meeting electronically will only be deemed successful if this application form has been completed fully and signed by the shareholder or the proxy.

4.	The Company cannot guarantee there will not be a break in electronic communication that is beyond the control of the Company.

Shareholder or proxy’s name:

Signature:	Date:

105

The definitions and interpretations commencing on page 8 of this Prospectus apply to the entire document, including this cover page, unless otherwise stated or the context so requires. This Prospectus is a copy of a registered prospectus which, accompanied by the documents referred to under “Documents available for inspection” as set out in paragraph 1 of Section 4 of this Prospectus, was filed with CIPC on 18 January 2024 and registered by the CIPC on 26 January 2024 and is issued in terms of the Companies Act and the Companies Regulations.

If you are in any doubt as to any action you should take in relation to this Prospectus, please consult your CSDP, banker, Broker, legal advisor, accountant or other professional advisor immediately.

The release, publication or distribution of this Prospectus in certain jurisdictions may be restricted by law and therefore persons in any such jurisdictions into which this Prospectus is released, published or distributed should inform themselves about and observe any such restrictions. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction.

To the extent that the release, publication or distribution of this Prospectus in certain jurisdictions outside of South Africa may be restricted or prohibited by the laws of such foreign jurisdiction, then this Prospectus is deemed to have been provided for information purposes only, and the Board and the MiX Telematics Board does not accept any responsibility for any failure by the MiX Telematics Shareholders to inform themselves about, and to observe, any applicable legal requirements in any relevant foreign jurisdiction.

PowerFleet, Inc.

Incorporated in the State of Delaware, United States of America
(File number: 7272486)
Nasdaq share code: PWFL
Tel Aviv Stock Exchange share code: PWFL
JSE Share code: PWR JSE Short name: Power ISIN: US73931J1097
(“PowerFleet” or “Company”)

COMBINED PROSPECTUS AND PRELISTING STATEMENT

This Prospectus is prepared and issued in accordance with the Companies Act, the Companies Regulations and the JSE Listings Requirements for the purpose of providing statutorily required information about the PowerFleet Group to MiX Telematics Shareholders following the implementation of the Scheme, the termination of listing of all the MiX Telematics shares from the Main Board of the JSE pursuant to the Scheme and the simultaneous secondary inward listing of the Company on the Main Board of the JSE as set out in this Prospectus and the Scheme Circular.

This Prospectus has been prepared on the assumption that:

●	all the Scheme Conditions, as more fully contemplated in the Scheme Circular, (including, that the special and ordinary resolutions proposed in the notice of the scheme meeting, will be passed at the Scheme Meeting) have been timeously fulfilled or waived (where capable of waiver), as the case may be and that the Scheme will be implemented; and

●	all the PowerFleet resolutions proposed in the Definitive Proxy Statement to be passed by PowerFleet Shareholders will be approved by PowerFleet Shareholders.

MiX Telematics Shareholders are referred to the Scheme Circular and Definitive Proxy Statement which accompanies this Prospectus for information regarding the Transaction. In this regard, a scheme of arrangement in terms of section 114 of the Companies Act has been proposed by the MiX Telematics Board between MiX Telematics and MiX Telematics Shareholders. In the event of the Scheme Conditions being fulfilled or waived (to the extent permissible) and the Scheme becoming effective, the Company, through Merger Sub, will, by operation of law, become the sole shareholder of MiX Telematics and MiX Telematics Shareholders will, against surrender of their relevant documents of title (if applicable) in accordance with the provisions of the Scheme Circular, become entitled to receive the Scheme Consideration in exchange for their Scheme Shares in accordance with the provisions of the Scheme Circular.

Upon implementation of the Scheme, the Scheme Shares will be delisted from the Main Board of the JSE. The PowerFleet Shares, including the PowerFleet Shares to be issued to MiX Telematics Shareholders as the Scheme Consideration, will be listed on the Main Board of the JSE by way of a secondary inward listing.

The issue of the Company’s shares to MiX Telematics Shareholders as the Scheme Consideration under the Scheme constitutes an offer to the public in terms of section 95(1)(h) of the Companies Act. This Prospectus is therefore issued in terms of section 99(3) of the Companies Act. This Prospectus is being issued, in terms of the Companies Act and Part C of Chapter 4 of the Companies Regulations.

MiX Telematics Shareholders are referred to the detail contained in the section titled “Important dates and times” on page 7 of this Prospectus, for important dates and times applicable to the Transaction.

As at 30 September 2023:

●	the authorised share capital of the Company comprised:

–	75,000,000 shares of common stock, $0.01 par value per share;
–	150,000 shares of preferred stock, $0.01 par value per share;

●	The issued share capital comprised:

–	37,212,304 shares of common stock, $0.01 par value per share;
–	60,182.266 shares of preferred stock, $0.01 par value per share;
–	1,485,111 treasury shares; and

●	the paid-up share capital of the Company was USD233,811 thousand.

Pursuant to the implementation of the Transaction and based on the issued share capital of MiX Telematics and PowerFleet as at the Last Practicable Date, it is expected that:

●         the authorised share capital will be 175,000,000 shares of common stock, $0.01 par value per share;

●         the issued share capital will be 107,923,479 shares of common stock, $0.01 par value per share;

●         there will be no issued shares of preferred stock;

●         there will be 1,496,247 treasury shares in issue; and

●         the paid-up share capital of the Company will be USD465,595 thousand.

The Scheme Consideration Shares to be issued pursuant to the Scheme will rank pari passu with all other shares of common stock issued by PowerFleet. There are no conversion or redemption provisions relating to any of the Scheme Consideration Shares to be issued pursuant to the Scheme. The Scheme Consideration Shares will be issued in dematerialised form only. No certificated Scheme Consideration Shares will be issued. Any fractional interest in Scheme Consideration Shares that may result from the Swap Ratio being applied to the number of PowerFleet Shares issued by PowerFleet pursuant to the Scheme will be rounded down to the nearest whole number, resulting in issues of whole Scheme Consideration Shares, and cash in respect of any fractional entitlement to a Scheme Consideration Share.

The issue of the Scheme Consideration Shares is, among other things, subject to the Scheme becoming unconditional. It should be noted that the PowerFleet Listing is subject to the Company achieving a reasonable spread of shareholders acceptable to the JSE at the point of listing, being public shareholders holding not less than 10% of the PowerFleet Shares in issue across all share registers on the JSE and at least 10% of the PowerFleet Shares on the JSE. Confirmation of the shareholder spread will be provided to the JSE by no later than 48 hours prior to the PowerFleet Listing.

Based on the share registers of MiX Telematics and PowerFleet as at 30 November 2023, post implementation of the transaction, it is expected that 88.33% of PowerFleet shares will be held by public shareholders across all the registers and 17.34% will be held by public shareholders on the SA register. It is not expected there will be substantial changes to the composition of the combined share register. Based on the combined register as at the date of listing it is expected that PowerFleet will meet the requisite shareholder spread as prescribed in terms of paragraphs 4.28(e) and 18.10 of the JSE Listings Requirements.

The JSE has approved the Company’s application for the listing by introduction of 107,923,479 PowerFleet Shares (excluding any options to PowerFleet Shares that may mature prior to the PowerFleet Listing) in the “15101010 – Telecommunications Equipment” sub-sector and “151010 – Telecommunications” sector of the JSE list with the abbreviated name “Power”, JSE share code “PWR” and ISIN US73931J1097 and LEI 2549007NKEFPYEH4MF81 which trading in respect of the Scheme Consideration Shares to be issued in terms of the Scheme, will be with effect from the commencement of trade on Tuesday, 26 March 2024.

Since the Scheme Consideration comprises PowerFleet Shares, holding the Scheme Consideration Shares involves certain risks. See the risk factors set out in annexure 1 of this Prospectus.

The Directors, whose names are given in paragraph 2.1.5 on page 15 of this document, collectively and individually, accept full responsibility for the accuracy of the information given in this Prospectus and certify that, to the best of their knowledge and belief, there are no facts that have been omitted which would make any statement relating to PowerFleet false or misleading, and that all reasonable enquiries to ascertain such facts have been made and that this Prospectus contains all information required by the law and the JSE Listings Requirements.

The MiX Telematics Board, whose members are identified in the Scheme Circular, collectively and individually, accept full responsibility for the accuracy of the information given in this Prospectus (but only insofar as such information relates to MiX Telematics and only to the extent that they are required to accept such responsibility in terms of the Companies Act and/or the JSE Listings Requirements) and certify that, to the best of their knowledge and belief, there are no facts that have been omitted which would make any statement false or misleading, and that all reasonable enquiries to ascertain such facts have been made and that the Prospectus contains all information required by law and the JSE Listings Requirements.

The corporate advisors, transaction sponsor, reporting accountants and auditors, tax advisors, Transfer Secretaries, company secretary, bankers, attorneys, whose names appear under the “Corporate Information and Advisors” section of this Prospectus, have consented in writing to act in the capacities as stated and to their names being included in this Prospectus. None of these parties have withdrawn any such consent prior to the publication of this Prospectus.

The CIPC takes no responsibility for the contents in the Prospectus, makes no representations as to the accuracy and completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in the reliance upon any part of the contents of this Prospectus.

An abridged version of this document will be published on SENS on Tuesday, 30 January 2024.

Date of issue: Tuesday, 30 January 2024

Legal Advisor to the Company as to US law

Sponsor to the Company

Registered Auditor preparing the Regulation 78 Report and

Reporting Accountant to the MiX Telematics Limited

pro forma financial information

Legal Advisor to the Company as to South African law Independent Registered Public Accounting Firm to the Company Registered Auditor preparing the Regulation 79 Report

This Prospectus is only available in English and copies of the registered Prospectus may be obtained between 09:00 and 16:30 from Tuesday, 30 January 2024 until the Scheme Implementation Date at the office of the Company’s Sponsor, details of which appear in the “Corporate Information and Advisors” section on page 1. The Prospectus will also be available on the Company’s website at https://www.ir.powerfleet.com/.

CORPORATE INFORMATION AND ADVISORS

Registered Office of the Company	Headquarters of the Company
160 Greentree Drive	123 Tice Boulevard
Suite 101	Woodcliff Lake
Dover Delaware 19904	New Jersey 07677
County of Kent	United States of America
State of Delaware
United States of America

Company Secretary	MiX Telematics Registered Office
David Wilson	MiX Telematics Limited
Bachelor of Commerce degree in Finance, University of	(Registration number 1995/013858/06)
Birmingham	Matrix Corner, Howick Close
123 Tice Boulevard	Waterfall Park
Woodcliff Lake	Midrand
New Jersey	1685
United States of America	(PO Box 12326, Vorna Valley, 1686)

Legal Advisor to the Company as to US law	Legal Advisor to the Company as to South African law
Olshan Frome Wolosky LLP	Webber Wentzel
1325 Avenue of the Americas	90 Rivonia Road
New York, NY 10019	Sandton, 2196
United States of America	South Africa
(PO Box 61771, Marshalltown, 2107)

Sponsor to the Company	Independent Registered Public Accounting Firm to the
Java Capital Trustees and Sponsors Proprietary Limited	Company
(Registration number 2006/005780/07)	Ernst & Young LLP
6th Floor, 1 Park Lane	99 Wood Avenue South
Wierda Valley	Iselin, New Jersey 08830
Sandton, 2196
(PO Box 522606, Saxonwold, 2132)

Transfer Secretary Computershare Investor Services Proprietary Limited	Registered Auditor preparing the Regulation 78 Report and Reporting Accountant to the MiX Telematics Limited pro forma financial information
(Registration number 2004/003647/07)	Deloitte & Touche
Rosebank Towers	Practice number: 902276
15 Biermann Avenue	5 Magwa Crescent
Rosebank, 2196	Waterfall City, Waterfall
(Private Bag X9000, Saxonwold, 2132)	Johannesburg, 2029
South Africa
(PO Box X6, Gallo Manor, 2052)

Registered Auditor preparing the Regulation 79 Report
Ernst & Young Inc.
Practice number: 908201
102 Rivonia Road,
Sandton, 2196,
Gauteng,
South Africa
(PO Box X14, Sandton, 2146)

TABLE OF CONTENTS

CORPORATE INFORMATION AND ADVISORS	1
TABLE OF CONTENTS	2
IMPORTANT INFORMATION	4
IMPORTANT DATES AND TIMES	7
DEFINITIONS AND INTERPRETATIONS	8
AN OVERVIEW OF THE TRANSACTION	13
SECTION 1: INFORMATION ABOUT THE COMPANY	14

1.	NAME, ADDRESS AND INCORPORATION	14
2.	DIRECTORS, OTHER OFFICE HOLDERS, OR MATERIAL THIRD PARTIES	14
3.	HISTORY, STATE OF AFFAIRS AND PROSPECTS OF THE COMPANY	24
4.	SHARE CAPITAL OF THE COMPANY	28
5.	OPTIONS OR PREFERENTIAL RIGHTS IN RESPECT OF SHARES	30
6.	COMMISSIONS PAID OR PAYABLE IN RESPECT OF UNDERWRITING	30
7.	MATERIAL CONTRACTS	30
8.	INTEREST OF DIRECTORS AND PROMOTERS	31
9.	LOANS	32
10.	SHARES ISSUED OR TO BE ISSUED OTHER THAN FOR CASH	33
11.	PROPERTY ACQUIRED OR TO BE ACQUIRED OR DISPOSED OR TO BE DISPOSED	34
12.	AMOUNTS PAID OR PAYABLE TO PROMOTERS	34
13.	PRELIMINARY EXPENSES AND ISSUE EXPENSES	34
14.	CONFLICTS	35
SECTION 2: INFORMATION ABOUT THE TRANSACTION AND THE SCHEME		36
1.	RATIONALE AND PURPOSE OF THE TRANSACTION	36
2.	TIME AND DATE OF THE OPENING AND CLOSING OF THE SCHEME	37
3.	PARTICULARS OF THE SCHEME	38
4.	MINIMUM SUBSCRIPTION	40
5.	QUALIFYING SHAREHOLDERS	40
6.	PROCESS FOR THE TENDER OF SCHEME SHARES PURSUANT TO THE SCHEME	40
SECTION 3: STATEMENTS AND REPORTS RELATING TO THE SCHEME		41
1.	STATEMENT AS TO ADEQUACY OF CAPITAL	41
2.	REPORT BY DIRECTORS AS TO MATERIAL CHANGES	41
3.	STATEMENT AS TO LISTING ON STOCK EXCHANGE	41
4.	REPORT BY AUDITOR WHERE BUSINESS UNDERTAKING TO BE ACQUIRED	41
5.	REPORT BY AUDITOR WHERE THE COMPANY WILL ACQUIRE A SUBSIDIARY	41
6.	REPORT BY AUDITOR OF THE COMPANY	41
7.	PRO FORMAS	42
8.	CONSOLIDATED FINANCIAL STATEMENTS OF POWERFLEET	42

9.	FINANCIAL STATEMENTS OF POWERFLEET FOR THE SIX MONTH PERIOD ENDED 30 JUNE 2023	42
10.	ANNUAL FINANCIAL STATEMENTS OF MIX TELEMATICS	42
SECTION 4: ADDITIONAL MATERIAL INFORMATION		43
1.	DOCUMENTS AVAILABLE FOR INSPECTION	43
2.	CONTROLLING SHAREHOLDER(S)	43
3.	MAJOR SHAREHOLDER(S)	44
4.	EXCHANGE CONTROL AND TAX	44
5.	VENDORS	44
6.	LITIGATION STATEMENT	45
7.	GOVERNMENT PROTECTION AND INVESTMENT ENCOURAGEMENT	46
8.	CONSENTS	46
9.	DIFFERENCES BETWEEN APPLICABLE SOUTH AFRICAN AND U.S. REGULATORY/LEGISLATIVE FRAMEWORKS	46
10.	RULINGS OBTAINED FROM THE JSE	56
11.	INFORMATION INCORPORATED BY REFERENCE INTO THE PROSPECTUS	57
12.	RESPONSIBILITY STATEMENTS	57
SECTION 5: INAPPLICABLE OR IMMATERIAL MATTERS		58

ANNEXURE 1:	RISK FACTORS	59
ANNEXURE 2:	POWERFLEET GROUP STRUCTURE	76
ANNEXURE 3:	CURRICULUM VITAE OF POWERFLEET DIRECTORS	77
ANNEXURE 4:	DETAILS OF MAJOR SUBSIDIARIES	80
ANNEXURE 5:	DIRECTORS AND SENIOR MANAGEMENT OF POWERFLEET SUBSIDIARIES	83
ANNEXURE 6:	CURRICULUM VITAE OF POWERFLEET SENIOR MANAGEMENT AND DIRECTORS OF MAJOR SUBSIDIARIES	85
ANNEXURE 7:	EXTRACTS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS	87
ANNEXURE 8:	MATERIAL CONTRACTS	91
ANNEXURE 9:	MATERIAL LOANS	92
ANNEXURE 10:	PRESENTATION OF FINANCIAL INFORMATION FOR REGULATION 78 REPORT	97
ANNEXURE 11:	AGREED UPON PROCEDURES REPORT IN TERMS OF REGULATION 78	98
ANNEXURE 12:	POWERFLEET CONSOLIDATED FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2022	100
ANNEXURE 13:	AGREED UPON PROCEDURES REPORT IN TERMS OF REGULATION 79	133
ANNEXURE 14:	PROPERTIES	136
ANNEXURE 15:	EXCHANGE CONTROL	139
ANNEXURE 16:	SOUTH AFRICAN TAX CONSEQUENCES OF THE TRANSACTION	141

IMPORTANT INFORMATION

Capitalised terms used in this Prospectus have been defined on page 8 of this Prospectus.

DISCLAIMER

Notwithstanding that this document constitutes a prospectus for purposes of the Companies Act, it is not an offer to the general public to subscribe for PowerFleet Shares and only constitutes an offer to the MiX Telematics Shareholders to participate in the Scheme and does not constitute an offer or invitation or solicitation of an offer to subscribe for securities of the Company in any jurisdiction in which such an offer or invitation would be unlawful, or which would otherwise require the Company and/or MiX Telematics to change the material terms or conditions of the Transaction in any way, to submit to any additional filing to, or to perform any additional action in relation to, any governmental, regulatory or legal authority, and is only addressed to persons to whom it may lawfully be made.

The release, publication or distribution of this Prospectus in jurisdictions other than South Africa may be restricted by law and therefore persons who are subject to the laws of any jurisdiction other than South Africa into which this Prospectus is released, published or distributed should inform themselves about and observe any such restrictions. No action has been taken or will be taken to permit the possession or distribution of this Prospectus (or any other offering or publicity materials relating to the Transaction) in any jurisdiction where action for that purpose may be required or doing so is restricted or prohibited by law. Accordingly, neither this Prospectus, nor any advertisement, nor any other offering material, may be distributed or published except under circumstances that will comply with any applicable laws and regulations. Persons into whose possession this Prospectus comes should inform themselves about and observe any such restrictions. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the Company disclaims any responsibility or liability for the violation of such requirements by any person.

It is the responsibility of the person (including, without limitation, nominees, agents and trustees for such persons) wishing to receive this Prospectus and/or participate in the Transaction, or a component thereof, to satisfy themselves as to the full observance of the applicable laws of any relevant territory, including obtaining any requisite governmental or other consents, observing any other requirements or formalities and paying any issue, transfer or other taxes due in such territories. Any MiX Telematics Shareholder who is in doubt about their position, including and without limitation their tax status, should consult an appropriate professional advisor in the relevant jurisdiction without delay.

MiX Telematics Shareholders are advised to read this Prospectus and the Scheme Circular and Definitive Proxy Statement, which contain the terms and conditions of the Transaction, with care and in full. Any decision to participate in the Scheme and/or other matters dealt with in this Prospectus and the Scheme Circular, should be made only on the basis of such information.

FORWARD-LOOKING STATEMENTS

This Prospectus contains statements about the Company, Merger Sub and MiX Telematics that are or may be forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements, including, without limitation, those concerning: strategy; the economic outlook for the industry; production; cash costs and other operating results; growth prospects and outlook for operations, individually or in aggregate; liquidity and capital resources and expenditure, and the outcome and consequences of any pending litigation proceedings. These forward-looking statements are not based on historical facts, but rather reflect current expectations concerning future results and events and generally may be identified by the use of forward-looking words or phrases such as “believe”, “aim”, “expect”, “anticipate”, “intend”, “foresee”, “forecast”, “likely”, “should”, “planned”, “may”, “estimated”, “potential” or similar words and phrases.

Examples of forward-looking statements include statements regarding a future financial position or future profits, cash flows, corporate strategy, anticipated levels of growth, estimates of capital expenditures, acquisition strategy, expansion prospects or future capital expenditure levels and other economic factors, such as, inter alia, interest rates.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company, Merger Sub and MiX Telematics caution that forward-looking statements are not guarantees of future performance. Actual results, financial and operating conditions, liquidity and the developments within the industry in which the Company, Merger Sub and MiX Telematics operate may differ materially from those made in, or suggested by, the forward-looking statements contained in this Prospectus.

All these forward-looking statements are based on estimates and assumptions, as regards the Company, Merger Sub and MiX Telematics, all of which, although the Company, Merger Sub and MiX Telematics believe them to be reasonable, are inherently uncertain. Such estimates, assumptions or statements may not eventuate. Factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in those statements or assumptions include other matters not yet known to the Company, Merger Sub and MiX Telematics or not currently considered material by the Company, Merger Sub and MiX Telematics.

Investors should keep in mind that any forward-looking statement made in this Prospectus or elsewhere is applicable only at the date on which such forward-looking statement is made. New factors that could cause the business of the Company, Merger Sub and MiX Telematics not to develop as expected may emerge from time to time and it is not possible to predict all of them. The extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statement are not known. None of the Company, Merger Sub and MiX Telematics have a duty to, nor do they intend to, update or revise the forward-looking statements contained in this Prospectus after the date of this Prospectus, except as may be required by law.

No forward-looking statement has been audited, reviewed or reported on by the Independent Registered Public Accounting Firm, the Registered Auditor or the reporting accountant.

FOREIGN MIX TELEMATICS SHAREHOLDERS

This Prospectus is governed by, and will be construed and implemented in accordance with, the laws of South Africa and will be subject to the exclusive jurisdiction of the South African courts. Accordingly, the Transaction is subject to applicable South African laws and regulations, including the Exchange Control Regulations. These South African laws may be different from the laws applicable in other jurisdictions. Certain MiX Telematics Shareholders who are resident in foreign jurisdictions may be prohibited from participating in the Transaction, or any component thereof, and should consult and obtain advice from a professional advisor in the relevant jurisdiction without delay.

No action has been taken by the Company, Merger Sub and MiX Telematics to obtain any approval, authorisation or exemption to permit the transfer of MiX Telematics Shares and/or MiX Telematics ADSs, or the possession or distribution of this Prospectus (or any other publicly available documents relating to the Scheme and the MiX Telematics Shares and/or MiX Telematics ADSs), in any jurisdiction other than South Africa and the United States.

All MiX Telematics Shareholders who are resident or whose registered addresses are in any country other than in the Common Monetary Area will be deemed to be Foreign Shareholders who cannot receive the PowerFleet Shares unless such MiX Telematics Shareholders provide the Transfer Secretaries with proof, satisfactory to the MiX Telematics Board, that such Foreign Shareholders are entitled to receive the PowerFleet Shares. MiX Telematics Shareholders’ CSDPs or Brokers, as applicable, will be responsible for informing the Transfer Secretaries of any MiX Telematics Shares held by a Foreign Shareholder and the Transfer Secretaries will be responsible for determining which Certificated Shareholders are Foreign Shareholders.

MiX Telematics, in consultation with the Company, reserves the right, but shall not be obliged, to treat as invalid any person’s participation in the Scheme which appears to MiX Telematics or its agents that, if it is effected, it will involve a breach of the securities laws or regulations of any jurisdiction, or if MiX Telematics believes (in its discretion) or its agents believe that the same may violate applicable legal or regulatory requirements, or if MiX Telematics believes (in its discretion) that it is prohibited or unduly onerous or impractical to issue, distribute or transfer the MiX Telematics Shares to, or for the benefit of, any person in terms of the Transaction.

In respect of Foreign Excluded Shareholders who do not provide proof that they are entitled to receive PowerFleet Shares, MiX Telematics shall be entitled (in its discretion) to do all things necessary or desirable to ensure compliance with applicable laws and/or regulations including selling or repurchasing MiX Telematics Shares held by any such Foreign Excluded Shareholders. The cash proceeds (after deduction of any costs and taxes) from any such sale or repurchase will be repatriated to the relevant Foreign Excluded Shareholders.

ADS HOLDERS

ADS Holders are advised to refer to the “Important Information”, “Foreign Shareholders”, “ADS Holders” section of the Scheme Circular for further information on how to proceed.

PROSPECTUS COMPLIES WITH THE COMPANIES ACT

This Prospectus complies with section 100 of the Companies Act and Parts B and C of Chapter 4 of the Companies Regulations. The written consents of the experts and advisors set out in the section titled “Corporate information and advisors” on page 1 of this Prospectus have been attached to the copy of the Prospectus filed with CIPC. Each of the aforementioned experts and advisors have consented to the use of any statement made by them in this Prospectus and/or the use of their names in this Prospectus, as the case may be, and have not withdrawn such consents as at the date of this Prospectus. The number of each applicable regulation of the Companies Regulations is given in square brackets after appropriate headings or sub-headings of this Prospectus and marked “reg”.

It is important to note that the registration of this Prospectus by CIPC does not indicate any support or qualify the potential investment as a good investment opportunity. Registration of this Prospectus by CIPC merely indicates the compliance of this Prospectus to the minimum requirements set out in the Companies Act and the Companies Regulations.

OBTAINING COPIES OF THIS PROSPECTUS

Copies of this Prospectus and the Scheme Circular may be obtained between 09:00 and 16:30 from Tuesday, 30 January 2024 until the Scheme Implementation Date at the Company’s Sponsor’s offices, the details of which appear in the section titled “Corporate information and advisors” on page 1 of this Prospectus.

To the extent that physical copies of this Prospectus and the Scheme Circular cannot be obtained at the Company’s Sponsor’s offices for any reason, electronic copies of this Prospectus are also available for download on the Company’s website at https://www.powerfleet.com/.

DATE OF INFORMATION PROVIDED

Unless the context clearly indicates otherwise, all information provided in this Prospectus is provided as at the Last Practicable Date.

IMPORTANT DATES AND TIMES

The timetable below lists certain expected key dates for the Transaction. MiX Telematics Shareholders are, however, cautioned that the dates below are not certain and are subject to change.

2024

Notice record date to determine which MiX Telematics Shareholders and ADS Holders are entitled to receive this Prospectus	Friday, 19 January

Publication of the Prospectus, the Scheme Circular and Definitive Proxy Statement distributed to MiX Telematics Shareholders on	Tuesday, 30 January

Announcement relating to the issue of the Prospectus released on SENS on	Tuesday, 30 January

Announcement relating to abridged Prospectus published on SENS on	Tuesday, 30 January

Announcement relating to the issue of the Prospectus released in the press on	Wednesday, 31 January

Announcement relating to abridged Prospectus published in the press on	Wednesday, 31 January

Finalisation date expected to be on	Friday, 15 March

Finalisation announcement expected to be published on SENS by 11:00 on	Friday, 15 March

Finalisation announcement expected to be published in the press on	Monday, 18 March

Last day to trade in MiX Telematics Shares in order to be eligible to receive the Scheme Consideration	Monday, 25 March

Expected suspension of listing of MiX Telematics Shares from the Main Board of the JSE at commencement of trading on	Tuesday, 26 March

PowerFleet Shares expected to be listed on the JSE from the commencement of trade (09:00) on	Tuesday, 26 March

Announcement released on SENS in respect of any cash payment applicable to any fractional entitlement to a Scheme Consideration Share by 11:00	Wednesday, 27 March

Expected Scheme record date	Thursday, 28 March

PowerFleet Shares expected to be issued to Scheme Participants on	Tuesday, 2 April

Termination of listing of the MiX Telematics Shares on the JSE expected on	Wednesday, 3 April

Notes:

(a)	All dates and times are subject to change by MiX Telematics or PowerFleet (subject to the approval of the Nasdaq, JSE, TRP and CIPC, if required).

(b)	The dates have been determined based on certain assumptions regarding the dates by which certain shareholder and regulatory approvals including, but not limited to, that of the Nasdaq will be obtained. MiX Telematics Shareholders will be notified of any amendments to these Important Dates and Times on SENS and in the South African press.

(c)	All dates and times indicated above are South African standard dates and times.

(d)	No dematerialisation or rematerialisation of MiX Telematics Shares may take place on or after Monday, 25 March 2024.

(e)	No removals between the MiX Telematics ADS register administered by BNYM and the MiX Telematics share register administered by the MiX Telematics’ South African transfer secretaries, Computershare Investor Services Proprietary Limited, shall be permitted after Monday, 25 March 2024.

(f)	No removals between the PowerFleet share register maintained in South Africa by the Transfer Secretaries and the PowerFleet registers maintained for trading on Nasdaq and TASE shall be permitted from Tuesday, 26 March 2024 until Wednesday, 3 April 2024.

DEFINITIONS AND INTERPRETATIONS

In this Prospectus, unless otherwise stated or clearly indicated by the context, the words in the first column have the meanings stated opposite them in the second column, words in the singular include the plural and vice versa, words importing one gender include the other genders and references to a natural person include references to a juristic person and vice versa.

“2018 Incentive Plan”	the PowerFleet 2018 Incentive Plan, as amended;

“ADS”	an American Depositary Share, each representing ordinary shares deposited with the depositary pursuant to the deposit agreement, at a ratio of 25 ordinary shares to one American Depositary Share, which are listed and traded on the NYSE;

“ADS Holder”	a registered holder of ADSs, including any person holding a security entitlement in ADSs in a securities account with a broker or other securities intermediary;

“ADS Program”	the American Depository Share Program of MiX Telematics governed by the deposit agreement;

“AIoT”	Artificial Intelligence-of-Things;

“Certificate of Incorporation”	the Company’s amended and restated certificate of incorporation, relevant extracts of which are set out in annexure 7 to this Prospectus;

“Audit Committee”	the Company’s audit committee;

“Board” or “Directors”	the board of directors of the Company and “Director” means any member of the Board, as the context so requires;

“BNYM” or “depositary”	The Bank of New York Mellon which acts as the depositary in respect of the ADS Program;

“Broker”	any person registered as a “broking member (equities)” in terms of the rules of the JSE and in accordance with the provisions of the FMA, as amended from time to time;

“Business Day”	any day other than a Saturday, Sunday or official public holiday in South Africa and in New York, United States and in the event that a day referred to in terms of this Prospectus falls on a day which is not a business day, the relevant date will be extended to the next succeeding business day;

“By-Laws”	the Company’s amended and restated by-laws, relevant extracts of which are set out in annexure 7 to this Prospectus;

“CEO”	the chief executive officer of the Company, being Steve Towe as at the Last Practicable Date;

“CIPC”	the Companies and Intellectual Property Commission, established pursuant to section 185 of the Companies Act, or its successor body;

“Common Monetary Area”	the Common Monetary Area consisting of South Africa, Namibia and the Kingdoms of Lesotho and eSwatini;

“Companies Act”	the Companies Act, 71 of 2008, as amended;

“Companies Regulations”	the Companies Regulations, 2011, made in terms of sections 120 and 223 of the Companies Act, as amended;

“Company” or “PowerFleet”	PowerFleet, Inc, file number 7272486, a company incorporated in the State of Delaware, United States of America, full details of which are set out in the “Corporate Information and Advisors” section of this Prospectus;

“Compensation Committee”	the Company’s compensation committee;

“CSDP”	means a central securities depositary participant, being a “participant” as defined in the FMA;

“Definitive Proxy Statement”	the definitive joint proxy statement of MiX Telematics and PowerFleet filed pursuant to the U.S. Exchange Act, with respect to (x) the shareholder meeting at which MiX Telematics Shareholders will be asked to vote on the Transaction and (y) the stockholder meeting at which PowerFleet Shareholders will be asked to vote on certain matters in connection with the Transaction filed with the SEC on 24 January 2024, including any amendments or supplements thereto and any documents incorporated by reference therein, a copy of which can be accessed free of charge on the SEC’s website at https://www.sec.gov/edgar/browse/?CIK=1576914 and https://www.sec. gov/edgar/browse/?CIK=1774170, respectively;

“Exchange Control Regulations”	the Exchange Control Regulations, 1961 promulgated in terms of the Currency and Exchanges Act 9 of 1933 of South Africa, as amended and all directives and rulings issued thereunder;

“Finalisation Date”	the date on which the “finalisation information” (as contemplated by the JSE Listings Requirements) is published in an announcement to be released on SENS, which date shall be the date on which all of the Scheme Conditions have been fulfilled, or waived, or such other date as the JSE may direct, which is expected to take place on Friday, 15 March 2024;

“FinSurv”	the Financial Surveillance Department of the SARB;

“FMA”	the South African Financial Markets Act, 19 of 2012 as amended;

“Foreign Shareholder”	a MiX Telematics shareholder who has a registered address outside of South Africa, or who is resident, domiciled or located in, or who is a citizen of, a country other than South Africa;

“Foreign Excluded Shareholders”	any Foreign Shareholders to whom the transfer of PowerFleet Shares would or may infringe the laws of their jurisdiction, or would require PowerFleet to comply with any governmental or other consent or other registration, filing or other formality with which PowerFleet and/or MiX Telematics, as the case may be, have not complied;

“Implementation Agreement”	the written agreement titled “Implementation Agreement” entered into between MiX Telematics, Merger Sub and PowerFleet on the signature date, which agreement, inter alia, sets out the said parties’ respective rights to give effect to the Merger and obligations under, and in respect of, the Scheme, the salient features of which are set out in the Scheme Circular;

“Income Tax Act”	the South African Income Tax Act, 58 of 1962 as amended;

“Independent Registered Public Accounting Firm”	Ernst & Young LLP., further details of which are set out in the “Corporate Information and Advisors section”;

“ISIN”	international securities identification number;

“JSE”	the exchange operated by the JSE Limited (Registration number: 2005/022939/06), a public company duly incorporated in South Africa, and licensed to operate as an exchange under the FMA;

“JSE Listings Requirements”	the listings requirements published by the JSE from time to time;

“King Code”	the Code of Corporate Practices and Conduct as set out in the King Report on Corporate Governance for South Africa, 2016;

“Last Practicable Date”	Monday, 8 January 2024, being the last practicable date prior to the finalisation of this Prospectus;

“MergeCo”	comprising the PowerFleet Group and the MiX Telematics Group post the implementation of the Transaction;

“Merger”	the proposed merger of MiX Telematics and PowerFleet to be effected by way of the acquisition by Merger Sub of the entire issued share capital of MiX Telematics (excluding any treasury shares and shares held by dissenting shareholders) pursuant to the Scheme;

“Merger Sub”	Main Street 2000 Proprietary Limited (Registration number: 2023/973516/07), a private company duly incorporated in South Africa, a wholly-owned subsidiary of PowerFleet;

“MiX Delisting”	the termination of the listing of all the MiX Telematics Shares from the Main Board of the JSE pursuant to the Scheme becoming operative, which is expected to take place on Wednesday, 3 April 2024;

“MiX Telematics”	MiX Telematics Limited (Registration number: 1995/013858/06), a public company duly incorporated in South Africa, the issued ordinary shares of which are listed on the main board of the JSE;

“MiX Telematics Board”	the board of directors of MiX Telematics as at the Last Practicable Date;

“MiX Telematics Group”	MiX Telematics and its subsidiaries;

“MiX Telematics Share”	an ordinary share of no par value in the share capital of MiX Telematics;

“MiX Telematics Shareholders”	the registered holders of a MiX Telematics Share;

“Nasdaq”	the Nasdaq Global Market;

“Nominating Committee”	the Company’s nominating committee;

“Non-residents”	persons not resident in South Africa;

“NYSE”	the New York Stock Exchange;

“Outside Date”	31 March 2024 or such other date as may be agreed upon by MiX Telematics and PowerFleet (with the consent of the TRP if required);

“Pointer Israel”	Pointer Telocation Ltd, registration number 52-004147-6, a company limited by shares formed under the laws of the State of Israel, being a wholly owned subsidiary of PowerFleet Israel Ltd., itself a wholly-owned subsidiary of the Company;

“PowerFleet Group”	the Company and its subsidiaries, for the avoidance of doubt, including the MiX Telematics Group;

“PowerFleet Listing”	the secondary inward listing of the entire issued share capital of PowerFleet (which includes the Scheme Consideration Shares) on the Main Board of the JSE, which date is expected to be at the commencement of trade on Tuesday, 26 March 2024;

“PowerFleet Shares”	the common stock, par value $0.01 per share, of the Company;

“Prospectus”	this entire document and all the annexures to it;

“Rand” and “R”	the South African rand, the lawful currency of South Africa;

“SA” or “South Africa”	the Republic of South Africa;

“SaaS”	software as a service;

“SARB”	the South African Reserve Bank;

“Scheme”	the scheme of arrangement in terms of section 114(1)(c) as read with section 115 of the Companies Act between MiX Telematics and MiX Telematics Shareholders, and having PowerFleet and Merger Sub as parties to the Implementation Agreement, that shall be proposed by the MiX Telematics board and, subject to the fulfilment or, if applicable, waiver of the Scheme Conditions, implemented in accordance with the Implementation Agreement;

“Scheme Circular”	the combined circular to be sent by MiX Telematics to MiX Telematics Shareholders in which, amongst other things, MiX Telematics will propose the Scheme and convene the Scheme Meeting to consider the scheme resolutions and which will contain all information relating to the Scheme, MiX Telematics and PowerFleet that is required by the Companies Act and/or the JSE Listings Requirements;

“Scheme Conditions” or “Conditions Precedent”	the suspensive conditions to the Scheme set out in the Scheme Circular and “Scheme Condition” means any one of them as the context may require;

“Scheme Consideration”	the consideration payable to Scheme Participants for their Scheme Shares, being the Scheme Consideration Shares and any cash payments in respect of fractional entitlements to the Scheme Consideration Shares, which consideration shall be settled upon implementation of the Scheme;

“Scheme Consideration Shares”	the number of PowerFleet Shares to be issued as consideration to Scheme Participants for every 1 Scheme Share held by a Scheme Participant as at the Scheme Record Date; based on the Swap Ratio;

“Scheme Implementation Date”	the date on which the Scheme becomes operative and is implemented in accordance with its terms and on which date Scheme Participants will receive the Scheme Consideration, which is expected to be the 1st (first) business day following the Scheme Record Date, which date is expected to be Tuesday, 2 April 2024, or such other day as may be approved by the TRP and JSE, to the extent applicable;

“Scheme LDT”	the last day to trade in MiX Telematics Shares on the JSE in order to be recorded on the share register to participate in the Scheme, being three Business Days prior to the Scheme Record Date and not less than five Business Days after the Finalisation Date (or such other date as the JSE may direct);

“Scheme Meeting”	a scheme meeting of the MiX Telematics Shareholders which shall be convened at 2:30 p.m. on Wednesday, 28 February 2024 to consider and, if deemed fit, approve (with or without modification), amongst other things, the Scheme resolutions together with any reconvened general meeting/s held as a result of the adjournment or postponement of that general meeting;

“Scheme Participants”	all persons who are recorded in the securities register as the holders of MiX Telematics Shares on the Scheme Record Date, excluding any dissenting shareholders and those MiX Telematics Shares that are classified as treasury shares, and who will be entitled to receive the Scheme Consideration;

“Scheme Record Date”	the date on and time by which MiX Telematics Shareholders must be recorded as such in the securities register in order to be eligible to receive the Scheme Consideration, being the close of business on the first Friday following the Scheme LDT (or such other date as the JSE may direct);

“Scheme Shares”	collectively, all of the issued MiX Telematics Shares held by Scheme Participants including the ordinary shares represented by the ADSs, as at the Scheme Record Date;

“SEC”	the U.S. Securities and Exchange Commission;

“SENS”	the Stock Exchange News Service of the JSE;

“Series A Directors”	the directors elected to the Board by the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class who will resign from the Board following the redemption of the Series A Preferred Stock;

“Series A Preferred Stock”	the Company’s Series A convertible preferred stock with a par value $0.01 per preferred share to be redeemed prior to or simultaneously with the implementation of the Scheme;

“South Africa”	the Republic of South Africa;

“Swap Ratio”	0.12762 PowerFleet Shares for every 1 Scheme Share;

“Takeover Regulation Panel” or “TRP”	the Takeover Regulation Panel, established in terms of section 196 of the Companies Act;

“Regulations”	Chapter 5 of the Regulations to the Companies Act, 2011, published in terms of the Companies Act;

“Tel Aviv Stock Exchange”	the exchange operated by the Tel Aviv Stock Exchange, a public company duly incorporated in Israel, regulated by the Securities Law, and is under the direct supervision of the Israel Securities Authority;

“Transaction”	the proposed Merger, the MiX Delisting and the PowerFleet Listing;

“USA” or “United States” or “U.S.”	the United States of America;

“USD” or “$”	the lawful currency of the United States;

“U.S. Exchange Act”	the U.S. Securities Exchange Act of 1934, as amended;

“U.S. Securities Act”	the United States Securities Act of 1933, as amended;

“VAT”	Value Added Tax levied in terms of the VAT Act; and

“VAT Act”	Value Added Tax Act, 1991, as amended.

AN OVERVIEW OF THE TRANSACTION

This is a summary of the Transaction and is not comprehensive. For a more detailed understanding of the Transaction and the Company, you should read the entire Prospectus and the Scheme Circular and Definitive Proxy Statement.

In the firm intention announcement published on SENS on 10 October 2023, MiX Telematics Shareholders were advised that the Company, MiX Telematics and Merger Sub had concluded an Implementation Agreement to give effect to a proposed Merger and which would, if approved by MiX Telematics Shareholders, be implemented by way of a Scheme.

Pursuant to the Scheme, if implemented, the Company (via Merger Sub) will acquire all of MiX Telematics Shares owned by MiX Telematics Shareholders, excluding treasury shares and any shares held by dissenting shareholders, in exchange for 0.12762 newly issued PowerFleet Shares per Scheme Share and, if applicable, cash in respect of any fractional entitlement to a Scheme Consideration Share.

The implementation of the Scheme will result in the listing of the MiX Telematics Shares on the Main Board of the JSE being terminated, the MiX ADSs being delisted from the NYSE and the termination of MiX Telematics’ ADS Program in accordance with the terms of the deposit agreement.

Conditional on the implementation of the Scheme, PowerFleet Shares (including the Scheme Consideration Shares) will be listed on the Main Board of the JSE by way of a secondary inward listing.

Immediately post implementation of the Merger, erstwhile MiX Telematics Shareholders will hold c.65.5% of the share capital of the PowerFleet Group.

The implementation of the Scheme is subject to the fulfilment or waiver, as the case may be, of the Scheme Conditions. If the Scheme Conditions are not fulfilled or waived, as the case may be, on or before the Outside Date, the Scheme will not become operative and will not be implemented. In such event, MiX Telematics Shareholders and ADS Holders will not receive the Scheme Consideration and will continue to hold their MiX Telematics Shares and ADSs respectively. Any exercise of appraisal rights by MiX Telematics Shareholders will not be effective. Consequently, MiX Telematics will in such circumstances continue to be the holding company of the MiX Telematics Group and will remain a publicly traded company with MiX Telematics Shares listed on the Main Board of the JSE and ADSs listed on the NYSE and the listing of PowerFleet Shares on the JSE will not take place.

The issue of PowerFleet Shares as settlement of the Scheme Consideration constitutes an “offer to the public”, in terms of section 95(1)(h) of the Companies Act. Accordingly, this Prospectus is therefore issued in terms of section 99(2) of the Companies Act which accompanies the Scheme Circular. MiX Telematics shareholders should review this Prospectus (together with the Scheme Circular) in order to make an informed assessment on the Scheme.

The Scheme Circular is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. Investors and MiX Telematics Shareholders are urged to read the Definitive Proxy Statement, as well as other documents filed with the SEC, because they will contain important information. Copies of all documents filed with the SEC regarding the Transaction and documents incorporated by reference may be obtained at the SEC’s website at https://www.sec.gov.

SECTION 1: INFORMATION ABOUT THE COMPANY

This section provides an overview of the main business of the Company, its future prospects and its performance.

1.	NAME, ADDRESS AND INCORPORATION

1.1	PowerFleet, Inc., file number 7272486, was registered and incorporated in the State of Delaware, United States of America on 21 February 2019 (its predecessor, I.D. Systems, Inc. (“I.D. Systems”), was incorporated in the State of Delaware on 24 August 1993) and is listed on the Nasdaq and also maintains a secondary listing on the Tel Aviv Stock Exchange. The Company has maintained its listing on the Nasdaq since June 1999 and its listing on the Tel Aviv Stock Exchange since October 2019. PowerFleet’s financial year end is 31 December. Following the Company’s merger with I.D. Systems, the Company became the successor issuer on the Nasdaq and for U.S. securities law purposes. I.D. Systems became a public company under Delaware law and a publicly traded company pursuant to U.S. securities law in 1999. For further information on the Company’s history and the merger with I.D. Systems refer to paragraph 3 on page 25 of this Prospectus.

1.2	The address of the Company’s registered office is set out in the “Corporate Information and Advisors” section on page 1 of this Prospectus. Prior to the implementation of the Transaction, the Company’s primary operations in South Africa were conducted through Pointer SA Proprietary Limited and following the implementation of the Transaction, the Company’s primary operations in South Africa will also include MiX Telematics. The Company’s primary place of carrying on business in South Africa following the implementation of the Transaction will be the MiX Telematics registered address set out in the “Corporate Information and Advisors” section of this Prospectus.

1.3	The Company will, following implementation of the Scheme, be the sole shareholder of MiX Telematics (through Merger Sub) and will have its shares listed on the Main Board of the JSE by way of a secondary inward listing. The registered address of MiX Telematics is set out in the “Corporate Information and Advisors” section of this Prospectus.

1.4	The details of the subsidiaries of the Company are set out in annexure 4 to this Prospectus and the PowerFleet Group structure is set out in annexure 2 to this Prospectus, including a simplified holding structure of the combined PowerFleet Group following the implementation of the Transaction.

2.	DIRECTORS, OTHER OFFICE HOLDERS, OR MATERIAL THIRD PARTIES

2.1	Directors and prescribed officers of the Company and the Company’s material subsidiaries

2.1.1	As at the date of implementation of the Transaction, the PowerFleet Board will comprise of four Directors. The curriculum vitae and details of the current and past directorships and partnerships of each Director are set out in annexure 3 to this Prospectus.

2.1.2	Up to the date of the PowerFleet Listing on the JSE, the Board of PowerFleet will be as set out on pages 8 – 18 of the definitive proxy statement filed with the SEC and accessible on https://ir.powerfleet.com/ financials/all-sec-filings/content/0001493152-23-022002/0001493152-23-022002.pdf, where their qualifications and other details can be obtained. The directors can be reached at the headquarters of the Company, being 123 Tice Boulevard, Woodcliff Lake, New Jersey, 07677. Other than Steve Towe (British), Elchanan Maoz (Israeli) and Medhini Srinivasan (Indian), each of Anders Bjork, Michael Brodsky, Michael Casey and Charles Frumberg are American. Charles Frumberg, while a member of the PowerFleet Board as at the Last Practicable Date, was unable to review the Prospectus prior to issuance and this Prospectus is being issued without his knowledge as contemplated in section 104(3)(e) of the Companies Act.

2.1.3	Following the implementation of the Transaction, the Board of the Company will be comprised of: (i) two Directors designated by the PowerFleet Board, which will be Michael Brodsky, the current chairman of the PowerFleet Board (who will continue to serve as chairman of the Company following implementation of the Transaction), and Steve Towe, the current PowerFleet CEO, (ii) two directors designated by the MiX Telematics Board, being Ian Jacobs, the current chairperson of the MiX Telematics Board, and Michael McConnell, and (iii) up to two additional directors to be mutually agreed upon by PowerFleet and MiX Telematics, each of which must be “independent” within the meaning of the corporate governance standards of Nasdaq. The additional directors are expected to be appointed to the Board upon or following the implementation of the Transaction.

2.1.4	There is no minimum number of directors required under Delaware law however, the Nasdaq listing rules generally require that an audit committee must be composed of at least three independent directors.

2.1.5	The names, occupations and business addresses of the Directors (following the implementation of the Transaction) are set out below:

	Name and nationality	Occupation	Business address
Executive Director
	Steve Towe, British	CEO and Director	123 Tice Blvd. Suite 101, Woodcliff Lake, NJ 07677
Independent non-executive Directors
	Michael Brodsky, American	Director and Chairman	123 Tice Blvd. Suite 101, Woodcliff Lake, NJ 07677
	Ian Jacobs, American	Director	Matrix Corner, Howick Close, Waterfall Park, Midrand, 1685
	Michael McConnell, American	Director	Matrix Corner, Howick Close, Waterfall Park, Midrand, 1685
2.1.6	The name, occupation and business address of PowerFleet’s senior management are set out below:
	Name and nationality	Occupation	Business address
	David Wilson	Chief Financial Officer and Company Secretary	123 Tice Blvd. Suite 101, Woodcliff Lake, NJ 07677

2.1.7	David Wilson is the Company’s chief financial officer and corporate secretary (company secretary) but is not a Director on the Board. Mr. Wilson is employed on a fulltime basis by the Company. Under Delaware law and the Nasdaq rules, there is no requirement that the chief financial officer of a company also be a director in the company.

2.1.8	The details, including details of the current and past directorships and partnerships, of the directors of the Company’s major subsidiaries and the Company’s senior management are set out in annexure 5 and their curriculum vitae are set out in annexure 6.

2.1.9	All of the Directors listed in paragraph 2.1.5 above have submitted duly completed Directors’ declarations in compliance with Schedule 13 of the JSE Listings Requirements.

2.2	Directors’ declarations

None of the Directors of the Company, the directors of the Company’s major subsidiaries and the Company’s senior management:

2.2.1	have been declared bankrupt, insolvent or have entered into any individual voluntary compromise arrangements;

2.2.2	have been or are a director with an executive function in a company placed under any business rescue plans and/or for which a resolution was proposed to commence business rescue proceedings, or that was subject of an application to begin business rescue proceedings, any notices in terms of section 129(7) of the Companies Act, receiverships, compulsory liquidations, creditors’ voluntary liquidations, administrations, company voluntary arrangements or any compromise or arrangement with creditors generally or any class of creditors; at the time of such event, or within the 12 months preceding, any such event(s);

2.2.3	have been partners in a partnership that was subject to any compulsory liquidations, administrations or partnership voluntary arrangements at the time of or within the 12 months preceding such event(s);

2.2.4	have entered into any receiverships of any asset(s) or of a partnership of which they are or were a partner at the time of, or within the 12 months preceding, such event;

2.2.5	have been publicly criticised by a statutory or regulatory authority, including recognised professional bodies, or been disqualified by a court from acting as a Director of a company or from acting in the management or conduct of the affairs of any company;

2.2.6	have been convicted of any offence involving dishonesty committed by such person;

2.2.7	have been removed from an office of trust, on the grounds of misconduct and involving dishonesty; and

2.2.8	have been subject to any court order declaring such person delinquent or placing him under probation in terms of section 162 of the Companies Act and/or section 47 of the Close Corporations Act, 69 of 1984 or disqualifying him to act as a director in terms of section 219 of the Companies Act, 61 of 1973.

2.3	The Company’s auditors, legal advisors and company secretary

2.3.1	The names and business addresses of the Company’s Legal Advisors, the Registered Auditor are set out in “Corporate Information and Advisors” section of this Prospectus.

2.3.2	The company secretary is David Wilson. The company secretary has a Bachelor of Commerce degree in Finance from the University of Birmingham. The Board has considered and satisfied itself on the competence, qualifications and experience of the company secretary.

2.4	Extracts from the Certificate of Incorporation relating to the Directors

Extracts of the relevant provisions of the Company Certificate of Incorporation concerning the qualifications, remuneration, borrowing powers and appointment of the Directors are set out in annexure 7.

2.5	Appointment of Directors

2.5.1	All Directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and appointed or until the earlier of their death, resignation or removal.

2.5.2	The Directors of the Company are appointed subject to applicable laws, including the provisions of the Certificate of Incorporation and By-Laws. The relevant provisions of the Certificate of Incorporation and By-Laws are set out in annexure 7 to this Prospectus.

2.5.3	Other than the Series A Directors,[1] PowerFleet Shareholders are entitled to nominate persons for appointment as Directors on the Company’s Board. Nominations from PowerFleet Shareholders are submitted to the Nominating Committee for consideration (please see below for further information of the Nominating Committee).

2.5.4	The Nominating Committee has guidelines (“Guidelines”) regarding procedures for nominations submitted by the Company’s Shareholders and other third parties, other than candidates who have previously served on the Board or who are recommended by the Board and nominees for the Series A Directors to be elected by holders of the Company’s Series A Preferred Stock.[2] The Guidelines provide that a nomination must be delivered to the company secretary at the Company’s principal executive offices. The Guidelines require a nomination notice to set forth as to each person whom the shareholder(s) proposes to nominate for election as a Director:

2.5.4.1	all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with section 14(a) of the U.S. Exchange Act, including a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, as well as any other material relationships, between or among such shareholder(s) giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and their affiliates, associates or others acting in concert therewith, on the other hand;

2.5.4.2	such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

2.5.4.3	all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice as to any other business that a shareholder proposes to bring before the meeting, as set forth in the Company’s bylaws, if such proposed nominee were the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and

2.5.4.4	a written representation and agreement (in the form provided by the company secretary upon written request) that the proposed nominee (1) is qualified and if elected intends to serve as a Director of the Company for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a Director of the Company, will act or vote on any issue or question that has not been disclosed to the Company or (y) any commitment in respect of voting that could limit or interfere with the proposed nominee’s ability to comply, if elected as a Director of the Company, with the proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (4) if elected as a Director of the Company, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

1	Series A Directors will resign from the Board as soon as possible immediately after the full redemption of the Series A Preferred Stock.

2	The Series A Preferred Stock will be redeemed in full prior to or simultaneously with the implementation of the Scheme and will subsequently be eliminated from PowerFleet’s share capital.

The Nominating Committee’s policy is to consider all persons proposed to be nominated for election as a Director in accordance with these procedures.

2.6	Directors’ remuneration

2.6.1 General

2.6.1.1	The Company may pay remuneration to the Directors for their service as Directors in accordance with the Company’s director compensation program.

2.6.1.2	The Directors are entitled to reimbursement for all their travelling, lodging and other reasonable out-of-pocket expenses properly and necessarily incurred by them in and about the business of the Company (including in relation to attending meetings of the Company’s Board or of committees thereof). Directors who are current officers or employees of the Company or any subsidiary of the Company do not receive any additional compensation for their service as members of either the Company’s Board or any committees of the Company Board.

2.6.1.3	The Board adopted a non-employee (non-executive) director compensation program pursuant to which non-employee (non-executive) directors are entitled to receive annual compensation having economic value of approximately $119,000, which includes a cash retainer of $59,000 and restricted stock grants with an economic value of approximately $60,000. The cash retainer may be paid, at each Director’s election, in cash or in restricted shares of the Company’s common stock. The chairman of the Company’s Board and the chairperson of each of the committees of the Company’s Board are also entitled to a supplemental retainer, which may be paid, at each Director’s election, in cash or in restricted shares of the Company’s common stock. Specifically, the chairman of the Company’s Board receives an additional $36,000 per year of service; the chairperson of the Audit Committee receives an additional $18,000 per year of service; the chairperson of the Compensation Committee receives an additional $12,000 per year of service; and the chairperson of the Nominating Committee receives an additional $10,000 per year of service.

2.6.1.4	The estimated total remuneration, benefits and fees paid accrued as payable to the Directors for the year ended 31 December 2023 is set out below:

Director’s name	Basic Salary (USD)	Directors’ Fees (USD)	Share awards (USD)		Bonus/ performance payments (USD)		Other (USD)	Total (USD)
Executive
Steve Towe(a)	425,000	–	2,178,000	(b)	216,667	(c)	–	2,819,667
Non-executive
Michael Brodsky	–	105,000	57,574	(d)	–		–	162,574
Ian Jacobs(e)	–	–	–		–		–	–
Michael McConnell(f)	–	–	–		–		–	–

Notes:
(a)	The remuneration payable to Mr. Towe as disclosed above is payable to him in his capacity as the CEO of the Company and not in his capacity as a Director. Directors who are officers or employees of the Company do not receive any additional compensation for their service as directors.

(b)	This amount reflects the aggregate grant date fair value of 900,000 restricted PowerFleet Shares granted to Mr. Towe under the 2018 Incentive Plan on 9 September 2023, computed in accordance with US GAAP.

(c)	This amount represents the second instalment of a retention bonus of $650,000. Mr. Towe may receive additional compensation with respect to fiscal year 2023 based on certain performance metrics pursuant to PowerFleet’s Global Bonus Plan. Following implementation of the Transaction, Mr. Towe is to receive a performance bonus of up to USD1,700,000. This amount has not been included in the remuneration of 2023 as it will only become payable in 2024 following implementation of the Transaction.

(d)	This amount reflects the aggregate grant date fair value of 20,562 restricted PowerFleet Shares granted to Michael Brodsky under the 2018 Incentive Plan on 26 July 2023, computed in accordance with US GAAP.

(e)	Mr. Jacobs was not a Director of the Company for the fiscal year ended 31 December 2023 and therefore did not receive any compensation from PowerFleet for this period. Mr. Jacobs received compensation from MiX Telematics for his services during this period as a MiX Telematics Director. Mr, Jacobs’ remuneration received as director of MiX Telematics is disclosed in the MiX Telematics annual financial statementswas approved by MiX Telematics Shareholders at its annual general meeting held on 7 September 2022 and 6 September 2023. Under the approved remuneration for MiX Telematics, Mr. Jacobs was entitled to receive $100,000 basic fees for his services as MiX Telematics Director, a fee of $29,547 (for three quarters of the MiX Telematics 2023 financial year and one quarter of MiX Telematics’ 2024 financial year) for serving as chairman of the MiX Telematics Board and a fee of $6,566.50 (for three quarters of the MiX Telematics 2023 financial year and one quarter of MiX Telematics’ 2024 financial year) for serving as member of the MiX Telematics Nominations and Remuneration Committee.

(f)	Mr. McConnell was not a Director of the Company for the fiscal year ended 31 December 2023 and therefore did not receive any compensation from PowerFleet for the period from 1 January 2023 to 31 December 2023.

2.6.1.5	Other than as disclosed above, the Directors did not receive and will not receive any other remuneration during the fiscal year ended 31 December 2023.

2.6.1.6	The Compensation Committee has not yet determined the remuneration of the Board following the implementation of the Transaction, however, the remuneration of the Board following implementation of the Transaction is expected to be commensurate with the Company’s current practice on Board remuneration. It is not expected that the Board’s remuneration following implementation of the Transaction will increase in any material way. Any additional remuneration that may be paid to Directors or officers of PowerFleet pursuant to the implementation of the Transaction is likely to take place in PowerFleet’s financial year ending 31 December 2024 considering that the Transaction will only be implemented in the 2024 financial year of PowerFleet. The PowerFleet Board, following implementation of the Transaction and the appointment of additional members (as contemplated in paragraph 2.1.3 of this Prospectus), will make determinations on remuneration of Directors and officers for the 2024 financial year and, until such time, the remuneration of Directors and officers will not be known as it relates to periods after the 2023 financial year.

2.6.1.7	PowerFleet entered into a severance agreement with Steve Towe on 5 January 2022, which provides that, subject to Mr. Towe’s delivery of a general release (which releases PowerFleet from any additional obligations in respect of his employment and indemnifies PowerFleet against any legal suits or claims that may be brought by Mr Towe), Mr. Towe will be entitled to certain severance payments and benefits upon (i) the termination of Mr. Towe’s employment by PowerFleet without cause or (ii) the termination of Mr. Towe’s employment by PowerFleet without cause or Mr. Towe’s resignation for good reason within six months following a “change in control event” including, inter alia, cash payments either (a) at twice the rate of Mr. Towe’s annual base salary, in the event of a termination without cause, or (b) at twice the rate of his annual base salary, in the event of a termination without cause or resignation for good reason within six months of a change in control event and any bonus that would have otherwise been payable to Mr. Towe for the calendar year prior to termination.

2.6.2	Share specific remuneration

2.6.2.1	The following Directors hold share options in the Company as at the Last Practicable Date:

2.6.2.1.1	Steve Towe holds vested options to purchase 250,000 PowerFleet Shares issuable upon the exercise of the options. Mr. Towe’s vested options are currently capable of being exercised and Mr. Towe can exercise the options and acquire further PowerFleet Shares at any time; and

2.6.2.1.2	Michael Brodsky holds vested options to purchase 95,000 PowerFleet Shares issuable upon the exercise of the options. Mr. Brodsky’s vested options are currently capable of being exercised and Mr. Brodsky can exercise the options and acquire further PowerFleet Shares at any time.

2.6.2.2	It is not anticipated that these options awarded will be increased or decreased as a result of the implementation of the Transaction.

2.6.2.3	Steve Towe and Michael Brodsky do not currently intend to exercise their vested options prior to the listing date.

2.6.2.4	Ian Jacobs and Michael McConnell do not have any share specific remuneration.

2.6.3	Transaction specific remuneration

In connection with the Transaction, on 9 October 2023, the PowerFleet Compensation Committee approved the following one-time cash bonus payments:

2.6.3.1	an amount up to $1,700,000 to Steve Towe, PowerFleet’s CEO; and

2.6.3.2	an amount up to $350,000 to David Wilson,[3] PowerFleet’s chief financial officer,

(the “Transaction Bonuses”). The Transaction Bonuses are subject to and conditional upon the closing of the Transaction. The Transaction Bonuses will be paid in full as soon as possible following closing of the Transaction which is expected to be in the first half of 2024.

2.6.4	Save as disclosed above, the Directors of the Company did not receive any other remuneration in the form of:

2.6.4.1	fees for services as a director;

2.6.4.2	management, consulting, technical or other fees paid for such services rendered, directly or indirectly, including payments to management companies, a part of which is then paid to a director of the company;

2.6.4.3	basic salaries;

2.6.4.4	bonuses and performance-related payments;

2.6.4.5	sums paid by way of expense allowance;

2.6.4.6	any other material benefits received;

2.6.4.7	contributions paid under any pension scheme; or

2.6.4.8	any commission, gain or profit-sharing arrangements.

2.6.5	There will be no fees payable or accrued as payable to any third party in lieu of directors’ fees.

2.6.6	Save as disclosed above, the current remuneration of the Directors will not be varied as a consequence of the Transaction.

2.7	Incentive schemes

2.7.1	MiX Telematics incentive schemes

2.7.1.1	Assumption of MiX Telematics equity plans

On the Scheme Implementation Date, PowerFleet will assume MiX Telematics’ equity compensation plans, each of which will be amended as necessary to reflect such assumption.

2.7.1.2	MiX Telematics Stock Appreciation Rights

Each MiX Telematics stock appreciation right (“MiX SAR”) that is outstanding immediately prior to the Scheme Implementation Date, whether or not vested or exercisable, will be assumed by PowerFleet and will have the same terms and conditions as were applicable to such MiX SAR immediately prior to the Scheme Implementation Date, except that it will constitute a stock appreciation right with respect to the number of PowerFleet Shares determined by multiplying (x) the number of MiX Telematics Shares subject to such MiX SAR immediately prior to the Scheme Implementation Date by (y) the per share Scheme Consideration (rounded down to the nearest whole number of shares), and any per-share exercise price will equal the quotient obtained by dividing (A) the exercise price per MiX Telematics Share subject to such MiX SAR immediately prior to the Scheme Implementation Date by (B) the per share Scheme Consideration (rounded up to the nearest one hundredth of a cent).

2.7.1.3	MiX Telematics Options

Each MiX Telematics option (“MiX Option”) that is outstanding immediately prior to the Scheme Implementation Date, whether or not vested or exercisable, will be assumed by PowerFleet and will have the same terms and conditions as were applicable to such MiX Option immediately prior to the Scheme Implementation Date, except that it will represent the right to purchase that number of PowerFleet Shares equal to the product obtained by multiplying (x) the number of MiX Telematics Shares underlying such MiX Option immediately prior to the Scheme Implementation Date by (y) the per share Scheme Consideration (rounded down to the nearest whole number of shares), with a per-share exercise price equal to the quotient obtained by dividing (A) the exercise price per MiX Telematics Share subject to such MiX Option immediately prior to the Scheme Implementation Date by (B) the per share Scheme Consideration (rounded up to the nearest whole cent).

[3]	David Wilson is not a Director of the Company thus the disclosure of his Transaction Bonus is not a required disclosure but it is disclosed for completeness.

2.7.1.4	MiX Telematics Restricted Share Units

Each MiX Telematics restricted share unit (“MiX RSU”) that is outstanding and vested immediately prior to the Scheme Implementation Date will be cancelled in exchange for the right to receive the Scheme Consideration, and each MiX RSU that is outstanding and unvested immediately prior to the Scheme Implementation Date will be assumed by PowerFleet and will have the same terms and conditions as were applicable to such unvested MiX RSU immediately prior to the Scheme Implementation Date, except that it will represent the right to receive that number of PowerFleet Shares equal to the product obtained by multiplying (x) the number of MiX Telematics Shares underlying such unvested MiX RSU immediately prior to the Scheme Implementation Date by (y) the per share Scheme Consideration (rounded down to the nearest whole number of shares).

2.7.1.5	Transaction specific bonuses for MiX Telematics’ Directors and employees

Subject to the implementation of the Transaction, certain MiX Telematics employees and executive directors may be entitled to transaction bonuses. Details of these bonuses are set out in paragraph 30 of the Scheme Circular.

2.7.2	PowerFleet incentive schemes

2.7.2.1	PowerFleet has three incentives schemes under which equity awards were outstanding as at 31 December 2022. These plans consist of the PowerFleet, Inc. 2018 Incentive Plan, the I.D. Systems 2015 Equity Compensation Plan and the 2009 Non-Employee Director Equity Compensation Plan.

2.7.2.2	In terms of the 2018 Incentive Plan, the Company may grant stock options, restricted stock and other equity-based awards with respect to up to an aggregate of 7,500,000 shares of the Company’s common stock with a vesting period of approximately four to five years. There were 1,349,000 shares available for future issuance under the 2018 Incentive Plan as of 31 December 2022. The 2018 Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors, which has the authority to determine, among other things, the term during which an option may be exercised (not more than 10 years), the exercise price of an option and the vesting provisions. The Company recognises all employee share-based payments in the statement of operations as an operating expense, based on their fair values on the applicable grant date.

2.7.2.3	With effect from the approval of the 2018 Incentive Plan, each of the I.D. Systems 2015 Equity Compensation Plan and the 2009 Non-Employee Director Equity Compensation Plan (the “Prior Plans”) are frozen and no new awards issued under the Prior Plans. With respect to outstanding awards under the Prior Plans, the Prior Plans remain in place and any awards granted under the Prior Plans shall continue to be subject to the terms of the Prior Plans and applicable award agreement approved by the Compensation Committee (including any such terms that are intended to survive the termination of the Prior Plans or the settlement of such an approved award and shall remain in effect pursuant to their terms.

2.7.2.4	Although the Transaction, as structured, does not fall within the “change in control” definition for purposes of the PowerFleet equity plans, the Transaction will result in an effective change of control of PowerFleet, as current MiX Telematics Shareholders are expected to hold approximately 65.5% of PowerFleet on a fully diluted basis immediately following the implementation of the Scheme. Accordingly, on 9 October 2023, the Compensation Committee approved the acceleration of vesting of unvested restricted stock and stock option awards with time-based vesting conditions that are outstanding under the PowerFleet equity plans (including any inducement awards with time-based vesting), subject to and conditioned upon the closing of the Transaction.

2.8	Borrowing powers of Directors

Under the Delaware General Corporation Law, the governance of a Delaware corporation resides with the corporation’s board of directors and corporations are authorised to borrow money at such rates of interest as the corporation may determine. As such, the Directors are authorised to enter into loan arrangements at rates the Directors determine. There are no exchange control or other restrictions on the borrowing powers of the Company.

2.9	Management of the Company

2.9.1	The Board is responsible for the management of the business, affairs and direction of the Company and for establishing broad corporate policies. No part of the business of the Company or any of its subsidiaries is managed, or proposed to be managed, by any third party under a contract of management or other arrangement. Members of the Board are kept informed of the Company’s business through various documents and reports provided by the CEO and other corporate officers, and by participating in Board and committee meetings. Each Director has access to all of the Company’s books, records and reports, and members of management are available at all times to answer their questions.

2.9.2	The Board is not classified or staggered, and all Directors hold office until the next annual meeting of PowerFleet Shareholders or until their respective successors are elected and qualified.

2.9.3	The Board has determined that, with the exception of Mr. Towe, each of the Company’s current Directors and Director nominees satisfies the current “independent director” standards established by the Nasdaq rules.

2.10	Approach to corporate governance

2.10.1	The Company is committed to good corporate governance and is responsible for the management and direction of the Company and for establishing broad corporate policies. The Company’s governance documents are available on the Company’s website at https://ir.powerfleet.com/corporate-governance/ governance-documents. The company is cognisant of the guidelines of corporate governance set out in the King Code. The Company is incorporated in the United States and is listed on the Nasdaq and has a secondary listing on the Tel Aviv Stock Exchange, as such, the Company is required to comply with corporate governance principles applicable to US companies and as required by the Nasdaq and does not apply the principles of the King Code.

2.10.2	The Company does not have a social and ethics committee as this is not a requirement under laws applicable to it and does not have a comparable committee. The Company confirms that as far as it is aware, it is in compliance with the corporation laws applicable to its Board or committees and the Directors are not aware of any material non-compliance.

2.10.3	Further, the Company confirms that it is in compliance with the relevant laws applicable in respect of its establishment and is operating in conformity with its Certificate of Incorporation and By-Laws.

2.10.4	Board Leadership Structure

The Company currently separates the roles of the chairman of the Board and CEO. The CEO sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership, while the chairman leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO. The separation of the roles of chairman and CEO allows the Company’s independent chairman to focus on governance of the Board, Board meeting agenda planning, Board committee responsibilities, investor engagement and outreach on governance matters, and the CEO to focus his attention on the Company’s business and execution of the Company’s strategy. While the Board believes that this leadership structure is the most effective for the Company at this time, it continues to evaluate the composition of the Board to determine what leadership structure is most appropriate for the Company and PowerFleet Shareholders.

2.10.5	PowerFleet Board Committees

2.10.5.1	The PowerFleet Board is supported and assisted by three standing committees being, the Audit Committee, the Compensation Committee and the Nominating Committee (“Committees”). Each of the Committees have clear mandates and oversight responsibility for various aspects of the Company. The responsibilities delegated to each of the Committees are formally documented in the applicable charters for each Committee, which are approved by the PowerFleet Board. The Company does not have a social and ethics committee and will not establish one as this is not a requirement that the Company is required to comply with in the US.

2.10.5.2	As at the Last Practicable Date, the composition of the Company’s Committees pursuant to the Transaction had not yet been determined by the Company and MiX Telematics. It is intended that prior to the implementation of the Transaction, the Board will reconstitute the Committees in accordance with the applicable Delaware law and Nasdaq rules.

2.10.6	Audit Committee

2.10.6.1	The Audit Committee is established in accordance with section 3(a)(58)(A) of the U.S. Exchange Act. The Audit Committee must be composed of at least three directors who are considered independent under Nasdaq rule 5605(c)(2) and rule 10A-3 under the U.S. Exchange Act, one of whom must be an “audit committee financial expert”.

2.10.6.2	The Board has adopted a written charter for the Audit Committee, a copy of which is publicly available on the Company’s website at https://ir.powerfleet.com/corporate-governance/ governance-documents (“Audit Committee Charter”). The Audit Committee Charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The Audit Committee Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the Company’s Independent Registered Public Accounting Firm and management.

2.10.6.3	In accordance with the Audit Committee Charter, the Audit Committee assists the PowerFleet Board in monitoring (i) the integrity of the Company’s financial reporting process including internal controls regarding financial reporting, (ii) compliance with legal and regulatory requirements, and (iii) the independence and performance of the Company’s internal and external auditors, and serves as an avenue of communication among the Independent Registered Public Accounting Firm, management and the Board.

2.10.7	Compensation Committee

2.10.7.1	The Compensation Committee must be composed of directors who are considered independent within the meaning of Nasdaq rule 5605(a)(2).

2.10.7.2	The Compensation Committee recommends to the PowerFleet Board for its approval the Company’s executive officers’ annual compensation and long-term incentives and option and other equity grants, reviews management’s performance, development and compensation, and administers the Company’s incentive plans. The PowerFleet Board has adopted a written charter for the Compensation Committee, a copy of which is publicly available on the Company’s website at https://ir.powerfleet.com/corporate-governance/governance-documents (“Compensation Committee Charter”). The Compensation Committee Charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The Compensation Committee Charter specifies that the Compensation Committee has overall responsibility for evaluating and recommending to the Board for approval the Company’s Director and officer compensation plans, policies and programs. The Compensation Committee Charter also specifies that the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate; however, the Compensation Committee may not delegate authority to any other persons. For compensation decisions, the Compensation Committee considers recommendations relating to compensation for executive officers (other than the CEO) from the CEO and includes the CEO in its discussions with respect to such compensation, and considers compensation information provided by compensation consultants, if any, retained by the Compensation Committee for such purpose.

2.10.7.3	Compensation Committee meetings typically involve a preliminary discussion with the CEO prior to the Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than the CEO), the Compensation Committee considers the recommendations of the CEO and includes the CEO in its discussions. The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate.

2.10.8	Nominating Committee

2.10.8.1	The Nominating Committee must be composed of directors who are considered independent within the meaning of Nasdaq rule 5605(a)(2).

2.10.8.2	The Board has adopted a written charter for the Nominating Committee, which is publicly available on the Company’s website at https://ir.powerfleet.com/corporate-governance/ governance-documents (“Nominating Committee Charter”). The Nominating Committee Charter authorises the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by PowerFleet Shareholders, minimum qualifications for nominees and identification and evaluation of candidates for the PowerFleet Board, and the Nominating Committee has adopted procedures addressing the foregoing. The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

2.10.8.2.1	must satisfy any legal requirements applicable to members of the Board;

2.10.8.2.2	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

2.10.8.2.3	must have a reputation, in one or more of the communities serviced by the Company and its affiliates, for honesty and ethical conduct;

2.10.8.2.4	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

2.10.8.2.5	must have experience, either as a member of the board of directors of another public or private company or in another capacity that demonstrates the nominee’s capacity to serve in a fiduciary position.

2.10.9	Board Diversity

The following Board diversity matrix presents the Board diversity statistics in accordance with Nasdaq rule 5606, as self-disclosed by the persons who will become Directors immediately following the implementation of the Transaction.

	Female	Male	Non- binary	Did not disclose
Part I: Gender Identity
Directors	–	4	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	–	4	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

2.11	Risk Oversight

2.11.1	The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to the Company, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s Independent Registered Public Accounting Firm the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company.

2.11.2	While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board, committees of the Board and individual Directors on significant risks that have been identified and how they are being managed. Directors are free to, and indeed frequently do, communicate directly with senior management.

2.11.3	The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. The separation of the chairman and CEO positions aids in the Board’s oversight of management, independent directors chair the various Board committees involved with risk oversight, there is frequent and open communication among management and directors, and all directors are actively involved in the risk oversight function. The Board believes that this approach provides appropriate checks and balances against undue risk-taking.

2.12	Code of Ethics

PowerFleet has a code of ethics (“Code of Ethics”) that applies to the CEO, chief financial officer, chief accounting officer, controller and treasurer. A copy of the Code of Ethics can be found on the Company’s website at https://ir.powerfleet.com/corporate-governance/governance-documents. The Code of Ethics is intended to be a codification of the business and ethical principles that guide the Company, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code. The Company will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or The Nasdaq Stock Market LLC, on the Company’s website.

2.13	Certain Relationships and Related Transactions

2.13.1	The Company’s policy prohibits conflicts between the interests of the Company’s employees, officers and Directors and the Company. A conflict of interest exists when an employee, officer, or Director’s personal interest interferes or may interfere with the interests of the Company. When it is deemed to be in the best interests of the Company and PowerFleet Shareholders, the Audit Committee may grant waivers to employees, officers and Directors who have disclosed an actual or potential conflict of interest, which waivers are subject to approval by the Board. This policy is included in the Company’s Code of Business Conduct and Ethics for Employees, Officers and Directors which is available at Company’s website at https://ir.powerfleet.com/corporate-governance/governance-documents.

2.13.2	In accordance with its charter, the Audit Committee is responsible for annually reviewing any transactions or series of similar transactions to which the Company is or was a party and in which any director, executive officer or beneficial holder of more than 5% of any class of the Company’s voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. The Audit Committee’s procedures for reviewing related party transactions are not in writing. Since 1 January 2021, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $120,000 and in which any Director, executive officer or beneficial holder of more than 5% of any class of the Company’s voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. As at the Last Practicable Date, the Company’s common stock is the Company’s only class of voting securities.

3.	HISTORY, STATE OF AFFAIRS AND PROSPECTS OF THE COMPANY

3.1	History and general business description of the Company

3.1.1	PowerFleet is a global leader of AIoT solutions providing valuable business intelligence for managing high-value enterprise assets that improve operational efficiencies. The Company is headquartered in Woodcliff Lake, New Jersey, with offices located around the globe. The Company was incorporated on 21 February 2019 as a public company, it did not undertake a conversion to a public company. The Company was formed as the holding company of the PowerFleet group of companies pursuant to a merger between I.D. Systems and Pointer Israel on 13 March 2019.

3.1.2	I.D. Systems was incorporated in the State of Delaware in 1993. I.D. Systems was in the business of developing, marketing and selling wireless machine-to-machine solutions for managing and securing high-value enterprise assets, including industrial vehicles such as forklifts and airport ground support equipment, rental vehicles, transportation assets such as dry van trailers, refrigerated trailers, railcars and containers, tractors and trucks. I.D. Systems’ patented systems utilise radio frequency identification, Wi-Fi, Bluetooth, satellite or cellular communications, and sensor technology and software to address the needs of organisations to control, track, monitor and analyse their assets.

3.1.3	Pointer Israel was formed under the laws of the State of Israel in 1991. Pointer Israel was a leading provider of innovative telematics and mobile AIoT solutions to the automotive logistics (cargo, assets and containers) and insurance industries. Pointer Israel’s cloud-based SaaS platform extracted and captured data from an organisation’s mission critical mobility vehicles and assets, including drivers, routes, points-of-interest, logistics network, vehicles and trailers, containers and cargo and additional statuses from the monitored asset. Pointer Israel’s platform then analysed and converted this data into actionable intelligence optimising customers’ assets and improving profitability.

3.1.4	As at the Last Practicable Date, PowerFleet shares are listed on the Nasdaq and PowerFleet also maintains a secondary listing on the Tel Aviv Stock Exchange. Upon the implementation of the Scheme, PowerFleet will procure a secondary inward listing on the Main Board of the JSE, whilst remaining listed on the Nasdaq (as its primary listing) and the Tel Aviv Stock Exchange (as a secondary listing).

3.1.5	The Company’s patented technologies are a proven solution for organisations that must monitor and analyse their assets to improve safety, increase efficiency, reduce costs, and drive profitability. The Company’s offerings are sold under the global brands Powerfleet, Pointer, and Cellocator.

3.1.6	The Company markets and sells connected AIoT data solutions to a wide range of customers in the commercial and government sectors. Its customers operate in diverse markets, such as manufacturing, automotive manufacturing, wholesale and retail, food and grocery distribution, pharmaceutical and medical distribution, construction, mining, utilities, aerospace, vehicle rental, as well as logistics, shipping, transportation, and field services.

3.1.7	The Company has an established history of AIoT device development and innovation creating devices that can withstand harsh and rugged environments. With 28 patents and patent applications and over 25 years’ experience, the Company is well positioned to evolve its offerings for even greater value to customers through cloud-based applications for unified operations.

3.1.8	The Company delivers advanced data solutions that connect mobile assets to increase visibility, operational efficiency and profitability. Across the spectrum of vertical markets, the Company differentiates itself by developing mobility platforms that collect data from unique sensors. Further, because the Company is original equipment manufacturer (OEM) agnostic, it helps organisations view and manage their mixed assets homogeneously. All the Company’s solutions are paired with SaaS and analytics platforms and enhanced with AI for predictive insights to provide an even deeper level of insights and understanding of how assets are utilised and how drivers and operators operate those assets. These insights include a full set of Key Performance Indicators (KPIs) to drive operational and strategic decisions.

3.1.9	The Company’s enterprise software applications have machine learning capabilities and are built to integrate with the Company’s customers’ management systems to provide a single, integrated view of asset and operator activity across multiple locations while providing real-time enterprise-wide benchmarks and peer-industry comparisons. The Company looks for analytics, as well as the data contained therein, to differentiate the Company from its competitors, adding significant value to customers’ business operations, and helping to contribute to their bottom line. The Company’s solutions also feature application programming interfaces (APIs) for additional integrations and development to augment enterprise management systems and third-party applications.

3.1.10	The Company markets and sells its connected AIoT data solutions to a wide range of customers in the commercial and government sectors. The Company’s customers operate in diverse markets, such as manufacturing, automotive manufacturing, wholesale and retail, food and grocery distribution, pharmaceutical and medical distribution, construction, mining, utilities, aerospace, vehicle rental, as well as logistics, shipping, transportation, and field services. Traditionally, these businesses have relied on manual, often paper-based, processes or on-premise legacy software to operate their high-value assets, manage workforce resources, and distributed sites; and face environmental, safety, and other regulatory requirements. In today’s landscape, it is crucial for these businesses to invest in solutions that enable easy analysis and sharing of real-time information.

3.1.11	PowerFleet Solutions

The Company provides critical actionable information that powers unified operations throughout organisations. The Company is solving the challenge of inefficient data collection, real-time visibility, and analysis that leads to transformative business operations. The Company’s SaaS cloud-based applications take data from the Company’s AIoT devices and ecosystem of third-party and partner applications, and applies AI for predictive insights to present actionable information for customers to increase efficiencies, improve safety and security, and increase their profitability in easy-to-understand reports, dashboards, and real-time alerts.

3.1.12	Key Applications of PowerFleet’s AIoT Solutions

The Company provides real-time intelligence for organisations with high-value assets allowing them to make informed decisions and ultimately improve their operations, safety, and bottom line. The Company’s applications enable organisations to capture AIoT data from various types of assets with devices and sensors creating a holistic view for analysis and action. The core applications that the AIoT solutions address include end-to-end visibility, regulatory compliance, improve safety, drive operational efficiency & productivity, increase security, reduce costs, analytics and machine learning, key performance indicators & benchmarks. The Company provides hosting services, software as a service, maintenance services, customer support and consulting services for ease of use, adoption, and added value.

3.2	History and general business description of MiX Telematics

3.2.1	Following the Implementation of the Transaction, MiX Telematics will become a wholly owned subsidiary of Merger Sub and an indirect wholly owned subsidiary of the Company thus becoming part of the PowerFleet Group.

3.2.2	MiX Telematics is a leading global provider of connected fleet and mobile asset solutions delivered as SaaS to over 1,042,000 subscribers in over 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security.

3.2.3	MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania and the United Arab Emirates as well as a network of more than 130 fleet value-added resellers worldwide.

3.2.4	MiX Telematics shares are listed and publicly traded on the JSE and MiX Telematics ADSs are listed and publicly traded on the NYSE.

3.3	Material changes

3.3.1	The Company is the successor to I.D. Systems and was incorporated in 2019 in connection with the business combination of I.D. Systems and Pointer Israel. PowerFleet is transitioning from a hardware-centric business (focused on developing AIoT devices) to a SaaS model. In November 2022, PowerFleet launched its software platform Unity which is designed to integrate data from their AIoT devices and third-party systems into a single platform.

3.3.2	Other than as set out in paragraph 3.3.1 above and the acquisition of MiX Telematics pursuant to the Scheme, no other material changes in the assets or liabilities of the Company or the state of affairs of the Company have taken place between the date of incorporation of the Company and the Last Practicable Date.

3.4	Prospects and state of affairs

3.4.1	Prospects

3.4.1.1	The Board is of the opinion that the combination of PowerFleet and MiX Telematics will create a scaled, industry-leading company of choice in the global telematics space with considerable opportunity for synergy realisation and potential for accelerating growth.

3.4.1.2	The combined business of MergeCo will drive growth through the advantages gained, including:

3.4.1.2.1	the Transaction is expected to immediately increase value to PowerFleet Shareholders and MiX Telematics Shareholders, with combined total revenue of $279 million. The stronger balance sheet paired with a growth-centric capital structure is expected to propel the MergeCo towards ambitious and achievable growth goals, including “Rule of 40” performance;

3.4.1.2.2	the MergeCo will create a mobile asset AIoT SaaS organisation with significant scale, serving all mobile asset types. The increased scale is expected to enable the MergeCo to more efficiently serve its customers and create advantages to compete in an industry characterised by the need for high pace of development and innovation;

3.4.1.2.3	with a combined base of approximately 1.7 million subscribers following the Transaction, the MergeCo is expected to achieve significant scale as well as enhance its Unity platform strategy – including its AI-led data harmonisation and integration capabilities;

3.4.1.2.4	by integrating PowerFleet’s and MiX Telematics’ world-class engineering and technology teams, the MergeCo is expected to accelerate the delivery of top-class solutions with improved competitive advantage;

3.4.1.2.5	the MergeCo’s combined geographical footprint, deep vertical expertise and expanded software solution sets coupled with its extensive direct and indirect sales channel capabilities are expected to enable it to maximise significant cross-sell and upsell opportunities within its large joint customer base; and

3.4.1.2.6	with more than 1,800 tenured and talented team members worldwide, the MergeCo will focus on attracting and retaining top talent to deliver optimal value to its customers.

3.4.1.3	Please refer to the Section 2 paragraph 1 of this Prospectus which sets out the rationale for the Transaction for further information on the prospects of the Company.

3.4.2	State of affairs

3.4.2.1	The Company’s issued share capital immediately before the Scheme is implemented and once the Scheme is implemented are set out in the cover page of this Prospectus. Immediately following the implementation of the Scheme, c.65.5% of PowerFleet is expected to be held by MiX Telematics Shareholders, accordingly the minimum free float requirement will be met immediately upon listing.

3.4.2.2	Please refer to annexure 4 for further information on the Company’s material subsidiaries.

3.5	Subsidiary companies, principal immovable property and capital commitments

3.5.1	The Company’s corporate headquarters are located in Woodcliff Lake, New Jersey, United States. The Company also has domestic offices in Tampa, Florida and Frisco, Texas in the United States. The Company’s New Jersey offices measure approximately 13,899 square feet and is leased space. The Company’s Florida offices consist of approximately 25,000 square feet of leased administrative and warehouse space, and the Texas offices consist of approximately 5,514 square feet of leased administrative space.

3.5.2	The Company also has international offices located in Israel, Argentina, Brazil, Germany, Mexico, South Africa and the United Kingdom. The Company’s principal offices in Israel consist of approximately 27,000 square feet of leased office space. The Company also leases a call centre and warehouse space and additional smaller facilities and antenna sites in various locations in Israel.

3.5.3	At the Last Practicable Date, the Company had leased the properties as set out in annexure 14, (refer to annexure 14 for further information on the Company’s properties).

3.5.4	Save for the property leases set out in annexure 14 of this Prospectus, the Company currently has no material commitments and contingent liabilities.

3.6	Company financial particulars and dividend policy for each of the preceding three years

3.6.1	Capitalised terms used in this paragraph, but not defined in the Prospectus shall bear the meanings ascribed to such terms in the Company’s Certificate of Incorporation.

3.6.2	Particulars of the gross turnover, the profits or losses (before and after tax) and dividends paid by the Company for each of the preceding three years are contained in the audited consolidated financial statements of the Company which are incorporated in this Prospectus by reference.

3.6.3	Dividend Policy

3.6.3.1	Subject to the rights of holders of all classes of stock at the time outstanding that have prior rights as to dividends, the holders of PowerFleet Shares are entitled to receive, when, as and if declared by the Company’s Board, out of assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board.

3.6.3.2	The Company has never paid a cash dividend on PowerFleet Shares and does not expect to pay a cash dividend in the near future. PowerFleet currently intends to retain future earnings, if any, to finance its operations and expand its business. Pursuant to the terms of the Implementation Agreement, during the period before completion of the Transaction, PowerFleet is not permitted to declare, set aside or pay any dividend or other distribution, subject to certain exceptions. MiX Telematics currently considers dividends on a quarter-by-quarter basis. Pursuant to the terms of the Implementation Agreement, during the period before completion of the transactions, MiX Telematics is not permitted to declare, set aside or pay any dividend or other distribution, subject to certain exceptions.

4.	SHARE CAPITAL OF THE COMPANY

4.1	Authorised and issued share capital

4.1.1	The table below sets out the authorised and issued share capital of the Company as at 30 September 2023:

Authorised share capital
75,000,000 shares of common stock, $0.01 par value per share 150,000 shares of preferred stock, $0.01 par value per share
Issued share capital
37,212,304 shares of common stock, $0.01 par value per share 60,182.266 shares of preferred stock, $0.01 par value per share
Treasury shares
1,485,111 shares of common stock, $0.01 par value per share

4.1.2	The paid-up share capital on 30 September 2023 was USD233,811 thousand.

4.1.3	The share capital numbers stated above are based on the Company’s Form 10-Q filing with the SEC for the quarterly period ended 30 September 2023.

4.1.4	The table below sets out the expected authorised and issued share capital of the Company after the implementation of the Transaction based on share information as at the Last Practicable Date:

Authorised share capital
75,000,000 shares of common stock, $0.01 par value per share 150,000 shares of preferred stock, $0.01 par value per share
Issued share capital
107,923,479 shares of common stock, $0.01 par value per share 0 shares of preferred stock, $0.01 par value per share
Treasury shares
1,496,247 shares of common stock, $0.01 par value per share

4.1.5	Following implementation of the Transaction, paid-up share capital is expected to be USD465,595 thousand.

4.1.6	The Series A Preferred Stock will be redeemed prior to or simultaneously with the implementation of the Scheme therefore at the time of implementation of the PowerFleet Listing there will be no Series A Stock outstanding or in issue. In terms of the Company’s Certificate of Incorporation, once the Series A Preferred Stock has been redeemed, the shares will be cancelled and can no longer be issued again.

Once the redemption has been implemented, PowerFleet will file a certificate of elimination with the state of Delaware to eliminate the Series A Preferred Stock from the Certificate of Incorporation and will amend the Company’s Certificate of Incorporation and By-Laws to remove those provisions relating to the Series A Preferred Stock.

4.2	Rights attaching to PowerFleet Shares

4.2.1	The rights, preferences, privileges, restrictions and other matters relating to PowerFleet Shares are set out in the Certificate of Incorporation. The rights, preferences, privileges, restrictions and other terms of the PowerFleet Shares may be amended by amending the Certificate of Incorporation. The amendment of the Certificate of Incorporation requires approval by holders of a majority in voting power of the outstanding stock entitled to vote thereon and by the holders of a majority in voting power of each class entitled to vote thereon as a class, subject to limited exceptions.

4.2.2	Voting. The holders of PowerFleet Shares are entitled to one vote for each share held of record on all matters on which the holders of PowerFleet Shares are entitled to vote. Holders of PowerFleet Shares do not have cumulative voting rights in the election of directors.

4.2.3	Dividends. Subject to the rights of holders of all classes of stock at the time outstanding that have prior rights as to dividends, the holders of PowerFleet Shares are entitled to receive, when, as and if declared by the Company’s Board, out of assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board.

4.2.4	Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up, or Deemed Liquidation Event (as defined in the Certificate of Incorporation), the holders of PowerFleet Shares will be entitled to receive all assets of the Company available for distribution to its shareholders, subject to any preferential or pari passu rights of any then outstanding preference shares, if any.

4.2.5	Other Rights. Holders of PowerFleet Shares have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to PowerFleet Shares. The rights, preferences, and privileges of the holders of PowerFleet Shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preference shares that the Company may designate in the future excluding, for the avoidance of doubt, the Series A Preferred Stock which will be redeemed prior to or simultaneously with the implementation of the Scheme and eliminated from the Company’s share capital. The PowerFleet Board is currently authorised to issue up to 150,000 shares with preferential rights (which, as at the date of the Prospectus, includes the Series A Preferred Stock), with the rights to be determined by the Board. Should the number of Shares with preferential rights exceed the number the Board is authorised to issue, Shareholder approval will be required.

4.3	Alterations to share capital

4.3.1	The only material alterations to the share capital of the Company in the preceding three years have been or will be on or prior to the date of implementation of the Transaction:

4.3.1.1	the redemption of all shares of the Series A Preferred Stock by no later than the Scheme Implementation Date at a price per share in cash equal to the product of (i) 1.5 multiplied by (ii) $1,000 plus all dividends accrued but unpaid thereon. The redemption of all the Series A Preferred Stock will simplify the capital structure and is expected to enhance liquidity and enable improved access to capital, underpinning the financial stability of MergeCo and creating a solid platform to facilitate future growth; and

4.3.1.2	the increase of the number of authorised PowerFleet Shares from 75 million PowerFleet Shares to 175 million to enable the Company to settle the Scheme Consideration. The share capital increase will become effective once approved by PowerFleet Shareholders at the special meeting proposed under the Definitive Proxy Statement.

4.3.2	The Company has not undertaken any consolidation or subdivision of its securities in the preceding three years.

4.4	Public offers in the last three years

Refer to section 2, paragraph 3.3 of this Prospectus for further information on the public offerings made by the Company during the preceding three years.

4.5	Authority to issue shares

The Board of the Company has authority to issue, sell, transfer or otherwise dispose of the Company’s shares by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine.

5.	OPTIONS OR PREFERENTIAL RIGHTS IN RESPECT OF SHARES

Option given	Warrant
Description of securities	PowerFleet Shares
Number of Securities	800,000
Exercise period	10 years
Exercise date	Anytime until 31 March 2033
Nature	American
Exercise price	$7.00 per share
Consideration given	Shares in Movingdots GmbH
Name of holder	Swiss Re Reinsurance Holding Company Ltd.
Address of holder	Mythenquai 50/60, P.O. Box, 8022 Zurich, Switzerland

5.1	Save for this warrant and the options disclosed in paragraph 2.6.2 above and the options granted to employees and other service providers to the Company pursuant to the Company’s equity incentive plans in the ordinary course of business of the Company, as at the Last Practicable Date, there is no contract or arrangement or proposed contract or arrangement whereby any options or preferential rights of any kind were or are proposed to be given to any person(s) to subscribe for any securities in the Company or any major subsidiary of the Company.

5.2	The Company does not have any debentures or debenture stock in issue and is not currently authorised to issue any debentures or debenture stock, whether convertible or otherwise.

5.3	Other than as disclosed above, there are no preferential conversion and/or exchange rights over any securities of the Company.

6.	COMMISSIONS PAID OR PAYABLE IN RESPECT OF UNDERWRITING

6.1	The following underwriting commissions were paid by the Company:

6.1.1	$125,000 paid to Canaccord in respect of the 14 May 2020 public offering; and

6.1.2	a total of $1,726,725 paid to Canaccord Genuity LLC, Lake Street Capital Markets, LLC, Roth Capital Partners, LLC and Barrington Research Associates, Inc. in respect of the 1 February 2021 public offering.

6.2	Other than as set out in paragraph 4.4 above, no commissions have been paid or are payable in the last three years by the Company, and no commissions are payable in respect of the Transaction, to any person for subscribing or agreeing to subscribe, or procuring or agreeing to procure, subscription for and/or underwriting of any securities of the Company.

6.3	No other commissions, discounts or brokerages have been paid nor have any other special terms been granted in connection with the issue or sale of any shares in the share capital of the Company, in the three years preceding the date of this Prospectus.

7.	MATERIAL CONTRACTS

7.1	Directors and managerial remuneration, royalties, and secretarial and technical fees payable

The remuneration payable to Directors is detailed in paragraph 2.6 of this section 1 of the Prospectus. Other than as disclosed above, neither the Company nor any of its subsidiaries has entered into any agreements relating to the payment of any royalties or restraint payments and, save as regards to the appointment of the company secretary, neither the Company nor any of its subsidiaries has entered into any agreements, written or oral, relating to secretarial and/or technical fees.

7.2	Material contracts

Save for the material contracts as set out in annexure 8 and the material loans as set out in annexure 9, the PowerFleet Group has not entered into any other material contract verbally or in writing, being restrictive funding arrangements and/or contracts entered into otherwise than in the ordinary course of business, within the two years prior to the date of this prospectus or at any time containing an obligation or settlement that is material to the enlarged PowerFleet Group at the date of this Prospectus.

8.	INTEREST OF DIRECTORS AND PROMOTERS

8.1	No consideration has been paid, or agreed to be paid, within the three years immediately before the date of issue of this Prospectus to any Director or a related person, or to another company in which the director is beneficially interested or of which a Director is also a director, or to any partnership, syndicate or other association of which a Director is a member, to induce a Director to become a director of the Company, or to qualify as a Director, or for services rendered by him or her or by a company, partnership, syndicate or other association in connection with the promotion or formation of the Company.

8.2	Within the preceding three years, no amount has been paid or accrued as payable or proposed to be paid to any promoter or to any partnership, syndicate or other association of which such promoter is or was a member.

8.3	No Director or promoter has any direct or indirect material interest in

8.3.1	the promotion of the Company;

8.3.2	any property proposed to be acquired by the Company pursuant to the implementation of the Transaction and the Scheme; or

8.3.3	any property acquired or proposed to be acquired by the Company or any subsidiary of the Company during the 3 years immediately before the date of the Prospectus, but may freely participate in the Scheme to the extent that they hold any MiX Telematics Shares.

8.4	Directors’ interests in securities

8.4.1	At the Last Practicable Date, the following Directors (and their associates) held PowerFleet Shares:

Director’s name	Direct beneficial interest	Indirect beneficial interest	Total shares and total %
Steve Towe	1,381,754	–	1,381,754 (3.7%)
Michael Brodsky	359,457	76,000	435,457 (1.2%)
Ian Jacobs	–	–	–
Michael McConnell	–	–	–

8.4.2	Steve Towe’s direct beneficial ownership includes:

8.4.2.1	100,000 restricted PowerFleet Shares, 50% of which shares vest on each of 5 January 2025 and 5 January 2026, provided that Mr. Towe is employed by PowerFleet on each such date;

8.4.2.2	900,000 restricted PowerFleet Shares, 25% of which shares vest on each of 9 September 2024, 9 September 2025, 9 September 2026 and 9 September 2027, provided that Mr. Towe is employed by PowerFleet on each such date; and

8.4.2.3	250,000 PowerFleet Shares issuable upon exercise of options which are currently exercisable.

8.4.3	Michael Brodsky’s direct beneficial ownership includes:

8.4.3.1	20,562 restricted PowerFleet Shares, which vest on 26 July 2024, provided that Mr. Brodsky is a director of the Company on such date; and

8.4.3.2	95,000 PowerFleet Shares issuable upon exercise of options which are currently exercisable, the 76,000 PowerFleet Shares indirectly beneficially owned by Mr. Brodsky are directly owned by Vajra Fund I, L.P., of which Mr. Brodsky is the general partner.

8.4.4	At the Last Practicable Date, none of the Directors held MiX Telematics Shares.

8.4.5	At the Last Practicable Date, none of the directors of MiX Telematics held PowerFleet Shares.

8.4.6	Following implementation of the Transaction, it is expected that the Directors and their associates will hold PowerFleet Shares as follows:

Director’s name	Direct beneficial interest	Indirect beneficial interest	Total shares and total %
Steve Towe	1,631,754	–	1,631,754 (1.4%)
Michael Brodsky	359,457	76,000	435,457 (0.4%)
Ian Jacobs	4,382,068	–	4,382,068 (4.06%)
Michael McConnell	–	–	–

8.4.7	Steve Towe’s direct beneficial ownership is expected to include:

8.4.7.1	500,000 PowerFleet Shares issuable upon exercise of options which will be exercisable upon implementation of the Transaction.

8.4.8	Michael Brodsky’s direct beneficial ownership is expected to include:

8.4.8.1	95,000 PowerFleet Shares issuable upon exercise of options which are currently exercisable,

8.4.8.2	the 76,000 PowerFleet Shares indirectly beneficially owned by Mr. Brodsky are directly owned by Vajra Fund I, L.P., of which Mr. Brodsky is the general partner.

8.4.9	Messrs. Towe’s and Brodsky’s restricted PowerFleet Shares will vest effective upon the Scheme Implementation Date.

8.4.10	Ian Jacobs’ direct beneficial ownership is expected to include:

8.4.10.1	2,688,264 PowerFleet Shares held by 786 Partners LP, over which Ian Jacobs has voting power; and

8.4.10.2	1,693,804 PowerFleet Shares held by 402 Fund LP, over which Ian Jacobs has voting power.

8.5	Directors’ interests in Transaction

8.5.1	The vesting of unvested restricted stock and stock option awards with time-based vesting conditions that are outstanding and held by Directors under the PowerFleet equity plans will be accelerated following implementation of the Transaction, subject to the closing of the Transaction. Refer to paragraph 2.7.2.4 above for further information in this regard.

8.5.2	Ian Jacobs who is a director in MiX Telematics owns 34,336,850 MiX Telematics Shares constituting approximately 6.2% of MiX Telematics’ issued share capital, which shareholding includes 21,064,600 MiX Telematics Shares held by 786 Partners LP, over which Ian Jacobs has voting power, and 13,031,550 MiX Telematics Shares held by 402 Fund LP, over which Ian Jacobs has voting power. Ian Jacobs will participate in the Scheme and receive the Scheme Consideration if the Scheme is approved by MiX Telematics Shareholders. It is expected that immediately following the implementation of the Scheme, Ian Jacobs will hold approximately 4,382,068 PowerFleet Shares constituting approximately 4% of PowerFleet’s issued share capital. It is proposed that Ian Jacobs will be appointed to the PowerFleet Board following implementation of the Transaction.

8.5.3	Save for the disclosure in paragraphs 2.6.3 and 8.5.1 above and standard indemnification arrangements, none of the Directors of the Company (current or resigned during the last 18 months) have (or had) a material beneficial interest, whether direct or indirect, in the Transaction nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which any Director, executive officer or beneficial holder of more than 5% of any class of the Company’s voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest.

9.	LOANS

9.1	Material loans made to the Company and its subsidiaries

9.1.1	Refer to annexure 9 of this Prospectus for information on the PowerFleet Group’s material loans.

9.1.2	Company concluded a commitment letter with Rand Merchant Bank, a division of FirstRand Bank Limited (“Lender”), for an up to $85 million term facility to the Company for the purpose of redeeming the Series A Preferred Stock (the “Term Facility”) as well as an up to R350 million general banking facility to Merger Sub (“General Facility” and, together with the Term Facility, the “Credit Facilities”). The $85 million Term Facility will be provided as two facilities, the first in the Rand equivalent of up to $50 million (“Facility A”) and the second in the amount of $35 million (“Facility B”). The Term Facility is expected to be drawn down in four tranches within 30 days of the signature of the Term Facility and the tranches will be repayable as follows with the following interest rates applied:

Facility	Tranche	Repayment date	Interest
Facility A	1	36 months after signature of the Term Facility, unless extended	3.75% and JIBAR (with standard provisions for transition to Zaronia)
	2	60 months after the signature of the Term Facility	4.05% and JIBAR (with standard provisions for transition to Zaronia)
Facility B	3	36 months after signature of the Term Facility	4.50% and Term Secured Overnight Financing Rate
	4	60 months after signature of the Term Facility	5.00% and Term Secured Overnight Financing Rate

9.1.3	The Credit Facilities will be secured by the entire share capital of Merger Sub and its subsidiaries, in respect of the South African Rand portion of the Credit Facilities, and I.D. Systems, Inc. and its subsidiaries (collectively, “IDSY”), and Movingdots GmbH and its subsidiaries (collectively, “Movingdots”), in respect of the USD portion of the Credit Facilities, as well as reversionary rights over existing security. The Company, IDSY, Movingdots and Merger Sub will also guarantee the performance of Merger Sub and the Company in respect of the Credit Facilities.

9.1.4	The General Facility will attract interest at the South African prime lending rate less 0.75% and will mature 365 days after signature of the General Facility with repayments on demand on a date specified by the Lender.

9.1.5	In addition to raising new debt as contemplated in paragraphs 9.1.2 to 9.1.4, the Company is proposing to amend the Credit Agreement, set out in annexure 9, to increase the current outstanding amount under the facilities in the Credit Agreement by an amount of approximately $20 million for purposes of the redemption of the Series A Preferred Stock. As at the Last Practicable Date, the Company has not yet concluded any definitive terms with Hapoalim in respect of the amendment of the Credit Agreement. It is expected that the terms of the amendment of the Credit Agreement will be finalised prior to implementation of the Transaction and additional information regarding the amendment will be provided to Shareholders in due course, but in any event in the annual 10-K filing to be made with the SEC by PowerFleet in respect of its financial year ended 31 December 2023 and which filing will be made available on PowerFleet’s website at https://ir.powerfleet.com/financials/annual-reports.

9.1.6	Other than as disclosed in this paragraph 9.1, the Company does not have any other material loans.

9.2	Material outstanding loans made by the Company and its subsidiaries other than in the ordinary course of business

9.2.1	Refer to annexure 9 of this Prospectus for information on the intra-group material loans.

9.2.2	Other than as disclosed in this paragraph 9.2, as at the Last Practicable Date and at the issue date of this Prospectus, there are no outstanding material loans advanced by the Company or its subsidiaries and there is no loan capital outstanding.

9.2.3	As at the Last Practicable Date and at the issue date of this Prospectus, no loans or borrowings have been made or security furnished by the group for the benefit of any director, manager or associate of any director or manager of the group.

10.	SHARES ISSUED OR TO BE ISSUED OTHER THAN FOR CASH

Save for the PowerFleet Shares proposed to be issued to the MiX Telematics Shareholders in consideration for the MiX Telematics Shares tendered under the Scheme, the Company and its subsidiaries have within the three years immediately before the date of issue of this Prospectus and the Last Practicable Date, only issued securities to persons other than for cash (i) in terms of the Company’s 2018 Incentive Plan which allows the Company to provide employees, consultants, advisors and all members of the Board who are selected to receive awards under the 2018 Incentive Plan the opportunity to acquire an equity interest in the Company and (ii) the warrant described in paragraph 5 of this Section.

11.	PROPERTY ACQUIRED OR TO BE ACQUIRED OR DISPOSED OR TO BE DISPOSED

Other than the acquisition of MiX Telematics Shares pursuant to the Scheme in exchange for the Scheme Consideration Shares and the acquisition by MiX Telematics of Trimble Inc. as set out in annexure 8, as at the Last Practicable Date and at the issue date of this Prospectus, the Company has not acquired or proposed to acquire or disposed or proposed to dispose of any other immovable property, fixed assets, shares or business undertaking of a company. All immovable properties used by the Company are leased.

12.	AMOUNTS PAID OR PAYABLE TO PROMOTERS

As at the Last Practicable Date, no amount has been paid or is proposed to be paid and no benefit has been or will be given by the Company within the preceding three years, to any promoter, or to any partnership, syndicate or other association of which the promoter is or was a member.

13.	PRELIMINARY EXPENSES AND ISSUE EXPENSES

The expenses of the Company in respect of the Transaction, including costs of the professional advisors, all of which are exclusive of any applicable VAT and disbursements, are estimated to be USD15.178 million, comprised as follows:

Description	Name	Estimated fees(a), (b)
US legal advisor to PowerFleet	Olshan Frome Wolosky LLP		$1,800,000
South African legal advisor to PowerFleet	Webber Wentzel		$550,000
US Legal Advisor MiX Telematics	DLA Piper LLP		$1,450,000
Corporate advisor to MiX Telematics	Java Capital Proprietary Limited		$1,803,000
JSE Sponsor for PowerFleet	Java Capital Trustees and Sponsors Proprietary Limited		$26,158
JSE Sponsor for MiX Telematics	Java Capital Trustees and Sponsors Proprietary Limited		$91,553
Transfer secretary	Computershare Investor Services Proprietary Limited		$26,000
Printing and publication	Ince Proprietary Limited		$13,100
Press fees	Ince Proprietary Limited		$5,000
JSE document inspection	JSE Limited		$7,645
JSE listing fee	JSE Limited		$43,947
JSE Ruling fees	JSE Limited		$2,094
CIPC fee	Companies and Intellectual Property Commission		$1,700
TRP fee	Takeover Regulation Panel		$12,575
TRP Ruling fees	Takeover Regulation Panel		$1,148
Fairness opinion to PowerFleet and financial advisor to PowerFleet	William Blair & Company, L.L.C		$3,400,000	(c)
U.S. financial advisor to MiX Telematics	Raymond James		$2,299,000
ADS Depository for MiX Telematics(d)	Bank of New York Mellon		$1,315,000
Authorised Dealer	Investec Limited		$550
Reporting accountant (Regulation 78 report)	Deloitte and Touche		$22,000
Registered Auditor (Regulation 79 report)	Ernst and Young Inc.		$27,000
Independent Registered Public Accounting Firm to PowerFleet	Ernst and Young LLP		$373,000
Independent Reporting Accountant to MiX Telematics	Deloitte and Touche		$276,290
Review report in terms of Regulation 111(9) and 111(10) in respect of MiX Telematics	BDO Corporate Finance Proprietary Limited		$20,503
Review report in terms of Regulation 111(9) and 111(10) in respect of PowerFleet	Mazars		$17,000
Independent expert	BDO Corporate Finance Proprietary Limited		$79,278
Transaction consultant to MiX Telematics	Black Eagle Advisors		$1,150,000
Consultant regarding purchase price allocation	KPMG		$100,000
Other transaction services	Deloitte LLP		$450,000
Debt structuring fees	Rand Merchant Bank, a division of FirstRand Bank Limited		$850,000
Debt structuring fees	Hapoalim		$390,000
Settlement fees	Strate Proprietary Limited		$300
Total		USD	16,603,841

Notes:

(a)	Amounts subject to change due to USD:ZAR currency fluctuations.
(b)	The pro forma financial information prepared and included in the Scheme Circular and incorporated be reference herein includes allocated and unallocated transaction bonuses in the amount of $3,200,000 to be paid to PowerFleet and MiX Telematics executives and senior management following implementation of the Transaction. This cost is not reflected in this table.
(c)	William Blair’s fees included a retainer of $250,000 which fee will be set-off against the transaction fee of c. $3 million. In addition, the fee for the fairness opinion prepared for PowerFleet by William Blair amounted to c. $750,000, 50% of which will be waived upon payment of the transaction fees of c. $3 million. The fee disclosed takes these discounts into account and therefore discloses the maximum possible fee payable by PowerFleet to William Blair in respect of the Transaction.
(d)	The costs of The Bank of New York Mellon in respect of the MiX ADS programme have been capitalised and is not included in the transaction costs set out in the pro forma financial information of PowerFleet (as incorporated by reference from the Scheme Circular). In addition, this amount includes a sum of c. $429,000 payable to the South African Revenue Service in respect of South African securities transfer tax.

The table above reflects the total estimates of the fees and expenses incurred by the PowerFleet Group and MiX Telematics Group in respect of the Transaction.

14.	CONFLICTS

Java Capital Trustees and Sponsors Proprietary Limited (“Java Capital Sponsors”) fulfils the role of JSE Sponsor to PowerFleet and MiX Telematics and Java Capital Proprietary Limited (“Java Capital”) fulfils the role of corporate advisor to MiX Telematics. Java Capital Sponsors is a separate and distinct entity from Java Capital, and has its own dedicated team members. In its capacity as JSE Sponsor to PowerFleet, Java Capital Sponsors has confirmed to the JSE and PowerFleet that there is no matter that would impact on its ability to exercise reasonable care and judgement to achieve and maintain independence and objectivity in professional dealings in relation to PowerFleet, and that would impact on its ability to act within the Code of Conduct as set out in the JSE Listings Requirements.

SECTION 2: INFORMATION ABOUT THE TRANSACTION AND THE SCHEME

Capitalised terms used in this section of the Prospectus have been defined on page 8 of this Prospectus.

This section contains a summary of certain terms of the Merger to be implemented by way of the Scheme. The full terms of the Transaction are set out in the Scheme Circular. MiX Telematics Shareholders are advised to read this Prospectus and the Scheme Circular and Definitive Proxy Statement, which contain the terms and conditions of the Transaction, with care and in full.

1.	RATIONALE AND PURPOSE OF THE TRANSACTION

1.1	Rationale for the Scheme

1.1.1	Both MiX Telematics and PowerFleet are currently listed on public exchanges with the primary aim of securing efficient access to capital markets to facilitate expansionary initiatives and accelerate growth, obtain scale and create value for shareholders.

1.1.2	MiX Telematics and PowerFleet have however remained sub-scale and neither has been able to consistently access reasonably-priced equity capital to pursue expansionary strategic objectives.

1.1.3	The proposed Transaction, if implemented, is expected to combine a strong pipeline of new business opportunities and technology with an improved capital structure and increased scale and represents a potential opportunity for both MiX Telematics and PowerFleet to achieve benefits associated with increased scale and benefit from one another’s complementary business models, markets, strategies and operating platforms to deliver enhanced value to the shareholders of MergeCo.

1.1.4	MiX Telematics and PowerFleet anticipate several benefits for shareholders of MiX Telematics and PowerFleet should the proposed Transaction be implemented, including:

1.1.4.1	Market Leadership – The proposed Transaction will create a global SaaS AIoT provider with significant scale, elevating the strategic position of MergeCo globally. The increased scale of the MergeCo business is expected to enable it to more efficiently serve its customers and more effectively compete in an industry which is characterised by a high pace of development and innovation.

1.1.4.2	Market Consolidation Platform – The proposed Transaction will create an enlarged MergeCo platform that the parties believe will be well positioned to capitalise on consolidation opportunities in the global AIoT industry. As a result, MergeCo should be able to benefit from enhanced market presence and influence.

1.1.4.3	Scale and Data Strategy – With a combined base of approximately 1.7 million connections, following the implementation of the proposed Transaction, MergeCo is expected to simultaneously achieve significant scale and enhance its data ingestion strategy, which should enable MergeCo to harness the benefits associated with improved data-driven insights.

1.1.4.4	Geographic Diversification – The combination of geographies served by MiX Telematics and PowerFleet reduces MergeCo’s proportionate exposure (compared to MiX Telematics’ proportionate exposure on a stand-alone basis) to developing markets, thereby mitigating foreign currency risks and creating opportunities for accelerated market penetration through cross-selling and upselling into various geographies.

1.1.4.5	Research and Development Excellence – Pooling the research and development capabilities of MiX Telematics and PowerFleet is expected to enable MergeCo to deliver top class solutions and gain a competitive advantage.

1.1.4.6	Opportunities for Revenue and EBITDA Expansion – Complementary product sets which will co-exist, following the implementation of the proposed Transaction, within MergeCo create cross-selling and upselling opportunities, while significant efficiency and cost rationalisation could be realised, bolstering MergeCo’s profitability and returns for shareholders following the implementation of the proposed Transaction.

1.1.4.7	Capital Structure and Liquidity – Simplifying the capital structure (including the redemption of the Series A Preferred Stock) is expected to enhance liquidity and enable improved access to capital, underpinning the financial stability of MergeCo and creating a solid platform to facilitate future growth. The effective conversion of the ADSs into direct MergeCo shareholding and the migration of MergeCo’s primary listing to Nasdaq is expected to enhance equity capital market liquidity within MergeCo’s primary investor market, whilst maintaining the benefits of a JSE listing for the South African MergeCo register.

1.1.4.8	Business Model Evolution – The proposed Transaction will enable MergeCo to transition to an expanded bundled subscription model, which should facilitate increased recurring subscription revenues, greater future revenue visibility and margin expansion.

1.1.5	Following the implementation of the Scheme, the Company will become the registered and beneficial owner of the entire issued ordinary share capital of MiX Telematics and MiX Telematics will become an indirect subsidiary of the Company and the listing of MiX Telematics on the Main Board of the JSE will be terminated.

2.	TIME AND DATE OF THE OPENING AND CLOSING OF THE SCHEME

2024
Notice record date to determine which MiX Telematics Shareholders and ADS Holders are entitled to receive this Prospectus	Friday, 19 January

Publication of the Prospectus, the Scheme Circular and Definitive Proxy Statement distributed to MiX Telematics Shareholders on	Tuesday, 30 January

Announcement relating to the issue of the Prospectus released on SENS on	Tuesday, 30 January

Announcement relating to abridged Prospectus published on SENS on	Tuesday, 30 January

Announcement relating to the issue of the Prospectus released in the press on	Wednesday, 31 January

Announcement relating to abridged Prospectus published in the press on	Wednesday, 31 January

Finalisation date expected to be on	Friday, 15 March

Finalisation announcement expected to be published on SENS by 11:00 on	Friday, 15 March

Finalisation announcement expected to be published in the press on	Monday, 18 March

Last day to trade in MiX Telematics Shares in order to be eligible to receive the Scheme Consideration	Monday, 25 March

Expected suspension of listing of MiX Telematics Shares from the Main Board of the JSE at commencement of trading on	Tuesday, 26 March

Powerfleet Shares expected to be listed on the JSE from the commencement of trade (09:00) on	Tuesday, 26 March

Announcement released on SENS in respect of any cash payment applicable to any fractional entitlement to a Scheme Consideration Share by 11:00	Wednesday, 27 March

Expected Scheme record date	Thursday, 28 March

PowerFleet Shares expected to be issued to Scheme Participants on	Tuesday, 2 April

Termination of listing of the MiX Telematics Shares on the JSE expected on	Wednesday, 3 April

Notes:

(a)	All dates and times are subject to change by MiX Telematics or PowerFleet (subject to the approval of the Nasdaq, JSE, TRP and CIPC, if required).
(b)	The dates have been determined based on certain assumptions regarding the dates by which certain shareholder and regulatory approvals including, but not limited to, that of the Nasdaq will be obtained. MiX Telematics Shareholders will be notified of any amendments to these Important Dates and Times on SENS and in the South African press.
(c)	All dates and times indicated above are South African standard dates and times.
(d)	No dematerialisation or rematerialisation of MiX Telematics Shares may take place after Monday, 25 March 2024.
(e)	No removals between the MiX Telematics ADS register administered by BNYM and the MiX Telematics share register administered by the MiX Telematics’ South African transfer secretaries, Computershare Investor Services Proprietary Limited, shall be permitted after Monday, 25 March 2024.
(f)	No removals between the PowerFleet share register maintained in South Africa by the Transfer Secretaries and the PowerFleet registers maintained for trading on Nasdaq and TASE shall be permitted from Tuesday, 26 March 2024 until Wednesday, 3 April 2024.

3.	PARTICULARS OF THE SCHEME

3.1	Particulars of the Shares

Class of the Company shares issued pursuant to the Scheme:	Common stock of the Company with par value of $0.01 per share.
Price per PowerFleet Share:	Not applicable as PowerFleet Shares are issued as consideration for the purchase of MiX Telematics Shares based upon the Swap Ratio
Maximum number of PowerFleet Shares to be issued pursuant to the Scheme:	70,704,110

3.2	Settlement of the Scheme Consideration

3.2.1	In the event that the Scheme becomes operative, Scheme Participants will be entitled to receive the Scheme Consideration in respect of the Scheme shares held by them.

3.2.2	If the Scheme becomes operative, all PowerFleet shares, including the PowerFleet shares issued to settle the Scheme Consideration, will be listed on the Main Board of the JSE by way of secondary listing.

3.2.3	The Scheme Consideration will be settled in dematerialised form only. The Scheme Consideration will be settled using the settlement system of Strate for trading on the JSE. In the circumstances, certificated shareholders are required to provide details of a Broker or CSDP account into which the Scheme Consideration is to be credited by completing the form of surrender and transfer (green) in accordance with the instructions set out in the “Action required by MiX Telematics shareholders” section of the Scheme Circular titled “Surrender of documents of title”.

3.2.4	Settlement of the Scheme Consideration shall be subject to the Exchange Control Regulations, the salient provisions of which are set out in annexure 15 to this Prospectus.

3.2.5	Dematerialised shareholders

If the Scheme becomes operative, Scheme Participants who hold dematerialised shares without “own-name” registration will have:

3.2.5.1	their accounts held at their Broker or CSDP debited with the relevant number of Scheme Shares; and

3.2.5.2	their accounts held at their Broker or CSDP credited with the relevant number of Scheme Consideration Shares and the cash payment in respect of any fractional entitlement, on the Scheme Implementation Date.

3.2.6	Certificated shareholders

3.2.6.1	If the Scheme becomes operative, Scheme Participants who hold certificated shares and who deliver a duly completed form of surrender and transfer (green) and surrender their documents of title to the transfer secretaries in accordance with instructions set out in the “Action required by MiX Telematics shareholders” section of the Scheme Circular titled “Surrender of documents of title” so as to be received on or before 12:00 on the Scheme Record Date, will have:

3.2.6.1.1	their documents of title cancelled; and

3.2.6.1.2	their account held at their nominated Broker or CSDP (as specified in the form of surrender and transfer (green)) credited with the relevant number of Scheme Consideration Shares and the cash payment in respect of any fractional entitlement, on the Scheme Implementation Date.

3.2.6.2	If Scheme Participants who hold certificated shares fail to:

3.2.6.2.1	deliver a duly completed form of surrender and transfer (green) together with their documents of title to the transfer secretaries in accordance with instructions set out in the “Action required by MiX Telematics shareholders” section of the Scheme Circular titled “Surrender of documents of title”; or

3.2.6.2.2	provide account details, or provide incorrect account details, of their CSDP or Broker, into which their Scheme Consideration Shares are to be credited,

they will be treated as issuer nominee shareholders and their Scheme Consideration will be issued in dematerialised form in accordance with the provisions of the “Action required by MiX Telematics shareholders” section of the Scheme Circular titled “Surrender of documents of title”.

3.2.7	For further information on the settlement of the Scheme Consideration, refer to Scheme Circular.

3.2.8	For assistance in opening an account with any CSDP or Broker, shareholders should visit the JSE’s website (www.jse.co.za) or Strate (www.strate.co.za/aboutstrate/participants), which set out all the names and numbers of the CSDPs and members of the JSE who can assist with the opening of such accounts. You will need to complete a custody mandate and provide verification in terms of the Financial Intelligence Centre Act, 38 of 2001, as amended to your chosen CSDP or Broker, a process similar to opening a bank account.

3.2.9	The Scheme Consideration Shares to be issued pursuant to the Scheme will rank pari passu with all other shares of common stock issued by PowerFleet. There are no conversion or redemption provisions relating to any of the Scheme Consideration Shares to be issued pursuant to the Scheme. The Scheme Consideration Shares will be issued in dematerialised form only. No certificated Scheme Consideration Shares will be issued. Any fractional interest in Scheme Consideration Shares that may result from the Swap Ratio being applied to the number of PowerFleet Shares issued by PowerFleet pursuant to Scheme will be rounded down to the nearest whole number, resulting in issues of whole Scheme Consideration Shares, and the balance of the Scheme Consideration will be settled in cash.

3.3	Previous issue of securities by the Company during the three years preceding the date of this Prospectus and issue for premium

3.3.1	In the preceding three years, the Company has issued the following securities:

3.3.1.1	in respect of the 2018 Incentive Plan, the Company issues shares annually to its employees, consultants, advisors and Directors pursuant to the 2018 Incentive Plan and subject to any applicable, performance and internal review processes. The PowerFleet Shareholders authorise the PowerFleet Shares available for issuance pursuant to the 2018 Incentive Plan and such PowerFleet Shares issued pursuant to the 2018 Incentive Plan are issued at the reigning market price at the time of issue and are issued within the parameters approved by PowerFleet Shareholders. The PowerFleet Shares issued to Directors and executive management pursuant to the 2018 Incentive Plan are disclosed in PowerFleet’s proxy statement annually filed with the SEC and, on an aggregate basis, in PowerFleet’s financial statements filed with the SEC. The Company has issued the following number of PowerFleet Shares to Directors and executive management pursuant to the 2018 Incentive Plan in the preceding three years:

Year of issue	No of shares	Price per share (USD)(a)	Reason
2021	569,612	7.21 – 8.66	Shares issued in terms of the 2018
			Incentive Plan
2022	2,326,662	2.50 – 4.81	Shares issued in terms of the 2018
			Incentive Plan
2023	2,149,248	2.42 – 3.13	Shares issued in terms of the 2018
			Incentive Plan
Total	5,045,522	–	–

Notes:

(a)	The amounts provided are the share price ranges for the given year from lowest to highest. Grants under the 2018 Incentive Plan are made on various dates throughout the year at the market value at the time of issue, there is no set market price per year.

3.3.1.2	in respect of PowerFleet Shares:

3.3.1.2.1	On 14 May 2020, the Company entered into an equity distribution agreement with Canaccord Genuity LLC (“Canaccord”) in terms of which the Company may offer and sell PowerFleet Shares through an “at-the-market offering” program having an aggregate offering price of up to $25,000,000 from time to time through Canaccord, acting as sales agent. The Company sold approximately 810,000 PowerFleet Shares through Canaccord under the equity distribution agreement, received net proceeds from such sales of approximately $4,000,000. The equity distribution agreement was terminated effective as of 14 August 2020.

3.3.1.2.2	The Company closed an underwritten public offering on 1 February 2021 for approximately 4,428,000 PowerFleet Shares for gross proceeds of approximately $28,800,000, before deducting the underwriting discounts and commissions and other offering expenses; and

3.3.1.3	70,704,110 Scheme Consideration Shares to the Scheme Participants on the Scheme Implementation Date.

3.3.2	Save as disclosed above, the Company has not issued or offered any other securities which are material to the Company during the preceding three years and has not issued any securities for a premium in the preceding three years.

3.4	Authorisations to issue PowerFleet Shares as the Scheme Consideration

On 9 October 2023, the Company’s Board passed a Board resolution approving, inter alia, (i) the increase of the number of authorised PowerFleet Shares to enable the Company to settle the Scheme Consideration and (ii) the issue of PowerFleet Shares as settlement of the Scheme Consideration subject to MiX Telematics Shareholders passing the resolution to approve the Scheme as set out in the Scheme Circular. The Board resolution is subject to shareholder approval by PowerFleet Shareholders at a meeting of PowerFleet’s Shareholders to be held on Wednesday, 28 February 2024. This Prospectus assumes that PowerFleet Shareholders will approve this resolution and MiX Telematics Shareholders will pass the resolution to approve the Scheme.

4.	MINIMUM SUBSCRIPTION

The PowerFleet Shares are being issued as consideration for the MiX Telematics Shares tendered pursuant to the Scheme. Accordingly, no minimum amount for subscription, as contemplated in section 108(2) of the Companies Act, read with Regulation 73 of the Companies Regulations, will apply.

5.	QUALIFYING SHAREHOLDERS

Only MiX Telematics Shareholders qualify to participate in the Scheme and to receive PowerFleet Shares following the implementation of the Transaction.

6.	PROCESS FOR THE TENDER OF SCHEME SHARES PURSUANT TO THE SCHEME

For further details regarding the tender of Scheme Shares pursuant to the Scheme in terms of which MiX Telematics Shareholders can receive PowerFleet Shares, please refer to the Scheme Circular.

SECTION 3: STATEMENTS AND REPORTS RELATING TO THE SCHEME

Capitalised terms used in this section of the Prospectus have been defined on page 8 of this Prospectus.

1.	STATEMENT AS TO ADEQUACY OF CAPITAL

The Board, having regard to the financial information of the Company and MiX Telematics (which information the MiX Telematics Board confirmed to be correct) and the combined financial information of PowerFleet and MiX Telematics on the basis that the Transaction has been successfully implemented, is of the opinion that the issued share capital and working capital of the Company will be adequate for the purpose of the business of the Company, and of any subsidiary of the Company, for at least 12 months after the issue date of this Prospectus.

2.	REPORT BY DIRECTORS AS TO MATERIAL CHANGES

2.1	The Board reports that other than the acquisition of MiX Telematics in terms of the Scheme, there has been no material change in the assets or liabilities of the Company or any subsidiary between the date of most recent Form 10-Q filing with the SEC in respect of the quarter ended 30 September 2023 and the issue date of this Prospectus.

2.2	The Board reports that there has been no material change in the financial or trading position of the Company and its subsidiaries that has occurred since its last Form 10-Q filing with the SEC in respect of the quarter ended 30 September 2023.

2.3	The MiX Telematics Board reports that there has been no material change in the financial or trading position of MiX Telematics and its subsidiaries that has occurred since its last Form 10-Q filing with the SEC in respect of the quarter ended 30 September 2023.

3.	STATEMENT AS TO LISTING ON STOCK EXCHANGE

3.1	As at the date of this Prospectus, the Company’s securities are listed on the Nasdaq and, as a secondary listing, on the Tel Aviv Stock Exchange. The Issuer Regulation Division of the JSE has approved the secondary inward listing of the PowerFleet Shares on the Main Board of the JSE which is expected to take place on Tuesday, 26 March 2024. The PowerFleet Shares will trade under the JSE code PWR and have been allocated an ISIN of US73931J1097 and LEI 2549007NKEFPYEH4MF81.

3.2	Following the implementation of the Scheme, the listing of the MiX Telematics Shares will be terminated on the Main Board of the JSE.

4.	REPORT BY AUDITOR WHERE BUSINESS UNDERTAKING TO BE ACQUIRED

Other than the business undertakings to be acquired as contemplated under the Transaction which will be facilitated by the Scheme and which is reported on in terms of regulation 78 as per paragraph 5 below, it is not contemplated that any additional business undertakings will be acquired immediately following the Transaction.

5.	REPORT BY AUDITOR WHERE THE COMPANY WILL ACQUIRE A SUBSIDIARY

The acquisition by the Company of the MiX Telematics Shares will result in MiX Telematics becoming a subsidiary of the Company. The auditor’s reports, as required in terms of regulation 78 of the Companies Regulations relating to the audited annual financial statements of MiX Telematics for the years ended 31 March 2021, 31 March 2022 and 31 March 2023, are set out in annexure 11 to this Prospectus.

6.	REPORT BY AUDITOR OF THE COMPANY

In terms of Regulation 79 of the Companies Act, the Company’s auditor is required to prepare a report on, inter alia, the profits and losses, dividends and assets and liabilities of the Company and its subsidiaries. The report in terms of Regulation 79 is set out in annexure 13 of this Prospectus.

7.	PRO FORMAS

The MiX Telematics (and the Company’s) pro forma financial information and the unmodified independent reporting accountants report thereon issued by Deloitte & Touche are incorporated in this Prospectus by reference in accordance with dispensation granted by the JSE and can be found in the Scheme Circular accompanying this Prospectus:

Information	Financial Year	Document from which where incorporated	Link to website
Pro forma financial information	–	Scheme Circular, Part III: Financial Information, page 54 Scheme Circular, Annexure 5, page 78	https://investor.mixtelematics.com/news/ default.aspx

8.	CONSOLIDATED FINANCIAL STATEMENTS OF POWERFLEET

The consolidated financial statements of PowerFleet for the preceding three financial years ended 31 December 2022, 2021 and 2020 is incorporated in this Prospectus by reference:

Information	Financial Year	Link to website
PowerFleet consolidated financial statements	2022 and 2021	https://ir.powerfleet.com/financials/all-sec-filings/content/0001493152-23-010426/0001493152-23-010426.pdf
	2021 and 2020	https://ir.powerfleet.com/financials/annual-reports/content/0001493152-22-007009/0001493152-22-007009.pdf

9.	FINANCIAL STATEMENTS OF POWERFLEET FOR THE SIX MONTH PERIOD ENDED 30 JUNE 2023

The financial statements of PowerFleet for the six month period ended 30 June 2023 is incorporated in this Prospectus by reference:

Information	Financial Year	Link to website
Financial statements of PowerFleet for the six month period ended 30 June 2023	2023	https://ir.powerfleet.com/financials/quarterly-reports/content/0001493152-23-027472/0001493152-23-027472.pdf

	2022	https://ir.powerfleet.com/financials/quarterly-reports/content/0001493152-22-021775/0001493152-22-021775.pdf

	2021	https://ir.powerfleet.com/financials/quarterly-reports/content/0001493152-21-019178/0001493152-21-019178.pdf

10.	ANNUAL FINANCIAL STATEMENTS OF MIX TELEMATICS

The annual financial statements of MiX Telematics for its preceding three financial years ended 31 March 2023, 2022 and 2021 is incorporated in this Prospectus by reference:

Information	Financial Year	Link to website
MiX Telematics consolidated financial information	2023	https://s24.q4cdn.com/101484987/files/doc_financials/2023/ar/MiX-Telematics-Limited-IFRS-Group-and-companyfins-_2023.pdf

	2022	https://s24.q4cdn.com/101484987/files/doc_financials/2022/ar/MiX-Telematics-Limited-IFRS-Group-and-company-finscover_2022-Final.pdf

	2021	https://s24.q4cdn.com/101484987/files/doc_financials/2021/ar/MiX-Telematics-Annual-Financial-Statements-2021.pdf

SECTION 4: ADDITIONAL MATERIAL INFORMATION

Capitalised terms used in this section of the Prospectus have been defined on page 8 of this Prospectus.

1.	DOCUMENTS AVAILABLE FOR INSPECTION

The following documents will be available for inspection at the office of the Company’s Sponsor, from Tuesday, 30 January 2024 up to, and including, the Scheme Implementation Date, during normal business hours or upon specific request directed to the company secretary, at ir@powerfleet.com:

1.1	a signed copy of this Prospectus;

1.2	a copy of the Scheme Circular;

1.3	the Definitive Proxy Statement;

1.4	the Company Certificate of Incorporation and By-Laws;

1.5	the constitutional documents of the Company’s major subsidiaries;

1.6	copies of the following agreements to which the Company is a party:

1.6.1	the Implementation Agreement;

1.6.2	copies of the material contracts to which the Company is a party as set out in section 1, paragraph 7.2 and annexure 8 to this Prospectus;

1.7	the powers of attorney, if applicable, and resolutions authorising the signing of the Prospectus;

1.8	the Company’s consolidated financial statements for the preceding three financial years;

1.9	the Company’s financial statements for the six months ended 30 June 2023;

1.10	the Company’s quarterly report for the three months ended 30 September 2023;

1.11	MiX Telematics’ annual reports for the preceding three financial years;

1.12	MiX Telematics’ interim reports for the six months ended 30 June 2023;

1.13	MiX Telematics’ quarterly report for the three months ended 30 September 2023;

1.14	the regulation 78 and regulation 79 reports as set out in annexure 11 and annexure 13, respectively, to this Prospectus;

1.15	the independent reporting accountant’s report on the Company’s pro forma financial information as incorporated by reference in this Prospectus;

1.16	the service agreements for each of the CEO and chief financial officer, Company Secretary and underwriters entered into during the last three years; and

1.17	the advisors’ consent letters.

Other than the documents listed in paragraphs 1.5, 1.6.2, 1.7, 1.14, 1.15 and 1.17 above which are not available publicly, all of the documents referred to above in paragraphs 1.1, 1.3, 1.4, 1.6.1, 1.8, 1.9, 1.10 and 1.16, can be accessed on PowerFleet’s website at https://ir.powerfleet.com/ and all of the documents in paragraphs 1.2, 1.11, 1.12 and 1.13 can be accessed on MiX Telematics’ website at https://investor.mixtelematics.com/news/default.aspx.

2.	CONTROLLING SHAREHOLDER(S)

Following the implementation of the Scheme, erstwhile MiX Telematics Shareholders will hold approximately 65.5% of the share capital of the PowerFleet Group. As at the Last Practicable Date there are no PowerFleet Shareholders who, together with their associates, can exercise, or cause to be exercised more than 35% of the voting rights at PowerFleet general meetings. Similarly, immediately following implementation of the Transaction, there will be no Shareholders who, together with their associates, can exercise, or cause to be exercised, more than 35% of the voting rights at PowerFleet general meetings.

3.	MAJOR SHAREHOLDER(S)

3.1	As at the Last Practicable Date, the following PowerFleet Shareholders are directly or indirectly, beneficially interested in 5% or more of PowerFleet Shares:

Shareholder	Number of PowerFleet Shares held	% total held
ABRY Senior Equity Holdings V, LLC(e)	8,204,984	18.07
Private Capital Management, LLC(a)	5,662,451	15.22
Lynrock Lake LP(b)	3,604,466	9.69
North Run Capital LP(c)	2,694,646	7.24
Cannell Capital, LLC(d)	2,106,312	5.66
Total	22,272,859	49.04

Notes:

(a)	Private Capital Management, LLC’s (PCM) holdings are based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on 12 October 2023, PCM beneficially owns an aggregate of 5,662,451 PowerFleet Shares, with shared voting and dispositive power over 2,614,067 shares, and sole voting and dispositive power over 3,048,384 shares.

(b)	Lynrock Lake LP’s (Lynrock Lake) holdings are based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on 14 February 2023, Lynrock Lake LP, Lynrock Lake Partners LLC, the general partner of Lynrock Lake (Lynrock Lake Partners), and Cynthia Paul, a U.S. citizen who serves as the sole member of Lynrock Lake Partners and Chief Investment Officer of Lynrock Lake, beneficially own an aggregate of 3,604,466 PowerFleet Shares, with sole voting and dispositive power over these shares.

(c)	North Run Capital, LP’s (North Run Capital) holdings are based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on 13 February 2023, North Run Capital, North Run Advisors, LLC, the general partner of North Run Capital (North Run Advisors), Todd B. Hammer and Thomas B. Ellis, U.S. citizens who serve as sole members of North Run Advisors, beneficially own an aggregate of 2,694,646 PowerFleet Shares, with shared voting and dispositive power over these shares.

(d)	Cannell Capital, LLC’s holdings are based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on 13 February 2023, Cannell Capital and J. Carlo Cannell, a U.S. citizen who serves as the managing member of Cannell Capital, beneficially own an aggregate of 2,106,312 PowerFleet Shares, with shared voting and dispositive power over these shares.

(e)	The Series A Preferred Stock will be redeemed in full prior to or simultaneously with the implementation of the Scheme and will subsequently be eliminated from PowerFleet’s share capital.

3.2	Immediately following the implementation of the Transaction, it is expected that the following PowerFleet Shareholders will directly or indirectly, beneficially be interested in 5% or more of PowerFleet Shares:

Shareholder	Number of PowerFleet shares held	% total held
Robin Frew(a)	10,044,381	9.30
Disciplined Growth Investors, Inc.	7,839,112	7.26
Edenbrook Capital, LLC	6,934,389	6.43
Private Capital Management, LLC	5,662,451	5.25
Total	30,480,333	28.24

Notes:

(a)	Includes (i) 336,539 PowerFleet shares held by Thynk Capital Proprietary Limited, over which Mr. Frew has full voting and investment power; and (ii) 102,015 PowerFleet shares held by Masalini Investments No. 3 Proprietary Limited, over which Mr. Frew has full voting and investment power. Also includes 7,709,636 PowerFleet shares held by Masalini Capital Proprietary Limited (“Masalini”), which is 100% owned by the Masalini Trust, of which Robin Frew is one of three trustees and a beneficiary. Voting and investment power over the PowerFleet shares held by Masalini is exercised by majority consent of Mr Frew and the other trustees, Philip Kilroe and Juanita Lou Koster.

4.	EXCHANGE CONTROL AND TAX

MiX Telematics Shareholders are referred to annexure 15 for the salient provisions in respect of Exchange Control Regulations and to annexure 16 for a general summary of the South African tax implications of the Transaction.

5.	VENDORS

5.1	MiX Telematics Shareholders are the sellers of the MiX Telematics Shares, as such, MiX Telematics Shareholders are the vendors. The sale of the MiX Telematics Shares will take place in terms of a scheme of arrangement and not in terms of agreements with each of the MiX Telematics Shareholders. The Company and MiX Telematics have entered into the Implementation Agreement for purposes of the Transaction. MiX Telematics Shareholders are not parties to the Implementation Agreement as the transfer of the MiX Telematics Shares will take place by operation of law if the resolution to approve the Scheme is passed by MiX Telematics Shareholders and all Scheme Conditions are fulfilled or waived, as applicable.

5.2	As MiX Telematics is a publicly traded company, the identities of the MiX Telematics Shareholders are not immediately known to MiX Telematics and Scheme Participants (i.e. MiX Telematics Shareholders on the MiX Telematics Securities Register) will only be known as at the Scheme Record Date.

5.3	As disclosed in the joint firm intention announcement of MiX Telematics and PowerFleet regarding the Transaction dated 10 October 2023, the Implementation Agreement contains warranties, representations and obligations customary for transactions of this nature. MiX Telematics Shareholders are not parties to the Implementation Agreement and have not given any warranties or guaranteed any book debts. In addition, there are no agreements with any MiX Telematics Shareholders precluding them from carrying on business in competition with the Company or any of its subsidiaries or impose any restrictions on the MiX Telematics Shareholders. There are also no vendor agreements regulating liability for accrued taxation.

5.4	For information regarding the amount paid for the MiX Telematics Shares and the proportionate value of the net assets of MiX Telematics, please refer to the pro forma financial information in the Scheme Circular and incorporated by reference in this Prospectus.

5.5	Other than as disclosed in paragraph 8.5, no director has any direct or indirect beneficial interest in the Transaction. No promoter has any direct or indirect beneficial interest in the Transaction and no cash or securities have been paid or given to any promoter within the preceding three years.

5.6	As set out in the section titled “An Overview of the Transaction” of this Prospectus and in the Scheme Circular, the MiX Telematics Shares acquired pursuant to the Transaction will be transferred into the name of Merger Sub (a wholly owned subsidiary of the Company) upon the implementation of the Transaction.

6.            LITIGATION STATEMENT

6.1	PowerFleet litigation (amounts in USD ’000s)

6.1.1	In August 2014, Pointer do Brasil Comercial Ltda. (“Pointer Brazil”), a subsidiary of PowerFleet, received a notification of lack of payment of VAT tax (Brazilian ICMS tax) in the amount of $211 plus $1,119 of interest and penalty, totalling $1,330 as of 30 September 2023. The Company is vigorously defending this tax assessment before the administrative court in Brazil, but in light of the administrative and judicial processes in Brazil, it could take up to 14 years before the dispute is finally resolved. In case the administrative court rules against the Company, the Company could claim before the judicial court, an appellate court in Brazil, a substantial reduction of interest charged, potentially reducing the Company’s total exposure. The Company’s legal counsel is of the opinion that the chance of loss is not probable and for this reason the Company has not made any provision.

6.1.2	In July 2015, Pointer Brazil received a tax deficiency notice alleging that the services provided by Pointer Brazil should be classified as “telecommunication services” and therefore Pointer Brazil should be subject to the state value-added tax. The aggregate amount claimed to be owed under the notice was approximately $12,861 as of 30 September 2023. On 14 August 2018, the lower chamber of the State Tax Administrative Court in São Paulo rendered a decision that was favourable to Pointer Brazil in relation to the ICMS demands, but adverse in regards to the clerical obligation of keeping in good order a set of ICMS books and related tax receipts. The remaining claim after this administrative decision is $218. The state has appealed to the higher chamber of the State Tax Administrative Court. The Company’s legal counsel is of the opinion that the chance of loss is not probable and that no material costs will arise in respect to these claims. For this reason, the Company has not made any provision.

6.1.3	On 24 February 2022, Pointer Mexico received a notification for 2016 and 2017 tax assessment in the amounts of $268 and $476, respectively, regarding the underpayment of VAT and government fees from the Mexican Tax Service (“MTS”). Under the statute and case law, Pointer Mexico was entitled to appeal before the MTS or file a lawsuit before the Federal Court of Administrative Justice. On 19 April 2022, Pointer Mexico filed an appeal for revocation of the assessment. On 2 May 2022, Pointer Mexico filed additional evidence before the MTS. As of 31 August 2023, the cases have been closed and no payments were imposed.

6.2            MiX Telematics Litigation

6.2.1	On 15 April 2019, the Competition Commission of South Africa (the “Commission”) referred a matter to the Competition Tribunal of South Africa (“Tribunal”). The Commission contends that the Company and a number of its channel partners have engaged in market division. Should the Tribunal rule against MiX Telematics, the Company may be liable to an administrative penalty in terms of the Competition Act, 89 of 1998. The Company cooperated fully with the Commission during its preliminary investigation.

6.2.2	The Tribunal has set the matter for hearing from 24 June to 2 July 2024. Leading up to that date various intermediary steps such as discovery, filing of witness statements and trial bundle exchanges will take place.

6.3	Other than as disclosed above, there are no legal or arbitration proceedings, including any such proceedings that are pending or threatened, of which the Company or MiX Telematics is aware, that may have or have had in the recent past or at least the previous 12 months, a material effect on the PowerFleet Group’s financial position (on an enlarged basis including MiX Telematics).

7.	GOVERNMENT PROTECTION AND INVESTMENT ENCOURAGEMENT There is no government protection nor any investment encouragement law affecting the business of the Company.

8.	CONSENTS

The advisors and experts named in the “Corporate information and Advisors” section on page 1 of this Prospectus have provided the required consents and have not withdrawn their consents.

9.	DIFFERENCES BETWEEN APPLICABLE SOUTH AFRICAN AND U.S. REGULATORY/LEGISLATIVE FRAMEWORKS

The below sets forth certain differences between the South African regulatory/legislative framework (being the JSE Listings Requirements, Companies Act and Companies Regulations) and the U.S. regulatory and legislative framework (being Delaware General Corporation Law (“DGCL”), Nasdaq rules and U.S. federal and state securities laws) applicable to PowerFleet as a US incorporated company with a primary listing on the Nasdaq. Given that the PowerFleet Listing on the Main Board of the JSE will be a secondary inward listing, PowerFleet may not be subject to all the JSE Listings Requirements. This comparison information is in summary form only and does not contain the details of all the differences between applicable South African and U.S. regulatory and legislative requirements.

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents
Exchange regulator: JSE	Exchange regulator: Nasdaq

The JSE is the lead regulator for the exchange, setting and enforcing listing and membership requirements as well as trading rules. The Financial Sector Conduct Authority (“FSCA”) supervises the JSE in the performance of its regulatory rights and duties, which are derived from statute, through the FMA. The JSE is empowered by the FMA to investigate possible breaches of the JSE Listings Requirements and, depending on the outcome of such investigation, may undertake disciplinary and/or remedial action in respect of the listed company or its directors, whether individually or jointly. Such action may include private or public censure, the imposing of a fine and the suspension or delisting of a company.	As a US national securities exchange, Nasdaq is considered a self-regulatory organisation (“SRO”) under the U.S. securities law framework. The SEC is vested with general oversight of SROs and has established the requirements for the rules and process that SROs must adopt. Among other things, under these rules SROs, including Nasdaq, are required to file any proposed new rule or rule change with the SEC and, in most cases, obtain SEC approval before a new rule becomes effective. The SEC also has the authority to review Nasdaq’s disciplinary actions and to, from time to time, inspect and examine Nasdaq generally. The SEC is further empowered to investigate and bring disciplinary actions against Nasdaq and its employees for violations of U.S. securities laws.

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents

Pre-emptive rights: The JSE Listings Requirements requires that the memorandum of incorporation of an issuer must provide that unissued equity securities shall be offered to existing shareholders, pro rata to their shareholdings, unless such securities are to be issued for an acquisition of assets. The memorandum of incorporation must provide that shareholders in general meeting may authorise the directors to issue unissued securities, and/or grant options to subscribe for unissued securities, as the directors in their discretion deem fit, provided that such corporate action(s) has/have been approved by the JSE and are subject to the JSE Listings Requirements.

In addition, an issuer proposing to issue equity securities for cash must first offer those securities (unless the issue is an acquisition issue) effected by way of rights offer, to existing holders of equity securities in proportion to their existing holdings. Only to the extent that such are not taken up by holders of equity securities under the offer may they then be issued for cash to other persons or otherwise than in the proportion mentioned above.

To the extent that holders of securities of an issuer provide their authorisation by way of ordinary resolution, the issue by an issuer of equity securities for cash, made otherwise than to existing holders of securities in proportion to their existing holdings, will be permitted in respect of a specific issue of equity securities for cash for such equity securities issue, and in respect of a general issue of equity securities for cash, for a fixed period of time thereafter in accordance with general authority in place.

Expropriation rights in respect of securities: The JSE Listings Requirements permit expropriation of shares in the instances of an odd-lot offer where the issuer’s memorandum of incorporation permits odd-lit offers and where the specific odd-lot has been approved by shareholders in general meeting. In addition, the JSE must be advised of any expropriation rights in respect of securities.

Pre-emptive rights: Pre-emptive rights provisions generally do not apply to publicly traded stock. PowerFleet’s certificate of incorporation does not provide for preemptive rights for its common stock.

Under PowerFleet’s certificate of incorporation, as specifically permitted by the DGCL, the PowerFleet board is authorised to establish from time to time new series of preferred stock and to fix the terms of such preferred stock. However, PowerFleet will still need to obtain stockholder approval in order to amend the certificate of incorporation to increase the number of authorised shares of preferred stock.

In addition, Nasdaq’s listing rules require stockholder approval prior to certain issuances of securities in connection with: (a) the acquisition of the stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings (i.e. private placements of securities). Furthermore, Nasdaq has a voting rights rule, which provides that voting rights of shareholders of publicly traded common stock cannot be disparately reduced or restricted through any corporate action or issuance. For example, under the voting rights rules, a company cannot create a new class of security that votes at a higher rate than an existing class of securities or take any other action that has the effect of restricting or reducing the voting rights of an existing class of securities.

Lastly, the SEC’s proxy rules contain fairly extensive disclosure requirements that PowerFleet must comply with in seeking stockholder approval for (a) the authorisation or issuance of securities (including a description of (i) the terms of the securities to be issued and (ii) the relevant transaction in which they are to be issued) and (b) the modification of any class of securities (by charter amendment) (including a description of (i) any material differences between the outstanding securities and modified securities, (ii) the reasons for the proposed modification, and (c) any other material features of the proposed modification, as well as pertinent financial information).

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents

Expropriation rights in respect of securities: Expropriation mainly takes place in the context of mergers. In the case of a merger of a corporation into another entity, a stockholder that does not vote in favor of a transaction that is approved by the requisite stockholder vote will still have its shares automatically converted into the right to receive the merger consideration at the effective time of the merger, subject to any exercise by such stockholder of statutorily available appraisal rights.

The SEC’s proxy rules contain fairly extensive disclosure requirements that the Company must comply with in seeking stockholder approval for (a) the authorisation or issuance of securities (including a description of (i) the terms of the securities to be issued and (ii) the relevant transaction in which they are to be issued) and (b) the modification of any class of securities (by charter amendment) (including a description of (i) any material differences between the outstanding securities and modified securities, (ii) the reasons for the proposed modification, and (c) any other material features of the proposed modification, as well as pertinent financial information).

Similar to the JSE Listings Requirements, the SEC permits odd-lot offers and allows for expropriation under odd-lot offers. Odd-lot offers are also permitted under the Nasdaq Rules and the DGCL.

There are no expropriation rights included in the terms of the PowerFleet Shares.

Transfer and transferability of securities: The securities for which listing is sought must be fully paid up and, unless otherwise required by statute or at the discretion of the JSE (taking into account the objects of the FMA), be freely transferable. The JSE Listings Requirements further provides that the JSE will not list shares that are not fully paid for upon listing.

PowerFleet Shares shall be transferable in the manner prescribed by law (including the DGCL and federal securities laws), its certificate of incorporation and its bylaws. Transfers of PowerFleet Shares shall be made only on the books of the Company or by transfer agents designated to transfer shares of stock of the Company. Subject to applicable law, PowerFleet Shares represented by certificates shall be transferred only on the books of PowerFleet by the surrender to PowerFleet or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as PowerFleet or its transfer agent may reasonably require. Except as may be otherwise required by law, its certificate of incorporation or its bylaws, PowerFleet shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of PowerFleet in accordance with the requirements of the bylaws.

There are no restrictions on transferability included in the terms of the PowerFleet Shares and, other than the methods of transfer set out above, the PowerFleet Shares are transferable by PowerFleet Shareholders.

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents
Ranking, preferences, rights, limitations and other share terms: All the shares of any particular class authorised by a company have preferences, rights, limitations and other terms that are identical to those of other shares of the same class ie all shares of the same class are ranked pari passu. The preferences, rights, limitations and other terms attaching to a class of shares must be set out in the company’s memorandum of incorporation and can only be amended by amending the memorandum of incorporation.

Under the DGCL, the shares of any particular class or series of stock authorised by a corporation shall have the ranking, preferences, rights, limitations and other terms that are set forth in the corporation’s certificate of incorporation. Once authorised, the ranking, preferences, rights, limitations and other terms attaching to a class or series of stock can only be amended by amending the certificate of incorporation.

All shares of common stock of PowerFleet have the same ranking, preferences, rights, limitations and other terms.

Special voting rights in respect of securities: Each share issued by a company has associated with it one general voting right except as provided for in the Companies Act or in the company’s memorandum of incorporation.

Despite anything to the contrary in a company’s memorandum of incorporation, every share issued by that company has an irrevocable right of the shareholder to vote on any proposal to amend the preferences, rights, limitations and other terms associated with that share. If there is only one class of shares, those shares have a right to be voted on every matter that may be decided by shareholders of the company.

As a Delaware corporation whose common stock is primarily listed on the Nasdaq and registered with the SEC, PowerFleet is subject to a myriad of requirements regarding stockholder approval of amendments to its certificate of incorporation (also referred to as a “charter”) and issuances of its capital stock authorised thereunder.

The primary body of law that regulates charter amendments is the law of the state of incorporation, which, in the case of PowerFleet, would be Delaware law. Under the DGCL, amendments to a corporation’s certificate of incorporation require (a) approval of the board of directors and (b) majority stockholder approval and (subject to limited exceptions) approval of the holders of a majority in voting power of each class entitled to vote thereon as a class, except that the following amendments to a certificate of incorporation only require approval of the board of directors: (i) an amendment solely to change the name of the corporation, and certain other minor administrative changes, or (ii) an amendment that reclassifies by subdividing the issued shares of a class of stock into a greater number of issued shares of the same class of stock, provided the corporation has only 1 class of stock outstanding and such class is not divided into series (in other words, an amendment that effects a forward stock split of a corporation’s stock where the corporation only has 1 class of stock outstanding).

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents
Amendment/s to the constitutional documents: a company’s memorandum of incorporation may be amended (i) in compliance with a court order, (ii) by the board of a company to alter its share capital (unless prohibited by the memorandum of incorporation) or (iii) by a special resolution of the shareholders of the company (a resolutions approved by 75% of the company’s shareholders). An amendment of a memorandum of incorporation can take the form of a new memorandum of incorporation or an alteration of an existing memorandum of incorporation.

Under the DGCL, amendments to a corporation’s certificate of incorporation require approval by (a) the board of directors and (b) holders of a majority in voting power of the outstanding stock entitled to vote thereon and by the holders of a majority in voting power of each class entitled to vote thereon as a class, subject to limited exceptions. In addition, PowerFleet’s certificate of incorporation requires the affirmative vote of at least 75% of the voting power of the outstanding shares of PowerFleet capital stock entitled to vote in the election of directors, voting together as a single class, to amend, alter, change, or repeal certain articles of the Certificate of Incorporation, which relate to the ability of stockholders to call a special meeting or act by written consent, and the threshold for amending such provisions.

Subject to any additional vote required of any preferred stock, PowerFleet’s board of directors is expressly authorised to adopt, amend or repeal the bylaws. In addition, stockholders of PowerFleet have the power to adopt, amend or repeal the bylaws by the affirmative vote of a majority of the votes cast.

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents

Appointment and removal of directors: The board of directors of a private company must comprise of at least one director and the board of directors of a public company must comprise of at least three directors, in addition to the minimum number of directors that a company must have to satisfy any requirement, whether in terms of the Companies Act or the company’s memorandum of incorporation.

Directors are appointed or elected to the board of directors of a company by persons entitled to exercise voting rights in such an election or if they hold an office, title, designation or similar status entitling that person to be an ex officio director of the company. Directors may be elected to serve for an indefinite term or a term as set out in the memorandum of incorporation. A director’s election is conducted as a series of votes, each of which is on the candidacy of a single individual to fill a single vacancy, with the series of votes continuing until all vacancies on the board at that time have been filled. Each voting right may only be exercised once and a vacancy is filled only if a majority of the voting rights exercised are in support of the candidate.

A director may be removed by an ordinary resolution adopted at a shareholders meeting by the persons entitled to exercise voting rights in an election of that director. A director being removed must be given notice of the meeting and resolution proposing their removal and afforded an opportunity to make representations before the shareholders consider the resolution for removal.

A director may also be removed if they have become ineligible or disqualified in terms of section 69 of the Companies Act or the director is incapacitated to the extent that they are unable to perform their functions as a director and are unlikely to regain that capacity within a reasonable time.

There is no minimum number of directors required under Delaware law and the Nasdaq listing rules generally require there to be an audit committee composed of three independent directors.

PowerFleet’s bylaws provide advance notice procedures for stockholders to nominate candidates for election as directors at PowerFleet’s annual and special meetings of stockholders and for stockholders seeking to bring business before its annual meeting of stockholders. Generally, such notice must be provided no later than the 90th day, nor earlier than 120th day, prior to the first anniversary of the previous year’s annual meeting of stockholders. PowerFleet’s bylaws also specify certain requirements regarding the form and content of a stockholder’s notice as to each person the stockholder proposes to nominate for election as a director.

Nominations of persons for election to the PowerFleet Board may be made at a special meeting of PowerFleet Shareholders at which directors are to be elected pursuant to the Company’s notice of meeting by or at the direction of the PowerFleet Board or any committee thereof. In the event the Company calls a special meeting of PowerFleet Shareholders for the purpose of electing one or more directors to the PowerFleet Board, any such PowerFleet Shareholders entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting.

Except as otherwise expressly provided in any applicable rule or regulation promulgated under the U.S. securities laws, only such persons who are nominated in accordance with the procedures set forth in By-Laws shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors.

Subject to the rights of holders of any series of preferred stock and except as otherwise provided in the certificate of incorporation or by applicable law, any director or the entire PowerFleet Board may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents

Authority to issue shares or other securities (general and specific): The board of a company may resolve to issue shares of the company at any time, but only within the classes, and to the extent, that the shares have been authorised by or in terms of the company’s memorandum of incorporation. Shareholder approval is required for an issue of shares to (i) a director or prescribed officer of the company, (ii) persons related or inter-related to the company, a director of prescribed officer of the company, or (iii) a nominee of these persons. Shareholder approval is also required if the issue of shares will result in the voting power of the class of shares to be issued being equal to or exceeding 30% of the voting power of all the issued shares of that class.

The JSE Listings Requirements facilitate the issue of new shares either by way of general authority or specific authority obtained from shareholders in general meeting (without voting restrictions in the case of a general authority and excluding the vote of shareholders participating in the issue in the case of a specific authority). Issues effected under general authority are restricted by the JSE Listings Requirements as to the number of shares issued/percentage of the listed company’s issued share capital represented by the issue, the party to whom the shares may be issued and the price or maximum discount at which the securities may be issued. Issues effected under specific authority are not subject to such restrictions, but require the preparation of a fairness opinion where the issue is effected at a discount to a related party to the company.

Under the DGCL and subject to the provisions of the certificate of incorporation and bylaws, the whole or any part of any unissued balance of the authorised capital stock of the Company or the whole or any part of any shares of the authorised capital stock of the Company held in the Company’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the PowerFleet Board in such manner, for such lawful consideration and on such terms as the PowerFleet Board may determine.

In addition, Nasdaq listing rules generally require shareholder approval prior to the issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) if 20% or more of the voting power or number of shares of common stock outstanding before such issuance of stock or securities convertible into or exercisable for common stock is being issued (or is issuable), subject to certain exceptions (including a bona fide public offering for cash).

Changes in beneficial ownership of securities: Except to the extent that a company’s memorandum of incorporation provides otherwise, the company’s issued securities may be held by, and registered in the name of, one person for the beneficial interest of another person. Companies are required to file a record with CIPC regarding the individuals who are beneficial owners of the company and must ensure that the information is updated by filing notices with CIPC after any changes to beneficial ownership have occurred.

An issuer receiving notice of any changes of beneficial ownership in the issuer must announce the changes within 48 hours of receipt of such notice through SENS.

Under the DGCL, securities may be in certificated or uncertificated form. PowerFleet’s certificate of incorporation provides for uncertificated securities. U.S. securities laws require that ownership changes of certain officers, directors and holders of more than 5% of a publicly traded company’s securities be disclosed within two business days, or in certain instances five business days, of such ownership change.

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents

Director’s interests in transactions: Directors have a duty to disclose any personal financial interests that they (or any persons related to them) may have in any matter to be considered by the board of directors of a company and may not participate in the consideration of such matter or vote on such matter. The duty of disclosure goes further than transactions and requires disclosure in respect of any matters where a personal financial interest exists.

Directors are required to disclose all relevant particulars regarding the nature and extent of any material beneficial interests, whether direct or indirect, of directors of the group, including a director who has resigned during the last 18 months, in transactions that were effected by the applicant.

Generally, under the DGCL, directors of a corporation owe fiduciary duties to the corporation and its stockholders, including a duty of loyalty and a duty of disclosure to the corporation, and must notify a corporation of certain business opportunities. Under Delaware law, the duty of loyalty means the board must act in the best interests of the corporation and the stockholders, subordinating other interests (including personal interests) to that of the corporation and the stockholders. The board also has a duty to communicate honestly with stockholders and to make full and fair disclosures of all material information. Information is material if there is a substantial likelihood that the disclosure of the omitted fact would have been viewed by a reasonable stockholder as having significantly altered the total mix of information made available. Failure to comply with fiduciary duties under Delaware law subjects interested transactions to legal scrutiny and could subject directors to personal liability. Pursuant to the Certificate of Incorporation, PowerFleet renounced any interest or expectancy of PowerFleet in, or in being offered an opportunity to participate in, business opportunities that are presented to the Series A Directors, any holder of Series A Preferred Stock (or PowerFleet Common Stock issuable upon conversion of Series A Preferred Stock),[1] or any partner, manager, member, director, officer, stockholder, employee, agent or affiliates thereof.

4	The Series A Preferred Stock will be redeemed prior to or simultaneously with the implementation of the Scheme and will subsequently be eliminated from PowerFleet’s share capital and Series A Directors will resign from the Board as soon as possible immediately after the redemption of the Series A Preferred Stock.

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents

Transactions (acquisitions and disposals) and related party transactions: Any disposal of all or greater part of the assets or undertaking of a company requires approval by way of a special resolution by the shareholders of the company.

Two or more profit companies, including holding and subsidiary companies, may amalgamate or merge subject to approval of a merger agreement by the shareholders of the amalgamating or merging company.

The board of a company may propose and, subject to approval by way of a special resolution by shareholders, implement any arrangement between the company and holders of any class of its securities by way of a scheme of arrangement. A company must retain an independent expert to assess the effect of the arrangement on the value of the securities and the rights and interests of the shareholders or creditors of the company. The independent expert must prepare a report to the board which must be distributed to all the shareholders of the company.

The JSE Listings Requirements categorise transactions involving a cash consideration with reference to a percentage ratio which is calculated by taking the total consideration for the transaction as a percentage of the aggregate market value of all the issued ordinary shares (excluding treasury shares) of the issuer. A transaction with a percentage ratio of 5% or more but less than 30% is treated as a Category 2 transaction. Category 2 transactions do not require shareholder approval, only an announcement on SENS and an independent expert’s opinion. Transactions with a percentage ratio of 30% or more are treated as a Category 1 transactions. Category 1 transactions require approval by an issuer’s shareholders.

A related party transaction representing less than 0.25% of market capitalisation or dilution (uncategorised) requires no disclosures or shareholder approvals.

There are a number of exclusions as to what constitutes a related party transaction including if the transaction is in the ordinary course of business and the applicable ratios are equal to or less than 10%.

Related party transactions include (i) transactions as contemplated in JSE Listings Requirements, (ii) other agreement, (iii) or any variation or novation of an existing agreement, between the issuer, or any of its subsidiaries, and a related party. A “related party” includes a material shareholder or an associate (including a trust) of a material shareholder. A “material shareholder” is any person who is (or was in the previous 12 months) entitled to control the exercise of 10% or more of the votes at the issuer’s general meetings. An “associate” includes a company where the material shareholder is beneficially interested in 35% or more of the company’s shares.

Under the DGCL, any sale, lease or exchange of all or substantially all of a corporation’s property and assets requires the vote or approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon.

Under the DGCL, a corporation may consolidate or merge with another entity, subject to the vote or approval of such merger or consolidation by the holders of a majority of the outstanding stock of the corporation, except in certain limited instances.

As noted above, Nasdaq listing rules generally require shareholder approval prior to the issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) if 20% or more of the voting power or number of shares of common stock outstanding before such issuance of stock or securities convertible into or exercisable for common stock is being issued (or is issuable), subject to certain exceptions (including a bona fide public offering for cash).

U.S. federal securities regulations generally require public companies to disclose and describe related party transactions in which the amount involved is greater than $120,000 and the related party has a direct or indirect material interest. A related party of a company includes any director, executive officer, immediate family member of a director or executive officer, 5% or more stockholder, and immediate family member of a 5% or more stockholder.

Nasdaq requires a listed company to conduct an appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis by the company’s audit committee or another independent body of the board of directors. Nasdaq defines “related party transaction” as a transaction required to be disclosed pursuant to U.S. federal securities regulations.

In addition, under Delaware law directors are subject to fiduciary duties, including a duty of loyalty to the company and duty of disclosure as described above, and conflicted transactions can subject directors to personal liability. The DGCL also provides that self-interested transactions may be entered into if (1) the conflicted transaction is approved by a majority of fully informed disinterested directors, or (2) it is approved in good faith by a vote of fully informed stockholders, or (3) it is “fair as to the corporation” at the time it is approved by the board of directors, a committee of the board, or the stockholders.

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents

Corporate governance: Corporate governance is primarily regulated by King IV which is a set of voluntary and leading practices. Only publicly listed companies are required, by law, to comply with certain prescribed components of King IV. King IV sets out to regulate directors and their conduct not only with a view to complying with the minimum statutory standard, but also to seek to adhere to the best available practice that may be relevant to the company in its particular circumstances.

Companies listed on the JSE are required in terms of the JSE Listings Requirements to consider the recommended practices and comply with the corporate governance principles set out in King IV on an “apply and explain” basis. In line with the “apply and explain” outcomes based approach in King IV, claims of good governance practices must be substantiated and disclosed in the company’s annual report.

The Companies Act regulates all South African corporate entities and also contains its own corporate governance requirements including but not limited to (i) the requirements for the composition of audit committees and the qualification, experience and independence requirements for audit committee members and (ii) the requirement for all listed public companies to constitute a social and ethics committee.

Corporate governance of PowerFleet is governed by the DGCL, U.S. federal and state securities laws and the listing rules of Nasdaq.

Under the DGCL, a corporation’s board of directors and management are subject to fiduciary duties to the corporation and its stockholders including, a duty of care, duty of loyalty and duty of disclosure.

The U.S. federal securities laws require that publicly traded corporations take a number of actions related to corporate governance, including but not limited to, maintaining an independent audit committee, filing periodic and current reports with the SEC, adopting a code of ethics, publicly disclosing related party transactions, publicly disclosing beneficial ownership of directors, certain officers and owners of 5% or more of the company’s stock.

Nasdaq requires listed companies to comply with its corporate governance standards, which include but are not limited to maintaining an independent board of directors, maintaining an audit committee and compensation committee, requiring routine meetings of the board, seeking stockholder approval of specified matters.

Pro-active monitoring process of review of financial statements of the issuer by the listing authority or any other relevant regulatory body: The JSE undertakes a process of reviewing the annual financial statements of issuers at the request of The FSCA. The JSE aims to ensure it has a view of the entire market across all sectors and all markets. In this regard the JSE ensures that issuers of all sizes are covered.

The Nasdaq generally does not review the financial statements of a listed company. Corporations that file reports with the SEC are subject to periodic review of public disclosures, including financial statements, by the SEC.

JSE Listings Requirements/South African regulatory/ legislative framework	Nasdaq rules/U.S. regulatory/legislative framework and constitutional documents

Takeover laws applicable to the issuer: please see the “Transactions (acquisitions and disposals) and related party transactions” row above. The applicable takeover laws in South Africa are contained in the Companies Act and the Companies Regulations with JSE listed issuers also being subject to the JSE Listings Requirements, see categorisation requirements for JSE listed companies above.

Under U.S. law a transaction may be subject to various statutes depending on the size and nature of the transaction. For example, certain transactions require filings and review by the Federal Trade Commission, Committee on Foreign Investment, SEC and other regulatory bodies.

PowerFleet is subject to provisions of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions, by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, such person owned at least 85% of the corporation’s outstanding voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the transaction is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

10.	RULINGS OBTAINED FROM THE JSE

The JSE granted rulings to MiX Telematics and PowerFleet regarding, inter alia, the following:

10.1	the presentation of the annual financial statements of MiX Telematics and PowerFleet. In this regard, the JSE permitted MiX Telematics and PowerFleet, both reporting under US GAAP, to disclose their annual financial statements in US GAAP as opposed to IFRS as required by section 8 of the JSE Listings Requirements; and

10.2	the incorporation by reference of the pro forma financial information of MiX Telematics (and PowerFleet) from the Scheme Circular.

11.	INFORMATION INCORPORATED BY REFERENCE INTO THE PROSPECTUS

The table below sets out all the information that has been incorporated by reference in this Prospectus and where shareholders can access the information.

Information	Financial Year	Document from which incorporated	Link to website
PowerFleet consolidated financial statements	2022 and 2021	N/A	https://ir.powerfleet.com/financials/all-sec-filings/content/0001493152-23-010426/0001493152-23-010426.pdf

PowerFleet interim financial statements for the six month period ended 30 June 2023	2021 and 2020 2023 and 2022	https://ir.powerfleet.com/financials/annual-reports/content/0001493152-22-007009/0001493152-22-007009.pdf
https://ir.powerfleet.com/financials/quarterly-reports/content/0001493152-23-027472/0001493152-23-027472.pdf

MiX Telematics consolidated financial statements	2022 and 2021 2023	N/A	https://ir.powerfleet.com/financials/quarterly-reports/content/0001493152-22-021775/0001493152-22-021775.pdf 0001628280-23-023049 (d18rn0p25nwr6d.cloudfront.net)

Pro forma financial – information	2022 2021	Scheme Circular, Part III: Financial Information, page 54 Scheme Circular, Annexure 5, page 78	0001628280-22-017109 (d18rn0p25nwr6d.cloudfront.net) 0001628280-21-012152 (d18rn0p25nwr6d.cloudfront.net) https://investor.mixtelematics.com/news/default.aspx

12.	RESPONSIBILITY STATEMENTS

12.1	PowerFleet

The Directors, whose names are given in paragraph 2 on page 15 of this document collectively and individually, accept full responsibility for the accuracy of the information given in this Prospectus and certify that, to the best of their knowledge and belief, there are no facts that have been omitted which would make any statement false or misleading, and that all reasonable enquiries to ascertain such facts have been made and that this Prospectus contains all information required by the law and the JSE Listings Requirements.

12.2	MiX Telematics

The MiX Telematics Board, whose members are identified in the Scheme Circular, collectively and individually, accept full responsibility for the accuracy of the information given in this Prospectus (but only insofar as such information relates to MiX Telematics and only to the extent that they are required to accept such responsibility in terms of the Companies Act and/or the JSE Listings Requirements) and certify that, to the best of their knowledge and belief, there are no facts that have been omitted which would make any statement false or misleading, and that all reasonable enquiries to ascertain such facts have been made and that the Prospectus contains all information required by law and the JSE Listings Requirements.

SECTION 5: INAPPLICABLE OR IMMATERIAL MATTERS

The following paragraphs of the Companies Act and the Companies Regulations are not applicable in the circumstances of the Transaction and the Scheme:

Regulation number	Regulation heading
54(2)	Brief history of business or property acquired with capital raised
54(3)	General statement of required information
55	Specific matters to be addressed for a limited offer
59(2)(a)	History, state of affairs and prospects of the company
64(2)(c)	Interest of directors and promoters
77	Report by auditor where company will acquire a business undertaking
79(2)	Report by auditor where company has no subsidiary
80	Requirements for prospects of mining company

Signed on behalf of the Board

11 January 2024

 ANNEXURE 1

RISK FACTORS

Save for the defined terms below which shall bear the meanings ascribed to such terms in the definitions list below, capitalised terms used in this ANNEXURE 1: have been defined on page 8 of this Prospectus.

MiX Telematics Shareholders are advised to carefully consider the following risk factors. You also should read and consider the risk factors associated with each of the businesses of PowerFleet and MiX Telematics because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found under Part I, Item 1A, “Risk Factors” in PowerFleets’ Annual Report on Form 10-K for the year ended 31 December 2022 and Part I, Item 1A, “Risk Factors” in MiX Telematics’ Annual Report on Form 10-K for the year ended 31 March 2023, each of which is on file with the SEC.

Definitions

“MiX Special Meeting”	refers to the special general meeting of the MiX Telematics shareholders in connection with the transactions, as may be adjourned or postponed from time to time;

“PowerFleet Special Meeting”	refers to the special meeting of the PowerFleet stockholders in connection with the transactions, as may be adjourned or postponed from time to time;

“PowerFleet Specified Stockholder Approval”	refers to the approval by PowerFleet Shareholders of the PowerFleet stock issuance proposal and the PowerFleet charter amendment proposal

“we”, “our” or “us”	Refers to PowerFleet.

Risk Factors Relating to the Transactions

The number of PowerFleet Shares that MiX Telematics Shareholders will receive under the Implementation Agreement is based on a fixed Swap Ratio. The market value of PowerFleet Shares to be issued upon completion of the transactions is unknown, and therefore, MiX Telematics Shareholders cannot be certain, at the time they are being asked to vote, of the value of the Scheme Consideration to be paid in PowerFleet Shares.

MiX Telematics Shareholders will receive a fixed number of PowerFleet Shares in the transactions rather than a number of shares with a particular fixed market value. The market values of PowerFleet Shares and MiX Telematics Shares (and MiX ADSs) have fluctuated since the date of the announcement of the transactions and will continue to fluctuate from the date of this Prospectus to the date of the PowerFleet Special Meeting, the date of the MiX Special Meeting and the closing date of the transactions, which could occur a considerable amount of time after the date of the PowerFleet Special Meeting and the date of the MiX Telematics special meeting. The market values of PowerFleet Shares and MiX Telematics Shares (and MiX ADSs) at the time of the closing of the transactions may vary significantly from their prices on the date of the Implementation Agreement, the date of this Prospectus or the date of the PowerFleet Special Meeting or the MiX Telematics special meeting. Because the Swap Ratio will not be adjusted to reflect any changes in the market prices of PowerFleet Shares or MiX Telematics Shares (or MiX ADSs), the market value of the PowerFleet Shares issued as the Scheme Consideration shares and MiX Telematics Shares (including those represented by MiX ADSs) exchanged in the transactions may be higher or lower than the values of such stock on earlier dates. The Scheme Consideration to be received by MiX Telematics Shareholders will be solely PowerFleet Shares, except that any entitlements to fractions of PowerFleet Shares that otherwise would be issuable pursuant to the Scheme will be rounded down to the nearest whole number of shares and a cash payment will be made for any fractional shares resulting from such rounding. Although the consideration to be received by MiX Telematics Shareholders is set, the market value of the Scheme Consideration to be received by MiX Telematics Shareholders that is comprised of PowerFleet Shares will fluctuate. On 9 October 2023, the last trading day prior to the announcement of the transactions, the market value of the Scheme Consideration was approximately $139.3 million based on the closing price of PowerFleet Shares on 9 October 2023. On the Last Practicable Date, the last practicable day before the date of this Prospectus the market value of the Scheme Consideration was approximately $245 million based on the closing price of PowerFleet Shares on 5 January 2024. As such, at the time of the MiX Telematics special meeting and the PowerFleet Special Meeting, MiX Telematics Shareholders and PowerFleet Shareholders will not know or be able to determine with certainty the value of the Scheme Consideration.

Changes in the market prices of PowerFleet Shares and MiX Telematics Shares (and MiX ADSs) may result from a variety of factors that are beyond the control of PowerFleet or MiX Telematics, including changes in their businesses, operations and prospects, regulatory considerations, governmental actions, and legal proceedings and developments. You are urged to obtain up-to-date prices for PowerFleet Shares and MiX Telematics Shares (and MiX ADSs).

The parties may not realise the anticipated benefits and cost savings of the transactions.

While PowerFleet and MiX Telematics will continue to operate independently until the completion of the transactions, the success of the transactions will depend, in part, on PowerFleet’s and MiX Telematics’ ability to realise the anticipated benefits and cost savings from combining PowerFleet’s and MiX Telematics’ businesses. The parties’ ability to realise these anticipated benefits and cost savings is subject to certain risks, including, among others:

•	the parties’ ability to successfully combine their respective businesses;

•	the risk that the combined businesses will not perform as expected;

•	the extent to which the parties will be able to realise the expected synergies, which include realising potential savings from re-assessing priority assets and aligning investments, eliminating duplication and redundancy, adopting an optimised operating model between both companies and leveraging scale, and creating value resulting from the combination of PowerFleet’s and MiX Telematics’ businesses;

•	the possibility that the aggregate consideration being paid for MiX Telematics is greater than the value PowerFleet will derive from the transactions;

•	the possibility that the combined company will not achieve the free cash flow that the parties have projected;

•	the incurrence of additional indebtedness in connection with the transactions and the resulting limitations placed on the combined company’s operations;

•	the assumption of known and unknown liabilities of MiX Telematics, including potential tax and employee-related liabilities; and

•	the possibility of costly litigation challenging the transactions.

If PowerFleet and MiX Telematics are not able to successfully integrate their businesses within the anticipated time frame, or at all, the anticipated cost savings, synergies operational efficiencies and other benefits of the transactions may not be realised fully or may take longer to realise than expected, and the combined company may not perform as expected.

Integrating PowerFleet’s and MiX Telematics’ businesses may be more difficult, time-consuming or costly than expected.

PowerFleet and MiX Telematics have operated and, until completion of the transactions will continue to operate, independently, and there can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s or both companies’ ongoing businesses or unexpected integration issues, such as higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in integrating the operations of PowerFleet and MiX Telematics in order to realise the anticipated benefits of the transactions so the combined business performs as expected include, among others:

•	combining the companies’ separate operational, financial, reporting and corporate functions;

•	integrating the companies’ technologies, products and services;

•	identifying and eliminating redundant and underperforming operations and assets;

•	harmonising the companies’ operating practices, employee development, compensation and benefit programs, internal controls and other policies, procedures and processes;

•	addressing possible differences in corporate cultures and management philosophies;

•	maintaining employee morale and retaining key management and other employees;

•	attracting and recruiting prospective employees;

•	consolidating the companies’ corporate, administrative and information technology infrastructure;

•	coordinating sales, distribution and marketing efforts;

•	managing the movement of certain businesses and positions to different locations;

•	maintaining existing agreements with customers and vendors and avoiding delays in entering into new agreements with prospective customers and vendors;

•	coordinating geographically dispersed organisations; and

•	effecting potential actions that may be required in connection with obtaining regulatory approvals.

In addition, at times, the attention of certain members of each company’s management and each company’s resources may be focused on completion of the transactions and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and, consequently, the business of the combined company.

Failure to complete the transactions could negatively impact the stock price and the future business and financial results of PowerFleet and MiX Telematics.

The parties’ respective obligations to complete the transactions are subject to the satisfaction or waiver of a number of conditions set forth in the Implementation Agreement. There can be no assurance that the conditions to completion of the transactions will be satisfied or waived or that the transactions will be completed. If the transactions are not completed for any reason, the ongoing businesses of PowerFleet and MiX Telematics may be materially and adversely affected and, without realising any of the benefits of having completed the transactions, PowerFleet and MiX Telematics would be subject to a number of risks, including the following:

•	PowerFleet and MiX Telematics may experience negative reactions from the financial markets, including negative impacts on trading prices of PowerFleet Shares and MiX Telematics Shares (and MiX ADSs) and from their respective customers, vendors, regulators and employees;

•	each party may be required to pay the other party a termination fee under certain specified circumstances equal to the lesser of (x) $1,500,000 and (y) 1% of the value of the Scheme Consideration Shares based on the closing price of PowerFleet Shares on the business day immediately prior to such termination fee becoming due under certain specified circumstances;

•	PowerFleet and MiX Telematics will be required to pay certain expenses incurred in connection with the transactions, whether or not the transactions are completed;

•	the Implementation Agreement places certain restrictions on the operation of each of PowerFleet’s and MiX Telematics’ respective businesses prior to the closing of the transactions, and such restrictions, the waiver of which is subject to the consent of the other parties, may prevent PowerFleet or MiX Telematics, as applicable, from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the transactions that PowerFleet or MiX Telematics would have made, taken or pursued if these restrictions were not in place; and

•	matters relating to the transactions (including integration planning) will require substantial commitments of time and resources PowerFleet and MiX Telematics management and the expenditure of significant funds in the form of fees and expenses, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to either PowerFleet or MiX Telematics as an independent company.

In addition, each of PowerFleet and MiX Telematics could be subject to litigation related to any failure to complete the transactions or related to any proceeding to specifically enforce PowerFleet’s or MiX Telematics’ obligations under the Implementation Agreement.

If any of these risks materialise, they may materially and adversely affect PowerFleet’s or MiX Telematics’ business, financial condition, financial results and the price of PowerFleet Shares, MiX Telematics Shares and ADSs.

For a description of the circumstances under which a termination fee is payable, see the section titled “The Implementation Agreement—Termination Fees” in the Definitive Proxy Statement.

PowerFleet and MiX Telematics will be subject to business uncertainties and contractual restrictions while the transactions are pending.

Uncertainty about the effect of the transactions on employees, vendors and customers may have an adverse effect on PowerFleet or MiX Telematics and, consequently, on the combined company after the closing of the transactions. These uncertainties may impair PowerFleet’s or MiX Telematics’ ability to retain and motivate key personnel and could cause customers and others that deal with PowerFleet or MiX Telematics, as applicable, to defer or decline entering into contracts with PowerFleet or MiX Telematics, as applicable, or making other decisions concerning PowerFleet or MiX Telematics, as applicable, or seek to change existing business relationships with PowerFleet or MiX Telematics, as applicable. In addition, if key employees depart because of uncertainty about their future roles and the potential complexities of the transactions, PowerFleet’s and MiX Telematics’ businesses could be harmed. Furthermore, the Implementation Agreement places certain restrictions on the operation of PowerFleet’s and MiX Telematics’ businesses prior to the closing of the transactions, which may delay or prevent PowerFleet and MiX Telematics from undertaking certain actions or business opportunities that may arise prior to the consummation of the transactions. See the section titled “The Implementation Agreement—Conduct of Business Prior to Scheme Implementation Date” in the Definitive Proxy Statement for a description of the restrictive covenants applicable to PowerFleet and MiX Telematics.

Third parties may terminate or alter existing contracts or relationships with PowerFleet or MiX Telematics.

Each of PowerFleet and MiX Telematics has contracts with customers, vendors and other business partners which may require PowerFleet or MiX Telematics, as applicable, to obtain consents from these other parties in connection with the transactions. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which PowerFleet and/or MiX Telematics currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with either party in anticipation of the transactions, or with PowerFleet following the transactions. The pursuit of such rights may result in PowerFleet or MiX Telematics suffering a loss of potential future revenue, incurring liabilities in connection with a breach of such agreements or losing rights that are material to its business. Any such disruptions could limit PowerFleet’s ability to achieve the anticipated benefits of the transactions. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the transactions or the termination of the transactions.

In order to complete the transactions, the parties must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, completion of the transactions may be jeopardised or prevented or the anticipated benefits of the transactions could be reduced.

Consummation of the transactions is conditional upon, among other things, the receipt of certain governmental approvals, including approvals required under South African law. Although the parties have agreed in the Implementation Agreement to use their reasonable best efforts to make certain governmental filings and obtain the required governmental approvals, there can be no assurance that the required approvals will be obtained and no assurance that the transactions will be completed.

In addition, the governmental authorities from which these approvals are required have broad discretion in administering the governing laws and regulations, and may take into account various facts and circumstances in their consideration of the transactions. These governmental authorities may initiate proceedings seeking to prevent, or otherwise seek to prevent, the transactions. As a condition to the approval of the transactions, these governmental authorities also may impose requirements, limitations or costs, require divestitures or place restrictions on the conduct of the combined company’s business after completion of the transactions. Conditions imposed by certain governmental authorities may be appealable; however, there can be no assurance that an appeal will be successful. Additionally, there is no certainty as to what conditions such governmental authorities may impose, the extent of such conditions or the impact of such conditions on the completion of the transactions. See the section titled “The Implementation Agreement—Conditions to the Scheme” in the Definitive Proxy Statement for a discussion of the conditions to the implementation of the Scheme and the section titled “Regulatory Approvals” in the Definitive Proxy Statement for a discussion of the regulatory approvals required in connection with the consummation of the transactions.

The transactions are subject to a number of closing conditions and, if these conditions are not satisfied, the Implementation Agreement may be terminated in accordance with its terms and the transactions may not be completed. In addition, the parties have the right to terminate the Implementation Agreement under other specified circumstances, in which case the transactions would not be completed.

The transactions are subject to a number of closing conditions and, if these conditions are not satisfied or waived (to the extent permitted by law), the transactions will not be completed. These conditions include, among others: (i) absence of certain legal impediments, (ii) effectiveness of a registration statement on Form S-4 relating to the transactions, (iii) registration under the Companies Act, and approval by the JSE, of a prospectus to be issued in South Africa relating to the transactions, (iv) receipt of required regulatory approvals, including the issuance by the TRP of a compliance certificate in respect of the Scheme, approval of applicable competition authorities to implement the Scheme, approval of the JSE with respect to the Scheme and the delisting of MiX Telematics Shares from the JSE, and approval of the SARB as required under South African Exchange Control Regulations in respect of the Scheme, (v) receipt of approvals of applicable regulatory authorities for distribution of a Scheme circular to MiX Telematics’ shareholders, (vi) receipt by MiX Telematics of a final fair and reasonable opinion of an independent expert, as required by the Companies Act, (vii) receipt by MiX Telematics of the MiX specified shareholder approval, (viii) receipt by PowerFleet of the PowerFleet Specified Stockholder Approval, (ix) receipt of required JSE approvals for the PowerFleet secondary listing, (x) approval for listing on Nasdaq and the JSE of the Scheme Consideration shares, and (xi) closing of debt and/or equity financing in an amount sufficient to provide for the redemption in full in cash of all outstanding shares of the PowerFleet’s Series A preferred stock.

The conditions to the closing may not be fulfilled and, accordingly, the transactions may not be completed. In addition, if the transactions are not completed by 31 March 2024 (as such date may be extended in accordance with the Implementation Agreement, any party may choose not to proceed with the transactions. Moreover, the parties can mutually decide to terminate the Implementation Agreement at any time prior to the consummation of the transactions, before or after receipt of the PowerFleet Specified Stockholder Approval and MiX specified shareholder approval, subject to approval by the TRP, and each party may elect to terminate the Implementation Agreement in certain other circumstances, as described in the section titled “The Implementation Agreement—Termination” in the Definitive Proxy Statement. If the Implementation Agreement is terminated, PowerFleet and MiX Telematics may incur substantial fees and expenses in connection with termination of the Implementation Agreement, which may include payment of a termination fee, and neither of them will realise the anticipated benefits of the transactions. For a description of the circumstances under which a termination fee is payable, see the section titled “The Implementation Agreement—Termination Fees” in the Definitive Proxy Statement.

PowerFleet or MiX Telematics may waive one or more of the closing conditions to the transactions without re-soliciting shareholder approval.

Each of PowerFleet and MiX Telematics has the right to waive certain of the closing conditions to the transactions. Any such waiver may not require re-solicitation of shareholders, in which case stockholders of PowerFleet and shareholders of MiX Telematics will not have the chance to change their votes as a result of any such waiver, and PowerFleet and MiX Telematics will have the ability to complete the transactions without seeking further shareholder approval. Any determination whether to waive any condition to the transactions, whether shareholder approval would be re-solicited as a result of any such waiver or whether this Prospectus would be amended as a result of any waiver will be made by PowerFleet or MiX Telematics, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time, and any such waiver could have an adverse effect on PowerFleet or MiX Telematics, as applicable.

Both PowerFleet Shareholders and MiX Telematics Shareholders will have a reduced ownership and voting interest after the transactions and will exercise less influence over management.

After the completion of the transactions, PowerFleet’s stockholders and MiX Telematics’ shareholders will own a smaller percentage of PowerFleet than they currently own of PowerFleet and MiX Telematics, respectively. Based on the estimated number of PowerFleet Shares and MiX Telematics Shares (including those represented by MiX ADSs) outstanding and the exchange ratio, it is expected that MiX Telematics Shareholders will own approximately 65.5%, and PowerFleet Shareholders will own approximately 34.5%, of the combined company immediately after consummation of the transactions on a fully diluted basis. Consequently, PowerFleet Shareholders, as a group, and MiX Telematics Shareholders and ADS Holders, as a group, will each have reduced ownership and voting power in the combined company compared to their current ownership and voting power in PowerFleet and MiX Telematics, respectively. In particular, PowerFleet Shareholders, as a group, will have less than a majority of the ownership and voting power of PowerFleet and, therefore, will be able to exercise less collective influence over the management and policies of PowerFleet than they currently exercise. While MiX Telematics Shareholders and ADS Holders will own a majority of PowerFleet Shares immediately after consummation of the transactions, their collective ownership percentage will likewise be reduced compared to their current level, as will be their ability to influence management and policies.

There can be no assurance that PowerFleet will be able to secure the financing necessary to fund the redemption of PowerFleet’s Series A preferred stock in full.

The closing of debt and/or equity financing in an amount sufficient to provide for the redemption in full in cash of all outstanding shares of the PowerFleet’s Series A Preferred Stock is a condition to closing of the transactions. PowerFleet currently intends to redeem all of its outstanding Series A Preferred Stock for cash as part of the transactions; however, there is no assurance that it will secure the financing necessary to do so. PowerFleet cannot assure stockholders that it will be able to obtain financing in connection with the contemplated redemption on commercially reasonable terms, in a timely manner, or at all, to fund the offer to redeem the Series A Preferred Stock in full in cash.

In the event that PowerFleet is unable to secure financing on acceptable terms, the redemption of its Series A Preferred Stock may be delayed or not be completed and consummation of the transactions may be delayed or may not occur. If the Series A Preferred Stock is not redeemed in full in cash, the holders of the Series A Preferred Stock have the right to consent to the consummation of the Transaction. If the Series A Preferred Stock is not redeemed in full in cash, then there is no assurance that such holders of the Series A Preferred Stock will issue such consent. See the section titled “Financing of the Transactions” in the Definitive Proxy Statement. The Series A Preferred Stock ranks senior to the PowerFleet Shares, including with respect to dividend rights and rights upon a liquidation. In the event any shares of Series A Preferred Stock are not redeemed for any reason and remain outstanding following completion of the Transaction, the PowerFleet Shares will continue to be subject to these preferential rights.

The holders of the Series A Preferred Stock may not consent to the consummation of the Transaction if they are not redeemed in full in cash at the closing.

Under the PowerFleet charter, the holders of the Series A Preferred Stock have the right to consent to the Transaction unless they are redeemed in full in cash. If PowerFleet is unable to raise the financing (as defined in “The Implementation Agreement— Financing”), even though the parties may elect to waive such condition to closing, the failure to obtain such financing would trigger the consent right of the holders of the Series A Preferred Stock. There is no assurance that the holders of the Series A Preferred Stock will grant their consent if they are not redeemed in full in cash.

The Implementation Agreement limits PowerFleet’s and MiX Telematics’ ability to pursue alternatives to the transactions.

The Implementation Agreement contains provisions that make it more difficult for PowerFleet and MiX Telematics to enter into alternative transactions. The Implementation Agreement contains certain provisions that restrict PowerFleet’s and MiX Telematics’ ability to solicit or facilitate proposals from third parties with respect to transactions involving the financing or sale of PowerFleet or MiX Telematics, as applicable, or provide non-public information to, or otherwise participate or engage in discussions or negotiations with, third parties or take certain other actions that would reasonably be expected to lead to a third-party acquisition proposal. Further, there are only limited exceptions to PowerFleet’s and MiX Telematics’ agreement that the PowerFleet Board will not change its recommendation in favor of approval of the issuance of the Scheme Consideration shares and the charter amendment, and the MiX independent board will not change its recommendation in favor of approval of the Scheme. However, at any time prior to the receipt of the PowerFleet stockholder approval or the MiX shareholder approval, as applicable, in response to an unsolicited superior proposal made by a third party, the PowerFleet Board or the MiX independent board may make an adverse recommendation change, and (in the case of MiX, subject to shareholder approval) terminate the Implementation Agreement to enter into an alternative acquisition agreement, if such board concludes in good faith, after consultation with its respective outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the PowerFleet Board, the MiX Telematics Board or the MiX independent board, as applicable, under the circumstances and under applicable law. See the section titled “The Implementation Agreement—No Solicitation” in the Definitive Proxy Statement.

In addition, PowerFleet or MiX Telematics may be required to pay a termination fee equal to the lesser of (x) $1,500,000 and (y) 1% of the value of the Scheme Consideration shares based on the closing price of PowerFleet Shares on the business day immediately prior to such termination fee becoming due to the other party if the Scheme is not consummated under specified circumstances. See the section titled “The Implementation Agreement—Termination Fees” in the Definitive Proxy Statement, including as described above, for a description of the circumstances under which such a termination fee is payable. Upon receipt of the MiX specified shareholder approval, MiX Telematics’ right to terminate the Implementation Agreement in response to a superior proposal will cease. Upon receipt of the PowerFleet Specified Stockholder Approval, PowerFleet’s right to terminate the Implementation Agreement in response to a superior proposal will cease.

While PowerFleet and MiX Telematics believe these provisions are reasonable, customary and not preclusive of other offers, the provisions might discourage a third party that has an interest in acquiring all or a significant part of MiX Telematics or PowerFleet from considering or proposing such an acquisition, even if such party were prepared to pay consideration with a higher per-share value than the currently proposed Scheme Consideration or if such party were prepared to enter into an agreement that may be more favorable to PowerFleet or MiX Telematics or their respective stockholders or shareholders, as applicable.

The financial analyses and forecasts considered by PowerFleet and MiX Telematics and their respective financial advisor or independent expert, as applicable, may not be realised, which may adversely affect the market price of PowerFleet Shares following the completion of the transactions.

In performing their financial analyses and rendering their opinions related to the transactions, PowerFleet’s financial advisor and MiX Telematics’ independent expert relied on, among other things, certain information, including financial forecasts and projections of PowerFleet and MiX Telematics provided by PowerFleet and MiX Telematics. See the section titled “Opinion of PowerFleet’s Financial Advisor” and “Opinion of MiX Telematics’ Independent Expert” in the Definitive Proxy Statement. These projections and forecasts were prepared by, or at the direction of, the management of PowerFleet or the management of MiX Telematics, as applicable. None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections and forecasts are inherently based on various estimates and assumptions that are subject to change, including due to the judgment of those preparing them. These projections and forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of PowerFleet and MiX Telematics. There can be no assurance that PowerFleet’s or MiX Telematics’ financial condition or results of operations will be consistent with those set forth in such projections and forecasts, which could have an adverse impact on the market price of PowerFleet Shares or the financial position of PowerFleet following the transactions.

The financial forecasts and projections of PowerFleet and MiX Telematics included in the Definitive Proxy Statement have been prepared by, and is the responsibility of, the management of PowerFleet and MiX Telematics, as applicable, and have not been audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying forecasts and projections. Accordingly, no independent registered public accounting firm expresses an opinion or any other form of assurance with respect thereto or its achievability and assumes no responsibility for, and disclaim any association with, such forecasts and projections. The audited financial statements of PowerFleet and MiX Telematics do not extend to the financial forecasts and projections and should not be read to do so. See “Overview of the Transactions—PowerFleet Unaudited Prospective Financial Information” and “Overview of the Transactions—MiX Telematics Unaudited Prospective Financial Information” beginning on pages 58 and 60, respectively, of the Definitive Proxy Statement.

The financial forecasts are based on various assumptions that may not be realised.

The unaudited prospective financial information set forth in the forecasts included under the sections “Overview of the Transactions—PowerFleet Unaudited Prospective Financial Information” and “Overview of the Transactions—MiX Telematics Unaudited Prospective Financial Information” in the Definitive Proxy Statement were prepared solely for internal use and are subjective in many respects. PowerFleet’s and MiX Telematics’ prospective financial information were based solely upon assumptions of, and information available to, PowerFleet’s management and MiX Telematics’ management, as applicable, when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond PowerFleet’s and MiX Telematics’ control and may not be realised. Many factors mentioned in this Prospectus, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from PowerFleet’s and MiX Telematics’ estimates. In view of these uncertainties, the inclusion of prospective financial information in this Prospectus is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.

The unaudited prospective financial information set forth in the forecasts included under the sections titled “Overview of the Transactions—PowerFleet Unaudited Prospective Financial Information” and “Overview of the Transactions—MiX Telematics Unaudited Prospective Financial Information” in the Definitive Proxy Statement was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. Further, any forward-looking statement speaks only as of the date on which it is made, and neither PowerFleet nor MiX Telematics undertakes any obligation, other than as required by applicable law, to update, correct or otherwise revise the unaudited prospective financial information herein to reflect events or circumstances after the date those prospective financial information were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances, even in the event that any or all of the assumptions underlying any such prospective financial information are no longer appropriate (even in the short term).

The unaudited prospective financial information of PowerFleet and MiX Telematics included in the Definitive Proxy Statement has been prepared by, and is the responsibility of, the management of PowerFleet and MiX Telematics, as applicable and has not been audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying unaudited prospective financial information and, accordingly, no independent registered public accounting firm expresses an opinion or any other form of assurance with respect thereto or its achievability and assumes no responsibility for, and disclaim any association with, the prospective financial information. The audited financial statements of PowerFleet and MiX Telematics do not extend to the unaudited prospective financial information and should not be read to do so. See the sections titled “Overview of the Transactions—PowerFleet Unaudited Prospective Financial Information” and “Overview of the Transactions—MiX Telematics Unaudited Prospective Financial Information” in the Definitive Proxy Statement.

The unaudited pro forma financial information incorporated by reference in this Prospectus is preliminary and PowerFleet’s actual financial position or results of operations after the transactions may differ materially.

The unaudited pro forma financial information incorporated by reference in this Prospectus is presented for illustrative purposes only and is not necessarily indicative of what PowerFleet’s actual financial position or results of operations would have been had the transactions been completed on the dates indicated. The unaudited financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. The purchase price allocation reflected in this document is preliminary, and a final determination of the fair value of assets acquired and liabilities assumed will be based on the actual net tangible and intangible assets and liabilities of MiX Telematics that existed as of the date of the completion of the transactions. In addition, subsequent to the closing date, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma information incorporated by reference in this Prospectus. For more information, see the section titled “Unaudited Pro Forma Combined Financial Information” in the Definitive Proxy Statement.

Executive officers and directors of PowerFleet and MiX Telematics may have interests in the transactions that are different from, or in addition to, the rights of their respective stockholders.

Executive officers of PowerFleet and MiX Telematics negotiated the terms of the Implementation Agreement and the PowerFleet Board and the MiX Telematics Independent Board each approved the Implementation Agreement and the transactions and recommend that you vote at each respective special meeting in favor of the proposals or resolutions, as applicable. These executive officers and directors may have interests in the transactions that are different from, or in addition to, yours. These interests include the continued employment of certain executive officers of PowerFleet and MiX Telematics, the continued service of certain directors of PowerFleet and MiX Telematics, and the indemnification of PowerFleet and MiX Telematics executive officers and directors by PowerFleet. With respect to PowerFleet directors and executive officers, these interests also include acceleration of vesting of unvested equity grants that are subject to time-based vesting conditions. With respect to certain PowerFleet executive officers, these interests also include transaction-related cash bonus payments upon closing of the transactions and severance payments upon qualifying terminations of employment. All MiX SARs, some of which are held by certain MiX Telematics executive officers, will be assumed by PowerFleet upon completion of the Transaction. MiX Telematics Directors will not be granted any special benefits in connection with the Transaction. Shareholders should be aware of these interests when they consider their board of directors’ recommendation that shareholders vote in favor of the transactions. For a description of the interests of PowerFleet executive officers and directors in the transactions, see the section titled “Interests of PowerFleet Directors and Executive Officers in the Transactions” in the Definitive Proxy Statement. For a description of the interests of MiX Telematics executive officers and directors in the transactions, see the section titled “Interests of MiX Telematics Directors and Executive Officers in the Transactions” in the Definitive Proxy Statement.

The shares of PowerFleet to be received by MiX Telematics Shareholders as a result of the transactions will have rights that are different from the rights of MiX Telematics Shares.

Following completion of the transactions, MiX Telematics Shareholders will no longer be MiX Telematics Shareholders but will instead be PowerFleet Shareholders governed by Delaware law, the PowerFleet charter and PowerFleet bylaws. There will be important differences between your current rights as a MiX Telematics shareholder and your rights as a PowerFleet stockholder. See the section titled “Comparison of the Rights of Holders of MiX Telematics Shares and PowerFleet Shares” in the Definitive Proxy Statement for a description of the different rights of MiX Telematics Shares, on the one hand, and PowerFleet Shares, on the other hand.

PowerFleet, MiX Telematics and, subsequently, the combined company may have difficulty attracting, motivating and retaining executives and other key employees in light of the Transaction.

The combined company’s success after the transactions will depend in part on each of PowerFleet’s and MiX Telematics’ ability to retain key executives and other employees. Uncertainty about the effect of the transactions on PowerFleet’s and MiX Telematics’ employees may have an adverse effect on each company separately and consequently, the combined business. This uncertainty may impair PowerFleet’s and/or MiX Telematics’ ability to attract, retain and motivate key personnel. Employee retention may be particularly challenging during the pendency of the transactions, as PowerFleet’s and MiX Telematics’ employees may experience uncertainty about their future roles in the combined business.

Additionally, MiX Telematics’ officers and employees hold MiX Telematics Shares, and, if the transactions are completed, these officers and employees will be entitled to the Scheme Consideration in respect of such shares. All MiX SARs, some of which are held by certain MiX Telematics executive officers, will be assumed by PowerFleet upon completion of the Transaction. Because the vesting and exercise of such MiX SARs will no longer be subject to the continued employment of these officers and employees of MiX Telematics, it could make their retention more difficult. This may also be the case for PowerFleet officers and employees whose time-based equity grants are accelerated upon completion of the Transaction.

Furthermore, if any of PowerFleet’s or MiX Telematics’ key employees depart or are at risk of departing, including because of issues relating to the uncertainty and difficulty of integration, financial security or a desire not to become employees of the combined business, PowerFleet or MiX Telematics, as applicable, may have to incur significant costs in retaining such individuals or in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent, and the combined company’s ability to realise the anticipated benefits of the transactions may be materially and adversely affected. No assurance can be given that the combined company will be able to attract or retain key employees to the same extent that PowerFleet or MiX Telematics has been able to attract or retain employees in the past.

As a result of the transactions, the ability to use PowerFleet’s net operating loss carryovers may be significantly limited, which may result in PowerFleet being subject to higher effective tax rates.

PowerFleet experienced a prior ownership change in 2019 that resulted in an annual limitation under Section 382 of the Code in respect of loss carryovers at that time. In addition, it is expected that, as a result of the transactions, PowerFleet will undergo another ownership change under Section 382 of the Code. As a result, the ability to use PowerFleet’s net operating loss carryovers incurred prior to the ownership change against income arising after the ownership change may be significantly limited under Section 382 of the Code and under similar provisions of state and local law. Accordingly, PowerFleet may have to report higher taxable income and may be subject to higher effective tax rates than it otherwise would have in the absence of this limitation. In addition, as a result of this limitation, some of PowerFleet’s net operating losses may actually expire unused.

If the Scheme does not qualify as a “reorganisation” within the meaning of Section 368(a) of the Code, MiX Telematics Shareholders may be required to pay substantial taxes.

The Scheme is intended to qualify as a “reorganisation” within the meaning of Section 368(a) of the Code, and PowerFleet and MiX Telematics intend to report the Scheme consistent with such qualification. It is a condition to MiX Telematics obligation to closing of the transactions that it receives an opinion of counsel to the effect that the scheme should qualify as a “reorganisation” within the meaning of Section 368(a) of the Code. The opinion will be based on representations from each of PowerFleet and MiX Telematics and on customary factual assumptions, as well as certain covenants and undertakings by PowerFleet and MiX Telematics. If any of such representations, assumptions, covenants or undertakings is or becomes incorrect, incomplete or inaccurate or is violated, the validity of the opinion described above may be affected and the U.S. federal income tax consequences of the Scheme could differ materially from those described herein. An opinion of counsel represents such counsel’s best legal judgment but is not binding on the U.S. Internal Revenue Service (the “IRS”) or any court, so there can be no certainty that the IRS will not challenge the conclusion reflected in the opinion or that a court will not sustain such a challenge. Neither PowerFleet nor MiX Telematics intends to obtain a ruling from the IRS with respect to the tax consequences of the Scheme as a “reorganisation” within the meaning of Section 368(a) of the Code. If the IRS or a court determines that the Scheme is not treated as a “reorganisation” within the meaning of Section 368(a) of the Code, a U.S. holder generally would recognise taxable gain or loss upon the exchange of MiX Telematics Shares (or those represented by MiX ADSs) for PowerFleet Shares pursuant to the Scheme. See the section titled “Material U.S. Federal Income Tax Consequences of the Scheme” in the Definitive Proxy Statement.

Even if the Scheme qualifies as a reorganisation under Section 368(a) of the Code, a U.S. holder may still recognise gain as a result of the Scheme if MiX Telematics is or was classified as a “passive foreign investment company” (“PFIC”) for any taxable year during which a U.S. holder held MiX Telematics Shares.

Even if the Scheme qualifies as a “reorganisation” under Section 368(a) of the Code, if MiX Telematics was a PFIC for any taxable year during which a U.S. holder owned (or is deemed to own) MiX Telematics Shares, certain adverse U.S. federal income tax consequences, including recognition of gain, could apply to such U.S. holder as a result of the Scheme. MiX Telematics has advised PowerFleet that MiX Telematics believes it was never a PFIC at any time and that, based on the current and anticipated composition of its and its subsidiaries’ income, assets and operations, MiX Telematics does not expect to be a PFIC for the taxable year ending December 31, 2023. See “Material U.S. Federal Income Tax Consequences of the Scheme— Passive Foreign Investment Company Rules” beginning on page 86 of this the Definitive Proxy Statement. U.S. holders of MiX Telematics Shares should consult their tax advisors regarding the possible classification of MiX Telematics as a PFIC and the resulting U.S. federal income tax considerations.

Following the Scheme, non-U.S. holders of PowerFleet Shares may be subject to U.S. federal withholding and income tax.

Distributions to non-U.S. holders with respect to PowerFleet Shares will generally be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) to the extent such distributions are dividends for U.S. federal income tax purposes and are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. See “Material U.S. Federal Income Tax Consequences of the Scheme—U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Ownership and Disposition of PowerFleet Shares” beginning on page 87 of the Definitive Proxy Statement for more information. Non-U.S. holders are urged to consult with their own tax advisors as to the particular consequences that may apply to such non-U.S. holders.

PowerFleet and MiX Telematics will incur significant transaction and Scheme-related transition costs in connection with the transactions.

PowerFleet and MiX Telematics expect that they will incur significant, non-recurring costs in connection with consummating the transactions and integrating the operations of the two companies post-closing. PowerFleet and/or MiX Telematics may incur additional costs to retain key employees. PowerFleet and/or MiX Telematics will also incur significant fees and expenses relating to financing arrangements and legal services (including any costs that would be incurred in defending against any potential class action lawsuits and derivative lawsuits in connection with the transactions if any such proceedings are brought), accounting and other fees and costs, associated with consummating the transactions. Some of these costs are payable regardless of whether the transactions are completed. In addition, MiX Telematics or PowerFleet may be required to pay a termination fee equal to the lesser of (x) $1,500,000 and (y) 1% of the value of the Scheme Consideration shares based on the closing price of PowerFleet Shares on the business day immediately prior to such termination fee becoming due to the other party if the Implementation Agreement is terminated under specified circumstances described in the Definitive Proxy Statement. Though PowerFleet and MiX Telematics continue to assess the magnitude of these costs, additional unanticipated costs may be incurred in the transactions and the integration of the businesses of PowerFleet and MiX Telematics.

While the PowerFleet Shares is expected to be listed on the JSE, there is no guarantee as to how long such listing will be maintained.

Certain holders of MiX Telematics Shares are residents of the Republic of South Africa and are unable to hold PowerFleet Shares, which they stand to receive as consideration upon consummation of the transactions, if the PowerFleet Shares will not be listed on the JSE. While PowerFleet expects to list the PowerFleet Shares on the JSE by way of a secondary inward listing, there can be no assurance that such listing will be approved by the JSE. Additionally, the continued listing of PowerFleet Shares on the JSE is subject to various factors, such as compliance with the continued listing standards of the JSE. In the event that PowerFleet fails to meet the continued listing standards of the JSE, the PowerFleet Shares may be delisted from the JSE, which could adversely affect liquidity and market price of PowerFleet Shares or the ability of South African residents to continue to hold this stock.

The opinions of PowerFleet’s financial advisor and MiX Telematics’ independent expert will not be updated to reflect changes in circumstances between the signing of the Implementation Agreement in October 2023 and the completion of the transactions, with respect to the opinion of PowerFleet’s financial advisor, and the issuance of the Scheme Circular and the completion of the Transaction, with respect to the opinion of MiX Telematics’ independent expert.

Neither PowerFleet nor MiX Telematics has obtained an updated opinion from its financial advisor or independent expert, as applicable, as of the date of this Prospectus MiX Telematics’ independent expert will update its opinion as of the date the Scheme Circular is issued; however, PowerFleet does not anticipate asking its financial advisor or independent expert, as applicable, to update its opinion. Changes in the operations and prospects of PowerFleet or MiX Telematics, general market and economic conditions and other factors that may be beyond the control of PowerFleet or MiX Telematics, and on which PowerFleet’s financial advisors’ opinion and MiX Telematics’ independent expert’s opinion were based in part, may significantly alter the prices of PowerFleet Shares or MiX Telematics Shares (or MiX ADSs) by the closing date. The opinions do not speak as of the time the transactions will be completed or as of any date other than the date of such opinions. Because PowerFleet’s financial advisor and MiX Telematics’ independent expert will not be updating their opinions, as of the closing date of the Transaction, the opinions will not address the fairness, from a financial point of view, of the Scheme Consideration to be received by holders of MiX Telematics Shares (and ADS Holders) at the closing date. The PowerFleet Board’s recommendation that PowerFleet Shareholders vote “FOR” each of the PowerFleet proposals included in the Definitive Proxy Statement and the MiX Telematics independent board’s recommendation that MiX shareholders vote “FOR” each of the MiX resolutions included in the Scheme Circular, however, are made as of the date of this Prospectus. For a description of the opinions that PowerFleet received from its financial advisor and MiX Telematics received from its independent expert, see the section titled “Opinion of PowerFleet’s Financial Advisor” and “Opinion of MiX Telematics’ Independent Expert” in the Definitive Proxy Statement.

PowerFleet and MiX Telematics may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the transactions from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into business combination agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on PowerFleet’s or MiX Telematics’ liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the transactions, then that injunction may delay or prevent the transactions from being completed, which may adversely affect PowerFleet’s or MiX Telematics’ or, if the transactions are completed but delayed, the combined company’s business, financial position and results of operations. As at the Last Practicable Date, no such lawsuits have been filed in connection with the transactions and we cannot predict whether any will be filed.

Risks Relating to the Combined Company after Completion of the Transactions

In connection with the transactions, the combined company may incur significant indebtedness to finance the redemption of PowerFleet’s Series A preferred stock in full in cash.

The closing of debt and/or equity financing in an amount sufficient to provide for the redemption in full of all outstanding shares of the PowerFleet’s Series A preferred stock is a condition to closing of the transactions. If such financing involves debt, such indebtedness will have the effect, among other things, of reducing the combined company’s flexibility to respond to changing business and economic conditions, will increase the combined company’s borrowing costs and, to the extent that such indebtedness is subject to floating interest rates, may increase the combined company’s vulnerability to fluctuations in market interest rates. The increased levels of indebtedness could also reduce funds available to fund efforts to combine PowerFleet’s and MiX Telematics’ businesses and realise expected benefits of the transactions and/or engage in investments in product development, capital expenditures and other activities and may create competitive disadvantages for the combined company relative to other companies with lower debt levels. The combined company may be required to raise additional financing for working capital, capital expenditures, acquisitions or other general corporate purposes. The combined company’s ability to arrange additional financing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. PowerFleet and MiX Telematics cannot assure you that they will be able to obtain additional financing on terms acceptable to them or at all. See the section titled “Financing Relating to the Transactions” in the Definitive Proxy Statement.

The combined company will be subject to the risks that each of PowerFleet and MiX Telematics faces.

Following completion of the transactions, the combined company will be subject to numerous risks and uncertainties, including the risks faced by each of PowerFleet and MiX Telematics, which are described in the documents that each company has filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended 31 December 2022 of PowerFleet filed with the SEC on 31 March 2023, as amended by the Form 10-K/A filed on 1 May 2023, and the Annual Report on Form 10-K for the fiscal year ended 31 March 2023 of MiX Telematics on Form 10-K filed with the SEC on 22 June 2023, each as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are filed with the SEC and incorporated by reference into the Definitive Proxy Statement. If any such risks actually occur, the business, financial condition, results of operations or cash flows of the combined company could be materially adversely affected. See the section titled “Where You Can Find More Information” in the Definitive Proxy Statement.

The market price for PowerFleet Shares may be affected by factors different from those affecting the market price for MiX Telematics Shares (or MiX ADSs).

Upon completion of the transactions, holders of MiX Telematics Shares (and ADS Holders) will become holders of PowerFleet Shares. PowerFleet’s and MiX Telematics’ respective business differ, and accordingly the results of operations of the combined company will be affected by factors different from those currently affecting the results of operations of each of PowerFleet and MiX Telematics. For a discussion of the businesses of PowerFleet and MiX Telematics and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into the Definitive Proxy Statement, including the Annual Report on Form 10-K for the fiscal year ended 31 December 2022 of PowerFleet filed with the SEC on 31 March 2023, as amended by the Form 10-K/A filed on 1 May 2023, and the Annual Report for the fiscal year ended 31 March 2023 of MiX Telematics on Form 10-K filed with the SEC on 22 June 2023 and referred to in the section titled “Where You Can Find More Information” in the Definitive Proxy Statement, as updated by Quarterly Reports on Form 10-Q of PowerFleet and MiX Telematics and future filings after the date of this Prospectus filed with the SEC by PowerFleet and MiX Telematics.

The market price for PowerFleet Shares may decline as a result of the transactions, including as a result of some PowerFleet Shareholders adjusting their portfolios.

The market value of PowerFleet Shares at the time of consummation of the transactions may vary significantly from the prices of the PowerFleet Shares and MiX Telematics Shares on the date the Implementation Agreement was executed, the date of this Prospectus and the dates of the PowerFleet Special Meeting and the MiX Telematics special meeting. Following consummation of the transactions, the market price of PowerFleet Shares may decline if, among other things, the operational cost savings estimates in connection with the integration of PowerFleet’s and MiX Telematics’ businesses are not realised, or if the costs related to the transactions are greater than expected, or if the financing related to the transactions is on unfavorable terms. The market price also may decline if PowerFleet does not achieve the perceived benefits of the transactions as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the transactions on PowerFleet’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

In addition, sales of PowerFleet Shares by PowerFleet’s stockholders after the completion of the transactions may cause the market price of PowerFleet Shares to decrease. Based on the number of shares of PowerFleet Shares and MiX Telematics Shares (including those represented by ADSs) outstanding as of the Last Practicable Date, approximately 107,923,479 PowerFleet Shares are expected to be issued and outstanding immediately after the closing of the Transaction (including 1,496,247 shares of PowerFleet Shares reserved for issuance pursuant to outstanding stock option and restricted stock awards of PowerFleet that are subject to performance-based vesting conditions). Many MiX Telematics Shareholders may decide not to hold PowerFleet Shares that they receive in the transactions. Other PowerFleet Shareholders following consummation of the transactions, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell PowerFleet Shares that they receive in the transactions. Such sales of PowerFleet Shares could have the effect of depressing the market price for PowerFleet Shares and may take place promptly following the transactions.

Any of these events may make it more difficult for PowerFleet to sell equity or equity-related securities, dilute your ownership interest in PowerFleet and have an adverse impact on the price of PowerFleet Shares.

The transactions may not be accretive, and may be dilutive, to the combined company’s earnings per share, which may negatively affect the market price of PowerFleet Shares.

PowerFleet and MiX Telematics currently believe the transactions will result in a number of benefits, including cost savings, operating efficiencies, and stronger demand for their respective products and services, and that the transactions will be accretive to PowerFleet’s earnings. This belief is based, in part, on preliminary current estimates that may materially change. In addition, future events and conditions, including adverse changes in market conditions, additional transaction and integration-related costs and other factors such as the failure to realise some or all of the anticipated benefits of the transactions, could decrease or delay the accretion that is currently anticipated or could result in dilution. Any dilution of, or decrease in or delay of any accretion to, the combined company’s earnings per share could cause the price of PowerFleet Shares to decline or grow at a reduced rate.

Risks relating to MergeCo

If we are unable to keep up with rapid technological change, we may be unable to meet the needs of our customers, which could materially and adversely affect our financial condition and results of operations and reduce our ability to grow our market share.

Navigating our industry’s rapid technological changes is imperative for maintaining competitiveness and ensuring market acceptance of our products. The landscape is marked by constant innovation and evolving standards, spanning industries such as mobile asset management, automotive, mobile handset, GPS navigation, information technology, telecommunications, and enterprise software. Failure to adapt to these changes may hinder our competitiveness, potentially resulting in decreased market acceptance.

We actively engage in research and development to address technological shifts and enhance our products. However, the intricacies and uncertainties of our industry often lead to project delays, lower initial production volumes, and higher production costs, impacting market opportunities. The success of new products hinges on their alignment with evolving customer needs and preferences, and any failure in development, marketing, and release may adversely affect revenues and market share. Resource expenditure in unsuccessful research and development efforts further compounds these challenges.

Moreover, the broader technological landscape introduces integration and competition challenges. For instance, advancements in in-vehicle technology by truck and automobile manufacturers may standardise GPS-based tracking solutions, introducing new sources of competition. Additionally, the development of competing products, systems, or technologies may render our offerings less competitive, requiring timely enhancements to our technology.

The complexity and costliness of developing new and improved products, coupled with inherent risks such as market acceptance and regulatory changes, pose ongoing challenges. Inability to successfully introduce products accepted by the market could materially impact our business, results of operations, and financial condition. Competitors’ new products or enhancements may also influence customer purchasing decisions, affecting our market share. Adaptability to technological change is not only crucial for competitiveness but also integral to sustaining market acceptance and financial stability.

We may be subject to breaches of our information technology systems, which could damage our reputation, vendor, and customer relationships, and our customers’ access to our services.

Our business faces the constant threat of information technology system breaches, posing risks to our reputation, vendor and customer relationships, and customers’ access to our services. The necessity of using and storing sensitive data, including intellectual property and proprietary information, in our secure data centres and networks adds complexity to our operations. Despite implementing security measures such as user names, passwords, encryption, and authentication technologies, our systems remain vulnerable to attacks, including unauthorised access, security breaches, and other disruptions.

A cybersecurity breach could have far-reaching consequences, compromising information on our networks, resulting in significant data losses or theft of intellectual property. Beyond potential reputational damage, the breach may lead to remediation costs, internal operational disruptions, increased cybersecurity protection expenses, lost revenues, and litigation, collectively having a material adverse effect on our business, results of operations, and financial condition.

Moreover, our electronic transactions, data, and asset tracking sensors are susceptible to security or privacy breaches, exposing us to additional liability and the potential loss of customers. Inability to protect the security of our networks, data processing systems, and software products could negatively impact our reputation and profitability. Our systems and operations are at risk from various events, including human error, cybersecurity breaches, viruses, ransomware, malware, and intentional acts of vandalism. Despite employing third-party encryption and authentication technology providers, evolving cybersecurity threats and technological developments may compromise the technology we use to protect sensitive transaction data.

In the event of a compromise or breach, misappropriation of proprietary information, interruptions in operations, and adverse impacts on our reputation or our customers’ reputation may occur. Detection and prevention of unauthorised access to confidential information, including bank account numbers and asset tracking data, are critical to our business, and any failure in this regard could materially and adversely affect our business, results of operations, and financial condition. While we maintain cyber liability insurance, its coverage may not be sufficient to address the legal, reputational, and financial losses that could result from system interruptions or breaches. The overall implications underscore the imperative of robust cybersecurity measures to safeguard our business and maintain the trust of our stakeholders.

The industry in which we operate is highly competitive, and competitive pressures from existing and new companies could have a material adverse effect on our financial condition and results of operations.

We operate in a highly competitive industry, our business faces substantial pressures from existing and new companies, and this competition could significantly impact our financial condition and results of operations. The competitive landscape is influenced by various factors, including advances in technology, new product introductions, evolving industry standards, product improvements, changing customer needs, intellectual property innovation, marketing capabilities, and the ability to attract and retain skilled professionals. Moreover, competition extends to factors such as the ability of customers to invest in information technology and price competitiveness.

The products we and our competitors offer are becoming increasingly complex, potentially leading to competition with established computer, network and communications industry participants that possess greater financial, technical, marketing, and manufacturing resources. While we strive to differentiate our solutions through innovation, communication modes, patented battery management technology, sensor options, and installation configurations, failure to keep pace with technological advances or compete successfully against rivals may adversely affect our competitive position, revenues, and growth prospects.

In the fragmented and competitive market we participate in, characterised by relatively low entry barriers, increased competition could result in reduced operating margins, elevated sales and marketing expenses, and a loss of market share. Competition within our market is multifaceted, involving considerations such as functionality, reliability, total cost of ownership, application functionality for fleet deployments, product performance, new technology adoption (including AI), interoperability, brand reputation, customer service, distribution channels, regional expertise, size of customer base, return on investment, ease of deployment, and financial resources.

Moreover, competition is expected to intensify with the introduction of new technologies and the entry of companies from outside the telematics industry, including enterprise software vendors. The safety and security solutions market, where we actively compete, emphasises technological innovation, value-added services, brand recognition, successful recoveries of mobile assets, and the quality and pricing of products and services. The vehicle and mobile asset tracking and recovery solutions market, in particular, is highly competitive, with various products and services available, including GPS-based products installed by vehicle manufacturers.

In this competitive environment, the potential loss of market share, increased expenses, and challenges in maintaining operating margins underscore the need for our continued focus on innovation, differentiation, and adaptability to emerging technologies.

We are an international company and may be susceptible to a number of political, economic and geographic risks that could harm our business.

As a global company dependant on international sales to customers outside the U.S, we face an array of political, economic, and geographic risks that could significantly impact our business. Our international sales constitute a substantial portion of our products and services revenue, making us susceptible to various events such as geopolitical conflicts, economic downturns, and global supply chain disruptions, as exemplified by the COVID-19 pandemic and the Russia-Ukraine conflict. The occurrence of any of these events could result in a substantial decline in revenue.

Compliance with complex foreign and U.S. laws and regulations adds to the challenges of our international operations, encompassing internal control rules, data privacy requirements, anti-corruption laws like the Foreign Corrupt Practices Act, and anti-competition regulations. Violations of these laws and regulations could lead to fines, penalties, criminal sanctions, and prohibitions on conducting business in certain countries, potentially impacting our brand, international expansion efforts, employee retention, and overall business and operating results. Despite plans to implement compliance policies, there’s no guarantee that employees, contractors, or agents won’t violate these policies.

Operating internationally introduces various risks and challenges, including unexpected changes in regulatory requirements, currency exchange rate fluctuations, tariffs, and barriers, as well as managing operations across different countries with diverse laws and regulations. The complexity extends to tax considerations in multiple jurisdictions, ethical challenges in certain developing countries, and the broader impact of economic and geopolitical conditions, including war, terrorism, kidnapping, and high crime rates. Natural disasters or pandemics further compound these risks. Availability of U.S. dollars, especially in resource-export-dependent economies, and changes in export regulations also contribute to the complexity and uncertainty.

Expanding into new international territories involves substantial risks, including lack of familiarity with local markets, competition with established local competitors, legal and regulatory compliance challenges, currency exchange rate fluctuations, and potential adverse tax consequences. The complexities extend to finding and maintaining local dealers and distributors, monitoring and complying with legal and regulatory requirements, and navigating political, social, and economic instability in various regions. Intellectual property protection, exposure to claims of infringement, and compliance with anti-corruption, anti-money laundering, and export control laws further contribute to the challenges.

Operating in international markets demands significant management attention and financial resources. The investment required to establish operations and manage growth in additional territories may not necessarily yield desired levels of revenue or profitability. These combined risks underscore the importance of strategic planning, compliance measures, and ongoing diligence in our international operations.

Conditions and changes in the global economic environment may adversely affect our business and financial results.

Our business and financial results are vulnerable to conditions and changes in the global economic environment. Ongoing challenges such as stock market volatility, credit market tightening, inflation concerns, adverse business conditions, and liquidity issues, compounded by recent bank failures, contribute to the potential adverse impact on our customers. These economic uncertainties may lead to delayed decision-making, reduced spending, and jeopardised or delayed payment obligations by our customers, any of which could negatively affect our business and results of operations.

The global economic landscape, influenced by events like the continued global supply chain disruptions, inflation, the conflict between Russia and Ukraine, and recent bank failures, introduces volatility to our stock price. Economic downturns could result in reduced demand for wireless technology solutions, maintenance, support, and consulting services we provide. The extent of this impact on the wireless solutions industry and demand for our products and services remains uncertain. Our growth is contingent on the demand for our offerings, and a prolonged economic weakness may prompt delays or cancellations of wireless solutions projects, reductions in overall budgets, or cancellations of orders for our services. These factors may lead to longer sales cycles, delayed purchase decisions, payment and collection issues, and potential price pressures, affecting our revenues and operating margins. If customers cancel or delay their wireless solutions initiatives, our business, financial condition, and results of operations could be materially and adversely affected.

More recently, the closures of Silicon Valley Bank and Signature Bank and their placement into receivership with the Federal Deposit Insurance Corporation (“FDIC”) created bank-specific and broader financial institution liquidity risk and concerns. Although the Department of the Treasury, the Federal Reserve, and the FDIC jointly released a statement that depositors at Silicon Valley Bank and Signature Bank would have access to their funds, even those in excess of the standard FDIC insurance limits, future adverse developments with respect to specific financial institutions or the broader financial services industry may lead to market-wide liquidity shortages.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available for our operations or delay our ability to access such funds. Any such failure may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. In the event we have a commercial relationship with a bank that has failed or is otherwise distressed, we may experience delays or other issues in meeting our financial obligations. If other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, our ability to access our cash and cash equivalents may be threatened and could have a material adverse effect on our business and financial condition.

We may become involved in litigation and administrative proceedings particularly intellectual property disputes that could subject us to significant liability, divert the time and attention of our management and prevent us from selling our products, any of which could materially and adversely affect our financial condition and results of operations.

We face potential risks related to intellectual property disputes and legal proceedings that could have significant implications for our business, results of operations, and financial condition.

The possibility of becoming involved in an intellectual property dispute poses a substantial threat, potentially subjecting us to significant liability and diverting the time and attention of our management. This scenario could impede our ability to sell products, thus materially and adversely affecting our financial condition and results of operations. Given the prevalence of patent and intellectual property litigation globally, we may find ourselves in a position where litigation becomes necessary to enforce our intellectual property rights or defend against alleged infringement. Regardless of the litigation’s outcome, it could result in substantial costs, management distraction, and hindered product sales.

In the event of an adverse judgment in a patent infringement claim, we might be compelled to pay substantial damages, halt the sale or use of certain products, or seek a license from the intellectual property holder, which may not be available on reasonable terms or at all. This failure to obtain necessary licenses or rights could prevent the sale, manufacture, or distribution of our products, further adversely impacting our financial condition and results of operations.

Additionally, our business exposes us to various litigation and administrative proceedings related to labour, regulatory compliance, tax matters, governmental investigations, tort claims, contractual disputes, and potential criminal prosecution. The outcome of these proceedings can significantly affect our business, results of operations, and financial condition. While we may vigorously contest these matters and explore insurance claims when appropriate, the inherently unpredictable and costly nature of litigation makes it challenging to accurately estimate potential outcomes. Establishing provisions in accordance with GAAP requirements may not align precisely with the amounts ultimately paid due to uncertainties in the estimation process.

Litigation and administrative proceedings demand substantial management time and attention, regardless of the outcome, and can be expensive. Interim developments and announcements during these processes may influence the perception of securities analysts and investors, potentially leading to declines in the trading price of PowerFleet Shares if viewed negatively. Navigating these legal challenges requires ongoing vigilance, strategic planning, and prudent resource allocation to mitigate potential adverse effects on our overall business and financial standing.

Our manufacturers rely on a limited number of suppliers for several significant components and raw materials used in our products. If we or our manufacturers are unable to obtain these components or raw materials on a timely basis, we will be unable to meet our customers’ orders, which could reduce our revenues, subject us to claims for damages and adversely affect our relationships with our customers.

Our business is heavily dependent on a limited number of suppliers for crucial components and raw materials essential for manufacturing our products. This reliance exposes us to various risks, including potential unavailability of materials, interruptions in deliveries, and fluctuations in quality and pricing. The absence of long-term or exclusive commitments with our suppliers, coupled with the possibility of exclusive arrangements with competitors or disruptions in supply, poses significant challenges.

We understand that our manufacturers rely on specific suppliers for key components and raw materials used in our products. While alternative suppliers may exist, identifying them is challenging, and the time-consuming process may lead to manufacturing delays. If we or our manufacturers fail to secure an ample supply from existing or alternative sources, it could impact our ability to meet customer orders, potentially reducing revenues, prompting claims for damages, and adversely affecting customer relationships.

While we have navigated these challenges so far, an interruption in hardware supply could materially and adversely impact our production capacity, hindering our ability to fulfil sales orders and impacting new business growth. Although such interruptions may not significantly affect subscription revenue, they could directly impact hardware sales and the acquisition of new subscribers, thus influencing our overall business operations, results, and financial condition. Continuous monitoring and strategic planning remain essential to address these supply chain risks and ensure the resilience of our business operations.

Changes in practices of insurance companies in the markets in which we provide and sell our services and products could adversely affect our revenues and growth potential.

Our business faces dual dependencies, both on the supply chain for manufacturing components and raw materials and on the practices of insurance companies in the markets where we offer our services. The reliance on a limited number of suppliers for crucial components poses risks, such as potential manufacturing delays and interruptions, which may hinder our ability to fulfil customer orders, resulting in reduced revenues and potential claims for damages. Additionally, changes in market conditions or policies of insurance companies in our primary markets, such as Israel and South Africa, play a pivotal role in supporting demand for our stolen vehicle retrieval (“SVR”) services and products.

In Israel, where PowerFleet’s main SVR market is located, insurance companies mandate or incentivise the use of SVR services and products for specific vehicles, influencing our revenue stream. Similarly, in South Africa, the largest market for MiX Telematics products and services, insurance companies either mandate the installation of tracking devices or provide premium discounts to promote the adoption of vehicle tracking and mobile asset recovery solutions like those provided by MiX Telematics.

Any alterations in the policies or practices of these insurance companies, whether due to regulatory changes or market dynamics, could lead to a decline in revenues from SVR services and products. This, in turn, would adversely affect our overall revenues and growth potential. The intertwined nature of these dependencies emphasises the need for continuous monitoring, strategic planning, and adaptation to address potential challenges in both the supply chain and market dynamics, safeguarding the resilience and success of our business operations.

Because our products are complex, they may have undetected errors or failures when they are introduced, which could seriously harm our business and reputation, and our product liability insurance may not adequately protect us.

The complexity of our technical products introduces the risk of undetected errors or failures upon introduction, which could significantly impact our business. Despite rigorous efforts to identify and eliminate flaws, the potential for errors remains, even after commercial shipments commence. Given that our products are utilised in business-critical applications, any failure to perform as intended may lead to product liability claims. Although we maintain insurance, there is uncertainty regarding the adequacy of coverage for potential liabilities arising from harm caused by our products.

We allocate reserves at the time of shipment, but these may not be sufficient to cover actual repair costs, exposing us to financial implications. Product liability claims, even if unsuccessful, can result in costly litigation, diverting management resources and damaging our reputation. The availability of adequate product liability insurance in the future is uncertain, and if our insurance proves insufficient to cover claims, it could materially and adversely affect our financial condition and results of operations. The potential damage to our reputation and customer relationships from such claims underscores the importance of continuous risk assessment and management in our business operations. Additionally, our products may malfunction, potentially causing damage to customers’ property, and in the event of systematic failures, we face the risk of substantial reputation damage and economic loss, which may not be fully mitigated by insurance coverage.

A decline in sales of consumer or commercial vehicles in the markets in which we operate could result in reduced demand for our products and services.

The success of our business is closely tied to the sales of consumer and commercial vehicles in the markets we operate. Given that our products are primarily installed around the time of a vehicle’s initial sale, a decrease in new vehicle sales poses a direct risk to the demand for our services and products. Various factors, such as adverse changes in the economic environment, reduced customer discretionary spending, inflation, increased vehicle tariffs, taxes, gas prices, difficulties in obtaining credit, or global economic challenges, including public health crises, could contribute to a decline in new vehicle sales, directly affecting the demand for our solutions and thereby influencing our overall business performance, financial condition, and results of operations. Continuous monitoring of market dynamics and proactive strategies are essential to navigate potential challenges in our addressable market for solutions.

Our growth strategy involves increasing sales by expanding our market penetration and entering new markets with high demand potential. The success of this strategy hinges on multiple factors, including competition, customer experience, relationships with distributors, and global economic conditions. Challenges include the integration of factory-fitted substitute products by certain manufacturers, potentially limiting our ability to market our solutions to new customers before the initial vehicle sale and affecting our revenue growth.

A reduction in vehicle theft rates may adversely impact demand for our SVR services and products.

The demand for our SVR services and products, as well as certain other solutions, is closely tied to prevailing or expected vehicle theft rates. If vehicle theft rates decrease due to factors like enhanced security systems, improved law enforcement measures, or better economic and political conditions, it may adversely affect the demand for our offerings. This influence is particularly notable in markets with historically high theft rates.

Whether an actual or perceived reduction in vehicle theft and crime rates occurs, it has the potential to impact our business by leading to a decline in demand for our SVR services and certain solutions. Customers, including insurance companies, may alter their perceptions and needs based on changing crime rates. This shift in demand could result in a loss of customers and impede overall growth. Consequently, ongoing monitoring of market dynamics and adaptation of our strategies are essential to navigate potential challenges arising from changes in vehicle theft rates and customer perceptions.

We rely significantly on channel partners, network of dealers and distributors to sell our products, and disruptions to, or our failure to develop and manage our channel partners would harm our business.

Our business heavily relies on channel partners and a network of dealers and distributors for the sale of our products. The success of our distribution strategy is contingent on recruiting, retaining, and effectively managing qualified partners, as well as providing comprehensive training in our technology and product offerings. This requires significant time and resources, and to enhance our distribution channel, we must continually scale and improve supporting processes and procedures, necessitating investments in systems and training.

However, challenges arise as the complexity of these processes and procedures may increase with organisational growth. The absence of minimum purchase commitments from channel partners, coupled with the lack of exclusivity in their contracts, exposes us to the risk of competitors offering incentives to sway partner preferences or reduce sales of our products. Channel partners might choose not to offer our products exclusively or at all, especially if they have a history of selling our competitors’ products.

Similarly, our reliance on dealers and distributors, who contribute significantly to our total sales, exposes us to potential adverse changes in relationships. The terms of our agreements with dealers do not typically include minimum purchase obligations and are primarily non-exclusive. Dealers may also have relationships with our competitors, over which we have limited control. If relationships with key dealers or distributors deteriorate, or if a significant dealer or distributor chooses not to do business with us, our sales could decline materially, adversely affecting our business, results of operations, and financial condition. Continuous efforts to strengthen and maintain successful relationships with these partners are essential to mitigate these risks.

If we lose our key personnel, or are unable to recruit additional personnel, our ability to manage our business could be materially and adversely affected.

The continuity and success of our business are closely tied to the presence and performance of key personnel, particularly our executive officers. PowerFleet currently does not have employment agreements with any of its executive officers and our dependence on their sustained employment exposes us to potential disruptions. Given the scarcity of skilled professionals in the technology industry, especially those with extensive telematics knowledge, recruiting and retaining highly qualified employees poses a significant challenge. Failure to attract, train, and retain personnel, coupled with the inability to motivate and focus our existing team, could materially and adversely impact our ability to execute our growth plan, affecting our business, results of operations, and financial condition. Continuous efforts to attract and retain qualified personnel remain critical to mitigating these risks and ensuring the effective execution of our business strategies.

The potential loss of key personnel, including members of our leadership team and specialists crucial to our international operations, could significantly disrupt our operations. Specifically, the absence of staff focused on customer retention in international regions, such as customer success, project management, technical product support, and field services, may hinder our ability to deliver to existing customers and attract new business.

Our operations in emerging markets subject us to greater risks than those we would face if we only operated in more developed markets, which could increase our operating costs and inhibit our growth plan.

Emerging markets, including Africa, Eastern Europe, Mexico, the Middle East, Asia and South America, are subject to greater risks than more developed markets. The Middle East region is experiencing ongoing instability, which has affected and may continue to affect our growth in the region. The Brazilian market continues to experience political and economic issues such as high unemployment rates, high inflation rates and corruption allegations, which affect our growth in the region and our ability to introduce new services to the region. South Africa is experiencing political and economic issues, as well as high unemployment rates and scheduled power outages “loadshedding”, which could affect our ability to maintain our existing customer base as well as our ability to grow our existing customer base. The political, economic and market conditions in many emerging markets present risks that could make it more difficult to operate our business successfully.

These risks include:

•	political and economic instability, including higher rates of inflation and currency fluctuations;

•	higher levels of corruption, including bribery of public officials;

•	loss due to civil strife, acts of war or terrorism, guerrilla activities and insurrection;

•	a lack of well-developed legal systems which could make it difficult for us to enforce our intellectual property and contractual rights;

•	logistical and communications challenges;

•	potential adverse changes in laws and regulatory practices, including import and export license requirements and restrictions, tariffs, legal structures and tax laws;

•	difficulties in staffing and managing operations and ensuring the safety of our employees;

•	restrictions on the right to convert or repatriate currency or export assets;

•	greater risk of uncollectible accounts and longer collection cycles; and

•	introduction or changes to indigenization and empowerment programs.

Other Risks Relating to PowerFleet and MiX Telematics

As a result of entering into the Implementation Agreement, PowerFleet’s and MiX Telematics’ businesses are, and will continue to be, subject to the risks described above. In addition, PowerFleet and MiX Telematics are, and following completion of the transaction, the combined company will be, subject to the risks described in PowerFleet’s Annual Report on Form 10-K for the year ended 31 December 2022 and MiX Telematics’ Annual Report on Form 10-K for the year ended 31 March 2023, each as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are filed with the SEC and incorporated by reference into the Definitive Proxy Statement. See the section titled “Where You Can Find More Information” beginning in the Definitive Proxy Statement for the location of information incorporated by reference into the Definitive Proxy Statement.

ANNEXURE 2

POWERFLEET GROUP STRUCTURE

Prior to implementation of the Transaction

Post implementation of the Transaction

ANNEXURE 3

CURRICULUM VITAE OF POWERFLEET DIRECTORS

Name	Michael Brodsky

Qualifications	B.A. from Syracuse University M.B.A. from the Kellogg School of Management at Northwestern University J.D. from Northwestern University Pritzker School of Law

Position	Chairman and Director

Experience	Mr. Brodsky has served as a Director of the Company since June 2014, as chairman of the Board since December 2016 and as a director of Pointer Israel since October 2019. Previously, Mr. Brodsky was the lead director of the Board from June 2014 until December 2016. Mr. Brodsky is the co-founder and chief executive officer of Options Solutions, LLC, a specialised asset manager, and the managing partner of Vajra Asset Management, LLC, an investment firm. Mr. Brodsky has also served on the board of directors of EdgeCortix Inc., a firm specialising in semi-conductor technology, since March 2021, and on the board of advisors of Alpine Acquisition Corporation, a special purpose acquisition company focused on the family leisure and hospitality industries, since July 2021. Previously, Mr. Brodsky served on the board of directors of Genesis Land Development Corporation, a residential land developer and homebuilder, from 2012 to May 2019, including as chairman of the board from September 2012 to May 2019, on the board of directors of Determine, Inc., a provider of contract management, procurement and sourcing software, from October 2010 until its sale in April 2019, including as chairman of the board from August 2013 to April 2019 and as chief executive officer from August 2013 until December 2013, on the board of directors of Trans World Corporation, an owner and operator of hotels and casinos throughout Europe, from September 2013 until its sale in March 2018, including as Chairman of the Board from June 2014 to March 2018, and on the board of directors of Spark Networks, Inc., a collection of niche-oriented community websites, from November 2015 until its sale in November 2017. From February 2015 until its sale in July 2015, Mr. Brodsky also served on the board of directors of JPS Industries, Inc., a manufacturer of urethane film, sheet, tubing, and other highly-engineered components. From February 2013 to July 2014, he was a member of the board of directors of AltiGen Communications, Inc., a provider of Voice over Internet Protocol (VoIP) phone systems and call center solutions. Previously, he was a member of the board of directors and served as the president, chief executive officer and executive chairman of Youbet.com, Inc., an online horse racing wagering provider based in Woodland Hills, California. Following the June 2010 acquisition of Youbet.com, Inc. by Churchill Downs Incorporated, an industry-leading racing, gaming and online entertainment company headquartered in Louisville, Kentucky, Mr. Brodsky served on the board of directors of Churchill Downs until April 2012. From 2005 to 2011.

Current directorships[5]	Including, inter alia: Options Solutions, LLC Vajra Funds, LLC EdgeCortix Inc. Alpine Acquisition Corporation Pointer Telocation Ltd

Previous directorships (within previous 5 years)	Including, inter alia: Genesis Land Development Corporation Determine, Inc. Trans World Corporation

5	A ruling had been obtained in terms of which the JSE allowed Mr. Brodsky to omit the disclosure of his directorships in certain US limited liability companies (LLCs) in which his directorships are not publicly disclosed as permitted pursuant to the SEC rules. The disclosure above include only the directorships in LLCs that have been publicly disclosed

Name	Steve Towe

Qualifications	Mr. Towe’s qualifications to serve the Board include his years of experience scaling high value, global technology organisations. In addition, Mr. Towe’s role as the CEO of the Company provides the Board with invaluable insight into the management and daily operations of the Company.

Position	CEO and Director

Experience	Mr. Towe has served as the CEO and a director of the Company since January 2022. Mr. Towe also serves on the board of directors of I.D. Systems, Inc. and PowerFleet Israel Ltd., each a wholly owned subsidiary of the Company. Mr. Towe has over 20 years of experience in senior leadership positions for global software companies and previously served as president and chief operating officer of Aptos, Inc., a global leader of unified commerce solutions in the retailer enterprise SaaS market, from 2016 to December 2021. Mr. Towe has vast knowledge of the AIoT industry, having served from 2011 to 2016, as the chief commercial officer of Masternaut, a global telematics provider. Before his tenure at Masternaut, Mr. Towe served as managing director, from 2006 to 2011, and director of group operations, from 2002 to 2006, of Cybit Ltd, a market consolidating data company, and was a founding member and senior executive of Fleetstar Information Systems, the fleet management subsidiary of the Trafficmaster Group, from 2001 to 2002. Mr. Towe’s early career was spent in numerous leadership roles for global retailer WH Smith.

Current directorships	PowerFleet, Inc.

Pointer Telocation Ltd

Previous directorships (within previous 5 years)	None

Name	Ian Jacobs

Qualifications	BA, Yeshiva University, New York

MBA, Columbia Business School, New York

Position	Director

Experience	Mr. Jacobs has served as an independent non-executive director of MiX Telematics since 2016. He was appointed as the Chairperson of the Board in November 2022 and is a member of MiX Telematics’ our Nominations and Remuneration Committee. Ian graduated from Yeshiva University, New York in 1997 and worked as a research analyst focused on small capitalisation companies from 1997 to 2002 at Schroders, Sidoti & Co. and Goldman Sachs & Co. In 2003, after graduating from Columbia Business School, New York, Ian joined Berkshire Hathaway Inc., where he worked on investment research and other projects as directed by the Chairman/CEO. In 2009, Ian left Berkshire Hathaway Inc. to form 402 Capital LLC, a private investment firm.

Current directorships	MiX Telematics Limited

402 Capital LLC

402 GP LLC

Previous directorships (within previous 5 years)	MiX Telematics Limited

Name	Michael McConnell
Qualifications	BA, Harvard University
MBA, University of Virginia
Position	Director
Experience	From 1994 to 2008, Michael worked as an investment professional at Shamrock Capital Advisors, where he was a member of the firm’s executive committee. He left Shamrock in 2009 to serve as CEO of Collectors Universe, a leader in the authentication and grading of collectibles. Subsequently he held Executive Chairman roles at Redflex Holdings, Spark Networks and Adacel Limited. Over the past 26 years he has serve as a non-executive director for 15 public and 5 private companies in the US, Israel, Ireland, Australia and New Zealand.
Current directorships	QuickFee Australia Pty. Ltd., Jacob Stern & Sons Inc., Adacel Technologies Limited, Thorney Investments North America, OneSpan Inc.
Previous directorships
(within previous 5 years)	Vonage Holdings Corp., SPS Commerce Inc.

ANNEXURE 4

DETAILS OF MAJOR SUBSIDIARIES

Details of the Company’s subsidiary companies as the Last Practicable Date are set out below. None of the securities of the Company’s major subsidiaries (or any other subsidiaries of PowerFleet) are listed on any stock exchange.

Major subsidiaries

Subsidiary Name	Registration number	Nature of business	Total shares issued	% held by PowerFleet	Date and place of incorporation	Date of becoming subsidiary
Pointer Telocation Ltd	52-004147-6	Pointer Telocation Ltd is a leading provider of innovative telematics and mobile Internet of Things (AIoT) solutions to the automotive logistics (cargo, assets and containers) and insurance industries.	100	100%	17 July 1991 State of Israel	3 October 2019
MiX Telematics Limited	1995/013858/06	MiX Telematics is a leading global provider of connected fleet and mobile asset solutions delivered as Software-as-a-Service to over 1,042,000 subscribers in over 120 countries. MiX Telematics’ products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security.	≈554,020,612	≈100%	21 December 1995 South Africa	Operative date of the Scheme expected to be 2 April 2024
MiX Telematics Africa Proprietary Limited	2004/019797/07	Asset tracking and fleet management products and services.	1,000	100%	16 July 2004 South Africa	1 January 2005
MiX Telematics International Proprietary Limited	1963/006970/07	Fleet management products and services and research and development	739,672	100%	4 December 1963 South Africa	1 October 2007

Details of other subsidiaries

Name	Registration number	Date and place of incorporation
ID Systems, Inc	Fed EIN: 22-3270799	24 August 1993 Delaware, USA
PowerFleet Israel Holding Co, Ltd	51-598400-3	20 February 2019 State of Israel
PowerFleet Gmbh	HRB 61077	5 May 2009 Dusseldorf, Germany
Movingdots GmbH	HRB 29261 HB	13 September 1999 Berne, Germany
Pointer SA Proprietary Limited	1997/007795/07	23 May 1997 Johannesburg, South Africa
Pointer Telocation India (Private United Company)	U72900PN2012FTC143433	17 May 2012 Pune, India
Pointer Argentina SA (Argentina Corporation)	IGJ: 1662552	26 February 1999 Buenos Aires, Argentina
Pointer Do Brasil Commercial Ltd	10.426.974/0001-095	4 October 2008 Brazil
Pointer Recuperacion Mexico S.A (Mexico Corporation)	PRM0406177Z3	17 June 2004 Mexico
Pointer Logistica Y Monitorea (Mexico Corporation)	PLM190128SDA	28 January 2019 Mexico
Clicknow Technologies Ltd	516332889	31 January 2021 Israel
Asset Intelligence LLC	Fed EIN: 27-1641938	9 December 2009 Delaware, USA
Keytroller LLC	Fed EIN: 82-1991530	19 June 2017 Delaware, USA
PowerFleet Systems Ltd	Company Number: 04001259	24 May 2000 England and Wales

Name	Registration number	Date and place of incorporation
MiX Telematics Investments Proprietary Limited	2012/049922/07	9 March 2012 South Africa
MiX Telematics Europe Limited	05998818	15 November 2006 United Kingdom
MiX Telematics North America	75-2073876	1 July 2008 Texas, U.S.
MiX Telematics Serviços De Telemetria E Rastreamento De Veículos Do Brazil Limitada	17.131.425/0001-32	30 October 2012 Brazil
MiX Telematics India Private Limited	U62099DL2023FTC410448	19 February 2023 India
MiX Telematics Middle East FZE	1141	17 October 2006 UAE
MiX Telematics Enterprise SA Proprietary Limited 2	2008/008530/07	3 April 2008 South Africa
MiX Telematics Fleet Support Services Proprietary Limited	2008/001149/07	21 January 2008 South Africa
MiX Telematics East Africa Limited	128 386	7 March 2011 Uganda
MiX Telematics Romania SRL	322122	16 September 2014 Romania
MiX Telematics (Thailand) Limited	0105558090609	4 June 2015 Thailand
MiX Telematics Australasia Proprietary Limited	091 386 720	1 January 2000 Australia
MiX Telematics Serviços De Telemetria E Rastreamento De Veículos Do Brazil Limitada	17.131.425/0001-32	30 October 2012 Brazil
MiX Telematics Sociedad De Responsabilidad Limitada De Capital Variable	201900061393	19 February 2019 Mexico
MiX Telematics India Private Limited	U62099DL2023FTC410448	19 February 2023 India

ANNEXURE 5

DIRECTORS AND SENIOR MANAGEMENT OF POWERFLEET SUBSIDIARIES

Directors of major subsidiaries

Subsidiary name	Director name	Business address	Principal activity of director
Pointer Telocation Ltd	Steve Towe	14 Hamelacha Street, Rosh Ha’ayin 4809133,Israel	Director
	Michael Brodsky		Director
MiX Telematics Limited	Ian Jacobs	123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, United States of America	Director
	Michael Brodsky		Director
	Steve Towe		Director
	Michael McConnell		Director
MiX Telematics Africa Proprietary Limited	Gert Pretorius	Matrix Corner, Howick Close, Waterfall Park, Midrand, 1685	Director
	Daniel Reichenberg		Director
MiX Telematics International Proprietary Limited	Gert Pretorius	Matrix Corner, Howick Close, Waterfall Park, Midrand, 1685	Director
	Rory McWilliams		Director
	Catherine Lewis		Director
	Kgomotso Bokaba		Director

Current and previous directorships of directors of major subsidiaries

Director name	Current directorships	Previous directorships (within previous 5 years)
Steve Towe	PowerFleet,Inc.	–
Pointer Telocation Ltd
Michael Brodsky	Refer to annexure 3 of this Prospectus.	Refer to annexure 3 of this Prospectus.
Ian Jacobs	Refer to annexure 3 of this Prospectus.	Refer to annexure 3 of this Prospectus.
Gert Pretorius	MiX Telematics Africa Proprietary Limited	–
MiX Telematics International Proprietary Limited
MiX Telematics Enterprise SA Proprietary Limited
MiX Telematics Investments Proprietary Limited
MiX Telematics Fleet Support Proprietary Limited
Daniel Reichenberg	MiX Telematics Africa Proprietary Limited	MiX Telematics International Proprietary Limited
Rory McWilliams	MiX Telematics International Proprietary Limited	–
Catherine Lewis	MiX Telematics International Proprietary Limited	–
Kgomotso Bokaba	MiX Telematics International Proprietary Limited
	MiX Telematics Enterprise SA Proprietary Limited	–

ANNEXURE 6

CURRICULUM VITAE OF POWERFLEET SENIOR MANAGEMENT AND DIRECTORS OF MAJOR SUBSIDIARIES

SENIOR MANAGEMENT

Name	David Wilson
Qualifications	Bachelor of Commerce degree in Finance, University of Birmingham
Position	Chief Financial Officer and Company Secretary
Experience	Mr. Wilson has served as the Company chief financial officer and company secretary since January 2023. Prior to joining PowerFleet, Mr. Wilson served as the chief financial officer of NSONE, Inc., a leading provider of next generation managed Domain Name System services, from May 2020 to December 2022. Additionally, Mr. Wilson has held chief financial officer roles at Symphony Communication Services, LLC, an encrypted communication software company, from July 2017 to October 2019 and Ooyala Inc., a leading provider of online video services, from September 2013 to July 2017.
Current directorships	None
Previous directorships (within previous 5 years)	None

DIRECTORS OF MAJOR SUBSIDIARIES

Name	Gert Pretorius
Qualifications	B Com
Position	Executive Vice President – Africa
Experience	Gert Pretorius was appointed Managing Director of MiX Telematics Africa Proprietary Limited from October 2016, and served as the Executive Vice President for Information Systems from June 2014 to May 2017. Gert served as the Executive responsible for Africa Fleet Solutions from January 2012 to June 2014. Gert has served in various other senior sales and operations roles at MiX before being appointed Chief Operating Officer for MiX Telematics Africa Proprietary Limited in 2010. Previously, Gert served as Operations Manager for OmniBridge. From 1998 until joining OmniBridge, Gert held senior executive roles at fleet management companies including Super Group and Daimler Fleet Management and in the security industry at Coin Security Group.
Name	Daniel Reichenberg
Qualifications	CA(SA)
Position	CFO – Africa Consumer
Experience	Daniel Reichenberg is the Chief Financial Officer of MiX Telematics Africa which manages asset tracking and stolen vehicle recovery in South Africa. Prior to joining MiX Telematics, he held various financial roles more recently in fashion retail. His previous experience covered direct marketing and manufacturing.

Name	Rory McWilliams
Qualifications	CA(SA)
Position	Financial Director
Experience	Rory is the financial director of MiX Telematics International Proprietary Limited. Rory began his long career at MiX in May 2006. Rory previously was the financial director at Oceana Brands and before that the group financial manager at Wooltru Limited and financial director of Barlow Rand Properties Limited.
Name	Catherine Lewis
Qualifications	Business Science degree with Honours in Information Systems from the University of Cape Town
Position	Executive Vice President – Technology
Experience	Catherine Lewis joined the business formerly known as OmniBridge in May 2001 and was promoted to Managing Director of MiX Telematics’ Central Services Organisation (CSO) in November 2013. Catherine is responsible for all product development, the operations and management of the MiX SaaS platform, business systems, IT, technical support and central procurement and logistics.
Name	Kgomotso Bokaba
Qualifications	Bachelor of Arts – Social Sciences degree from University of the Western Cape (1996) Human Resources Development Honours Degree, University of Johannesburg (RAU) (2001)
Position	Executive: HR & Transformation
Experience	Appointed Executive: HR & Transformation in 2019, looking after HR, Learning & Development, Transformation (B-BBEE) and Facilities for MiX Telematics Africa and MiX Telematics Enterprise SA. In 2020 she was appointed as part of the local board of directors for MiX Telematics International and later the same year she became part of the board of directors for MiX Telematics Enterprise SA.
Kgomotso’s more than 25 years of HR career includes extensive experience in the automotive manufacturing industry involving HR business partnership in a unionised environment. Most experience is from multi-national organisations operating within Middle East and Africa, Europe and the USA.
She has held many HR positions with Ford Motor Company of SA and was based in the United Kingdom with Ford of Europe on a management developmental assignment from 2011 to 2014.
Kgomotso completed the Broad-based BEE Management Development Programme with Unisa SBL in 2022. As the champion for B-BBEE she engages with internal and external stakeholders to deliver appropriate transformation initiatives within the MiX Telematics South African entities.

ANNEXURE 7

EXTRACTS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

Capitalised terms used in this annexure 7, but not defined in the Prospectus shall bear the meanings ascribed to such terms in the Company’s Certificate of Incorporation and By-Laws. Extracts of the relevant clauses of the Certificate of Incorporation and the By-Laws appear below.

BY-LAWS

Article II

Directors

2.1	General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2	Number, Election and Qualification. The total number of directors constituting the Board shall be as fixed in, or in the manner provided by, the Certificate of Incorporation. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.

2.3	Chair of the Board; Vice Chair of the Board. The Board may appoint from its members a Chair of the Board and a Vice Chair of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chair of the Board, such Chair shall perform such duties and possess such powers as are assigned by the Board and, if the Chair of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chair of the Board, such Vice Chair shall perform such duties and possess such powers as are assigned by the Board. The Chair of the Board shall preside at all meetings of the Board at which he or she is present. If the Chair of the Board is not present at a meeting of the Board, the Vice Chair of the Board, if any, shall preside at such meeting, and, if the Vice Chair in not present at such meeting (or if the Board does not have a Vice Chair), the Chief Executive Officer shall preside at such meeting unless a majority of the directors present at such meeting shall elect one (1) of their other members to preside.

2.4	Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending at the next annual meeting of stockholders and until the election and qualification of his or her successor, subject to his or her earlier death, disability, disqualification, resignation or removal.

2.5	Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the whole Board shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.6	Action at Meeting. A majority in voting power of directors present at a meeting at which a quorum is present shall be the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation.

2.7	Removal. Subject to the rights of holders of any series of Preferred Stock and except as otherwise provided in the Certificate of Incorporation or by applicable law, any director or the entire Board may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

2.8	Vacancies. Subject to the provisions of the Certificate of Incorporation and the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until the election and qualification of his or her successor, subject to his or her earlier death, disability, disqualification, resignation or removal.

2.9	Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

2.10	Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.11	Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the Chief Executive Officer, the affirmative vote of a majority of the directors then in office, or by one director in the event that there is only a single director in office.

2.12	Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Secretary or by the person or persons calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile, electronic mail or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

2.13	Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14	Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.15	Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorise the seal of the Corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of these Bylaws. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16	Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings of the Board or any committee thereof as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

CERTIFICATE OF INCORPORATION

d.	Election of Directors.

i.	Subject to Section A.4.d.ii, the Board shall consist of seven (7) members or such other number as the Board and, so long as the holders of Series A Preferred Stock are entitled to the consent right under Section A.4.c.viii above, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall determine from time to time.

ii.	As long as any shares of Series A Preferred Stock remain outstanding and represent fifteen percent (15.0%) or more (provided, that, if a Mandatory Redemption Notice has been given, and any shares of Series A Preferred Stock thereafter remain outstanding, or on and after a Redemption Failure, all shares of Series A Preferred Stock which have been redeemed shall for purposes of determining whether the conditions for the entitlement to elect one or more Series A Directors set forth in this Section A.4.d are met, be deemed outstanding), on an as-converted basis, of the voting power of the Corporation’s Common Stock (on a fully diluted basis), irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”) who will serve on the Board and who will be entitled to serve on each committee and subcommittee thereof (subject to applicable Nasdaq and SEC independence requirements). As long as any shares of Series A Preferred Stock remain outstanding and represent less than fifteen percent (15.0%), but no less than five percent (5.0%), on an as-converted basis, of the voting power of the Corporation’s Common Stock (on a fully diluted basis), irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) Series A Director who will serve on the Board and will be entitled to serve on each committee and subcommittee thereof (subject to applicable Nasdaq and SEC independence requirements). For so long as any shares of Series A Preferred Stock remain outstanding, and if there are no Series A Directors on the Board, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall be entitled to designate one (1) non-voting observer (an “Observer”) to attend all meetings of the Board and committees and subcommittees thereof. The Board will give the Observer the same prior notice given to each member of the Board in a manner permitted by the bylaws of the Corporation (as the same may be amended and/ or restated from time to time, the “Bylaws”) for notice to directors of the time and place of any proposed meeting, and such notice in all cases shall include true and correct copies of all documents and other materials furnished to any director in connection with such meeting. The Observer will be entitled to be present in person or by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and will be entitled to participate in all discussions conducted at such meeting. The Corporation will deliver to the Observer copies of all documents that may be distributed from time to time to the members of the Board (in their capacity as such) at such time as such papers are so distributed to them, including copies of any written consents, and the Observer shall otherwise be given copies of all materials, including access to all electronic portals and materials, given or made available to other members of the Board, in order to afford the Observer the same access as all other members of the Board. The Observer shall hold in confidence, to the same extent required by law of the members of the Board, all documents furnished in connection with any meeting of the Board and any committee or subcommittee thereof, and all information received through oral communication in any meeting of the Board and any committee or subcommittee thereof and the rights of the Observer will be subject always to the rules of attorney-client privilege. One or more investment professionals employed by the Requisite Investors shall be entitled to accompany and otherwise participate with, the Series A Director(s) at each meeting of the Board (and committee or subcommittee thereof), provided that such investment professionals shall hold in confidence, to the same extent required by law of the members of the Board, all documents furnished in connection with any meeting of the Board and any committee or subcommittee thereof, and all information received through oral communication in any meeting of the Board and any committee or subcommittee thereof and the rights of such investment professionals will be subject always to the rules of attorney-client privilege. Notwithstanding anything to the contrary contained in this Section A.4.d, (i) the Corporation reserves the right to withhold any information and to exclude the Observer and any investment professionals employed by the Requisite Investors from any meeting or portion thereof if access to such information or attendance at such meeting could reasonably be expected to adversely affect the attorney-client privilege between the Corporation and its counsel or (ii) in the case of any committee of the Board, such committee may exclude the Observer from any executive session of such committee at the discretion of such committee.

iii.	Any Series A Director may be removed during the aforesaid term of office, without cause, irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, by, and only by, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock acting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such holders. In the case of any vacancy, howsoever arising, in the office of a Series A Director at a time when the holders of Series A Preferred Stock are entitled to designate a Series A Director(s), irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, the holders of at least a majority of the outstanding shares of Series A Preferred Stock as a separate class shall, by affirmative vote, be entitled to elect a successor to hold office for the unexpired term of the Series A Director whose directorship shall be vacant. If the holders of Series A Preferred Stock fail to elect a Series A Director or to fill any vacancy in the Series A Director directorship, then (i) such directorship shall remain vacant until such time as the holders of Series A Preferred Stock acting as a separate class elect a person to fill such directorship, and (ii) any Series A Director then in office shall be entitled to cast two (2) votes on every matter to be voted upon or consented to by the Board (or any committee or subcommittee thereof on which both Series A Directors were appointed to serve).

ANNEXURE 8

MATERIAL CONTRACTS

MiX Telematics North America Inc. (“MiX Telematics US”), a 100% owned subsidiary of MiX Telematics, acquired Trimble Inc’s (“Trimble”) field service management (“FSM”) business in North America on 2 September 2022 (the “FSM Acquisition”). FSM’s North American operations include the sale and support of telemetry and video solutions that enable back-office monitoring and visualisation for fleet services management in a number of industries. The FSM Acquisition presented an opportunity for MiX Telematics to increase its scale in North America and to further diversify its North America business by expanding its presence in market verticals such as construction and last mile logistics.

All existing FSM subscription contracts and the related revenue streams were acquired by MiX Telematics US. The purchase consideration for the FSM business comprised of the following:

•	An upfront cash payment of $3.7 million (R64.6 million) on 2 September 2022 (“Closing Date”), based on an upfront fee of $300 per subscription contract where the FSM customer has purchased or agreed to purchase 4G hardware as of the day immediately prior to the Closing Date and where the contractual term expires on or after the 18-month anniversary of the Closing Date; and

•	Additional payments to be made in respect of the renewal of existing subscriptions as well as for new subscriptions entered into by customers (that were customers on the Closing Date) with MiX Telematics US. Depending on the hardware requirements of these customers and specific contract terms, Trimble will be paid between $200 and $300 per subscription contract. The additional payments will be made approximately every three months, ending on 2 March 2024, and have been treated as contingent consideration. The initial fair value of the contingent consideration of $4.1 million (R70.4 million) was included in the purchase price for purposes of calculating goodwill in the amount of R24 904 000 and reflects an expectation of approximately a 75% retention rate. Subsequent changes in fair value will be recognised in the Consolidated Statements of Income. The estimated total consideration for additional payments should not exceed $6.4 million which assumes a 100% conversion rate, which MiX Telematics believes is unlikely.

Trimble is an industrial technology company focused on delivering solutions through its core technologies in positioning, modelling, connectivity and data analytics aimed at improving productivity, quality, safety, transparency and sustainability. Trimble is a publicly traded company listed on the Nasdaq. No vendor has guaranteed book debts or other assets. The agreements in terms of which the FSM business was acquired (the “vendor agreements”) contained warranties standard for transactions of their nature. The vendor agreements did not preclude the vendors from carrying on business in competition with MiX Telematics nor do they impose any other similar restrictions on the vendors. No payment in cash or otherwise has been made in this regard. There are no liabilities for accrued taxation that were required to be settled in terms of the vendor agreements.

ANNEXURE 9

MATERIAL LOANS

All facilities and loans concluded by the Company or its subsidiaries are utilised for general capital requirements of the business of the Company to be used as and when required. Other than as disclosed in Section 1, paragraph 9 of the Prospectus in respect of loan funding being obtained in part to finance the redemption of the Series A Preference Shares, no loans have been obtained for any specific purpose (e.g. the acquisition of an asset).

No	Type of facility and origination	Loan amount (’000s)	Interest rate	Terms and conditions of repayment or renewal	Details of security provided	Origination/Reasons for the loans
Lender: Bank Hapoalim B.M. (“Hapoalim”)

1.	Credit Agreement as amended by Amendment No. 1 dated 7 January 2020, Amendment No. 2 dated 1 August 2021, Amendment No. 3 dated 31 October 2022 (“Credit Agreement”)	$20,000 (“Facility A”)	3.65% p.a.	• Interest period for any loans advanced under the Credit Agreement are three months (ending 25 March, 25 June, 25 September and 25 December); • Repayable at the end of each interest period

•   A first ranking floating charge by each PowerFleet Israel Ltd. (“PowerFleet Israel”) and Pointer Israel over all of their present and future, tangible and intangible, assets, including, but not limited to, property, monies, rights of any kind (whether contingent or absolute) and the profits and benefits derived therefrom, whether now or hereafter at any time in the future owned by or in the possession of them, including a fixed charge over their registered capital stock and goodwill.

•   A first ranking fixed pledge and charge by PowerFleet Israel over the entire Pointer shares (on a fully diluted basis) including all related rights in respect of such Pointer shares.

•   A first ranking fixed pledge and assignment by way of a pledge by: (i) by each of PowerFleet Israel. and Pointer Israel their rights under the Merger Agreement, (ii) Pointer Israel over its bank account with Hapoalim and all of its rights relating thereunder entered into between them, (iii) PowerFleet Israel over the PowerFleet Israel Charged Account and all of its rights relating thereunder, (iv) PowerFleet Israel over all amounts available in the Reserve Fund and all of its rights relating thereunder.

Loan for general corporate purposes. The Company intends to borrow further funds under the Credit Agreement for purposes of partially funding the redemption of the Series A Preferred Stock.
		$10,000 (“Facility B”)	4.5% p.a.	• Interest periods for any loans advanced under the Credit Agreement are three months (ending 25 March, 25 June, 25 September and 25 December);
$10,000 (“Facility C”)

Applicable margin being:

•   if the currency for the utilisation made is in New Israeli Shekels (“NIS”), then two hundred and fifty (250) basis points (i.e. 2.5%);

•   if the currency for the utilisation made is in USD, then four hundred and sixty (460) basis points (i.e. 4.6%).

•   Repayable at the end of each interest period

•   Outstanding amounts repayable in terms of the relevant standard form documents relating to utilisation of the facility, provided no amounts outstanding on final maturity.

No	Type of facility and origination	Loan amount (’000s)	Interest rate	Terms and conditions of repayment or renewal	Details of security provided	Origination/Reasons for the loans

Applicable base rate being:

•   if the currency for the Utilisation made is in NIS, the then applicable prime interest rate applicable by the Hapoalim; or

•   if the currency for the Utilisation made is in USD, the then applicable secured overnight financing rate plus 2.15%.

•  A first ranking fixed pledge and charge including assignment of rights by way of charge, by each Borrower, over all of their rights: (i) for exemption, relief, discount, offset and deduction, which shall reduce their tax rate or tax liability to the extent that they are entitled to them upon realisation of any security interest or of certain agreed assets and rights; (ii) to offset losses, including their right to offset losses arising from the realisation of any security interest or of certain agreed assets and rights; and (iii) to select whether to take advantage of such exemption or relief or discount or offset or deduction; all of which: whether derive from the sale of the certain agreed assets and rights or not, whether by virtue of the Income Tax Ordinance, the Value Added Tax Law, 5736-1975 or any other law.

•   A corporate guarantee by PowerFleet Israel, securing all of the liabilities and obligations of Pointer Israel under the Credit Agreement and related finance documents to Hapoalim with respect to Facility C.

•   A corporate guarantee by Pointer Israel, securing all of the liabilities and obligations of PowerFleet Israel under the Credit Agreement and related finance documents to Hapoalim with respect to Facility A and Facility B.

		$10,000 (“Facility D”)	Secured overnight financing rate plus 2.59% subject to changes on a monthly basis, as shall be notified to Pointer by the Lender at least 14 days prior to the end of the relevant month.	Outstanding amounts repayable in terms of the relevant standard form documents relating to utilisation of the facility, provided no amounts outstanding on final maturity.

Lender: Investec Bank Limited

No	Type of facility and origination	Loan amount (’000s)	Interest rate	Terms and conditions of repayment or renewal	Details of security provided	Origination/Reasons for the loans
2.	364-day renewable committed general credit facility of R350 million (the “Committed Facility”)	R98,164 $5,195	Prime less 1.5%

•   Interest shall accrue on all amounts outstanding and shall be payable monthly in arrears on the first business day of each month, or as otherwise specified in the loan agreement

•   No fixed renewal date

•   Repayable on demand

MiX Telematics Africa Proprietary Limited (“MiX Africa”), Mix Telematics International Proprietary Limited (“MiX International”) and MiX Telematics Enterprise SA Proprietary Limited have issued guarantees in favour of Investec in terms of which they guarantee the performance by MiX Telematics of all its obligations to Investec.

The Committed Facility, the Uncommitted Facility and the Overdraft Facility are general/ overdraft facilities to be utilised for general requirements of the business as and when needed and not for a specific purpose such as the acquisition of an asset.
3.	Uncommitted general credit facility of $10 million (the “Uncommitted Facility”)	R188,952 $10,000	Negotiable (overnight or daily rates)

•   Interest shall accrue on all amounts outstanding and shall be payable monthly in arrears on the first business day of each month, or as otherwise specified in the loan agreement

•   No fixed renewal date

•   Repayable on demand

MiX Africa, MiX International and MiX Telematics Enterprise SA Proprietary Limited have issued guarantees in favour of Investec in terms of which they guarantee the performance by MiX Telematics of all its obligations to Investec.

Lender: Standard Bank of South Africa Limited
4.	Customer foreign currency account overdraft facility (the “CFC Overdraft Facility”)	R14,626 $774	Prime less 1.2%	• Interest is payable monthly in arrears • No fixed renewal date • Repayable on demand	MiX Telematics and MiX International are sureties and co-principal debtors of all present and future debts to Standard Bank under the facility.
Lender: Nedbank Limited
5.	Overdraft facility	R10,000 R$529	Prime less 2%	• Interest is payable monthly in arrears • No fixed renewal date • Repayable on demand	N/A. The overdraft facility is unsecured

Notes:

(a)	As of 30 September 2023, R252 million of the Investec facility was utilised. Under the 364-day renewable committed general credit facility, MiX Telematics will pay a commitment fee charged at 30bps on any undrawn portion of the Committed Facility (plus VAT on such amount), calculated monthly and payable, free of deduction, monthly in arrears on the first business day of each month. The Uncommitted Facility is repayable on demand to Investec and a fee of 10bps per annum shall be charged on any undrawn portion of the Uncommitted Facility (plus VAT on such amount), calculated monthly and payable, free of deduction, monthly in arrears on the seventh business day of each month.

(b)	As of 30 September 2023, R55 million of the Standard Bank uncommitted general credit facility of $10 million was utilised. The suretyship agreement provides that MiX Telematics and MiX Telematics International Proprietary Limited, binds themselves as surety(ies) and co-principal debtor(s) for the payment when due of all the present and future debts of any kind of MiX Telematics and MiX Telematics International Proprietary Limited to Standard Bank.

(c)	There are no loans that are repayable in the next 12 months.

(d)	None of the material borrowings have any conversion or redemption rights attaching to them.

(e)	The MiX Telematics Group does not have any loan capital outstanding.

(f)	As of 30 September 2023, MiX Telematics Limited has advanced R188 million to MiX Africa. This originates from funds granted to MiX Telematics, from the Investec overdraft facility, and subsequently advanced to MiX Africa to finance their general working capital requirements. The loan to MiX Africa bears interest at the South African prime interest rate less 1.0% per annum, payable monthly in arrears. The loan has a renewable 364-day repayment period.

(g)	The MiX Telematics Group has not undertaken any off-balance sheet financing.

Intra-group material loans

No	Type of facility and origination	Loan amount (’000s)	Interest rate	Terms and conditions of repayment or renewal		Details of security provided	Origination/Reasons for the loans
Lender: MiX Telematics Limited

1.	Intra-group loan to MiX Telematics Investments Proprietary Limited	$63 680	Non-interest-bearing	•	Repayable at such time as the parties (MiX Telematics Limited and MiX Telematics Investments Proprietary Limited agree to do so.	None	Capital raised by MiX Telematics Limited from listing loaned to the Group treasury company, MiX Telematics Investments, to loan to subsidiaries for general requirements of the businesses as and when needed.
2.	364-day renewable committed general credit facility to MiX Telematics Africa Proprietary Limited	$13 701(a)	South African prime less 0.5% p.a.	•	This originates from funds granted to MiX Telematics Limited, from the Investec overdraft facility, and subsequently advanced to MiX Africa Proprietary Limited to finance their general working capital requirements.	None	General overdraft facility for working capital requirements.
				•	Interest shall accrue on all amounts outstanding and shall be payable monthly in arrears on the first business day of each month.
				•	No fixed renewal date.
				•	Repayable on demand.

Lender: MiX Telematics Telematics Investments Proprietary Limited

No	Type of facility and origination	Loan amount (’000s)	Interest rate	Terms and conditions of repayment or renewal		Details of security provided	Origination/Reasons for the loans
1.	Intra-group loan to MiX Telematics North America	$13 500	Monthly US Federal funds rate plus 1%	•	Repayable at such time as the parties (MiX Telematics Investments Proprietary Limited and MiX Telematics North America) agree to do so.	None	Loan for general requirements of the business as and when needed.
2.	Intra-group loan to MiX Telematics North America	$3 400	Monthly US Federal funds rate plus 1%	•	All amounts advanced to MiX Telematics North America shall be repaid by MiX Telematics North America to MiX Telematics Investments Proprietary Limited, within a period of 5 years from the Effective Date of 25 August 2022.	None	Loan to fund the Trimble acquisition.
				•	Should other subsidiaries fail to repay MiX Telematics North America, the repayment terms as agreed between MiX Telematics North America and MiX Telematics Investments in this loan agreement will not be affected.
				•	MiX Telematics North America may prepay all or part of the loan without premium and same shall accrue interest in terms at the ruling interest rate of the monthly US Federal funds rate plus 1%.

No	Type of facility and origination	Loan amount (’000s)	Interest rate	Terms and conditions of repayment or renewal		Details of security provided	Origination/Reasons for the loans
3.	Intra-group loan to MiX Telematics Brazil	$3 589(b)	BACEN SELIC target rate	•	The balance of the loan, after the repayment of interest, shall be repaid by MiX Telematics Brazil to MiX Telematics Investments Proprietary Limited in Brazilian Real at such time as the parties agree to do so.	None	Loan for general requirements of the business as and when needed.
				•	MiX Telematics Brazil shall be entitled to effect earlier repayment of the Loan or a portion thereof, or interest without any penalisation.
				•	In the event that MiX Telematics Investments Proprietary Limited and MiX Telematics Brazil cease to belong to the same Group, the loan shall become immediately due and repayable.
4.	Intra-group loan to MiX Telematics Brazil	$807[2]	BACEN SELIC target rate	•	The balance of the loan, after the repayment of interest, shall be repaid by MiX Telematics Brazil to MiX Telematics Investments Proprietary Limited in Brazilian Real in three years from inception of the loan which was 4 August 2021.	None	Loan for general requirements of the business as and when needed.
				•	MiX Telematics Brazil shall be entitled to effect earlier repayment of the Loan or a portion thereof, or interest without any penalisation.
				•	In the event that MiX Telematics Investments Proprietary Limited and MiX Telematics Brazil cease to belong to the same Group, the loan shall become immediately due and repayable.

Notes:

(a)	Converted at ZAR/USD rate of R18.7283 per USD at 28 November 2023.

(b)	Converted at BRL/USD rate of BRL4.8988 per USD at 28 November 2023.

ANNEXURE 10

PRESENTATION OF FINANCIAL INFORMATION FOR REGULATION 78 REPORT

The annual financial statements of MiX Telematics for the preceding three financial years ended 31 March 2023, 2022 and 2021 is incorporated in this Prospectus by reference:

Information	Financial Year	Link to website
MiX Telematics consolidated financial information	2023	0001628280-23-023049 (d18rn0p25nwr6d.cloudfront.net)
	2022	0001628280-22-017109 (d18rn0p25nwr6d.cloudfront.net)
	2021	0001628280-21-012152 (d18rn0p25nwr6d.cloudfront.net)

ANNEXURE 11

AGREED UPON PROCEDURES REPORT IN TERMS OF REGULATION 78

The Directors

PowerFleet, Inc

123 Tice Boulevard STE 101

Woodcliff Lake

New Jersey

United States of America

Dear Sirs/Madam

AGREED UPON PROCEDURES REPORT IN TERMS OF REGULATION 78 OF THE COMPANIES ACT OF SOUTH AFRICA ON THE FINANCIAL INFORMATION OF MIX TELEMATICS LIMITED’S CONSOLIDATED ANNUAL FINANCIAL STATEMENTS INCLUDED IN THE POWERFLEET Inc PROSPECTUS

Purpose of the agreed-upon procedures report

We have performed the procedures agreed with you and enumerated below with respect to PowerFleet, Inc (“the Company”) fulfilling the requirements of Regulation 78 of the Companies Regulations, 2011 in terms of the Company issuing a prospectus as contemplated in regulation 56 of the Companies Regulations, 2011. Our engagement was undertaken in accordance with the International Standard on Related Services (“ISRS”) 4400 “Engagements to Perform Agreed Upon Procedures Regarding Financial Information”.

Our report is solely for the purpose of assisting the directors in evaluating the financial information required by regulation 78 of the Companies Regulations, 2011 on the financial information of Mix Telematics Limited to be included in the prospectus and may not be suitable for another purpose.

Responsibilities of the directors

The directors have acknowledged that the agreed-upon procedures are appropriate for the purpose of the engagement. The directors are responsible for the subject matter on which the agreed-upon procedures are performed. Management and where applicable, those charged with governance, have the responsibility for the accuracy and completeness of the records, documents, explanations and other information provided to us for the purpose of performing the procedures and for determining whether the nature and scope of our work specified in this factual finding report is sufficient for the purposes of evaluating the financial information required by Regulation 78 of the Companies Regulations, 2011.

Practitioner’s responsibilities

We have conducted the agreed-upon procedures engagement in accordance with the International Standard on Related Services (“ISRS”) 4400 (Revised), Agreed-Upon Procedures Engagements. An agreed-upon procedures engagement involves our performing the procedures that have been agreed with the directors, and reporting the findings, which are factual results of the agreed-upon procedures performed. We make no representation regarding the appropriateness of the agreed-upon procedures.

This agreed-upon procedures engagement is not an assurance engagement. Accordingly, we do not express an opinion or assurance conclusion.

Had we performed additional procedures, other matters might have come to our attention that would have been reported.

Professional ethics and quality control

We complied with the ethical and independence requirements applicable in South Africa to non-audit clients, which does not require us to be independent.

The firm applies the International Standard on Quality Management 1, Quality Management for Firms that Perform Audits or Reviews of Financial Statements, or Other Assurance or Related Services Engagements, which requires the firm to design, implement and operate a system of quality management, including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Procedures and findings

We have performed the procedures described below and which were agreed upon with the directors on Mix Telematics Limited’s consolidated annual financial information included in a prospectus in terms of Regulation 78 of the Companies Act of South Africa.

No. Procedures		Procedures
1	Agree the consolidated profit before tax and the consolidated profit after tax in respect of Mix Telematics Limited for the three years ended 31 March 2023, 31 March 2022 and 31 March 2021, as set out in the Financial Information appearing in Annexure 10 of the prospectus to be dated on or about 30 January 2024 (the Prospectus), to the consolidated profit before tax and the consolidated profit after tax per the audited consolidated Statutory Financial Statements of Mix Telematics Limited for 31 March 2023, 31 March 2022 and 31 March 2021.	With respect to procedure 1, the consolidated profit before tax and the consolidated profit after tax in respect of Mix Telematics Limited for the three years ended 31 March 2023, 31 March 2022 and 31 March 2021, as set out in the Financial Information appearing in Annexure 10 of the prospectus to be dated on or about 30 January 2024 (the Prospectus), agrees to the consolidated profit before tax and the consolidated profit after tax per the audited consolidated Statutory Financial Statements of Mix Telematics Limited for 31 March 2023, 31 March 2022 and 31 March 2021.
2	Agree the consolidated asset and liability balances for Mix Telematics Limited in respect of the year ended 31 March 2023, as set out in the Financial Information appearing in Annexure 10 of the prospectus to be dated on or about 30 January 2024 (the Prospectus), to the audited Statutory Financial Statements of Mix Telematics Limited for the year ended 31 March 2023.	With respect to procedure 2, the consolidated asset and liability balances for Mix Telematics Limited in respect of the year ended 31 March 2023, as set out in the Financial Information appearing in Annexure 10 of the prospectus to be dated on or about 30 January 2024 (the Prospectus), agrees to the audited Statutory Financial Statements of Mix Telematics Limited for the year ended 31 March 2023.

Our report is solely for the purpose set forth in the first paragraph of this report and for your information and is not to be used for any other purpose or to be distributed to any other parties. This report relates only to the accounts and items specified above and does not extend to any of the financial statements of PowerFleet, Inc. or Mix Telematics Limited, taken as a whole.

Deloitte & Touche

Registered Auditors

Per: Daniel Hooijer
Partner

12 January 2024

5 Magwa Crescent
Waterfall City

Waterfall

2090

ANNEXURE 12

POWERFLEET CONSOLIDATED FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2022

POWERFLEET, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share data)

	As of December 31,
	2021	2022
ASSETS
Current assets:
Cash and cash equivalents	$26,452	$17,680
Restricted cash	308	309
Accounts receivable, net of allowance for doubtful accounts of $3,176 and $2,567 in 2021 and 2022, respectively	32,094	32,493
Inventory, net	18,243	22,272
Deferred costs – current	1,762	762
Prepaid expenses and other current assets	9,051	7,709
Total current assets	87,910	81,225
Deferred costs – less current portion	249	–
Fixed assets, net	8,988	9,249
Goodwill	83,487	83,487
Intangible assets, net	26,122	22,908
Right of use asset	9,787	7,820
Severance payable fund	4,359	3,760
Deferred tax asset	4,262	3,225
Other assets	4,703	5,761
Total assets	$229,867	$217,435
LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	6,114	10,312
Accounts payable and accrued expenses	29,015	26,598
Deferred revenue – current	6,519	6,363
Lease liability – current	2,640	2,441
Total current liabilities	44,288	45,714
Long-term debt, less current maturities	18,110	11,403
Deferred revenue – less current portion	4,428	4,390
Lease liability – less current portion	7,368	5,628
Accrued severance payable	4,887	4,365
Deferred tax liability	5,220	4,919
Other long-term liabilities	706	636
Total liabilities	85,007	77,055
Commitments and Contingencies (note 17)

	As of December 31,
	2021	2022
MEZZANINE EQUITY
Convertible redeemable preferred stock: Series A – 100 shares authorised, $0.01 par value; 55 and 59 shares issued and outstanding at December 31, 2021 and December 31, 2022, respectively	52,663	57,565
Preferred stock; authorised 50,000 shares, $0.01 par value;	–	–
Common stock; authorised 75,000 shares, $0.01 par value; 37,263 and 37,605 shares issued at December 31, 2021 and December 31, 2022, respectively; shares outstanding, 35,882 and 36,170 at December 31, 2021 and December 31, 2022, respectively	373	376
Additional paid-in capital	234,083	233,521
Accumulated deficit	(134,437)	(141,440)
Accumulated other comprehensive gain/(loss)	391	(1,210)
Treasury stock; 1,381 and 1,435 common shares at cost at December 31, 2021 and December 31, 2022, respectively	(8,299)	(8,510)
Total PowerFleet, Inc. stockholders’ equity	92,111	82,737
Non-controlling interest	86	78
Total equity	92,197	82,815
Total liabilities and stockholders’ equity	$229,867	$217,435

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 47

POWERFLEET, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

	Year Ended December 31,
	2020	2021	2022
Revenues:
Products	$45,651	$52,981	$56,313
Services	67,942	73,227	78,844
Total revenues	113,593	126,208	135,157
Cost of Revenues:
Cost of products	30,219	39,445	42,636
Cost of services	24,357	26,580	28,350
	54,576	66,025	70,986
Gross profit	59,017	60,183	64,171
Operating expenses:
Selling, general and administrative expenses	51,878	57,100	63,001
Research and development expenses	10,597	11,058	8,964
	62,475	68,158	71,965
Loss from operations	(3,458)	(7,975)	(7,794)
Interest income	55	45	71
Interest expense	(4,467)	(2,764)	994
Other (expense)/income, net	(102)	8	24
Net loss before income taxes	(7,972)	(10,686)	(6,705)
Income tax benefit/(expense)	(1,038)	(2,607)	(296)
Net loss before non-controlling interest	(9,010)	(13,293)	(7,001)
Non-controlling interest	3	5	(2)
Net loss	(9,007)	(13,288)	(7,003)
Accretion of preferred stock	(672)	(672)	(671)
Preferred stock dividends	(3,927)	(4,112)	(4,231)
Net loss attributable to common stockholders	$(13,606)	$(18,072)	$(11,905)
Net loss per share attributable to common stockholders – basic and diluted	$(0.46)	$(0.52)	$(0.34)
Weighted average common shares outstanding – basic and diluted	29,703	34,571	35,393

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 48

POWERFLEET, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Loss
(In thousands, except per share data)

	December 31,
	2020	2021	2022
Net loss attributable to common stockholders	$(13,606)	$(18,072)	$(11,905)
Other comprehensive (loss)/income, net:
Foreign currency translation adjustment	134	(8)	(1,601)
Total other comprehensive income/(loss), net	134	(8)	(1,601)
Comprehensive loss	$(13,472)	$(18,080)	$(13,506)

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 49

POWERFLEET, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity
(In thousands, except per share data)

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income/(Loss)	Treasury Stock	Non-controlling Interest	Stockholders’ Equity
Balance at January 1, 2020	30,804	$308	$201,813	$(112,143)	$265	$(6,053)	$(10)	$84,180
Net loss attributable to common stockholders	–	–	(4,599)	(9,007)	–	–	–	(13,606)
Net loss attributable to non-controlling interest	–	–	–	–	–	–	(3)	(3)
Foreign currency translation adjustment	–	–	–	–	134	–	88	222
Issuance of restricted shares	461	4	(4)	–	–	–	–	–
Forfeiture of restricted shares	(143)	(1)	1	–	–	–	–	–
Vesting of restricted stock units	149	1	(1)	–	–	–	–	–
Other	–	–	62	–	–	–	–	62
Shares issued pursuant to exercise of stock options	199	3	935	–	–	–	–	938
Shares withheld pursuant to exercise of stock options	–	–	–	–	–	(382)	–	(382)
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(423)	–	(423)
Common shares issued	810	8	4,033	–	–	–	–	4,041
Stock based compensation	–	–	4,259	–	–	–	–	4,259
Balance at December 31, 2020	32,280	$323	$206,499	$(121,150)	$399	$(6,858)	$75	$79,288
Net loss attributable to common stockholders	–	–	(4,785)	(13,287)	–	–	–	(18,072)
Net loss attributable to non-controlling interest	–	–	–	–	–	–	(5)	(5)
Foreign currency translation adjustment	–	–	–	–	(8)	–	16	8
Issuance of restricted shares	449	5	(4)	–	–	–	–	1
Forfeiture of restricted shares	(89)	(1)	–	–	–	–	–	(1)
Vesting of restricted stock units	39	–	–	–	–	–	–	–
Shares issued pursuant to exercise of stock options	156	2	875	–	–	–	–	877
Shares withheld pursuant to exercise of stock options	–	–	–	–	–	(647)	–	(647)
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(794)	–	(794)
Common shares issued, net of issuance costs	4,428	44	26,822	–	–	–	–	26,866
Stock based compensation	–	–	4,676	–	–	–	–	4,676
Balance at December 31, 2021	37,263	$373	$234,083	$(134,437)	$391	$(8,299)	$86	$92,197

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income/(Loss)	Treasury Stock	Non-controlling Interest	Stockholders’ Equity
Net loss attributable to
common stockholders	–	–	(4,902)	(7,003)	–	–	–	(11,905)
Net income attributable to non-controlling interest	–	–	–	–	–	–	2	2
Foreign currency translation adjustment	–	–	–	–	(1,601)	–	(10)	(1,611)
Issuance of restricted shares	492	5	(5)	–	–	–	–	–
Forfeiture of restricted shares	(186)	(2)	2	–	–	–	–	–
Vesting of restricted stock units	36	–	–	–	–	–	–	–
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(211)	–	(211)
Stock based compensation	–	–	4,343	–	–	–	–	4,343
Balance at December 31, 2022	37,605	376	$233,521	$(141,440)	$(1,210)	$(8,510)	$78	$82,815

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 50

POWERFLEET, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
In thousands (except per share data)

	Year Ended December 31,
	2020	2021	2022
Cash flows from operating:
Net loss	$(9,007)	$(13,288)	$(7,003)
Adjustments to reconcile net loss to cash (used in)/provided by operating activities:
Non-controlling interest	(3)	(5)	2
Inventory reserve	260	(22)	149
Stock based compensation expense	4,259	4,676	4,343
Depreciation and amortisation	8,425	8,553	8,262
Right-of-use assets, non-cash lease expense	2,832	2,859	2,756
Bad debt expense	1,035	1,442	66
Deferred income taxes	359	2,607	134
Other non-cash items	23	305	707
Changes in:
Accounts receivable	2,168	(9,643)	(1,638)
Inventory	3,050	(6,058)	(4,473)
Prepaid expenses and other assets	1,908	(2,918)	(374)
Deferred costs	3,169	3,349	1,249
Deferred revenue	(4,326)	(2,290)	(158)
Accounts payable and accrued expenses	(2,392)	8,300	(484)
Lease liabilities	(2,962)	(2,741)	(2,739)
Accrued severance payable, net	50	(145)	(42)
Net cash (used in)/provided by operating activities	8,848	(5,019)	757
Cash flows from investing activities:
Capital expenditures	(3,184)	(2,771)	(3,519)
Capitalised software development	(189)	(627)	(2,219)
Proceeds from the sale of property and equipment	75	–	–
Purchase of investment	–	–	(100)
Net cash (used in)/provided by investing activities	(3,298)	(3,398)	(5,838)
Cash flows from financing activities:
Net proceeds from stock offering	4,041	26,867	–
Repayment of convertible note	(5,000)	–	–
Payment of preferred stock dividends	–	(4,112)	–
Repayment of long-term debt	(2,858)	(5,571)	(5,659)
Repayment of financing lease	–	(138)	(121)
Short-term bank debt, net	(262)	(270)	5,709
Proceeds from exercise of stock options, net	556	229	–
Purchase of treasury stock upon vesting of restricted stock	(423)	(794)	(211)
Net cash (used in)/provided by financing activities	(3,946)	16,211	(282)
Effect of foreign exchange rate changes on cash and cash equivalents	128	531	(3,408)
Net (decrease)/increase in cash, cash equivalents and restricted cash	1,732	8,325	(8,771)
Cash, cash equivalents and restricted cash – beginning of period	16,703	18,435	26,760

	Year Ended December 31,
	2020	2021	2022
Cash, cash equivalents and restricted cash – end of period	$18,435	$26,760	$17,989
Reconciliation of cash, cash equivalents, and restricted cash, beginning of period
Cash and cash equivalents	16,395	18,127	26,452
Restricted cash	308	308	308
Cash, cash equivalents, and restricted cash, beginning of period	$16,703	$18,435	$26,760
Reconciliation of cash, cash equivalents, and restricted cash, end of period
Cash and cash equivalents	18,127	26,452	17,680
Restricted cash	308	308	309
Cash, cash equivalents, and restricted cash, end of period	$18,435	$26,760	$17,989
Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	47	58	63
Interest	2,297	1,474	1,308
Non-cash investing and financing activities:
Value of shares withheld pursuant to exercise of stock options	$382	$647	$–

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 51

POWERFLEET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 and 2022
In thousands (except per share data)

NOTE 1 – DESCRIPTION OF BUSINESS AND LIQUIDITY

The Company is a global leader of Internet-of-Things (“IoT”) solutions providing valuable business intelligence for managing high-value enterprise assets that improve operational efficiencies.

I.D. Systems, Inc. was incorporated in the State of Delaware in 1993. PowerFleet, Inc. was incorporated in the State of Delaware in February 2019 for the purpose of effectuating the transactions pursuant to which the Company acquired Pointer Telocation Ltd. (the “Transactions”) and commenced operations on October 3, 2019, upon the closing of the Transactions.

Impact of COVID-19 and Supply Chain Disruptions

The ongoing COVID-19 pandemic, and mitigation efforts by governments to attempt to control its spread, has resulted in significant economic disruption and continues to adversely impact the broader global economy. The extent of the impact of the pandemic on our business and financial results will depend largely on the future developments that cannot be accurately predicted at this time, including the duration of the spread of the outbreak and COVID-19 variants, the extent and effectiveness of containment actions and vaccination campaigns, and the impact of these and other factors on capital and financial markets and the related impact on the financial circumstances of our employees, customers and suppliers.

In addition, the Company has experienced a significant impact to its supply chain given COVID-19 and the related global semiconductor chip shortage, including delays in supply chain deliveries, extended lead times and shortages of certain key components, some raw material cost increases and slowdowns at certain production facilities. As a result of these supply chain issues, the Company has had to increase its volume of inventory to ensure supply. The Company incurred supply chain constraint expenses which lowered its gross margins and decreased its profitability primarily during the last six months of 2021 and first nine months of 2022. The supply chain disruptions and the related global semiconductor chip shortage have delayed and may continue to delay the timing of some orders and expected deliveries of the Company’s products. If the impact of the supply chain disruptions are more severe than the Company expects, it could result in longer lead times, inventory supply challenges and further increased costs, all of which could result in the deterioration of the Company’s results, potentially for a longer period than currently anticipated.

As of the date of these audited consolidated financial statements, the full extent to which the COVID-19 pandemic and the related supply chain disruptions, may materially impact the Company’s business, results of operations and financial condition is uncertain.

Basis of presentation

The audited consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and the instructions to Form 10-K. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the consolidated financial position of the Company as of December 31, 2022, the consolidated results of its operations for the twelve-month periods ended December 31, 2021 and 2022, the consolidated change in stockholders’ equity for the twelve-month periods ended December 31, 2021 and 2022, and the consolidated cash flows for the twelve-month periods ended December 31, 2021 and 2022.

Liquidity

As of December 31, 2022, the Company had cash (including restricted cash) and cash equivalents of $18.0 million and working capital of $35.5 million. The Company’s primary sources of cash are cash flows from operating activities, its holdings of cash, cash equivalents and investments from the sale of its capital stock and borrowings under its credit facility. To date, the Company has not generated sufficient cash flows solely from operating activities to fund its operations.

In addition, the Company’s subsidiaries, PowerFleet Israel Ltd. (“PowerFleet Israel”) and Pointer Telocation Ltd. (“Pointer” and, together with PowerFleet Israel, the “Borrowers”) are party to a Credit Agreement (the “Credit Agreement”) with Bank Hapoalim B.M. (“Hapoalim”), pursuant to which Hapoalim provided PowerFleet Israel with two senior secured term loan facilities denominated in New Israeli Shekels (“NIS”) in an initial aggregate principal amount of $30,000 (comprised of two facilities in the aggregate principal amount of $20,000 and $10,000) and a five-year revolving credit facility to Pointer in an initial aggregate principal amount of $10,000. The proceeds of the term loan facilities were used to finance a portion of the cash consideration payable in the Company’s acquisition of Pointer. The proceeds of the revolving credit facility may be used by Pointer for general corporate purposes. The Company borrowed net NIS20,091, or $5,709, under the revolving credit facility as of December 31. See Note 10 for additional information.

On October 31, 2022, the Borrowers entered into a third amendment to the Credit Agreement (the “Third Amendment”) with Hapoalim. The Third Amendment provides for, among other things, a new revolving credit facility to Pointer denominated in NIS in an initial aggregate principal amount of $10 million (the “New Revolver”). The New Revolver will be available for a period of one month, commencing on October 31, 2022, and will continue to be available for successive one-month periods until and including October 30, 2023, unless the Borrowers deliver a notice to Hapoalim of their request not to renew the New Revolver.

The New Revolver will initially bear interest at the Secured Overnight Financing Rate plus 2.59%. Such interest is subject to monthly changes by Hapoalim, provided that Hapoalim gives Pointer advance notice regarding such change prior to the end of the applicable calendar month.

The New Revolver is secured by a first ranking fixed pledge and assignment by Pointer over its new bank account, which was opened in connection with the New Revolver, and all of the rights relating thereunder as well as a cross guarantee by PowerFleet Israel.

Pointer is required to pay a credit allocation fee equal to 0.5% per annum on undrawn and uncancelled amounts of the New Revolver.

Pointer has a one-year $1,000 revolving credit facility available for use with Discount Bank, which renews annually, subject to the bank’s approval. Pointer did not have any borrowings outstanding under the revolving credit facility with Discount Bank as of December 31, 2022.

Because of the COVID-19 pandemic, there is significant uncertainty surrounding the potential impact on our results of operations and cash flows. During 2020, 2021 and 2022, we proactively took steps to increase available cash on hand including, but not limited to, targeted reductions in discretionary operating expenses and capital expenditures.

The Company believes that its available working capital, anticipated level of future revenues, expected cash flows from operations and available borrowings under its revolving credit facility with Hapoalim will provide sufficient funds to cover capital requirements through at least March 31, 2024.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[A] Principles of consolidation:

The consolidated financial statements include the accounts of PowerFleet, Inc. and its subsidiaries (which, as noted above, are collectively referred to herein as the “Company”). All material intercompany balances and transactions have been eliminated in consolidation.

[B] Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company continually evaluates estimates used in the preparation of the financial statements for reasonableness. The most significant estimates relate to realisation of deferred tax assets, accounting for uncertain tax positions, the impairment of intangible assets, including goodwill, capitalised software development costs, stock-based compensation costs and standalone selling price related to multiple element revenue arrangements. Actual results could differ from those estimates.

As of December 31, 2022, the impact of global uncertainties continue to unfold. As a result, many of our estimates and assumptions required increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.

[C] Cash and cash equivalents:

The Company considers all highly liquid debt instruments with an original maturity of three months or less when purchased to be cash equivalents unless they are legally or contractually restricted. The Company’s cash and cash equivalent balances exceed Federal Deposit Insurance Corporation (“FDIC”) and other local jurisdictional limits. Restricted cash at December 31, 2021 and 2022 consists of cash held in escrow for purchases from a vendor.

[D] Accounts receivable:

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. The Company maintains reserves against its accounts receivable for potential losses. Allowances for uncollectible accounts are estimated based on the Company’s periodic review of accounts receivable balances. In establishing the required allowance, management considers our customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts receivable are net of an allowance for doubtful accounts in the amount of $3,176 and $2,567 in 2021 and 2022, respectively. The Company does not have any off-balance sheet credit exposure related to its customers.

[E] Revenue recognition:

The Company and its subsidiaries generate revenue from sales of systems and products and from customer SaaS and hosting infrastructure fees. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. Sales, value add, and other taxes the Company collects concurrently with revenue-producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognised as expense. The expected costs associated with the Company’s base warranties continue to be recognised as expense when the products are sold (see Note 11).

Revenue is recognised when performance obligations under the terms of a contract with our customer are satisfied. Product sales are recognised at a point in time when title transfers, when the products are shipped, or when control of the system is transferred to the customer, which usually is upon delivery of the system and when contractual performance obligations have been satisfied. For products which do not have standalone value to the customer separate from the SaaS services provided, the Company considers both hardware and SaaS services a bundled performance obligation. Under the applicable accounting guidance, all of the Company’s billings for equipment and the related cost for these systems are deferred, recorded, and classified as a current and long-term liability and a current and long-term asset, respectively. The deferred revenue and cost are recognised over the service contract life, ranging from one to five years, beginning at the time that a customer acknowledges acceptance of the equipment and service.

The Company recognises revenue for remotely hosted SaaS agreements and post-contract maintenance and support agreements beyond our standard warranties over the life of the contract. Revenue is recognised ratably over the service periods and the cost of providing these services is expensed as incurred. Amounts invoiced to customers which are not recognised as revenue are classified as deferred revenue and classified as short-term or long-term based upon the terms of future services to be delivered. Deferred revenue also includes prepayment of extended maintenance, hosting and support contracts.

The Company earns other service revenues from installation services, training and technical support services which are short-term in nature and revenue for these services are recognised at the time of performance when the service is provided.

The Company also derives revenue from leasing arrangements. Such arrangements provide for monthly payments covering product or system sale, maintenance, support and interest. These arrangements meet the criteria to be accounted for as operating or sales-type leases. Accordingly, for sales-type leases an asset is established for the “sales-type lease receivable” at the present value of the expected lease payments and revenue is deferred and recognised over the service contract, as described above. Maintenance revenues and interest income are recognised monthly over the lease term.

The Company’s contracts with customers may include multiple performance obligations. For such arrangements, the Company allocates revenue to each performance obligation based on its relative standalone selling price. The Company generally determines standalone selling prices based on observable prices charged to customers or adjusted market assessment or using expected cost-plus margin when one is available. Adjusted market assessment price is determined based on overall pricing objectives taking into consideration market conditions and entity specific factors.

The Company recognises an asset for the incremental costs of obtaining the contract arising from the sales commissions to employees because the Company expects to recover those costs through future fees from the customers. The Company amortises the asset over one to five years because the asset relates to the services transferred to the customer during the contract term of one to five years.

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Company recognises revenue at the amount to which the Company has the right to invoice for services performed.

[F] Deferred costs:

Deferred product costs consist of PowerFleet for Logistics equipment costs deferred in accordance with our revenue recognition policy. The Company evaluates the realisability of the carrying amount of the deferred contract costs. To the extent the carrying value of the deferred contract costs exceed the contract revenue, an impairment loss will be recognised.

[G] Inventory:

Inventories are stated at the lower of cost or net realisable value. Cost is determined using the “moving average” cost method or the first-in first-out (“FIFO”) method. Inventory consists of components, work in process and finished products.

Inventory valuation reserves are established in order to report inventories at the lower of cost or net realisable value in the consolidated balance sheet. The determination of inventory valuation reserves requires management to make estimates and judgments on the future salability of inventories. Valuation reserves for obsolete and slow-moving inventory are estimated based on assumptions of future sales forecasts, product life cycle expectations, the impact of new product introductions, production requirements, and specific identification of items, such as product discontinuance or engineering/material changes and by comparing the inventory levels to historical usage rates.

[H] Fixed assets and depreciation:

Fixed assets are recorded at cost, net of accumulated depreciation. Depreciation and amortisation are recognised using the straight-line method over the estimated useful lives of the assets. The following table provides the range of estimated useful lives used for each asset type:

Useful Life (years)
Computer software	3 – 5
Installed products	3 – 5
Computers and electronic equipment	3 – 10
Furniture and fixtures	5 – 7
Leasehold improvements	Shorter of useful life or lease term

[I] Long-lived assets:

Long-lived assets, which includes definite lived intangible assets and fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is assessed by a comparison of the carrying amount of the assets to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognised is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets and would be charged to earnings. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

[J] Goodwill and intangibles:

Goodwill represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Goodwill and intangible assets deemed to have indefinite lives are not amortised and are tested for impairment on an annual basis and between annual tests whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Intangible assets other than goodwill are amortised over their useful lives unless the lives are determined to be indefinite. Intangible assets are carried at cost, less accumulated amortisation. Intangible assets consist of trademarks and trade name, patents, customer relationships, software to be sold or leased, and other intangible assets. Goodwill is tested at the reporting unit level, which is defined as an operating segment or one level below the operating segment. The Company operates in one operating segment which is its only reporting unit. The Company tests its goodwill for impairment annually which is the first day of the Company’s fourth quarter or when an indicator of impairment exists, by comparing the fair value of the reporting unit to its carrying value.

In the evaluation of goodwill for impairment, the Company has the option to perform a qualitative assessment to determine whether further impairment testing is necessary or to perform a quantitative assessment by comparing the fair value of a reporting unit to its carrying amount, including goodwill. Under the qualitative assessment, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. By eliminating “Step 2” from the goodwill impairment test, the quantitative analysis of goodwill will result in an impairment loss for the amount that the carrying value of the reporting unit exceeds its fair value which is limited to the total amount of goodwill allocated to the reporting unit.

The Company performed a quantitative assessment whereby the fair value of the reporting unit is calculated using a market approach and a discounted cash flow method, as a form of the income approach. The market approach includes the use of comparative revenue and adjusted EBITDA multiples to complement discounted cash flow results. The discounted cash flow method is based on the present value of the projected cash flows and a terminal value. The terminal value represents the expected normalised future cash flows of the reporting unit beyond the cash flows from the discrete projection period. The fair value of the reporting unit is calculated based on the sum of the present value of the cash flows from the discrete period and the present value of the terminal value. The discount rate represented our estimate of the WACC, or expected return, that a marketplace participant would have required as of the valuation date. The application of our goodwill impairment test required key assumptions underlying our valuation model.

The discounted cash flow analysis factored in assumptions on discount rates and terminal growth rates to reflect risk profiles, as well as revenue and cost growth relative to history and market trends and expectations. The market multiples approach incorporated judgment involved in the selection of comparable public company multiples and benchmarks. The selection of companies and multiples was influenced by differences in growth and profitability, and volatility in market prices of peer companies. These valuation inputs are inherently judgmental, and an adverse change in one or a combination of these inputs could trigger a goodwill impairment loss in the future.

For the years ended December 31, 2020, 2021 and 2022, the Company did not incur an impairment charge.

[K] Product warranties:

The Company typically provides a 1 – 8 year warranty on its products. Estimated future warranty costs are accrued in the period that the related revenue is recognised. These estimates are derived from historical data and trends of product reliability and costs of repairing and replacing defective products.

[L] Research and development:

Research and development costs are charged to expense as incurred and consists primarily of salaries and related expenses, supplies and contractor costs. Research and development costs were $10,597, $11,058, and $8,964 in 2020, 2021 and 2022, respectively.

[M] Patent costs:

Cost incurred in connection with acquiring patent rights are charged to expense as incurred.

[N] Concentrations of credit risk:

Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents, trade receivables and trade payables.

The Company’s cash and cash equivalents are invested primarily in deposits with major banks worldwide. Generally, these deposits may be redeemed upon demand and, therefore, bear low risk. Management believes that the financial institutions that hold the Company’s investments have a high credit rating.

For the years ended December 31, 2022, 2021, and 2020, there were no customers who generated revenues greater than 10% of the Company’s consolidated total revenues or generated greater than 10% of the Company’s consolidated accounts receivable.

[O] Benefit plan:

The Company maintains a retirement plan under Section 401(k) of the Internal Revenue Code, which covers all eligible employees. All employees with U.S. source income are eligible to participate in the plan immediately upon employment. The Company did not make any contributions to the plan during the years ended December 31, 2020 and 2021. In 2022, the Company contributed $285 to the plan.

[P] Severance pay:

The liability of the Company’s subsidiaries in Israel for severance pay is calculated pursuant to Israel’s Severance Pay Law 5273-1963 (the “Severance Law”) based on the most recent salary of the employees multiplied by the number of years of employment as of balance sheet date and are presented on an undiscounted basis. Employees are entitled to one month’s salary for each year of employment, or a portion thereof. The liability for the Company and its subsidiaries in Israel is fully provided by monthly deposits with insurance policies and by accrual. The value of these policies is recorded as an asset in the Company’s balance sheet.

The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to the Severance Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes profits or losses accumulated to balance sheet date.

Some of the Company’s employees are subject to Section 14 of the Severance Law and the General Approval of the Labor Minister dated June 30, 1998, issued in accordance to the said Section 14, mandating that upon termination of such employees’ employment, all the amounts accrued in their insurance policies shall be released to them. The severance pay liabilities and deposits covered by these plans are not reflected in the balance sheet as the severance pay risks have been irrevocably transferred to the severance funds.

[Q] Stock-based compensation:

The Company accounts for stock-based employee compensation for all share-based payments, including grants of stock options and restricted stock, as an operating expense based on their fair values on grant date. The Company recorded stock-based compensation expense of $4,142, $4,416, and $4,343 for the years ended December 31, 2020, 2021 and 2022, respectively.

The Company estimates the fair value of share-based option awards on the grant date using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognised as expense over the requisite service period in the Company’s consolidated statement of operations. The Company estimates forfeitures at the time of grant in order to estimate the amount of share-based awards that will ultimately vest. The estimate is based on the Company’s historical rates of forfeitures. Estimated forfeitures are revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

[R] Income taxes:

The Company uses the asset and liability method of accounting for deferred income taxes. Deferred income taxes are measured by applying enacted statutory rates to net operating loss carryforwards and to the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets are reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realised.

The Company recognises uncertainty in income taxes in the financial statements using a recognition threshold and measurement attribute of a tax position taken or expected to be taken in a tax return. The Company applies the “more-likely-than-not” recognition threshold to all tax positions, commencing at the adoption date of the applicable accounting guidance, which resulted in no unrecognised tax benefits as of such date. Additionally, there have been no unrecognised tax benefits subsequent to adoption. The Company has opted to classify interest and penalties that would accrue according to the provisions of relevant tax law as selling, general, and administrative expenses and incomes taxes, respectively, in the consolidated statement of operations. For the years ended December 31, 2020, 2021 and 2022, interest and penalties were immaterial.

[S] Fair value of financial instruments:

The Company utilises a fair value hierarchy that prioritises the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those levels:

●	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities.

●	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs that reflect the reporting entity’s estimates of market participant assumptions.

The Company’s cash and cash equivalents and investments in securities are carried at fair value. The carrying value of financing receivables approximates fair value due to the interest rate implicit in the instruments approximating current market rates. The carrying value of accounts receivables, accounts payable and accrued liabilities and short term bank debt approximates their fair values due to the short period to maturity of these instruments. The fair value of the Company’s long term debt is based on observable relevant market information and future cash flows discounted at current rates, which are Level 2 measurements.

	December 31, 2022 Carrying Fair
	Amount	Value
Long term debt	$21,715	$21,224

[T] Advertising and marketing expense:

Advertising and marketing costs are expensed as incurred. Advertising and marketing expense for the years ended December 31, 2020, 2021 and 2022 amounted to $1,022, $1,185, and $1,084, respectively.

[U] Foreign currency:

The Company’s reporting currency is the U.S dollar (“USD”). For businesses where the majority of the revenues are generated in USD or linked to the USD and a substantial portion of the costs are incurred in USD, the Company’s management believes that the USD is the primary currency of the economic environment and thus their functional currency. Due to the fact that Argentina has been determined to be highly inflationary, the financial statements of our subsidiary in Argentina have been remeasured as if its functional currency was the USD. The Company also has foreign operations where the functional currency is the local currency. For these operations, assets and liabilities are translated using the end-of-period exchange rates and revenues, expenses and cash flows are translated using average rates of exchange for the period. Equity is translated at the rate of exchange at the date of the equity transaction. Translation adjustments are recognised in stockholders’ equity as a component of accumulated other comprehensive income/(loss). Net translation gains/(losses) from the translation of foreign currency are $134, $(8) and $(1,601) at December 31, 2020, 2021 and 2022, respectively, which are included in comprehensive loss in the Consolidated Statement of Changes in Stockholders’ Equity.

Foreign currency transaction gains and losses related to operational expenses denominated in a currency other than the functional currency are included in determining net income or loss. Foreign currency transaction gains/(losses) for the years ended December 31, 2020, 2021 and 2022 of $148, $(128), and $(847) respectively, are included in selling, general and administrative expenses in the Consolidated Statement of Operations. Foreign currency transaction gains/(losses) related to long-term debt of $(2,137), $810 and $2,689 for the years ended December 31, 2020, 2021 and 2022, respectively, are included in interest expense in the Consolidated Statement of Operations.

[V] Commitments and contingencies:

From time to time, the Company is involved in various litigation matters involving claims incidental to its business and acquisitions, including employment matters, acquisition related claims, patent infringement and contractual matters, among other issues. While the outcome of any such litigation matters cannot be predicted with certainty, management currently believes that the outcome of these proceedings, including the matters described below, either individually or in the aggregate, will not have a material adverse effect on its business, results of operations or financial condition. The Company records reserves related to legal matters when losses related to such litigation or contingencies are both probable and reasonably estimable.

[W] Recently issued accounting pronouncements:

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, Simplifying the Accounting for Income Taxes which removes certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, the recognition of deferred tax liabilities for outside basis differences and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The guidance is generally effective as of January 1, 2021, with early adoption permitted. The adoption of the standard did not have an impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments,” which amends the guidance on measuring credit losses on financial assets held at amortised cost. The amendment is intended to address the issue that the previous “incurred loss” methodology was restrictive for an entity’s ability to record credit losses based on not yet meeting the “probable” threshold. The new language will require these assets to be valued at amortised cost presented at the net amount expected to be collected with a valuation provision. This updated standard is effective for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this ASU on the consolidated financial statements.

[Y] Reclassifications:

Certain prior amounts have been reclassified to conform with the current year presentation for comparative purposes. These reclassifications had no effect on the previously reported results of operations.

NOTE 3 – REVENUE RECOGNITION

The Company and its subsidiaries generate revenue from sales of systems and products and from customer SaaS and hosting infrastructure fees. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. Sales, value add, and other taxes the Company collects concurrently with revenue-producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognised as expense. The expected costs associated with the Company’s base warranties continue to be recognised as expense when the products are sold (see Note 11).

Revenue is recognised when performance obligations under the terms of a contract with our customer are satisfied. Product sales are recognised at a point in time when title transfers, when the products are shipped, or when control of the system is transferred to the customer, which usually is upon delivery of the system and when contractual performance obligations have been satisfied. For products which do not have standalone value to the customer separate from the SaaS services provided, the Company considers both hardware and SaaS services a bundled performance obligation. Under the applicable accounting guidance, all of the Company’s billings for equipment and the related cost for these systems are deferred, recorded, and classified as a current and long-term liability and a current and long-term asset, respectively. The deferred revenue and cost are recognised over the service contract life, ranging from one to five years, beginning at the time that a customer acknowledges acceptance of the equipment and service.

The Company recognises revenue for remotely hosted SaaS agreements and post-contract maintenance and support agreements beyond our standard warranties over the life of the contract. Revenue is recognised ratably over the service periods and the cost of providing these services is expensed as incurred. Amounts invoiced to customers which are not recognised as revenue are classified as deferred revenue and classified as short-term or long-term based upon the terms of future services to be delivered. Deferred revenue also includes prepayment of extended maintenance, hosting and support contracts.

The Company earns other service revenues from installation services, training and technical support services which are short-term in nature and revenue for these services are recognised at the time of performance when the service is provided.

The Company also derives revenue from leasing arrangements. Such arrangements provide for monthly payments covering product or system sale, maintenance, support and interest. These arrangements meet the criteria to be accounted for as operating or sales-type leases. Accordingly, for sales-type leases an asset is established for the “sales-type lease receivable” at the present value of the expected lease payments and revenue is deferred and recognised over the service contract, as described above. Maintenance revenues and interest income are recognised monthly over the lease term.

The Company’s contracts with customers may include multiple performance obligations. For such arrangements, the Company allocates revenue to each performance obligation based on its relative standalone selling price. The Company generally determines standalone selling prices based on observable prices charged to customers or adjusted market assessment or using expected cost-plus margin when one is available. Adjusted market assessment price is determined based on overall pricing objectives taking into consideration market conditions and entity specific factors.

The Company recognises an asset for the incremental costs of obtaining the contract arising from the sales commissions to employees because the Company expects to recover those costs through future fees from the customers. The Company amortises the asset over one to five years because the asset relates to the services transferred to the customer during the contract term of one to five years.

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Company recognises revenue at the amount to which the Company has the right to invoice for services performed.

The following table presents the Company’s revenues disaggregated by revenue source for the years ended December 31, 2020, 2021 and 2022:

	Year Ended December 31,
	2020	2021	2022
Products	$45,651	$52,981	$56,313
Services	67,942	73,227	78,844
	$113,593	$126,208	$135,157

The balances of contract assets and contract liabilities from contracts with customers are as follows as of December 31, 2021 and 2022 are as follows:

	Year Ended December 31,
	2021	2022
Assets:
Deferred contract costs	$3,045	$2,740
Deferred costs	$2,011	$762
Liabilities:
Deferred revenue- services (1)	$8,401	$9,815
Deferred revenue – products (1)	2,546	938
	10,947	10,753
Less: Deferred revenue current portion	(6,519)	(6,363)
Deferred revenue long term	$4,428	$4,390

(1)	The Company records deferred revenues when cash payments are received or due in advance of the Company’s performance. For the years ended December 31, 2021 and 2022, the Company recognised revenue of $10,249 and $4,215, respectively, that was included in the deferred revenue balance at the beginning of each reporting period. The Company expects to recognise as revenue before year 2027, when it transfers those goods and services and, therefore, satisfies its performance obligation to the customers.

NOTE 4 – PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other current assets consist of the following:

	Year Ended December 31,
	2021	2022
Sales-type lease receivables, current	$786	$1,161
Prepaid expenses	4,580	4,047
Contract assets	1,124	1,131
Other current assets	2,561	1,370
	$9,051	$7,709

NOTE 5 – INVENTORIES

Inventory, which primarily consists of finished goods and components used in the Company’s products, is stated at the lower of cost or net realisable value using the “moving average” cost method or the first-in first-out (“FIFO”) method. Inventory is shown net of a valuation reserve of $260 at December 31, 2021 and $453 at December 31, 2022.

Inventories consist of the following:

	Year Ended December 31,
	2021	2022
Components	$11,137	$12,443
Work in process	699	462
Finished goods, net	6,407	9,367
	$18,243	$22,272

NOTE 6 – FIXED ASSETS

Fixed assets are stated at cost, less accumulated depreciation and amortisation, and are summarised as follows:

	Year Ended December 31,
	2021	2022
Installed products	$6,190	$8,586
Computer software	6,732	7,195
Computer and electronic equipment	5,688	5,658
Furniture and fixtures	2,246	2,041
Leasehold improvements	1,445	1,415
	22,301	24,895
Accumulated depreciation and amortisation	(13,313)	(15,646)
	$8,988	$9,249

Depreciation and amortisation expense for the years ended December 31, 2020, 2021 and 2022 was $3,097, $3,399, and $3,183, respectively. This includes amortisation of costs associated with computer software for the years ended December 31, 2020, 2021 and 2022 of $515, $426, and $179, respectively.

NOTE 7 – INTANGIBLE ASSETS AND GOODWILL

Beginning in 2022, the Company began to capitalise software costs for software to be sold, marketed, or leased to customers. Costs incurred internally in researching and developing software products are charged to expense until technological feasibility has been established for the product. Once technological feasibility is established, software costs are capitalised until the product is available for general release to customers. Judgment is required in determining when technological feasibility of a product is established. The amortisation of these costs will be included in cost of revenue over the estimated life of the products.

The following table summarises identifiable intangible assets of the Company as of December 31, 2022 and 2021:

	Useful Lives	Gross Carrying	Accumulated	Net Carrying
December 31, 2022	(In Years)	Amount	Amortisation	Amount
Amortised:
Customer relationships	9 – 12	$20,031	$(6,830)	$13,201
Trademark and tradename	3 – 15	7,589	(2,990)	4,599
Patents	7 – 11	628	(351)	277
Technology	7	10,667	(7,866)	2,801
Favorable contract interest	4	388	(388)	–
Covenant not to compete	5	208	(208)	–
Software to be sold or leased	3 – 6	1,865	–	1,865
		41,376	(18,633)	22,743
Unamortised:
Customer List		104	–	104
Trademark and tradename		61	–	61
		165	–	165
Total		$41,541	$(18,633)	22,908

	Useful Lives	Gross Carrying	Accumulated	Net Carrying
December 31, 2021	(In Years)	Amount	Amortisation	Amount
Amortised:
Customer relationships	9 – 12	$19,264	$(4,356)	$14,908
Trademark and tradename	3 – 15	7,553	(2,096)	5,457
Patents	7 – 11	628	(262)	366
Technology	7	10,911	(5,709)	5,202
Favorable contract interest	4	388	(388)	–
Covenant not to compete	5	208	(184)	24
		38,952	(12,995)	25,957
Unamortised:
Customer List		104	–	104
Trademark and tradename		61	–	61
		165	–	165
Total		$39,117	$(12,995)	$26,122

Global uncertainties continue to adversely impact the broader global economy and has caused significant volatility in financial markets. If there is a lack of recovery or further global softening in certain markets, or a sustained decline in the value of the Company’s common stock, the Company may conclude that indicators of impairment exist and would then be required to calculate whether an impairment exists for its goodwill, other intangibles, and long-lived assets, the results of which could result in material impairment charges. The Company tests goodwill and other indefinite lives intangible assets on an annual basis in the fourth quarter and more frequently if the Company believes indicators of impairment exists.

As of December 31, 2021 and 2022, the Company determined that no impairment existed to the goodwill, customer list and trademark and trade name of its acquired intangibles. At December 31, 2022, the weighted-average amortisation period for the intangible assets was 8.9 years. At December 31, 2022, the weighted-average amortisation periods for customer relationships, trademarks and trade names, patents, technology, and capitalised software to be sold or leased were 11.9, 9.6, 7.0, 4.3, and 3.0 years, respectively.

Amortisation expense for the years ended December 31, 2020, 2021 and 2022 was $5,328, $5,154, and $5,079, respectively. Estimated future amortisation expense for each of the five succeeding fiscal years for these intangible assets is as follows:

Year ending December 31:

2023	$5,656
2024	3,243
2025	3,117
2026	2,413
2027	2,232
Thereafter	6,082
$22,743

The Company tests for goodwill impairment at the reporting unit level on October 1 of each year and between annual tests if a triggering event indicates the possibility of an impairment. The Company monitors changing business conditions as well as industry and economic factors, among others, for events which could trigger the need for an interim impairment analysis. The Company concluded that a sustained decline in its stock price coupled with continuing losses, represented a triggering event for impairment during the third quarter.

Accordingly, the Company performed an interim quantitative impairment analysis at September 30, 2022 using a market-based and income-based quantitative assessment utilising a combination of the (i) the guideline public company method applying revenue and adjusted EBITDA multiples of similar companies and, (ii) the discounted cash flow method, respectively. The fair value determination used in the impairment assessment requires estimates of the fair values based present value or other valuation techniques or a combination thereof, necessitating subjective judgments and assumptions by management. These estimates and assumptions could result in significant differences to the amounts reported if underlying circumstances were to change. The Company concluded that no impairment relating to goodwill existed at December 31, 2022.

There have been no changes in the carrying amount of goodwill from January 1, 2022 to December 31, 2022.

NOTE 8 – STOCK-BASED COMPENSATION

The Company’s stockholders have approved the Company’s 2018 Incentive Plan (as amended the “2018 Plan”) pursuant to which the Company may grant stock options, restricted stock and other equity-based awards with respect to up to an aggregate of 6,500 shares of the Company’s common stock with a vesting period of approximately four to five years. There were 1,349 shares available for future issuance under the 2018 Plan as of December 31, 2022.

The 2018 Plan is administered by the Compensation Committee of the Company’s Board of Directors, which has the authority to determine, among other things, the term during which an option may be exercised (not more than 10 years), the exercise price of an option and the vesting provisions.

The Company recognises all employee share-based payments in the statement of operations as an operating expense, based on their fair values on the applicable grant date.

In connection with the Company’s acquisition of Pointer, the Company previously approved the grants of options to purchase 350 shares of the Company’s common stock to Chris Wolfe, the Company’s former Chief Executive Officer, and options to purchase 150 shares of the Company’s common stock to Ned Mavrommatis, the Company’s former Chief Financial Officer, on March 13, 2019 (the “Signing Bonus Options”) and the grants of additional options to purchase 350 shares of the Company’s common stock to Mr. Wolfe and additional options to purchase 150 shares of the Company’s common stock to Mr. Mavrommatis on October 3, 2019 (the “Closing Bonus Options” and together with the Signing Bonus Options, the “Original Bonus Options”). The Original Bonus Options were subject to the terms of the Company’s 2018 Incentive Plan (the “2018 Plan”), vested upon the attainment of adjusted EBITDA targets for the fiscal years ending December 31, 2020 and December 31, 2021 and became exercisable 180 days after vesting, subject to acceleration in the event of certain change of control transactions. The Signing Bonus Options had an exercise price of $6.28 per share and the Closing Bonus Options had an exercise price of $6.00 per share.

In response to the impact of COVID-19, the Board terminated and cancelled the Original Bonus Options and approved the following grants to replace the Original Bonus Options: (i) options to purchase 350 shares of the Company’s common stock to Mr. Wolfe and options to purchase 150 shares of the Company’s common stock to Mr. Mavrommatis (the “New Signing Options”), which options are subject to the terms of the 2018 Plan, have an exercise price of $6.28 per share, and will vest and become exercisable in full on December 31, 2022 if the volume weighted average price of the Company’s common stock during a consecutive 30 trading day period (the “30 Day VWAP”) reaches $12.00 at any point prior to December 31, 2022, and (ii) options to purchase 350 shares of the Company’s common stock to Mr. Wolfe and options to purchase 150 shares of the Company’s common stock to Mr. Mavrommatis (the “New Closing Options”), which options are subject to the terms of the 2018 Plan, have an exercise price of $6.00 per share, and will vest and become exercisable immediately upon the Company achieving a 30 Day VWAP of $10.00.

During the first fiscal quarter of 2022, the Company granted options to purchase 5,960 shares of the Company’s common stock to certain senior managers, including the Company’s executive officers, consisting of options to purchase 895 shares of common stock with time-based vesting conditions and options to purchase 5,065 shares of common stock with performance-based vesting conditions (which we refer to as “market-based stock options”). The market-based stock options have an exercise price that range from $2.85 to $21.00. The market-based stock options will vest and become exercisable if the volume weighted average price of the Company’s common stock during a consecutive 60-day trading period (the “60 Day VWAP”) ranges between $10.50 and $21.00. The Company valued the market-based stock option awards using a Monte Carlo simulation model using a daily price forecast over ten years until expiration utilising Geometric Brownian Motion that considers a variety of factors including, but not limited to, the Company’s common stock price, risk-free rate (1.7%), and expected stock price volatility (51.7%) over the expected life of awards (10 years). The weighted average fair value of market-based stock options granted during the period was $1.60.

[A] Stock options:

A summary of the status of the Company’s stock options, relating to the Company’s market-based stock options that were granted to certain senior managers, including the Company’s executive officers, as of December 31, 2020, 2021 and 2022 and changes during the years then ended, is presented below:

	2020		2021		2022
		Weighted-		Weighted-		Weighted-
	Number	Average	Number	Average	Number	Average
	of	Exercise	of	Exercise	of	Exercise
	Shares	Price	Shares	Price	Shares	Price
Outstanding at beginning of year	–	$–	–	$–	–	$–
Share-based payments assumed	–	–	–	–	–	–
Granted	–	–	–	–	5,065	$14.14
Exercised	–	–	–	–	–	–
Forfeited or expired	–	–	–	–	–	–
Outstanding at end of year	–	$–	–	$–	5,065	$14.14
Exercisable at end of year	–	$–	–	$–	–	$–

The following table summarises information about stock options, relating to the market-based stock options that were granted to certain senior managers, including the Company’s executive officers, at December 31, 2022.

	Options Outstanding			Options Exercisable
Exercise Prices ($)	Number Outstanding	Weighted- Average Remaining Contractual Life in Years	Weighted- Average Exercise Price	Number Outstanding	Weighted- Average Exercise Price
2.85 – 7.39	940	9	$3.11	–	$–
7.40 – 11.93	875	9	10.50	–	–
11.94 – 16.47	1,250	9	14.00	–	–
16.48 – 21.00	2,000	9	21.00	–	–
	5,065	9	$14.13	–	$–

A summary of the status of the Company’s stock options, excluding the market-based stock options that were granted to certain senior managers, including the Company’s executive officers, as of December 31, 2020, 2021 and 2022 and changes during the years then ended, is presented below:

	2020		2021		2022
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	4,078	$5.79	3,624	$5.85	3,470	$5.91
Share-based payments assumed	–	0.00	–	–	–	–
Granted	1,230	6.08	120	7.77	895	4.08
Exercised	(199)	4.72	(156)	5.60	–	–
Forfeited or expired	(1,485)	6.02	(118)	6.34	(1,638)	5.95
Outstanding at end of year	3,624	$5.85	3,470	$5.91	2,727	$5.29
Exercisable at end of year	1,247	$5.60	1,546	$5.67	1,247	$5.79

The following table summarises information about stock options, excluding the market-based stock options that were granted to certain senior managers, including the Company’s executive officers, at December 31, 2022.

	Options Outstanding			Options Exercisable
Exercise Prices ($)	Number Outstanding	Weighted- Average Remaining Contractual Life in Years	Weighted- Average Exercise Price	Number Outstanding	Weighted- Average Exercise Price
2.33 – 3.74	410	9	$3.12	16	$2.33
3.75 – 5.15	637	8	4.82	112	4.87
5.16 – 6.56	1,645	4	5.96	1,110	5.91
6.57 – 7.96	35	8	7.80	9	7.8
	2,727	6	$5.29	1,247	$5.79

	As of December 31, 2022
		Weighted-
		Average
		Remaining
	Aggregate	Contractual Life
	Intrinsic Value	in Years
Options outstanding	$795	6
Options exercisable	$795	5

The fair value of each option grant on the date of grant is estimated using the Black-Scholes option-pricing model reflecting the following weighted-average assumptions:

	Year Ended December 31,
	2020	2021	2022
Expected volatility	47.1%	50.2%	49.4%
Expected life of options	6.3 years	6.5 years	6.5 years
Risk free interest rate	0.93%	0.69%	1.73%
Dividend yield	0%	0%	0%
Weighted-average fair value of options granted during year	$2.69	$3.81	$2.04

Expected volatility is based on historical volatility of the Company’s common stock and the expected life of options is based on historical data with respect to employee exercise periods.

For the years ended December 31, 2020, 2021 and 2022, the Company recorded $1,587, $1,684, and $2,943 respectively, of stock-based compensation expense in connection with the stock option grants.

The fair value of options vested during the years ended December 31, 2020, 2021 and 2022 was $1,974, $1,201, and $869, respectively. The total intrinsic value of options exercised during the years ended December 31, 2020, 2021 and 2022 was $313, $483, and $0, respectively.

As of December 31, 2022, there was $2,009 of total unrecognised compensation costs related to non-vested options granted under the Company’s stock option plans excluding the market-based stock options that were granted to certain senior managers, including the Company’s executive officers. That cost is expected to be recognised over a weighted-average period of 2.98 years.

As of December 31, 2022, there was $6,007 of total unrecognised compensation costs related to non-vested options granted under the Company’s stock option plans for the market-based stock options that were granted to certain senior managers, including the Company’s executive officers. That cost is expected to be recognised over a weighted- average period of 2.97 years.

The Company estimates forfeitures at the time of valuation and reduces expense ratably over the vesting period. This estimate is adjusted periodically based on the extent to which actual forfeitures differ, or are expected to differ, from the previous estimate.

[B] Restricted Stock Awards:

The Company grants restricted stock to employees, whereby the employees are contractually restricted from transferring the shares until they are vested. The stock is unvested at the time of grant and, upon vesting, there are no legal restrictions on the stock. The fair value of each share is based on the Company’s closing stock price on the date of the grant. A summary of the non-vested shares for the years ended December 31, 2020, 2021 and 2022 is as follows:

	Number of Non-Vested Shares	Weighted – Average Grant Date Fair Value
Non-vested, at January 1, 2020	877	6.17
Granted	463	4.88
Vested	(389)	6.01
Forfeited or expired	(145)	6.01
Non-vested, at December 31, 2020	806	5.54
Granted	450	7.63
Vested	(537)	5.35
Forfeited or expired	(90)	6.51
Non-vested, at December 31, 2021	629	7.06
Granted	492	3.72
Vested	(229)	6.99
Forfeited or expired	(186)	7.08
Non-vested, at December 31, 2022	706	4.75

For the years ended December 31, 2020, 2021 and 2022, the Company recorded $2,272, $2,529, and $1,347, respectively, of stock-based compensation expense in connection with the restricted stock grants. As of December 31, 2022, there was $2,284 of total unrecognised compensation cost related to non-vested shares. That cost is expected to be recognised over a weighted-average period of 2.37 years.

[C] Restricted Stock Units:

The Company also grants restricted stock units (“RSUs”) to employees. The following table summarises the activity relating to the Company’s RSUs for the years ended December 31, 2020, 2021 and 2022:

	Number of Restricted	Weighted – Average
	Stock Units	Grant Date Fair Value
Pointer share-based payments assumed	253	$5.60
Vested	(148)	5.60
Forfeited or expired	(30)	5.60
Restricted stock-units, non-vested, December 31, 2020	75	$5.60
Vested	(35)	5.60
Forfeited or expired	(4)	5.60
Restricted stock-units, non-vested, December 31, 2021	36	$5.60
Vested	(36)	5.60
Forfeited or expired	–	–
Restricted stock-units, non-vested, December 31, 2022	–	$–

For the years ended December 31, 2020, 2021 and 2022 the Company recorded $283, $203, and $53, respectively, of stock-based compensation expense in connection with the RSUs. As of December 31, 2022 there was $-0- of total unrecognised compensation cost related to non-vested RSUs.

NOTE 9 – NET LOSS PER SHARE

	December 31,
Basic and diluted loss per share	2020	2021	2022
Net loss attributable to common stockholders	$(13,606)	$(18,072)	$(11,905)
Weighted-average common share outstanding – basic and diluted	29,703	34,571	35,393
Net loss attributable to common stockholders – basic and diluted	$(0.46)	(0.52)	$(0.34)

Basic loss per share is calculated by dividing net loss attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution assuming common shares were issued upon the exercise of outstanding options and the proceeds thereof were used to purchase outstanding common shares. Dilutive potential common shares include outstanding stock options, warrants and restricted stock and performance share awards. We include participating securities (unvested share-based payment awards and equivalents that contain non-forfeitable rights to dividends or dividend equivalents) in the computation of EPS pursuant to the two-class method. Our participating securities consist solely of preferred stock, which have contractual participation rights equivalent to those of stockholders of unrestricted common stock. The two-class method of computing earnings per share is an allocation method that calculates earnings per share for common stock and participating securities. During periods of net loss, no effect is given to the participating securities because they do not share in the losses of the Company. For the years ended December 31, 2020, 2021 and 2022, the basic and diluted weighted-average shares outstanding are the same, since the effect from the potential exercise of outstanding stock options, conversion of preferred stock and vesting of restricted stock and restricted stock units totaling 11,998, 11,628 and 16,571 respectively, would have been anti-dilutive due to the loss.

NOTE 10 – SHORT-TERM BANK DEBT AND LONG-TERM DEBT

	Year Ended December 31,
	2021	2022
Short-term bank debt	$–	$5,709
Current maturities of long-term debt	$6,114	$4,603
Long term debt – less current maturities	$18,110	$11,403

Long term debt

In connection with the Transactions, PowerFleet Israel incurred NIS denominated debt in term loan borrowings on the Closing Date under the Credit Agreement, pursuant to which Hapoalim agreed to provide PowerFleet Israel with two senior secured term loan facilities in an initial aggregate principal amount of $30,000 (comprised of two facilities in the aggregate principal amount of $20,000 and $10,000, respectively (the “Term A Facility” and “Term B Facility”, respectively, and collectively, the “Term Facilities”)) and a five-year revolving credit facility (the “Revolving Facility”) to Pointer denominated in NIS in an initial aggregate principal amount of $10,000 (collectively, the “Credit Facilities”). As of December 31, 2022, the Company borrowed NIS 20,091 or $5,709, under the Revolving Facility.

The Credit Facilities will mature on the date that is five years from the Closing Date. The indicative interest rate provided for the Term Facilities in the original Credit Agreement was approximately 4.73% for the Term A Facility and 5.89% for the Term B Facility. The interest rate for the Revolving Facility is, with respect to NIS- denominated loans, Hapoalim’s prime rate + 2.5%, and with respect to US dollar-denominated loans, LIBOR + 4.6% (amended to SOFR + 2.15%). In addition, the Company agreed to pay a 1% commitment fee on the unutilised and uncancelled availability under the Revolving Facility. The Credit Facilities are secured by the shares held by PowerFleet Israel in Pointer and by Pointer over all of its assets. The original Credit Agreement includes customary representations, warranties, affirmative covenants, negative covenants (including the following financial covenants, tested quarterly: Pointer’s net debt to EBITDA; Pointer’s net debt to working capital; minimum equity of PowerFleet Israel; PowerFleet Israel equity to total assets; PowerFleet Israel net debt to EBITDA; and Pointer EBITDA to current payments and events of default.

On August 23, 2021, PowerFleet Israel and Pointer (the “Borrowers”) entered into an amendment (the “Amendment”), effective as of August 1, 2021, to the Credit Agreement with Hapoalim. The Amendment memorialises the agreements between the Borrowers and Hapoalim regarding a reduction in the interest rates of the two Term Facilities. Pursuant to the Amendment, commencing as of November 12, 2020, the interest rate with respect to the Term A Facility was reduced to a fixed rate of 3.65% per annum and the interest rate with respect to the Term B Facility was reduced to a fixed rate of 4.5% per annum. The Amendment also provides, among other things, for (i) a reduction in the credit allocation fee on undrawn and uncancelled amounts of the Revolving Facility from 1% to 0.5% per annum, (ii) removal of the requirement that PowerFleet Israel maintain $3,000 on deposit in a separate reserve fund, and (iii) modifications to certain of the affirmative and negative covenants, including a financial covenant regarding the ratio of the Borrowers’ debt levels to Pointer’s EBITDA. The Company is in compliance with the covenants as of December 31, 2022.

In connection with the Credit Facilities, the Company incurred debt issuance costs of $742. For the years ended December 31, 2020, 2021, and 2022 the Company recorded $31, $290, and $215 respectively, of amortisation of the debt issuance costs. The Company recorded charges of $1,451, $1,078, and $824 to interest expense on its consolidated statements of operations for the years ended December 31, 2020, 2021 and 2022 related to interest expense associated with the Credit Facilities.

On October 31, 2022, the Borrowers entered into a third amendment to the Credit Agreement (the “Third Amendment”) with Hapoalim. The Third Amendment provides for, among other things, the New Revolver. The New Revolver will be available for a period of one month, commencing on October 31, 2022, and will continue to be available for successive one-month periods until and including October 30, 2023, unless the Borrowers deliver a notice to Hapoalim of their request not to renew the New Revolver.

The New Revolver will initially bear interest at the Secured Overnight Financing Rate plus 2.59%. Such interest is subject to monthly changes by Hapoalim, provided that Hapoalim gives Pointer advance notice regarding such change prior to the end of the applicable calendar month.

The New Revolver is secured by a first ranking fixed pledge and assignment by Pointer over its new bank account, which was opened in connection with the New Revolver, and all of the rights relating thereunder as well as a cross guarantee by PowerFleet Israel.

Pointer is required to pay a credit allocation fee equal to 0.5% per annum on undrawn and uncancelled amounts of the New Revolver.

Pointer has a one-year $1,000 revolving credit facility available for use with Discount Bank, which renews annually, subject to the bank’s approval. Pointer did not have any borrowings outstanding under the revolving credit facility with Discount Bank as of December 31, 2022.

Scheduled maturities of the long-term debt as of December 31, 2022 are as follows:

Year ending December 31:
2023	$4,603
2024	11,403
16,006
Less: Current Portion	4,603
Total	$11,403

The Term B Facility is not subject to amortisation over the life of the loan and instead the original principal amount is to be due in one installment on the fifth anniversary of the date of the consummation of the Transactions.

NOTE 11 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	Year Ended December 31,
	2021	2022
Accounts payable	$17,748	$14,751
Accrued warranty	1,146	1,897
Accrued compensation	6,644	7,153
Government authorities	2,080	1,992
Other current liabilities	1,397	805
	$29,015	$26,598

The Company’s products are warranted against defects in materials and workmanship for a period of 1-8 years from the date of acceptance of the product by the customer. The customers may purchase an extended warranty providing coverage up to a maximum of 60 months. A provision for estimated future warranty costs is recorded for expected or historical warranty matters related to equipment shipped and is included in accounts payable and accrued expenses in the Consolidated Balance Sheets as of December 31, 2021 and 2022.

The following table summarises warranty activity during the years ended December 31, 2021 and 2022:

	Year Ended December 31,
	2021	2022
Accrued warranty reserve, beginning of year	$807	$1,333
Accrual for product warranties issued	1,335	1,103
Product replacements and other warranty expenditures	(411)	(481)
Expiration of warranties	(398)	99
Accrued warranty reserve, end of period (a)	$1,333	$2,054

(a) Includes accrued warranty included in other long-term liabilities at December 31, 2021 and 2022 of $187 and $157, respectively.

NOTE 12 – LEASES

The Company has operating leases for office space and office equipment. The Company’s leases have remaining lease terms of one year to seven years, some of which include options to extend the lease term for up to five years.

The Company has lease agreements which are classified as short-term in nature. These leases meet the criteria for operating lease classification. Lease cost associated with the short-term leases are included in selling, general and administrative expenses on the Company’s consolidated statements of operations during years ended December 31, 2020, 2021, and 2022.

Components of lease expense are as follows:

	Year Ended	Year Ended
	December 31, 2021	December 31, 2022
Short term lease cost:	$563	$443

Supplemental cash flow information and non-cash activity related to the Company’s operating leases are as follows:

	Year Ended	Year Ended
	December 31, 2021	December 31, 2022
Non-cash activity:
Right-of-use assets obtained in exchange for lease obligations	$2,695	$1,450

Weighted-average remaining lease term and discount rate for the Company’s operating leases are as follows:

December 31, 2022
Weighted-average remaining lease term (in years)	3.3
Weighted-average discount rate	4.28%

Scheduled maturities of operating lease liabilities outstanding as of December 31, 2022 are as follows:

Year ending December 31:
2023	$2,797
2024	2,044
2025	1,841
2026	823
2027	382
Thereafter	941
Total lease payments	8,828
Less: Imputed interest	(759)
Present value of lease liabilities	$8,069

NOTE 13 – STOCKHOLDERS’ EQUITY

[A] Public Offering:

On February 1, 2021 the Company closed an underwritten public offering of 4,428 shares of common stock (which included the full exercise of the underwriters’ over- allotment option) for gross proceeds of approximately $28,800, before deducting the underwriting discounts and commissions and other offering expenses.

[B] ATM Offering:

On May 14, 2020, we entered into an equity distribution agreement (the “Sales Agreement”) with Canaccord, pursuant to which we could offer and sell, from time to time through an “at-the-market offering” program, with Canaccord as sales agent, shares of our common stock having an aggregate offering price of up to $25,000. The Sales Agreement provided for the Company to pay Canaccord a commission of 3.0% of the aggregate gross proceeds from each sale of common stock occurring pursuant to the Sales Agreement. The offer and sale of common stock in the ATM Offering were made pursuant to the Company’s shelf registration statement on Form S-3 that was declared effective by the SEC on November 27, 2019, the base prospectus contained therein dated November 27, 2019, and a prospectus supplement related to the ATM Offering dated May 14, 2020. The Company sold 810 shares of common stock through Canaccord under the Sales Agreement, received net proceeds from such sales of $4,000, and paid Canaccord $125 in commissions with respect to sales of common stock under the Sales Agreement. The Sales Agreement was terminated effective as of August 14, 2020.

[C] Redeemable Preferred stock:

The Company is authorised to issue 150 shares of preferred stock, par value $0.01 per share of which 100 shares are designated Series A Preferred Stock and 50 shares are undesignated.

Series A Preferred Stock

In connection with the completion of the Transactions, on October 3, 2019, the Company issued 50 shares of Series A Preferred Stock to ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P and ABRY Investment Partnership, L.P. (the “Investors”). For the year ended December 31, 2021 and December 31, 2022, the Company issued -0-and 4 additional shares of Series A Preferred Stock.

Liquidation

The Series A Preferred Stock has a liquidation preference equal to the greater of (i) the original issuance price of $1,000.00 per share, subject to certain adjustments (the “Series A Issue Price”), plus all accrued and unpaid dividends thereon (except in the case of a deemed liquidation event, then 150% of such amount) and (ii) the amount such holder would have received if the Series A Preferred Stock had converted into common stock immediately prior to such liquidation.

Dividends

Holders of Series A Preferred Stock are entitled to receive cumulative dividends at a minimum rate of 7.5% per annum (calculated on the basis of the Series A Issue Price), quarterly in arrears. The dividends are payable at the Company’s election, in kind, through the issuance of additional shares of Series A Preferred Stock, or in cash, provided no dividend payment failure has occurred and is continuing and that there has not previously occurred two or more dividend payment failures. Commencing on the 66-month anniversary of the date on which any shares of Series A Preferred Stock are first issued (the “Original Issuance Date”), and on each monthly anniversary thereafter, the dividend rate will increase by 100 basis points, until the dividend rate reaches 17.5% per annum, subject to the Company’s right to defer the increase for up to three consecutive months on terms set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”). During the years ended December 31, 2020, 2021 and December 31, 2022, the Company paid dividends in the amounts of $3,927, $4,112 and $4,231 shares respectively, to the holders of the Series A Preferred Stock. As of December 31, 2021, and December 31, 2022, dividends in arrears were $-0- and $-0-respectively.

Voting; Consent Rights

The holders of Series A Preferred Stock will be given notice by the Company of any meeting of stockholders or action to be taken by written consent in lieu of a meeting of stockholders as to which the holders of common stock are given notice at the same time as provided in, and in accordance with, the Company’s Amended and Restated Bylaws. Except as required by applicable law or as otherwise specifically set forth in the Charter, the holders of Series A Preferred Stock are not entitled to vote on any matter presented to the Company’s stockholders unless and until any holder of Series A Preferred Stock provides written notification to the Company that such holder is electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and in doing so rendering the Series A Preferred Stock voting capital stock of the Company (such notice, a “Series A Voting Activation Notice”). From and after the delivery of a Series A Voting Activation Notice, all holders of the Series A Preferred Stock will be entitled to vote with the holders of common stock as a single class on an as-converted basis (provided, however, that any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of common stock issuable upon conversion of such shares of Series A Preferred Stock held by such holder that exceeds the quotient of (1) the aggregate Series A Issue Price for such shares of Series A Preferred Stock divided by (2) $5.57 (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable)). So long as shares of Series A Preferred Stock are outstanding and convertible into shares of common stock that represent at least 10% of the voting power of the common stock, or the Investors or their affiliates continue to hold at least 33% of the aggregate amount of Series A Preferred Stock issued to the Investors on the Original Issuance Date, the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock will be necessary for the Company to, among other things, (i) liquidate the Company or any operating subsidiary or effect any deemed liquidation event (as such term is defined in the Charter), except for a deemed liquidation event in which the holders of Series A Preferred Stock receive an amount in cash not less than the Redemption Price (as defined below), (ii) amend the Company’s organisational documents in a manner that adversely affects the Series A Preferred Stock, (iii) issue any securities that are senior to, or equal in priority with, the Series A Preferred Stock or issue additional shares of Series A Preferred Stock to any person other than the Investors or their affiliates, (iv) incur indebtedness above the agreed-upon threshold, (v) change the size of the Company’s board of directors to a number other than seven, or (vi) enter into certain affiliated arrangements or transactions.

Redemption

At any time, each holder of Series A Preferred Stock may elect to convert each share of such holder’s then-outstanding Series A Preferred Stock into the number of shares of the Company’s common stock equal to the quotient of (x) the Series A Issue Price, plus any accrued and unpaid dividends, divided by (y) the Series A Conversion Price in effect at the time of conversion. The Series A Conversion Price is initially equal to $7.319, subject to certain adjustments as set forth in the Charter.

At any time after the third anniversary of the Original Issuance Date, subject to certain conditions, the Company may redeem the Series A Preferred Stock for an amount per share, equal to the greater of (i) the product of (x) 1.5 multiplied by (y) the sum of the Series A Issue Price, plus all accrued and unpaid dividends and (ii) the product of (x) the number of shares of common stock issuable upon conversion of such Series A Preferred Stock multiplied by (y) the volume weighted average price of the common stock during the 30 consecutive trading day period ending on the trading date immediately prior to the date of such redemption notice or, if calculated in connection with a deemed liquidation event, the value ascribed to a share of common stock in such deemed liquidation event (the “Redemption Price”).

Further, at any time (i) after the 66-month anniversary of the Original Issuance Date, (ii) following delivery of a mandatory conversion notice by us, or (iii) upon a deemed liquidation event, subject to Delaware law governing distributions to stockholders, the holders of the Series A Preferred Stock may elect to require us to redeem all or any portion of the outstanding shares of Series A Preferred Stock for an amount per share equal to the Redemption Price.

On June 9, 2021, the Company entered into a preferred stock redemption right agreement (the “Redemption Right Agreement”) with the Investors, pursuant to which the Company had the right to redeem 10 shares of Series A Preferred Stock at a price of $1,450 per share plus all accrued and unpaid dividends, to be paid in cash. The Company did not exercise its redemption right and the Redemption Right Agreement automatically terminated on October 1, 2021.

NOTE 14 – ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) includes net loss and unrealised gains or losses on available-for-sale investments and foreign currency translation gains and losses. Cumulative unrealised gains and losses on available-for-sale investments are reflected as accumulated other comprehensive loss in stockholders’ equity on the Company’s Consolidated Balance Sheets.

The accumulated balances for each classification of other comprehensive income (loss) are as follows:

			Accumulated
	Foreign currency translation adjustment	Unrealised gain (losses) on investments	other comprehensive income
Balance at January 1, 2020	$265	$–	$265
Net current period change	134	–	134
Balance at December 31, 2020	399	–	399
Net current period change	(8)	–	(8)
Balance at December 31, 2021	$391	$–	$391
Net current period change	(1,601)	–	(1,601)
Balance at December 31, 2022	$(1,210)	$–	$(1,210)

NOTE 15 – SEGMENT INFORMATION

The Company operates in one reportable segment, wireless IoT asset management. The following table summarises revenues on a percentage basis by geographic region.

	Year Ended December 31,
	2020	2021	2022
United States	$46,047	$50,844	$56,835
Israel	38,719	44,849	44,427
Other	28,827	30,515	33,895
	$113,593	$126,208	$135,157

	Year Ended December 31,
	2020	2021	2022
Long lived assets by geographic region:
United States	$1,425	$1,123	$941
Israel	3,282	3,675	3,545
Other	4,097	4,190	4,763
	$8,804	$8,988	$9,249

NOTE 16 – INCOME TAXES

Loss before income taxes consists of the following:

	Year Ended December 31,
	2020	2021	2022
U.S. operations	$(15,492)	$(15,017)	$(10,924)
Foreign operations	7,520	4,331	4,219
	$(7,972)	$(10,686)	$(6,705)

The provision for income taxes consists of the following:

	Year Ended December 31,
	2020	2021	2022
Current:
Federal	$–	$–	$–
State	45	16	84
Foreign	54	127	69
	99	143	153
Deferred:
Federal	–	–	–
State	–	–	–
Foreign	939	2,464	143
	939	2,464	143
Total (benefit) provision for income taxes	$1,038	$2,607	$296

The difference between income taxes at the statutory federal income tax rate and income taxes reported in the Consolidated Statements of Operations is attributable to the following:

	Year Ended December 31,
	2020	2021	2022
Income tax benefit at the federal statutory rate	$(1,674)	$(2,243)	$(1,408)
State and local income taxes, net of federal taxes	(421)	410	(637)
Increase (decrease) in valuation allowance	2,595	(203)	(820)
Remeasurement of deferred tax adjustments	(48)	1,302	248
Permanent differences and other	138	269	810
Foreign rate differential	(586)	1,681	(683)
GILTI inclusion	1,008	1,312	2,696
Other	26	79	90
	$1,038	$2,607	$296

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2021 and 2022 are presented below:

	Year Ended December 31,
	2021	2022
Deferred tax assets:
Net operating loss carryforwards	$28,042	$27,630
Capital loss carryforwards	11,398	10,670
Deferred revenue	2,097	2,006
Stock-based compensation	801	459
Federal research and development tax credits	1,058	1,058
Capitalised research	–	980
Inventories	344	324
Bad Debt Reserve	785	594
Deferred lease liability	714	548
Other deductible temporary differences	3,880	2,610
Total gross deferred tax assets	49,119	46,879
Less: valuation allowance	(44,228)	(43,654)
	4,891	3,225
Deferred tax liabilities:
Intangible amortisation	(5,192)	(4,421)
ROU assets	(657)	(498)
Fixed assets, depreciation	–	–
	(5,849)	(4,919)
Net deferred tax (liabilities)/assets	$(958)	$(1,694)

A reconciliation of the beginning and ending amount of unrecognised tax positions is as follows:

	Year Ended December 31,
	2021	2022
Balance at the beginning of the year	$423	$485
Additions based on tax provisions taken related to current year	62	(125)
Balance at the end of year	$485	$360

The unrecognised tax benefits, if recognised, would reduce the Company’s annual effective tax rate. The Company does not expect any significant changes to its unrecognised tax positions during the next twelve months.

At December 31, 2022, the Company had an aggregate net operating loss carryforward of approximately $78,285 for U.S. federal income tax purposes. At December 31, 2022, the Company had an aggregate net operating loss carryforward of approximately $37,628 for state income tax purposes and a foreign net operating loss carryforward of approximately $31,868. Substantially all of the net operating loss carryforwards expire from 2023 through 2037 for pre-2018 federal net operating loss carryforwards and from 2023 through 2041 for state purposes. The net operating loss carryforwards may be limited to use in any particular year based on Internal Revenue Code (“IRC”) Section 382 related to change of ownership restrictions. Section 382 of the IRC imposes an annual limitation on the utilisation of NOL carryforwards based on long-term bond rates and the value of the corporation at the time of a change in ownership as defined by Section 382 of the IRC. In 2019, the Company incurred a change in ownership under Section 382 of the IRC and this change of ownership is not expected to materially impact the Company’s ability to utilise its net operating loss carryforward amounts in the future. In addition, future stock issuances may subject the Company to further limitations on the utilisation of its net operating loss carryforwards under the same Internal Revenue Code provision.

At December 31, 2022, the Company has New Jersey net operating loss carryforwards (“NJ NOLs”) included above in the approximate amount of $5,006 expiring through 2041, which are available to reduce future earnings which would otherwise be subject to state income tax.

The Company is asserting permanent reinvestment of all accumulated undistributed earnings of its foreign subsidiaries as of December 31, 2022 in excess of annual debt service costs requirements.

For the year ended December 31, 2022, the Company’s valuation allowance decreased to $43,654 compared to $44,228 as of December 31, 2021 primarily due to utilisation of the net operating losses. The Company has provided a valuation allowance against the full amount of its domestic deferred tax assets and the majority of the foreign deferred tax assets. The valuation allowance was established because of the uncertainty of realisation of the deferred tax assets due to lack of sufficient history of generating taxable income. Realisation is dependent upon generating sufficient taxable income prior to the expiration of the net operating loss carryforwards in future periods. The valuation decreased in 2021 and 2022 by $1,842, and $574, respectively.

Audits for federal income tax returns are closed for the years through 2018. However, the Internal Revenue Service (“IRS”) can audit the NOL’s generated during those years in the years that the NOL’s are utilised. State income tax returns are generally subject to examination for a period of three to six years after the filing of the respective tax return. The state impact of any federal changes remains subject to examination by various states for a period of up to one year after formal notification to the states. Foreign income tax returns are generally subject to examination based on the tax laws of the respective jurisdictions.

NOTE 17 – COMMITMENTS AND CONTINGENCIES

Except for normal operating leases, the Company is not currently subject to any material commitments.

[A] Contingencies:

From time to time, the Company is involved in various litigation matters involving claims incidental to its business and acquisitions, including employment matters, acquisition related claims, patent infringement and contractual matters, among other issues. While the outcome of any such litigation matters cannot be predicted with certainty, management currently believes that the outcome of these proceedings, including the matters described below, either individually or in the aggregate, will not have a material adverse effect on its business, results of operations or financial condition. The Company records reserves related to legal matters when losses related to such litigation or contingencies are both probable and reasonably estimable.

In August 2014, Pointer do Brasil Comercial Ltda. (“Pointer Brazil”) received a notification of lack of payment of VAT tax (Brazilian ICMS tax) in the amount of $197 plus $1,057 of interest and penalty, totaling $1,254 as of December 31, 2022. The Company is vigorously defending this tax assessment before the administrative court in Brazil, but in light of the administrative and judicial processes in Brazil, it could take up to 14 years before the dispute is finally resolved. In case the administrative court rules against the Company, the Company could claim before the judicial court, an appellate court in Brazil, a substantial reduction of interest charged, potentially reducing the Company’s total exposure. The Company’s legal counsel is of the opinion that the chance of loss is not probable and for this reason the Company has not made any provision.

In July 2015, Pointer Brazil received a tax deficiency notice alleging that the services provided by Pointer Brazil should be classified as “telecommunication services” and therefore Pointer Brazil should be subject to the state value-added tax. The aggregate amount claimed to be owed under the notice was approximately $11,777 as of December 31, 2022. On August 14, 2018, the lower chamber of the State Tax Administrative Court in São Paulo rendered a decision that was favorable to Pointer Brazil in relation to the ICMS demands, but adverse in regards to the clerical obligation of keeping in good order a set of ICMS books and related tax receipts. The remaining claim after this administrative decision is $202. The state has the opportunity to appeal to the higher chamber of the State Tax Administrative Court. The Company’s legal counsel is of the opinion that the chance of loss is not probable and that no material costs will arise in respect to these claims. For this reason, the Company has not made any provision.

On February 24, 2022, Pointer Mexico received a notification for 2015 tax assessment in the amount of $238 regarding the underpayment of VAT and government fees from the Mexican Tax Service (“MTS”). Under the statute and case law, Pointer Mexico was entitled to appeal before the MTS or file a lawsuit before the Federal Court of Administrative Justice (Tribunal Federal de Justicia Administrativa). On April 19, 2022, Pointer Mexico filed an appeal for revocation of the assessment.

On May 3, 2022, Pointer Mexico filed additional evidence before the MTS. On January 24, 2023, the MTS resolved the administrative revocation appeal, confirming the tax assessment against Pointer Mexico. Against this last resolution, Pointer Mexico is entitled to appeal before the Federal Court of Administrative Justice. The term for the filing of this appeal lapses on March 8, 2023. Based on the current analysis of the facts and case, the Company has recorded a provision of $238.

On February 24, 2022, Pointer Mexico received a notification for 2016 and 2017 tax assessment in the amounts of $268 and $476, respectively, regarding the underpayment of VAT and government fees from the MTS. Under the statute and case law, Pointer Mexico was entitled to appeal before the MTS or file a lawsuit before the Federal Court of Administrative Justice. On April 19, 2022, Pointer Mexico filed an appeal for revocation of the assessment. On May 2, 2022, Pointer Mexico filed additional evidence before the MTS. As of December 31, 2022, the MTS has not resolved the administrative revocation appeal. The Company’s legal counsel is of the opinion that the chance of loss is not probable and for this reason the Company has not made any provision.

NOTE 18 – SUBSEQUENT EVENTS

On March 6, 2023, the Company entered into a definitive share purchase and transfer agreement (the “Agreement”) with Swiss Re Reinsurance Holding Company Ltd (the “Seller”) to acquire all of the outstanding shares of Movingdots GmbH (“Movingdots”), a wholly-owned subsidiary of the Seller, for consideration consisting of €1 and the issuance by the Company of a ten-year warrant to purchase 800,000 shares of the Company’s common stock at an exercise price of $7.00 per share. Under the Agreement, the Seller is required to ensure that Movingdots has available cash and cash equivalents of at least €8,000,000 as of the closing date. The transaction closed on March 31, 2023.

ANNEXURE 13

AGREED UPON PROCEDURES REPORT IN TERMS OF REGULATION 79

Agreed-Upon Procedures Report in terms of Regulation 79 of the South African Companies Act in respect of PowerFleet, Inc.

The Directors

PowerFleet, Inc.

123 Tice Blvd Ste 101,

Woodcliff Lake,

NJ 07677

United States of America

Scope and purpose

We have performed the procedures set out below, which were agreed to by the Directors of PowerFleet, Inc. (the “Engaging Party” or “Powerfleet”), solely to assist with the Agreed-Upon Procedures Report which Powerfleet is required to conduct in terms of Regulation 79 of the South African Companies Act (“Regulation 79”) in respect of Powerfleet, Inc. for the years ending 31 December 2022, 31 December 2021 and 31 December 2020 (“Subject Matter”). The report is required due to the transaction between Powerfleet and MiX Telematics Limited (“Mix Telematics”) which will require Powerfleet shares to be listed on the Main Board of the JSE by way of a secondary inward listing (“the transaction”). We specifically bring your attention to the ”Other information” section of the report as relates to compliance with Regulation 79.

Responsibilities of the Engaging Party

Powerfleet has acknowledged that the agreed-upon procedures are appropriate for the purpose of the engagement. Powerfleet is responsible for the Subject Matter on which the agreed-upon procedures are performed. The sufficiency of these procedures is solely the responsibility of the Acknowledging Parties.

Responsibilities of the Practitioner

We have conducted the agreed-upon procedures engagement in accordance with the International Standard on Related Services (ISRS) 4400 (Revised), Agreed-Upon Procedures Engagements. An agreed-upon procedures engagement involves our performing the procedures that have been agreed with Powerfleet, and reporting the findings, which are the factual results of the agreed-upon procedures performed. We make no representation regarding the appropriateness or the sufficiency of the agreed-upon procedures described below either for the purpose for which this AUP Report has been requested or for any other purpose.

This agreed-upon procedures engagement is not an assurance engagement. Accordingly, we do not express an opinion or an assurance conclusion. Had we performed additional procedures, other matters might have come to our attention that would have been reported.

Our independence and quality management

In performing the Agreed-Upon Procedures engagement, we complied with the ethical requirements of the Code of Professional Conduct for Registered Auditors issued by the Independent Regulatory Board for Auditors (IRBA Code). The IRBA Code is founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behaviour; and it is consistent with the corresponding sections of the International Ethics Standards Board for Accountants’ International Code of Ethics for Professional Accountants (including International Independence Standards).

EY applies the International Standard on Quality Management 1, which requires us to design, implement and operate a system of quality management, including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Description of procedures performed

We have performed the procedures described below, which were agreed with Powerfleet, for the Agreed-Upon Procedures Report as required in terms of Regulation 79 of the South African Companies Act in respect of Powerfleet, Inc’s consolidated financial statements for the years ending 31 December 2022, 31 December 2021 and 31 December 2020 relating to the transaction detailed above.

Our procedures and findings included:

Procedures:

1.	Obtain from management the consolidated financial statements for the preceding three financial years ended 31 December 2022, 2021 and 2020 which have been incorporated by reference in the prospectus to Mix Telematics and Powerfleet shareholders which will be issued on or about 30 January 2024 (the “prospectus”) through obtaining and accessing the hyperlinks to Powerfleet’s website which contains Powerfleet’s 10-K filings. These links will be used to confirm the financial information listed in procedures 2,3 and 4. Inspect the consolidated financial statements per the 10-K filing and obtain the basis on which these were prepared.

2.	Obtain the consolidated profit/loss before tax and the consolidated profit/loss after tax of Powerfleet for the years ended 31 December 2022, 2021 and 2020, from the consolidated financial statements per the 10-K filings as per procedure 1 above.

3.	Obtain the consolidated asset and liability balances of Powerfleet per the consolidated financial statements contained in the 10-K filings obtained in procedure 1 for the year ended 31 December 2022.

4.	Obtain the ordinary dividends paid by Powerfleet in respect of the years ended 31 December 2022, 2021 and 2020, from the consolidated financial statements per the 10-K filings obtained in procedure 1.

5.	Obtain a letter of representation from management of Powerfleet regarding whether:

–	the debtors and creditors include any accounts other than trade accounts;

–	the provisions for doubtful debts is adequate;

–	adequate provision has been made for obsolete, damaged or defective goods, and for supplies purchased at prices in excess of current market prices;

–	there have been any material changes in the assets and liabilities of the company or of any subsidiary since the date of the last consolidated financial statements.

–	whether the minutes of meetings of the board of directors of Powerfleet contain any matters referring to changes in assets or liabilities for the period 31 December 2022 and up to the date of this report; and

–	confirming that there have been no material changes in the assets and liabilities of the Powerfleet and its subsidiaries, since 31 December 2022.

Findings:

1.	We obtained from management the hyperlinks within Section 3 of the prospectus for the consolidated financial statements included in the 10-K filings for the preceding three financial years ended 31 December 2022, 2021 and 2020. The links were as follows:

Dec 2022/2021: HYPERLINK “https://ir.powerfleet.com/financials/all-sec-filings/content/0001493152-23-010426/ 0001493152-23-010426.pdf”10-K - 2022 - Powerfleet, Inc.

Dec 2021/2020: HYPERLINK “https://ir.powerfleet.com/financials/annual-reports/content/0001493152-22-007009/ 0001493152-22-007009.pdf”10-K - 2021 - Powerfleet, Inc.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

2.	We obtain the consolidated profit/loss before tax and the consolidated profit/loss after tax of Powerfleet per the consolidated financial statements included in the 10-K filing obtained in procedure 1 in respect of the years ended 2022, 2021 and 2020. The following were noted:

	2022	2021	2020
	$‘000	$‘000	$‘000
Consolidated profit/(loss) before tax	(6 705)	(10 686)	(7 972)
Consolidated profit/(loss) after tax	(7 001)	(13 293)	(9 010)

3.	We obtained the consolidated asset and liability balances of Powerfleet, as set out in the consolidated financial statements per the 10-K filings obtained in procedure 1 for the year ended 31 December 2022 as follows:

2022 $‘000
Consolidated asset and liability balances of the Company
Current Assets	81 225
Non-Current Assets	136 210
Total Assets	217 435
Current Liabilities	45 714
Non-Current Liabilities	31 341
Total Liabilities	77 055

4.	We obtained the ordinary dividends paid by Powerfleet in respect of the years ended 31 December 2022 and 2021, as set out in the consolidated financial statements per the 10-K filings obtained in procedures 1 as follows:

	2022	2021
	$‘000	$‘000
Ordinary dividends paid	–	–

5.	We obtained a letter of representation, dated 11 January 2024, from management of Powerfleet confirming:

–	the debtors and creditors do not include any accounts other than trade accounts;

–	the provisions for doubtful debts is adequate;

–	adequate provision has been made for obsolete, damaged or defective goods, and for supplies purchased at prices in excess of current market prices;

–	there have been no material changes in the assets and liabilities of the company or of any subsidiary since the date of the last consolidated financial statements;

–	the minutes of meetings of the board of directors of Powerfleet contain no matters referring to changes in assets or liabilities for the period 31 December 2022 and up to the date of this report; and

–	there have been no material changes in the assets and liabilities of the Powerfleet and its subsidiaries, since 31 December 2022.

Other information

Ernst & Young Inc, based in South Africa, is not the statutory auditor of Powerfleet. Regulation 79 requires the auditor of PowerFleet to issue an Agreed-Upon Procedures Report in relation to the Subject Matter. An auditor as defined in the Companies Act is required to be registered with the Independent Regulatory Board for Auditors (IRBA) in South Africa. Ernst & Young LLP based in the United States is the statutory auditor to Powerfleet, Inc, and are therefore not registered with the IRBA and therefore does not fit the definition of “auditor” contemplated in the Companies Act. As such, PowerFleet do not have auditors in the strict application of Regulation 79 and would not be able to issue an Agreed Upon Procedures Report if Regulation 79 were to be applied strictly. Ernst & Young Inc, have therefore issued the Agreed-Upon Procedures Report.

Ernst & Young Inc.

Director: Cornelius A Els CA(SA)

Registered Auditor
12 January 2024
102 Rivonia Road
Sandton

Johannesburg
South Africa

ANNEXURE 14

PROPERTIES

Property Name	Name of owner	Address/Situation	Extent/Area	Tenure	Unexpired term of lease	Rental per month
Corporate Headquarters	123 Tice LLC	123 Tice Boulevard, Woodcliff Lake, New Jersey, United States	1.300 square metres	6 years	31 months	USD30,693
Tampa, Florida	CMNY Benjamin LLC	6204 Benjamin Road, Tampa, Florida, 33634	2.251 square metres	7 years	27 months	USD14,425
Frisco, Texas	Network Associates	2601 Network Blvd Ste. 680 Hall Park C1, Frisco, Texas	512 square metres	5.4 years	36 months	USD11,654
Cellocator	Gav Yam	14 Hamelacha st., Israel	1.472 square metres	N/A	25 months	USD19,195
HC PIL	Gav Yam	14 Hamelacha st. Israel	1.032 square metres	N/A	25 months	USD15,660
Call Centers	Galarat	25 Habanai. Israel	900 square metres	5 years	19 months	USD13,373
Installing Station	Blue Sky	196 Hahistadrut. Israel	155 square metres	2 years	19 months	USD3,780
Installing Station	Eyal Hai Garage	19 Balei Melacha. Israel	150 square metres	N/A	56 months	USD3,510
Office	Piedrahita S.A	Olazabal 1515 – Of A601	400 square metres	1 year	4 months	USD8,970
Service Center	Osvaldo Melhem Najle	Pichincha 45 – Lanus Bs.As.	225 square metres	1 year	12 months	USD995
Office space	Nacenzo Comercial e Imóveis Ltda.	Condomínio Empresarial Araguaia Alameda Araguaia, 1142 – Bloco 2 – 3º andar Alphaville Industrial, Barueri – SP CEP06455-000	759 square metres	5 years, then undetermined	9 months	USD8,538.78
Office space	Fundação Universidade de Passo Fundo	BR 285, Km 292, Universidade Passo Fundo – São José, Passo Fundo, RS CEP 99052-900	148 square metres	6 years, then undetermined	On hold due to office renovations	1,493.89
Office space	Fundação Universidade de Passo Fundo	BR 285, Km 292, Universidade Passo Fundo – São José, Passo Fundo, RS CEP 99052-900	36 square metres	5 years, then undetermined	57 months	USD1,493.89

Property Name	Name of owner	Address/Situation	Extent/Area	Tenure	Unexpired term of lease	Rental per month
Überseeinsel	Das Silo in Bremen GmbH	Auf der Muggenburg 30, 28217 Bremen	425 square metres	5 years	60 months	USD8,829
Seestern	IC Property Services GmbH	Am Seestern 8, 40547 Düsseldorf	103 square metres	2 years	17 months	USD2,087
Office space	Mass Servicios Asistenciales S.A de C.V	Tecoyotitla 412 Local 102	384 square metres	2 years 11 months	8 months	USD14,355
Office space	ACPM, S.C.	Tecoyotitla 412 Local 102	400 square metres	1 year	1 month	USD11,274
Belvedere Office Park	Annenberg Properties	Block C, Belvedere Office Park, Pasita Street, Bellville, 7530	954 square metres	1 Year	New term being renegotiated	8,011 USD
Belvedere Office Park	Annenberg Properties	Block C, Belvedere Office Park, Pasita Street, Bellville, 7530	459 square metres	Undetermined	Month to month	USD4,280
Country Club Estate	Growthpoint Properties	21 Woodlands Drive, Woodmead	289 square metres	1 Year	On hold due to office renovations	1,999 USD
Country Club Estate	Growthpoint Properties	21 Woodlands Drive, Woodmead	289 square metres	3 Years	32	USD1,656
Johannesburg, South Africa	Black Industrialists Group Property Management Company (Pty) Ltd	Howick Close, Waterfall Park, Midrand, South Africa	46 499 square feet	10 years	6 years	ZAR465 112
Cape Town, South Africa	Kapy Properties Investments cc	Unit C4, Heron Crescent, Century Square, Cape Town, South Africa	2 809 square feet	2 years	22 months	ZAR48 305
Stellenbosch, South Africa	Black Industrialists Group Property Management Company (Pty) Ltd	Blaauwklip Office Park 2Corner Strand and Webersvallei Road, Stellenbosch, South Africa	1 883 square feet	10 years	6 years	ZAR241 054
Durban, South Africa	Cold Creek Investments 181 (Pty) Ltd	7/8 Holwood Crescent, La Lucia Ridge, Durban, South Africa	9 085 square feet	5 years	10 months	ZAR175 535
Swindon, UK	IW Group Services (UK) Limited	Rivermead Drive, Westlea, Swindon, UK	Shared space	5 years	4.75 years	GBP1 361
Birmingham, UK	Blackrock UK Property	6170 Knightscourt, Birmingham, UK	3 574 square feet	5 years	4.5 years	GBP6 375

Property Name	Name of owner	Address/Situation	Extent/Area	Tenure	Unexpired term of lease	Rental per month
Boca Raton, Florida (warehouse)	Boca Business Centre Developers	Suite 27, 1181 S Rogers Circle, Boca Raton, Florida	2 326 square feet	3 years	10 months	USD3 942
Boca Raton, Florida (offices)	WPT Land 2 LP	750 Park of Commerce Blvd, Suite 310, Boca Raton, Florida	5 416 square feet	3.5 years	2.5 years	USD11 763
Subiaco, Australia	Grazia Costa	297 Hay Street, Subiaco, Australia	23 166 square feet	13 months	9 months	AUD4 583
Dubai, UAE	Dubai Integrated Economic Zones Authority	Office number 4WB 139 at Dubai Airport Free Zone	580 square feet	1 year	7 months	AED11 231
São Paulo, Brazil	Wework Servicos de escritorio Ltda	Av. Nicolas Boer, 399 – Jardim das Perdizes, São Paulo, Brazil	Shared space	1 year	8 months	BRL16 400
Bucharest, Romania	Regus Properties	15 Charles de Gaulle Plaza, Bucharest, Romania	65 square feet	1 year	8 months	RON3 488

ANNEXURE 15

EXCHANGE CONTROL

The information below is not intended as legal advice and it does not purport to describe all of the considerations that may be relevant to the receipt of the Scheme Consideration by MiX Telematics Shareholders. MiX Telematics Shareholders that are South African residents or emigrants from the Common Monetary Area to South Africa are urged to seek further professional advice in regard to the purchase of Shares. Note that a person’s exchange control residence status does not necessarily match their residence status for tax purposes.

Exchange controls are imposed on South African residents in terms of the Exchange Control Regulations. FinSurv is responsible for the day-to-day administration of the Exchange Control Regulations. In the exercise of the Exchange Control Regulations, FinSurv has a wide discretion subject to a set of norms and to the policy guidelines laid down by the Minister of Finance, Director General National Treasury, and the South African Reserve Bank. From time to time, FinSurv issues “rulings” and circulars to provide further guidance regarding the implementation of the Exchange Control Regulations. In this document, the Exchange Control Regulations, Currency and Exchanges Manual for Authorised Dealers and circulars issued by FinSurv are collectively referred to as “Excon Rules”.

The Excon Rules provide for restrictions on exporting capital and assets from the Common Monetary Area. Transactions between residents (and corporations) of the Common Monetary Area, and persons whose normal place of residence, domicile or registration is outside of the Common Monetary Area (non-residents) are subject to these Excon Rules. The purpose of exchange controls is to mitigate the decline of foreign capital reserves in South Africa.

Authorised Dealers are required to assist FinSurv in administering the Excon Rules. All applications for approval to enter into a cross-border transaction are required to be made to FinSurv through an Authorised Dealer. The Currency and Exchanges Manual for Authorised Dealers sets out the conditions, permissions and limits applicable to the transaction in foreign currency which may be undertaken by Authorised Dealers, as well as details of related administrative responsibilities.

PowerFleet expects that South African exchange controls will continue to operate in the foreseeable future. The Government of South Africa has, however, committed itself to relaxing exchange controls gradually and significant relaxation has occurred in recent years.

Approval for the Transaction has been obtained from the FinSurv, which approval extends to the PowerFleet Listing, with such shares being classified as “domestic” for exchange control purposes.

The following conditions are applicable to the inward listing of the PowerFleet Shares:

(a)	South African investors are required to hold their inward listed shares on a South African exchange and such shares may not be moved to an offshore exchange unless specific prior approval is obtained from FinSurv;

(b)	as an exception to (a) above, private individuals may, as part of their single discretionary allowance and/or foreign capital allowance, export multi-listed domestic securities (including inward listed shares) to a foreign securities register in a jurisdiction where such securities are listed, subject to tax compliance and reporting to FinSurv via a Central Securities Depository Participant, in conjunction with an Authorised Dealer.

(c)	the trade and settlement of inward listed shares may only take place at market related prices and in Rand terms, where applicable;

(d)	in the event of a capital reduction/share buyback transaction or the delisting of an inward listed company from a South African exchange, all South African shareholders must be paid in Rand in South Africa. A notification to this effect must be submitted FinSurv for record purposes;

(e)	South African investors may exercise their rights in terms of a rights offer without restriction; and

(f)	the inward listing of any additional instruments will require the specific prior approval of FinSurv, e.g. the utilisation of shares as acquisition currency in the purchase of CMA assets; any capital raising exercise by means of a new issue; rights offer; the issue of new shares in lieu of a cash dividend.

Currency and shares are not freely transferable from South Africa to any jurisdiction outside of the Common Monetary Area. These transfers must comply with the Excon Rules.

SOUTH AFRICAN RESIDENTS

South African corporates, trusts, partnerships and private individuals may invest in the JSE listed PowerFleet Shares without restriction. South African institutional investors and Authorised Dealers are allowed to invest in the JSE listed PowerFleet Shares without affecting respectively their permissible foreign portfolio investment allowance or their macroprudential limit.

South African brokers are allowed to purchase PowerFleet Shares offshore and to transfer such shares to the South African section of the register as a book-building exercise, provided that brokers warehouse such shares for a maximum period of 30 (thirty) days only.

Residents in the Common Monetary Area with the exception for individuals noted above or offshore subsidiaries of a resident in the Common Monetary Area may not subscribe for or purchase any Shares registered on the US branch register, beneficially own or hold any Shares registered on the US branch register, or transfer any Shares from the South African section of the register to the US branch register unless specific approval has been obtained from FinSurv by such persons for such subscription, transfer, purchase or beneficial holding or ownership or as is otherwise permitted under the Excon Rules.

NON-RESIDENTS OF THE COMMON MONETARY AREA

Non-Residents of the Common Monetary Area may subscribe for PowerFleet Shares listed on the JSE or acquire PowerFleet Shares listed on the JSE, provided that payment is received from a non-resident account.

All payments in respect of subscriptions for or purchases of PowerFleet Shares listed on the JSE by Non-Residents must be made through an Authorised Dealer. Such Non-Residents should seek advice as to whether any governmental and/ or other legal consent is required and/or whether any other formality must be observed to subscribe for or purchase PowerFleet Shares.

Any share certificates issued for PowerFleet Shares listed on the JSE to non-resident shareholders will be endorsed ‘Non-Resident’ in accordance with the Excon Rules. Uncertificated holders of PowerFleet Shares listed and trading on the JSE will have their statements endorsed ‘Non-Resident’ and their accounts at their CSDP or Broker annotated accordingly.

Cash dividends and any proceeds from the sale of PowerFleet Shares listed on the JSE by non-resident shareholders may be freely transferred out of South Africa, subject to being converted into a currency other than Rand or paid for the credit of a non-resident Rand account.

PowerFleet Shares of emigrants which are controlled in terms of the Exchange Control Regulations, will be forwarded to the Authorised Dealer controlling their remaining assets and such share certificates will be endorsed ‘Non-Resident’. PowerFleet Shares held by emigrants via a CSDP must be held to the order of the Authorised Dealer which controls their remaining assets, will have their statements endorsed ‘Non-Resident’ and their accounts at their CSDP or Broker annotated accordingly.

Non-Residents may freely transfer PowerFleet Shares between the South African section of the register and the U.S. branch register.

ANNEXURE 16

SOUTH AFRICAN TAX CONSEQUENCES OF THE TRANSACTION

The following summary relating to the South African tax position pursuant to the implementation of the Scheme is based on the laws and practice in force in South Africa as at the last practicable date. This summary is only intended to be a brief and general guide dealing with the main tax consequences of the implementation of the Scheme for Scheme Participants. It is not intended to provide specific advice and no action should be taken or omitted to be taken in reliance upon it. MiX Telematics, PowerFleet and their advisors cannot be held responsible for the tax consequences that the Scheme may have on individual Scheme Participants and therefore Scheme Participants are advised to seek their own professional tax advice in respect of the Scheme.

Scheme Participants should also confirm how the general comments outlined below apply to their specific personal circumstances and to ascertain whether there are any additional or exception tax consequences which should apply.

SOUTH AFRICAN TAX RESIDENTS

Scheme Participants are required to obtain their own tax advice in calculating the base cost (or tax cost) relating to the Scheme Shares as the information below is intended to serve merely as a guideline.

The base cost of any Scheme Share is determined under paragraph 20 of the Eighth Schedule of the Income Tax Act and is generally regarded as the expenditure actually incurred in the acquisition of the Scheme Shares. This base cost can be increased by the securities transfer tax on original acquisition, as well as the fees of accountants, brokers or legal advisors related to the acquisition or disposal of the Scheme Shares.

Scheme Participants that are tax resident of South Africa will be treated as having disposed of their Scheme Shares for proceeds equal to the Scheme Consideration received. The provisions of section 42 of the Income Tax Act will not apply to the Scheme, given the fact that PowerFleet is not tax resident in South Africa.

Taxable capital gains or losses should be calculated by deducting the amount of the base cost of the Scheme Shares disposed of to PowerFleet from the Scheme Consideration received.

Scheme Participants holding their Scheme Shares as capital assets will be liable for South African capital gains tax at a marginal rate up to a maximum of 18% for individuals and special trusts, 21.6% for companies and 36% for trusts. Where a Scheme Participant is a natural person or special trust, the taxation of any capital gain in their hands will be subject to the annual exclusion from capital gains tax, which is currently R40,000.

Similarly, Scheme Participants holding Scheme Shares on revenue account that are liable to South African income tax will be liable to normal tax on the gain at the applicable marginal rate for individuals and trusts (on a scale from 18% to 45%) and a rate of 27% for corporate entities.

NON-RESIDENT SHAREHOLDERS

Scheme Participants that are not tax resident in South Africa will generally not be subject to income tax (including capital gains tax) in South Africa pursuant to the sale of the Scheme Shares to PowerFleet. More specifically, non-resident taxpayers holding their Scheme Shares on revenue account are only taxed on proceeds that are sourced in South Africa. Non-resident taxpayers holding their Scheme Shares on capital account are, in turn, only subject to capital gains tax when the holding of the Scheme Shares is effectively connected with a permanent establishment of the non-resident Scheme Participant that is situated in South Africa, or when the non-resident Scheme Participant holds at least 20% of the Scheme Shares and at least 80% of MiX Telematics’ market value consists of immovable property situated in South Africa held on capital account (which is not the case).

Powerfleet and MiX Telematics Announce Shareholders Meetings to Vote on Proposed Business Combination

Completion of Regulatory Milestones Results in Scheduled Shareholders Meetings

WOODCLIFF LAKE, NJ – January 30, 2024 – Powerfleet, Inc. (Nasdaq: PWFL) and MiX Telematics Limited (NYSE: MIXT, JSE: MIX) today announced that their respective shareholders meetings will be held virtually on Wednesday, February 28, 2024 to vote on the proposed business combination between the parties. Powerfleet’s shareholder meeting will be held at 10:00 a.m., Eastern Time and MiX’s shareholder meeting will be held at 2:30 p.m., SAST.

The Powerfleet and MiX teams have worked diligently to satisfy all necessary regulatory requirements, in both South Africa and the U.S., to proceed with the shareholders meetings. The registration statement, which contains the joint proxy statement/prospectus relating to the transaction and the shareholders meetings, was declared effective by the SEC on January 24, 2024. Powerfleet and MiX commenced mailing of the joint proxy statement/prospectus on January 29, 2024. The scheme circular (together with the prospectus for the Powerfleet secondary listing on the JSE) with respect to the MiX shareholders meeting will be distributed by MiX to MiX shareholders today, Tuesday, January 30, 2024. The extensive work completed since signing the deal on October 10, 2023 has further prepared the companies to realize the anticipated strategic and financial benefits from the combination.

“I am delighted by the completion of the regulatory steps required for us to arrive at the shareholders meetings next month. These meetings represent a significant step towards the closing of our transformative combination with MiX,” said Steve Towe, Powerfleet's Chief Executive Officer, who will continue serving as CEO of the combined Powerfleet company. “As we shared at our joint investor day in November, the business combination is expected to unlock significant incremental value creation opportunities while establishing Powerfleet as a world-leading AIoT SaaS company, giving us the speed and capability to achieve accelerated growth in high-quality recurring revenues and expanded profitability more quickly. We have been extremely encouraged with the engagement of new prospective investors following the deal announcement and Investor Day event.”

Stefan Joselowitz, Chief Executive Officer at MiX Telematics, intends to retire at the conclusion of this transaction, but plans to continue to be a shareholder of the new combined entity. Joselowitz added, “My confidence and excitement for the transaction has grown even greater throughout the regulatory process period. As a shareholder, I strongly believe that the combined leadership group with Steve’s stewardship, Powerfleet’s Unity strategy, and our combined scale will undoubtedly accelerate the achievement of our shared strategic goals.”

The transaction is expected to close at the beginning of April 2024, subject to the satisfaction of customary conditions, including obtaining the required shareholder approvals. Upon closing, the combined business will be branded as Powerfleet, with its primary listing on Nasdaq.

ABOUT POWERFLEET

Powerfleet (Nasdaq: PWFL; TASE: PWFL) is a global leader of internet of things (IoT) software-as-a-service (SaaS) solutions that optimize the performance of mobile assets and resources to unify business operations. Our data science insights and advanced modular software solutions help drive digital transformation through our customers’ and partners’ ecosystems to help save lives, time, and money. We help connect companies, enabling customers and their customers to realize more effective strategies and results. Powerfleet’s tenured and talented team is at the heart of our approach to partnership and tangible success. The company is headquartered in Woodcliff Lake, New Jersey, with our Pointer Innovation Center (PIC) in Israel and field offices around the globe. For more information, please visit www.powerfleet.com.

ABOUT MIX TELEMATICS

MiX Telematics is a leading global provider of fleet and mobile asset management solutions delivered as SaaS to over 1 million global subscribers spanning more than 120 countries. The company's products and services provide enterprise fleets, small fleets, and consumers with efficiency, safety, compliance, and security solutions. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Mexico and Australasia as well as a network of more than 130 fleet partners worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange ("JSE") (JSE: MIX) and the New York Stock Exchange (NYSE: MIXT). For more information, visit www.mixtelematics.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Powerfleet's, MiX's and the combined business's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements may be identified by words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions.

These forward-looking statements include, without limitation, the parties' expectations with respect to their beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause their actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside the parties' control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) the completion of the proposed transaction in the anticipated timeframe or at all; (ii) the satisfaction of the closing conditions to the proposed transaction including, but not limited to the ability to obtain approval of the stockholders of Powerfleet and shareholders of MiX and the ability to obtain financing; (iii) the failure to obtain necessary regulatory approvals; (iv) the ability to realize the anticipated benefits of the proposed transaction; (v) the ability to successfully integrate the businesses; (vi) disruption from the proposed transaction making it more difficult to maintain business and operational relationships; (vii) the negative effects of the announcement of the proposed transaction or the consummation of the proposed transaction on the market price of MiX's or Powerfleet's securities; (viii) significant transaction costs and unknown liabilities; (ix) litigation or regulatory actions related to the proposed transaction; and (x) such other factors as are set forth in the periodic reports filed by MiX and Powerfleet with the Securities and Exchange Commission ("SEC"), including but not limited to those described under the heading "Risk Factors" in their annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC's website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by applicable securities law, neither MiX nor Powerfleet assumes any obligation, nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Powerfleet has filed, and the SEC declared effective on January 24, 2024, a registration statement on Form S-4 that includes a joint proxy statement of Powerfleet and MiX Telematics and that also constitutes a prospectus of Powerfleet. Powerfleet and MiX Telematics commenced the mailing of the joint proxy statement/prospectus on January 29, 2024. Each of Powerfleet and MiX Telematics may also file other relevant documents with the SEC regarding the proposed transaction. This press release is not a substitute for the definitive joint proxy statement/prospectus or any other document that Powerfleet or MiX Telematics may file with the SEC. Additionally, MiX is distributing a scheme circular in respect of the scheme and a prospectus for the Powerfleet secondary listing on the JSE to MiX shareholders in accordance with the Companies Act of South Africa (including the Companies Act Regulations, 2011 thereunder) and the JSE Listings Requirements. The scheme circular includes a notice of general meeting convening a shareholder meeting at which MiX shareholders will be asked to vote on the proposed transaction, which, together with the Powerfleet prospectus, will contain all relevant information for MiX shareholders voting on the proposed transaction. If you hold MiX ordinary shares through an intermediary such as a broker/dealer or clearing agency, or if you hold MiX American Depositary Shares (ADS), you should consult with your intermediary or The Bank of New York Mellon, the depositary for the MiX ADSs, as applicable, about how to obtain information on the MiX shareholder meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH, OR FURNISHED TO, THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders can obtain free copies of these documents and other documents containing important information through the website maintained by the SEC at www.sec.gov. Powerfleet or MiX Telematics make available copies of materials they file with, or furnish to, the SEC free of charge at https://ir.powerfleet.com and http://investor.mixtelematics.com, respectively.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to buy or sell any securities, or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Powerfleet, MiX and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Powerfleet and MiX in connection with the proposed transaction. Securityholders may obtain information regarding the names, affiliations and interests of Powerfleet's directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023, its amended Annual Report on Form 10-K/A for the year ended December 31, 2022, which was filed with the SEC on May 1, 2023, and its definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on June 21, 2023. Securityholders may obtain information regarding the names, affiliations and interests of MiX's directors and executive officers in its Annual Report on Form 10-K for the year ended March 31, 2023, which was filed with the SEC on June 22, 2023, and its definitive proxy statement for its 2023 annual general meeting of shareholders, which was filed with the SEC on July 28, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Powerfleet or MiX using the sources indicated above.

Powerfleet Investor Contact
Matt Glover
Gateway Group, Inc.
PWFL@gateway-grp.com
+1 (949) 574-3860

Powerfleet Media Contact
Andrea Hayton
ahayton@powerfleet.com
+1 (610) 401-1999

MiX Telematics Investor Contact
Cody Cree
Gateway Group, Inc.
+1 (949) 574-3860
MIXT@gateway-grp.com

MiX Telematics Media Contact
Jonathan Bates
jonathan.bates@mixtelematics.com
+44 7921 242892